     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                             NOTE EXCHANGE OFFER ON
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          TESORO PETROLEUM CORPORATION
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                          2911                         95-0862768
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                               8700 TESORO DRIVE
                         SAN ANTONIO, TEXAS 78217-6218
                                 (210) 828-8484
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            JAMES C. REED, JR., ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                               8700 TESORO DRIVE
                         SAN ANTONIO, TEXAS 78217-6218
                                 (210) 828-8484
            (Name, address, including zip code and telephone number,
         including area code, of agent for service for all registrants)
                             ---------------------
                                   Copies to:
                                 MICHAEL CONLON
                          FULBRIGHT & JAWORSKI L.L.P.
                                 1301 MCKINNEY
                                   SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                             ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
        TITLE OF EACH CLASS OF                TO BE          OFFERING PRICE         AGGREGATE        REGISTRATION
      SECURITIES TO BE REGISTERED          REGISTERED         PER UNIT(1)         OFFERING PRICE         FEE
------------------------------------------------------------------------------------------------------------------
9% Senior Subordinated Notes due 2008,
  Series B.............................   $300,000,000            100%             $300,000,000        $88,500
------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of 9% Senior
  Subordinated Notes due 2008, Series
  B....................................   $300,000,000          None(1)              None(1)           None(1)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Subsidiary Guarantees.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                            STATE OR OTHER
                                           JURISDICTION OF        PRIMARY STANDARD
        EXACT NAME OF REGISTRANT           INCORPORATION OR   INDUSTRIAL CLASSIFICATION      I.R.S. EMPLOYER
       AS SPECIFIED IN ITS CHARTER           ORGANIZATION            CODE NUMBER          IDENTIFICATION NUMBER
       ---------------------------         ----------------   -------------------------   ---------------------
Digicomp, Inc............................  Delaware                     7379                   74-2521015
Interior Fuels Company...................  Alaska                       5172                   74-2471007
Kenai Pipe Line Company..................  Delaware                     4613                   94-6062891
Tesoro Alaska Petroleum Company..........  Delaware                     2911                   74-1646130
Tesoro Alaska Pipeline Company...........  Delaware                     4613                   74-1839523
Tesoro Bolivia Petroleum Company.........  Texas                        1311                   74-1799764
Tesoro Exploration and Production
  Company................................  Delaware                     1311                   74-2307903
Tesoro Latin America Company.............  Delaware                     1311                   74-2144598
Tesoro Marine Services Holding Company...  Delaware                     5171                   74-2807425
Tesoro Marine Services, Inc..............  Delaware                     5171                   74-2766974
Tesoro Natural Gas Company...............  Delaware                     4922                   74-1711669
Tesoro Northstore Company................  Alaska                       5541                   92-0098209
Tesoro Petroleum Companies, Inc..........  Delaware                     7389                   74-2385513
Tesoro Refining, Marketing & Supply
  Company................................  Delaware                     5171                   74-2045147
Tesoro Vostok Company....................  Delaware                     5172                   74-2257610
Tesoro E&P Company, L.P..................  Delaware                     1311                   74-2705971
Tesoro Pipeline Company, L.P.............  Delaware                     4922                   74-2742860
Tesoro Financial Services Holding
  Company................................  Delaware                     6719                   51-0377202
Tesoro Gas Resources Company, Inc. ......  Delaware                     1389                   92-0150083
Tesoro Hawaii Corporation................  Hawaii                       2911                   99-0143882
Tesoro South Pacific Petroleum Company...  California                   5171                   95-3620808
Victory Finance Company..................  Delaware                     6719                   51-0377203

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION, DATED JULY 24, 1998
PROSPECTUS

                          TESORO PETROLEUM CORPORATION
                               OFFER TO EXCHANGE

   $1,000 PRINCIPAL AMOUNT OF 9% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
                     9% SENIOR SUBORDINATED NOTES DUE 2008
            ($300,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

                             ---------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED

                             ---------------------

     Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange $1,000 principal amount of its 9% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 9% Senior Subordinated Notes due 2008 (the "Old Notes"), of which $300,000,000 aggregate principal amount is outstanding (the "Exchange Offer"). The Exchange Notes and the Old Notes are sometimes referred to herein collectively as the "Notes."

     The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date
the Exchange Offer expires, which will be             , 1998 unless the Exchange
Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer. There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

     The Exchange Notes will be obligations of the Company entitled to the benefits of the indenture relating to the Notes (the "Indenture"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement, including the provision in the Registration Rights Agreement for payment of Liquidated Damages (as defined in the Registration Rights Agreement) upon either the failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. Following the Exchange Offer, any holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and, as a general matter, the Company will not have any further obligation to such holders to provide for registration under the Securities Act of transfers of the Old Notes held by such holders. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Old Notes could be adversely affected. See "Risk Factors" and "The Exchange Offer -- Purpose and Effect of the Exchange Offer."
                                                        (continued on next page)
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY.
                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this Prospectus is             , 1998.

     The Old Notes were sold by the Company on July 2, 1998, to Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Salomon Brothers Inc. (the "Initial Purchasers") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act (the "Notes Offering"). The Initial Purchasers placed the Old Notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereby in order to satisfy the obligations of the Company under a registration rights agreement among the Company and the Initial Purchasers relating to the Old Notes (the "Registration Rights Agreement").

     The Exchange Notes will bear interest at a rate of 9% per annum, payable semiannually on January 1 and July 1 of each year, commencing January 1, 1999. Holders of Exchange Notes of record on December 15, 1998, will receive on January 1, 1999, an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to January 1, 1999, plus (y) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (July 2, 1998) to the date of exchange thereof. The Notes mature on July 1, 2008.

     The Old Notes were initially represented by three global Old Notes (the "Old Global Notes") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary. The Exchange Notes exchanged for Old Notes represented by the Old Global Notes will be initially represented by two global Exchange Notes (the "Exchange Global Notes") in registered form, registered in the name of the Depositary. See "Description of the Notes -- Book-Entry; Delivery and Form." References herein to "Global Notes" shall be references to the Old Global Notes and the Exchange Global Notes.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "SEC" or "Commission"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Exchange Notes will be a new issue of securities for which there currently is no market. Although one of the Initial Purchasers has informed the Company that it currently intends to make a market in the Exchange Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. As the Old Notes were issued and the Exchange Notes are being issued to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Exchange Notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors."

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should carefully consider the matters discussed under the caption "Risk Factors." Except as the context otherwise requires, information in this Prospectus assumes that (i) the Hawaii Acquisition (as defined herein), (ii) the Washington Acquisition (as defined herein), (iii) the initial borrowings under the Senior Credit Facility (as defined herein), (iv) the Notes Offering (as defined herein), (v) the PIES Offering (as defined herein) (vi) the Common Stock Offering (as defined herein) and (vii) the exercise of the underwriters' over-allotment options granted in connection with the PIES Offering and Common Stock Offering (collectively, the "Transactions") have been consummated. All such transactions have actually been consummated except for the Washington Acquisition. AS USED IN THIS PROSPECTUS, THE TERM "TESORO" REFERS TO TESORO PETROLEUM CORPORATION BEFORE THE TRANSACTIONS, AND THE TERM "COMPANY" REFERS TO TESORO PETROLEUM CORPORATION PRO FORMA FOR THE TRANSACTIONS. The information contained in this Prospectus with respect to BHP Hawaii (as defined herein) and Shell Washington (as defined herein) has been supplied to Tesoro by BHP (as defined herein) and Shell (as defined herein), respectively.

                                  THE COMPANY

OVERVIEW

     The Company is a diversified natural resource company with operations in three business segments: (i) refining crude oil and marketing petroleum products ("Refining and Marketing"), (ii) exploration for, and development and production of primarily natural gas ("Exploration and Production") and (iii) marketing and distributing petroleum products and providing logistics services to the marine and offshore exploration and production industries ("Marine Services"). Tesoro has demonstrated consistent growth in each of these segments over the past three years. Tesoro's Normalized EBITDA (as defined herein) has increased from $50.0 million in 1995 to $98.2 million in 1997. Pro forma for the Transactions, the Company generated Normalized EBITDA of $178.6 million for the year ended December 31, 1997 (excluding potential cost savings and revenue enhancements anticipated to result from the Acquisitions), with 65% attributable to Refining and Marketing, 32% attributable to Exploration and Production and 3% attributable to Marine Services.

REFINING AND MARKETING

     The Company is the second largest independent refiner and marketer of petroleum products in the Petroleum Administration for Defense District V ("PADD V"), a federal regional designation encompassing Alaska, Arizona, California, Hawaii, Nevada, Oregon and Washington. The Company owns and operates three major West Coast refineries located in: Kenai, Alaska (the "Alaska Refinery"), on the eastern side of the Cook Inlet; Kapolei, Hawaii (the "Hawaii Refinery"), on the island of Oahu; and Anacortes, Washington (the "Washington Refinery"), on the Puget Sound approximately 60 miles north of Seattle. The Alaska Refinery has a rated capacity of 72,000 barrels per day ("bpd") and is the second largest refinery in Alaska. The Hawaii Refinery has a rated capacity of 95,000 bpd and is the largest refinery in Hawaii. The Washington Refinery has a rated capacity of 108,000 bpd and is the third largest refinery in the Pacific Northwest. The Company is also a major retailer of gasoline in Alaska and Hawaii and is continuing to build a retail presence in the Pacific Northwest. As of March 31, 1998, the Company had 160 branded retail stations in Alaska (35 Company owned and operated), 32 branded retail stations in Hawaii (30 Company owned and operated) and 33 branded retail stations in the Pacific Northwest.

     ALASKA. The Alaskan market is geographically isolated, making transportation and terminaling costs a significant competitive factor. The nearest competitive alternative markets to Alaska are Canada and the U.S. Pacific Northwest. The transportation costs involved to move refined products between these markets and Alaska are significant, which results in the Company receiving higher margins on its refined products that are sold in the local Alaskan market. During 1997, approximately 70% of the refined product volumes manufactured at the Alaska Refinery were sold within the local Alaskan market.

     Over the last three years, Tesoro has significantly increased its in-state sales of refined products in Alaska, which have generated substantial improvements in its Alaska refining and marketing operating results. Tesoro has accomplished this goal through a combination of (i) capital improvements and feedstock alterations at its Alaska Refinery that allow the refinery to manufacture a product slate that is more in line with local market demands, and
(ii) an expansion of its in-state marketing channels for gasoline, heavy oils and other refined products. As a result of these and other initiatives, Tesoro's in-state sales of refined products manufactured at the Alaska Refinery have increased by over 4,500 bpd from 1995 to 1997. Over this same time period, the Alaska Refinery's product spread has increased from approximately $3.44 per barrel to $5.09 per barrel and Tesoro's Alaska refining and marketing Normalized EBITDA has increased from $13 million to $33 million.

     Recent major capital improvements to the Alaska Refinery include the construction of a vacuum unit in late 1994 for approximately $25 million and the expansion of the hydrocracker unit in late 1997 for approximately $19 million, which included the introduction of a jet selective catalyst. As a result of these two refinery upgrades, the Company has significantly increased its production of jet fuel, which is currently in short supply in Alaska, and reduced its production of lower margin residual fuel oil and other heavy oils. The majority of these heavy oils must be exported to markets outside of Alaska due to the current level of local demand. Prior to these major capital improvements, the Alaska Refinery's product mix was approximately 37% middle distillates (primarily jet fuel and diesel fuel), 24% gasoline, and 39% residual fuel and other heavy oils on total production of 51,100 bpd in 1993, versus a product mix during the first quarter of 1998 of 44% middle distillates, 26% gasoline and 30% residual fuel oil and other heavy oils on total production of 57,700 bpd.

     The Company also has expanded and enhanced its Alaska retail gasoline network by converting third-party stations to "Tesoro Alaska" branded stations, building and acquiring stations, remodeling existing profitable stations and closing underperforming stations. In the last three years, the number of branded stations selling Company gasoline in Alaska has increased from 131 to 160. The Company plans to add additional branded retail stations in 1998 as a part of its three-year, $50 million Alaskan retail expansion program. Additionally, Tesoro improved its product spread by beginning to manufacture and market liquid asphalt in Alaska in 1996. Due to this change in product slate and the completion of an asphalt terminal in Anchorage, Alaska, sales of liquid asphalt sold in-state by Tesoro tripled from 1996 to 1997.

     HAWAII. The Company's Alaskan operations and its recently acquired Hawaii operations have many similar characteristics. Both markets are geographically isolated, making transportation and terminaling costs a significant competitive factor. Both markets have a small number of local refiners. The Company operates one of two major refineries in Alaska and the larger of two refineries in Hawaii. Both markets have similar supply and demand characteristics for most refined products. Middle distillates account for the largest percentage of total refined product demand. In-state demand for middle distillates is currently higher than in-state production and in-state demand for gasoline and heavy oils is currently lower than in-state production. With these similar market dynamics, both the Alaska and Hawaii Refineries are configured to maximize production of middle distillates. Both refineries process similar grades of crude oil and yield similar refined product slates. Due to the strong similarities between the Alaska and Hawaii Refineries and the corresponding local markets, the Company believes there will be significant opportunities to improve the performance of the Hawaii Refinery by applying some of the same techniques the Company has used in Alaska.

     WASHINGTON. The Washington Acquisition gives the Company a major refining presence in the Pacific Northwest, an area in which Tesoro has been an active marketer of refined products since the 1980s. Tesoro currently markets gasoline (through 33 dealer-operated branded retail stations and one terminal), bunker fuels and other heavy oil products in the Pacific Northwest. BHP Hawaii also currently markets certain excess refined products in the Pacific Northwest.

     The Company believes that the Pacific Northwest is one of the most attractive U.S. refining markets. Washington and Oregon are currently ranked as the sixth and tenth fastest growing states in the U.S., respectively. Population growth in Washington and Oregon averaged 11% for the five-year period ending 1995.

Gasoline production in the Pacific Northwest is currently slightly higher than local demand. Due to strong projected demand growth, however, the Company believes that the gasoline market will be in balance or slightly short within two to three years.

     The Washington Refinery is a relatively complex refinery that produces a large percentage of gasoline and other high value products. During 1997, the Washington Refinery's product mix was approximately 53% gasoline, 24% middle distillates and 23% heavy oils and other. Additionally, the Washington Refinery can produce significant amounts of CARB gasoline, a gasoline formulation required in the California market which reduces vehicle emissions.

     The Company believes that there are significant cost saving and revenue enhancement opportunities available through integrating its Washington Refinery with its Alaska and Hawaii Refineries. The Tesoro management team has currently identified $25 million of potential annual cost saving and revenue enhancing synergies including improvements to administrative and logistical efficiencies, further processing of intermediate products and other marketing and operating benefits. Management expects to begin to realize such synergies in the fourth quarter of 1998 with the full annual impact to be achieved in the fiscal year ending December 31, 1999. In addition, the Company believes that there will be incremental opportunities, which have not yet been identified, from owning three refineries in PADD V.

EXPLORATION AND PRODUCTION

     The Company is engaged in the exploration for and acquisition, development and exploitation of primarily natural gas properties in Texas, Louisiana and Bolivia. As of December 31, 1997, the Company had over 517 billion cubic feet equivalent ("Bcfe") of proved reserves, 93% of which are natural gas, with a standardized measure of discounted future net cash flows before income taxes utilizing a 10% discount rate ("Pre-Tax PV10") of approximately $374 million. Approximately 30% of the Company's proved reserves and 45% of the Company's Pre-Tax PV10 are attributable to its U.S. properties.

     The Company has a demonstrated track record of finding, developing and producing oil and gas reserves at a relatively low cost. Over the last five years, the Company has more than doubled worldwide proved reserves at an average finding and development cost of approximately $0.52 per thousand cubic feet equivalent ("Mcfe"). The Company has increased production from approximately 62 million cubic feet equivalents ("MMcfe") per day in 1993 to 109 MMcfe per day in 1997 and was producing approximately 130 MMcfe per day during March 1998. During 1997, the Company increased its domestic proved reserves by 28% and its Bolivian proved reserves by 45% at a worldwide average finding cost of $0.49 per Mcfe. The Company believes it is well positioned to further increase its proved reserves and production in both the U.S. and Bolivia.

     In the U.S., Tesoro has assembled a substantial inventory of new exploration and development prospects. In the last year, the Company almost tripled its net undeveloped acreage to in excess of 130,000 acres. The Company is positioned in four core areas: the Val Verde Basin in Southwest Texas, the Wilcox Trend in South Texas, the Frio/Vicksburg Trend along the U.S. Gulf Coast and the East Texas Basin. During 1997, the Company's U.S. exploration efforts resulted in commercial discoveries in three of these core areas. As a result of these new discoveries, the Company has added a significant inventory of lower risk development drilling opportunities for 1998.

     In Bolivia, a significant portion of the Company's proved developed reserves are currently shut-in due to limited access to markets. However, during 1997, construction began on a 1,900-mile Bolivia-to-Brazil natural gas pipeline which the Company believes will significantly increase the market for Bolivian gas production. The pipeline, which is jointly owned by Enron Corp., Shell International Gas Ltd. and Petroleo Brasileiro S.A. (known as Petrobras, the Brazilian state oil company), among others, is expected to be completed by early 1999. Upon completion of the pipeline, the Company believes that it will be able to increase its Bolivian natural gas production. See "Business -- Exploration and Production -- Overview." Tesoro's Bolivian production during 1997 averaged 37 MMcfe per day (gross), and the Company estimates that it could currently produce from its existing proved developed reserve base approximately 120 MMcfe per day (gross) if access to markets were readily available. The Company's 1998 capital budget includes plans to drill three development wells (gross) and two exploratory wells (gross) which may increase its productive capacity.

MARINE SERVICES

     Tesoro is the largest operator of marine terminals along the Texas and Louisiana Gulf Coast and is building a presence on the U.S. West Coast. The Company currently operates 20 marine terminals in Texas and Louisiana and three terminals on the U.S. West Coast. Through its terminal facilities, the Company markets and distributes a broad range of products, including diesel fuel, lubricants, chemicals and supplies, and provides logistical support services to the marine and offshore exploration and production industries. The marine terminals are generally deep water and are bulkheaded and dredged to provide easy access to vessels receiving products for delivery to customers. Products are also delivered offshore aboard vessels owned or chartered by customers, which include companies engaged in oil and gas exploration and production, seismic evaluation, offshore construction and other drilling-related businesses.

     The acquisition of Coastwide Energy Services, Inc. ("Coastwide") in 1996 plus recent facility improvements and cost reduction initiatives have significantly enhanced the Company's competitive position and operating results in the marine services industry. The Company's Normalized EBITDA attributable to its Marine Services segment has increased from a negative $3.3 million in 1995 to a positive $8.0 million in 1997. The marine services industry remains fragmented. The Company believes that there are significant consolidation opportunities in this sector as well as additional optimization opportunities relating to its existing operations that will allow it to continue to profitably grow this business segment.

                       STRATEGY AND COMPETITIVE STRENGTHS

     The Company's strategy is to (i) maximize return on capital employed and increase the competitiveness of each of its business units by reducing costs, increasing operating efficiencies and optimizing existing assets and (ii) expand its overall market presence through a combination of internal growth initiatives and selective acquisitions which are both accretive to earnings and provide significant operational synergies.

     The Company believes that it is well positioned to execute its strategy as a result of the following competitive strengths:

     STRONG POSITION IN NICHE MARKETS. In Refining and Marketing, the Company operates the largest refinery in Hawaii, the second largest refinery in Alaska and will operate the third largest refinery in Washington. The Company is also a major retailer of gasoline in Alaska and Hawaii and is enhancing its retail presence in the Pacific Northwest. In Exploration and Production, the Company has demonstrated a track record of finding, developing and producing oil and gas reserves at relatively low costs compared to others in the industry. In Marine Services, the Company is the largest operator of marine terminals along the Texas and Louisiana Gulf Coast.

     DIVERSIFIED CASH FLOW BASE. Pro forma for the Transactions, for the year ended December 31, 1997, the Company generated approximately 65% of its Normalized EBITDA from its Refining and Marketing segment, 32% from its Exploration and Production segment and 3% from its Marine Services segment (excluding potential cost savings and revenue enhancement opportunities). Furthermore, pro forma Normalized EBITDA from the Refining and Marketing segment would be distributed among its three areas of operations. The diversity of the Company's assets and successful operation of its three business segments reduce the Company's dependence on any one area of the natural resources industry, which subsequently reduces the volatility of the Company's earnings and Normalized EBITDA.

     STRONG TRACK RECORD. Over the last four years, Tesoro has made significant operating improvements in each of its business segments. From 1993 to 1997, Tesoro's Normalized EBITDA increased from approximately $35 million to $98 million. During this same time period, Tesoro reduced its total debt and preferred stock outstanding from $264 million to approximately $132 million.

     EXPERIENCED MANAGEMENT TEAM. The Company benefits from a strong and experienced management team at both the corporate and the operating levels. Tesoro's senior management team has an average 25 years of experience in the oil and gas industry. The Company's management team has successfully restructured each of its operating segments and significantly improved its operating and financial performance over the last five years.

                                THE TRANSACTIONS

THE ACQUISITIONS

     THE HAWAII ACQUISITION. On May 29, 1998, Tesoro closed the acquisition (the "Hawaii Acquisition") of all of the outstanding capital stock of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. (together, "BHP Hawaii"), both of which were affiliates of The Broken Hill Proprietary Company Limited ("BHP"). BHP Hawaii owned and operated a 95,000 bpd refinery in Kapolei, Hawaii, on the island of Oahu, approximately 20 miles west of Honolulu, and 32 retail gasoline stations (two of which are dealer-operated) on Oahu, Maui and Hawaii.

     The cash purchase price for the Hawaii Acquisition was $243.5 million. In addition, Tesoro issued an unsecured, non-interest bearing promissory note (the "BHP Note") in the amount of $50 million, payable in five equal annual installments, beginning in 2009. The BHP Note provides for earlier payment based on the performance of BHP Hawaii. The purchase price is subject to adjustment after the closing for the amount by which the working capital of BHP Hawaii on the closing date differs from $68.5 million, the estimated working capital at closing. See "Description of Other Indebtedness -- Other Indebtedness."

     In order to ensure the continuity of crude supply to the Hawaii Refinery, the Company also entered into a two-year agreement with an affiliate of BHP to assist Tesoro in acquiring crude oil feedstock sourced outside of North America and in arranging for transportation of such crude oil to the Hawaii Refinery. See "Business -- Refining and Marketing -- Crude Oil Supply -- Hawaii."

     THE WASHINGTON ACQUISITION. On May 1, 1998, Tesoro entered into an agreement (the "Washington Agreement") to purchase (the "Washington Acquisition," and together with the Hawaii Acquisition, the "Acquisitions") all of the outstanding capital stock of Shell Anacortes Refining Company ("Shell Washington"), an affiliate of Shell Oil Company ("Shell"). Shell Washington owns and operates a 108,000 bpd refinery (the "Washington Refinery") located in Anacortes, Washington (on the Puget Sound, approximately 60 miles north of Seattle) and related assets.

     Under the terms of the Washington Agreement, the Company has agreed to pay at closing a purchase price of $237 million plus estimated working capital as of closing. The Company has made a $5 million earnest money deposit and has escrowed $266.9 million for the purchase price of Shell Washington. Based on the March 31, 1998 balance sheet, the Company estimates that the working capital to be acquired is approximately $43 million. The Washington Agreement contains representations and warranties and other general provisions that are customary for transactions of this nature.

     Shell is selling Shell Washington pursuant to agreements with the U.S. Federal Trade Commission (the "FTC") and the states of Oregon and Washington resulting from its western states refining and marketing joint venture with Texaco. The closing of the Washington Acquisition is contingent upon the approval of the FTC and the states of Oregon and Washington and other customary conditions. Tesoro currently anticipates that the Washington Acquisition will close on or after August 1, 1998.

THE FINANCING

     THE INTERIM CREDIT FACILITY. In conjunction with closing the Hawaii Acquisition, Tesoro refinanced substantially all of its then-existing indebtedness (the "Refinancing"). The total amount of funds required by Tesoro to complete the Hawaii Acquisition and the Refinancing, to pay related fees and expenses and for general corporate purposes was approximately $432 million, which was financed through a secured credit facility (the "Interim Credit Facility") provided by Lehman Commercial Paper Inc. ("LCPI"), an affiliate of Lehman Brothers Inc. The Company refinanced all borrowings under the Interim Credit Facility with net proceeds from the Offerings (as defined below), and borrowings under the Senior Credit Facility (as defined below).

     THE SENIOR CREDIT FACILITY. On July 2, 1998, and in connection with the Notes Offering and the Washington Acquisition, the Company entered into a new senior credit facility (the "Senior Credit Facility") in the amount of $500 million. The Senior Credit Facility is comprised of term loan facilities aggregating

$200 million (two $100 million tranches, the "Tranche A Term Loans" and the "Tranche B Term Loan") and a $300 million revolving credit facility (the "Revolver"). The Senior Credit Facility is guaranteed by substantially all of the Company's active direct and indirect subsidiaries (the "Guarantors") and is secured by substantially all of the domestic assets of the Company and each of the Guarantors. See "Description of Other Indebtedness -- Senior Credit Facility."

     THE OFFERINGS. On July 2, 1998, concurrently with the syndication of the Senior Credit Facility, the Company issued $300 million aggregate principal amount of the Old Notes (the "Notes Offering"). On July 1, 1998, the Company issued 9,000,000 PIES (the "PIES Offering"), representing interests in the Company's Mandatorily Convertible Preferred Stock, with gross proceeds of $143.4 million and 5,000,000 shares of Common Stock, with gross proceeds of $79.7 million (the "Common Stock Offering," and together with the Notes Offering and the PIES Offering, the "Offerings"). Upon exercise of the over-allotment options granted to the underwriters of the Common Stock Offering and PIES Offering, the Company issued 1,350,000 PIES with gross proceeds of $21.5 million and 750,000 shares of Common Stock with gross proceeds of $11.9 million. See "Description of the Notes" and "Description of Capital Stock."

     Borrowings under the Senior Credit Facility, together with the net proceeds from the Offerings, were used to fund the cash purchase price of the Washington Acquisition, to refinance the Interim Credit Facility (a portion of which was used to finance the Hawaii Acquisition), to pay certain fees and expenses related to the Transactions and for general corporate purposes (including working capital requirements and capital expenditures).

                       SUMMARY OF TERMS OF EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $300,000,000 aggregate principal amount of Exchange Notes for up to an equal aggregate principal amount of Old Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement including the provision in the Registration Rights Agreement for payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. See "Description of the Notes." Capitalized terms followed by the parenthetical "(as defined)" and not defined herein will have the meanings given them in the Indenture.

Registration Rights
Agreement..................  The Old Notes were sold by the Company on July 2,
                             1998 to the Initial Purchasers pursuant to a Purchase Agreement, dated June 29, 1998 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into the Registration Rights Agreement which, among other things, grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement.

The Exchange Offer.........  $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted pursuant to the Exchange Offer. As of the date hereof, $300,000,000 in aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to tendering holders of Old Notes promptly following the Expiration Date. The terms of the Exchange Notes are identical in all material respects to the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes.

                             No federal or state regulatory requirements must be complied with or approval obtained in connection with the Exchange Offer, other than the registration requirements under the Securities Act.

Resale.....................  Based on existing interpretations of the Securities
                             Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there is no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date............  5:00 p.m., New York City time, on                ,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration
                             Date; Extensions; Amendments."

Accrued Interest on the
  Exchange Notes and the
  Old Notes................  The Exchange Notes will bear interest at a rate of
                             9% per annum, payable semiannually on January 1 and July 1 of each year, commencing January 1, 1999. Holders of Exchange Notes of record on December 15, 1998, will receive on January 1, 1999, an interest payment in an amount equal to (i) the accrued interest on such Exchange Notes from the date of issuance thereof to January 1, 1999, plus (ii) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (July 2, 1998) to the date of exchange thereof. The Notes mature on July 1, 2008.

Conditions to the Exchange
  Offer....................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange Offer could be materially impaired due to the occurrence of certain conditions. The Company does not expect any of such conditions to occur, although there can be no assurance that such conditions will not occur. Holders of Old Notes will have certain rights under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange Offer -- Conditions to the Exchange Offer" and "Description of the Notes -- Registration Rights; Liquidated Damages."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation, to U.S. Bank Trust National Association, as Exchange Agent, at the address set forth herein and therein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. See "The Exchange Offer -- Procedures for Tendering."

                             Following consummation of the Exchange Offer, holders of Old Notes not tendered as a general matter will not have any further registration rights, and the Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected. See "Risk Factors -- Absence of Public Market for the Notes" and "-- Consequences of Exchange and Failure to Exchange" and "The Exchange Offer -- Consequences of Failure to Exchange."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either (a) make appropriate arrangements to register ownership of the Old Notes in such holder's name or (b) obtain a properly completed bond power from the registered holder or endorsed certificates representing the Old Notes to be tendered. The transfer of record ownership may take considerable time, and completion of such transfer prior to the Expiration Date may not be possible. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available, or who cannot deliver their Old Notes (or complete the procedure for book-entry transfer) and deliver a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date by furnishing a written or facsimile transmission notice of withdrawal to the Exchange Agent containing the information set forth in "The Exchange
                             Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  Subject to certain conditions (as summarized above in "Conditions of the Exchange Offer" and described more fully in "The Exchange Offer -- Expiration Date; Extensions; Amendments"), the Company will accept for exchange any and all Old Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering." The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

Exchange Agent.............  U.S. Bank Trust National Association, the Trustee
                             under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The registered, certified or overnight mail or courier address of the Exchange Agent is U.S. Bank Trust N.A., 180 East Fifth Street, St. Paul, MN 55101, Attention: Specialized Finance, SPFT0414. The hand delivery address for the Exchange Agent is U.S. Bank Trust N.A., 4th Floor Bond Drop Window, 180 East Fifth Street, St. Paul, MN 55101, and the first class mail address is U.S. Bank Trust N.A., P.O. Box 64485, St. Paul, MN 55164-9549. For assistance and request for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, the telephone number for the Exchange Agent is
                             (651) 244-1197, and the facsimile number for the Exchange Agent is (612) 244-1537 (Eligible Institutions only). All communications should be directed to the attention of Kevin Gorman.

Effect on Holders of Old
  Notes....................  Holders of Old Notes who do not tender their Old
                             Notes in the Exchange Offer will continue to hold their Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes could be adversely affected. See "Risk Factors -- Consequences of Exchange and Failure to Exchange."

 See "The Exchange Offer" for more detailed information concerning the terms of the Exchange Offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

Securities.................  $300,000,000 aggregate principal amount of 9%
                             Senior Subordinated Notes due 2008, Series B.

Maturity...................  July 1, 2008

Interest Payment Dates.....  Interest on the Notes will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1999.

Mandatory Redemption.......  Except as set forth below under Special Redemption, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Optional Redemption........  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon to the date of redemption. In addition, at any time on or prior to July 1, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings (as defined herein); provided that at least 65% of the aggregate principal amount of Notes issued in the Notes Offering remain outstanding immediately after each such redemption. See "Description of the Notes -- Optional Redemption."

Special Redemption.........  If the Washington Acquisition is not consummated, or the related acquisition agreement is terminated before such consummation, on or prior to December 31, 1998, the Company will be required to redeem 50% of the aggregate principal amount of the Notes issued in the Notes Offering on the earlier of December 31, 1998 and ten business days following termination of the acquisition agreement (the "Special Redemption Date") at a price equal to 101% of the redeemed principal amount thereof (the "Special Redemption Price"), plus accrued and unpaid interest, if any, to the Special Redemption Date. The Company deposited $266.9 million into an escrow account created pursuant to the Washington Agreement to secure payment of the purchase price for the Washington Acquisition. It is expected that in the event the Washington Acquisition is not consummated (without fault of the Company), such escrowed funds will be available to fund payment of the Special Redemption Price. See "Use of Proceeds" and "Description of the Notes -- Special Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, each holder of the Exchange Notes will have the right to require the Company to repurchase all or any part of such Holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase. See "Risk Factors -- Potential Inability to Fund a Change of Control Offer" and "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control."

Ranking....................  The Exchange Notes will be general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Debt of the Company and the Guarantors, including borrowings under the Senior Credit Facility, and senior in right of payment to, or pari passu with, all other present or future indebtedness of the Company.

                             As of March 31, 1998, after giving pro forma effect to the Transactions, the Company and the Guarantors would have had approximately $185.2 million of Senior Debt outstanding (exclusive of an additional $350.0 million available under the Senior Credit Facility, which, if drawn, would be Senior Debt). The Indenture will permit the Company and its subsidiaries to incur additional indebtedness, including additional Senior Debt, subject to certain conditions. See "Description of the Notes -- Subordination" and "Capitalization."

Subsidiary Guarantees......  The Company's payment obligations under the
                             Exchange Notes are jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Guarantors, which constitute substantially all of the Company's active subsidiaries. The Subsidiary Guarantees will be subordinate in right of payment to all existing and future Senior Debt of the Guarantors, including the Guarantors' guarantees of the Company's obligations under the Senior Credit Facility. See "Description of the Notes -- Subsidiary Guarantees."

Certain Covenants..........  The Indenture contains certain covenants that, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined herein) to: (i) incur additional indebtedness and issue preferred stock; (ii) pay dividends or make certain other restricted payments; (iii) enter into transactions with affiliates; (iv) make certain asset dispositions; (v) merge or consolidate with, or transfer substantially all of its assets to, another Person (as defined herein); (vi) encumber assets under certain circumstances; (vii) restrict dividends and other payments from Restricted Subsidiaries; (viii) issue Capital Stock (as defined herein) of Wholly Owned Restricted Subsidiaries (as defined herein); or (ix) engage in certain business activities. See "Description of the Notes -- Certain Covenants." In addition, under certain circumstances, the Company will be required to offer to repurchase the Exchange Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with the excess proceeds of certain Asset Sales (as defined herein). See "Description of the
                             Notes -- Repurchase at the Option of
                             Holders -- Asset Sales."

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES, SEE "RISK FACTORS."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth certain summary historical condensed consolidated financial data for Tesoro and certain historical pro forma information for the Company. The summary historical financial information presented below for each of the three years ended December 31, 1997, and for each of the quarters ended March 31, 1997 and 1998, has been derived from the financial statements included elsewhere herein. The pro forma statements of consolidated operations for the year ended December 31, 1997, and the pro forma statement of consolidated operations for the three months ended March 31, 1998, give effect to the Transactions as if all had occurred on January 1, 1997. The pro forma balance sheet gives effect to the Transactions as if all had occurred on March 31, 1998. The unaudited pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such Transactions been consummated on January 1, 1997, or that may be achieved in the future. The unaudited pro forma financial statements do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of Tesoro, BHP Hawaii and Shell Washington (estimated by the Company to be $25 million annually beginning in 1999). The information should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations, the Selected Historical Financial Data, the Pro Forma Combined Condensed Statements of Operations and the Pro Forma Financial Statements of Tesoro, BHP Hawaii and Shell Washington and the notes thereto included herein.

                                                                                              THREE MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                      MARCH 31,
                                             ----------------------------------------     ---------------------------
                                                                              1997                            1998
                                               1995       1996      1997    PRO FORMA      1997     1998    PRO FORMA
                                             --------   --------   ------   ---------     ------   ------   ---------
                                                        (IN MILLIONS EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENTS OF OPERATIONS DATA:
Total revenues(a).........................   $1,002.9   $1,039.8   $943.4   $2,980.4      $234.9   $196.0   $  607.9
Total segment operating profit(a)(b)......   $  105.9   $  144.8   $ 72.7   $  163.1      $ 15.0   $ 17.9   $   34.7
Earnings before extraordinary items.......   $   57.5   $   76.8   $ 30.7   $   31.9      $  6.1   $  6.1   $    4.9
OTHER DATA:
EBITDA(c):
  Refining and marketing..................   $   12.6   $   18.5   $ 33.2   $  148.4      $  3.2   $  9.5   $   32.5
  Exploration and production..............      139.2      159.6     77.2       77.2        22.1     19.0       19.0
  Marine services.........................       (4.1)       7.3      8.0        8.0         1.3      2.4        2.4
                                             --------   --------   ------   --------      ------   ------   --------
    Total segment EBITDA..................      147.7      185.4    118.4      233.6        26.6     30.9       53.9
  Corporate and unallocated...............      (22.3)     (13.4)   (16.2)     (55.0)       (3.7)    (4.1)     (11.6)
                                             --------   --------   ------   --------      ------   ------   --------
    Total consolidated EBITDA.............   $  125.4   $  172.0   $102.2   $  178.6(e)   $ 22.9   $ 26.8   $   42.3(e)
                                             ========   ========   ======   ========      ======   ======   ========
Normalized EBITDA(d):
  Refining and marketing..................   $   13.0   $   19.3   $ 33.2   $  148.4      $  3.2   $  9.5   $   32.5
  Exploration and production..............       58.8       70.0     73.2       73.2        20.5     19.0       19.0
  Marine services.........................       (3.3)       7.3      8.0        8.0         1.3      2.4        2.4
                                             --------   --------   ------   --------      ------   ------   --------
    Total segment Normalized EBITDA.......       68.5       96.6    114.4      229.6        25.0     30.9       53.9
  Corporate and unallocated...............      (18.5)     (14.7)   (16.2)     (51.0)       (3.7)    (4.1)     (11.6)
                                             --------   --------   ------   --------      ------   ------   --------
    Total consolidated Normalized
      EBITDA..............................   $   50.0   $   81.9   $ 98.2   $  178.6(e)   $ 21.3   $ 26.8   $   42.3(e)
                                             ========   ========   ======   ========      ======   ======   ========
Total Debt/Normalized EBITDA..............                                         *                            3.03(f)
Normalized EBITDA/Interest Expense(d).....                                      3.40                            3.17
Normalized EBITDA/Interest plus Preferred
  Dividends...............................                                      2.76                            2.60
Capital expenditures
  Refining and marketing..................   $    9.3   $   11.1   $ 43.9      *          $  2.9   $  2.0      *
  Exploration and production..............       53.4       66.6     92.9      *            11.0     20.5      *
  Marine services.........................        0.4        6.9      9.4      *             2.2      1.2      *
  Other...................................        0.8        0.4      1.3      *             0.2      0.1      *
                                             --------   --------   ------                 ------   ------
        Total capital expenditures........   $   63.9   $   85.0   $147.5      *          $ 16.3   $ 23.8      *
                                             ========   ========   ======                 ======   ======
BALANCE SHEET DATA:
Working capital...........................   $   77.5   $   99.5   $ 74.3      *          $104.8   $ 86.7   $  202.7
Property, plant and equipment, net........   $  261.7   $  316.5   $413.8      *          $320.7   $424.4   $  924.4
Total assets..............................   $  519.2   $  582.6   $627.8      *          $552.0   $635.4   $1,398.9
Total long-term debt and other
  obligations.............................   $  164.5   $   89.3   $132.3      *          $ 89.3   $147.7   $  483.5
Stockholders' equity......................   $  216.5   $  304.1   $333.0      *          $310.4   $339.4   $  580.3

---------------

*    Not available.

(a) Results for the years 1995 and 1996 include revenues from above-market pricing provisions of a natural gas contract which was terminated effective October 1, 1996. Operating profit included $47 million and $25 million in the years 1995 and 1996, respectively, from the excess of these contract prices over spot market prices. Upon termination of the contract in 1996, the Exploration and Production segment also recorded a non-recurring increase in other income and operating profit of $60 million in connection with the settlement of the contract. In the year 1995, the Exploration and Production segment recorded other income and operating profit of $33 million from the sale of certain interests in the Bob West Field. See Notes C and D of Notes to Tesoro's Consolidated Financial Statements.

(b) Segment operating profit equals gross operating revenues, gains and losses on asset sales and other income less applicable segment costs of sales, operating expenses, depreciation, depletion and other items. Income taxes, interest expense and corporate general and administrative expenses are not included in determining operating profit.

(c) EBITDA represents earnings before extraordinary item, interest expense, income taxes and depreciation, depletion and amortization. Segment EBITDA represents operating profit before depreciation, depletion and amortization. While not purporting to reflect any measure of the Company's operations or cash flows, EBITDA is presented for additional analysis. EBITDA is not a calculation based upon generally accepted accounting principles ("GAAP"); however, the amounts included in the EBITDA calculation are derived from amounts included in Tesoro's Consolidated Financial Statements. In addition, EBITDA should not be considered as an alternative to net earnings or operating profit, as an indication of the operating performance of the Company or an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled items of other companies.

(d) Normalized EBITDA is EBITDA, as defined in (c) above, excluding the impact of the above-market natural gas contract with Tennessee Gas (as defined herein) and other significant items which affect the comparability between the periods presented. The following items have been excluded from EBITDA, as reported, to generate normalized EBITDA for each segment (in millions):

                                                                                       THREE MONTHS
                                                                                          ENDED
                                                YEARS ENDED DECEMBER 31,                MARCH 31,
                                          ------------------------------------   ------------------------
                                                                       1997                       1998
                                          1995      1996      1997   PRO FORMA   1997    1998   PRO FORMA
                                          -----     -----     ----   ---------   ----    ----   ---------
        Refining and Marketing..........  $(0.4)    $(0.8)    $--      $  --     $--     $--      $ --
                                          -----     -----     ----     -----     ----    ----     ----
        Exploration and Production:
          Excess of contract prices over
            spot market prices..........   47.1      24.6      --         --      --      --        --
          Income from settlement of a
            natural gas contract........     --      60.0      --         --      --      --        --
          Gain on sale of asset.........   33.5        --      --         --      --      --        --
          Other non-recurring income
            (charges), net..............   (0.2)      5.0     4.0        4.0     1.6      --        --
                                          -----     -----     ----     -----     ----    ----     ----
                 Total Exploration and
                   Production...........   80.4      89.6     4.0        4.0     1.6      --        --
                                          -----     -----     ----     -----     ----    ----     ----
        Marine Services.................   (0.8)       --      --         --      --      --        --
                                          -----     -----     ----     -----     ----    ----     ----
        Corporate and Unallocated.......   (3.8)      1.3      --       (4.0)(i)  --      --        --
                                          -----     -----     ----     -----     ----    ----     ----
                 Total Adjustments......  $75.4     $90.1     $4.0     $  --     $1.6    $--      $ --
                                          =====     =====     ====     =====     ====    ====     ====

       (i) Represents BHP Hawaii employee bonuses of $4 million which were awarded based upon the performance of BHP operations that are not to be acquired by Tesoro.

    For further information regarding these significant items, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(e) Pro forma EBITDA represents earnings before extraordinary items plus interest expense, income taxes, depreciation, depletion and amortization, and amortization of financing costs, all on a pro forma basis.

(f) Normalized EBITDA for the three-month period has been annualized to calculate this ratio.

                 SUMMARY REFINING AND MARKETING OPERATING DATA

                                                                                   THREE MONTHS
                                                          FISCAL YEARS(A)             ENDED
                                                     --------------------------     MARCH 31,
                                                      1995      1996      1997         1998
                                                     ------    ------    ------    ------------
REFINERY THROUGHPUT (thousands of bpd)
  Alaska Refinery..................................    50.6      47.5      50.2         56.1
  Hawaii Refinery..................................    90.6      86.7      88.7         86.4
  Washington Refinery..............................   104.9     114.5     113.0        114.6
                                                     ------    ------    ------       ------
          Total Throughput.........................   246.1     248.7     251.9        257.1
                                                     ======    ======    ======       ======
REFINED PRODUCTS MANUFACTURED (thousands of bpd)
  Alaska Refinery --
     Gasoline and gasoline blendstocks.............    14.3      12.8      12.8         15.2
     Middle distillates, including jet fuel and
       diesel fuel.................................    20.7      20.0      21.6         25.2
     Heavy oils and residual products..............    14.5      13.7      14.8         15.1
     Other.........................................     2.5       2.6       2.3          2.2
                                                     ------    ------    ------       ------
          Total Alaska Refinery....................    52.0      49.1      51.5         57.7
                                                     ------    ------    ------       ------
  Hawaii Refinery --
     Gasoline and gasoline blendstocks.............    22.1      19.0      22.0         19.8
     Middle distillates, including jet fuel and
       diesel fuel.................................    39.3      39.6      40.4         40.3
     Heavy oils and residual products..............    27.1      25.9      24.3         23.4
     Other.........................................     3.2       2.6       2.9          3.5
                                                     ------    ------    ------       ------
          Total Hawaii Refinery....................    91.7      87.1      89.6         87.0
                                                     ------    ------    ------       ------
  Washington Refinery --
     Gasoline and gasoline blendstocks.............    60.3      64.2      62.1         63.2
     Middle distillates, including jet fuel and
       diesel fuel.................................    24.1      28.9      28.3         29.9
     Heavy oils and residual products..............    14.9      15.3      17.1         16.2
     Other.........................................     9.6      10.4       9.9         10.0
                                                     ------    ------    ------       ------
          Total Washington Refinery................   108.9     118.8     117.4        119.3
                                                     ------    ------    ------       ------
          Total Refined Products Manufactured......   252.6     255.0     258.5        264.0
                                                     ======    ======    ======       ======
REFINERY PRODUCT SPREAD ($/barrel)
  Alaska Refinery(b)...............................  $ 3.44    $ 4.29    $ 5.09       $ 4.75
  Hawaii Refinery(c)...............................  $ 5.53    $ 5.48    $ 5.45       $ 4.00
  Washington Refinery(b)...........................  $ 3.63    $ 3.63    $ 2.89       $ 1.07
NUMBER OF STATIONS SELLING THE REFINERIES'
  GASOLINE(d)
  Alaska --
     Company-operated..............................      32        33        35           35
     Branded jobbers and dealers...................      99       126       129          125
     Unbranded jobbers and dealers.................      28        29        28           25
  Pacific Northwest -- branded jobbers and
     dealers.......................................      10        18        30           33
  Hawaii -- Company-operated.......................      28        28        28           30
  Hawaii -- Dealer-operated........................       1         2         2            2
                                                     ------    ------    ------       ------
          Total Stations...........................     198       236       252          250
                                                     ======    ======    ======       ======

---------------

(a)  Amounts for Tesoro and Shell Washington are for fiscal years ended December
     31. Amounts for BHP Hawaii are for fiscal years ended May 31. Refining and marketing data for the Hawaii Refinery and Washington Refinery have been provided by BHP and Shell, respectively.

(b) Refinery product spread for the Alaska Refinery and Washington Refinery is calculated as the per barrel difference between the average yield value of refined products manufactured at the Alaska Refinery or

     Washington Refinery during the periods presented and the average cost to manufacture these products. Refinery product spread does not take into account adjustments due to selling a volume and mix of products that is different than actual volumes manufactured during the periods. Refinery product spread for the Alaska Refinery also does not take into account margins on product purchased and resold.

(c) Refinery product spread for the Hawaii Refinery is calculated as the per barrel difference between net sales of refined products manufactured and the landed cost of crude oil processed on a FIFO inventory valuation method. The calculation is based on sales volumes during the periods presented and does not include manufacturing cost allocations or refined products purchased and resold.

(d) Branded gasoline stations sell the Alaska Refinery's gasoline under the "Tesoro Alaska" name in Alaska, Oregon and Washington (191 stations as of March 31, 1998) and under the "Union 76" name in Southeast Alaska (two stations as of March 31, 1998). Stations that sell the Company's gasoline under a different name are considered unbranded. Branded gasoline stations sell the Hawaii Refinery's gasoline under the "Gas Express" name in Hawaii. As of March 31, 1998, the Company operated 38 convenience stores located in Alaska, 35 of which sell gasoline.

                       SUMMARY EXPLORATION AND PRODUCTION
                           RESERVE AND OPERATING DATA

                                                                                    THREE MONTHS
                                                         YEARS ENDED DECEMBER 31,      ENDED
                                                         ------------------------    MARCH 31,
                                                          1995     1996     1997        1998
                                                         ------   ------   ------   ------------
NET PROVED RESERVES AT END OF PERIOD (BCFE)+
  U.S. ................................................   106.4    117.8    150.4           *
  Bolivia..............................................    98.0    253.0    366.4           *
                                                         ------   ------   ------
          Total........................................   204.4    370.8    516.8           *
                                                         ======   ======   ======
  % Natural Gas........................................      95%      94%      93%          *
PRE-TAX PV10 AT END OF PERIOD ($ MILLIONS)
  U.S. ................................................  $168.8   $222.7   $167.5           *
  Bolivia..............................................    48.7    133.8    206.5           *
                                                         ------   ------   ------
          Total........................................  $217.5   $356.5   $374.0           *
                                                         ======   ======   ======
AVERAGE DAILY NET PRODUCTION (MMCFE)+
  U.S. ................................................   114.5     87.8     86.7       100.2
  Bolivia..............................................    22.1     23.8     22.7        27.6
                                                         ------   ------   ------      ------
          Total........................................   136.6    111.6    109.4       127.8
                                                         ======   ======   ======      ======
  % Natural Gas........................................      98%      97%      97%         95%
AVERAGE SALES PRICES
  Natural gas ($/Mcf):
     U.S. --
       Spot market(a)..................................  $ 1.34   $ 1.95   $ 2.17      $ 2.01
       Average(b)......................................  $ 2.57   $ 2.75   $ 2.17      $ 2.01
     Bolivia...........................................  $ 1.28   $ 1.33   $ 1.15      $ 0.97
  Oil and condensate ($/barrel) --
     U.S. .............................................  $16.82   $21.99   $18.90      $14.13
     Bolivia...........................................  $14.39   $17.98   $15.71      $15.78
AVERAGE OPERATING EXPENSES ($/MCFE)+
  U.S. ................................................  $ 0.35   $ 0.27   $ 0.30      $ 0.32
  Bolivia..............................................  $ 0.48   $ 0.42   $ 0.42      $ 0.40
THREE-YEAR AVERAGE COSTS OF ADDING RESERVES ($/MCFE)(c)
  U.S. ................................................  $ 0.70   $ 0.94   $ 0.85           *
  Bolivia..............................................  $ 2.86   $ 0.09   $ 0.14           *
          Total........................................  $ 0.74   $ 0.53   $ 0.43           *

---------------

 *   Not available

 + Bcfe, MMcfe and Mcfe are based on the assumption that six Mcf of natural gas is equal to one barrel of crude oil.

(a) Includes effects of the Company's natural gas commodity price agreements which amounted to a gain of $0.01 per thousand cubic feet ("Mcf") in the year 1995 and to losses of $0.11 per Mcf and $0.05 per Mcf in the years 1996 and 1997, respectively (see Note N of Notes to Tesoro's Consolidated Financial Statements).

(b) Average natural gas sales prices for the years 1995 and 1996 include the effect of above-market pricing provisions under the contract with Tennessee Gas that terminated effective October 1, 1996 (see Note D of Notes to Tesoro's Consolidated Financial Statements).

(c) Represents total capital costs for the three years ended 1995, 1996 and 1997, respectively, divided by total proved reserve additions for the same periods. Total capital costs include exploration, development and property acquisition costs. Total reserve additions include extensions, discoveries, purchases of minerals in place and revisions of previous estimates.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus, including without limitation statements that use terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "predict," "should," "will" and similar expressions, are forward-looking statements. These forward-looking statements include, among other things, discussions of anticipated revenue enhancements and cost savings following the Acquisitions, the Company's business strategy and expectations concerning the Company's market position, future operations, margins, profitability, liquidity and capital resources, expenditures for capital projects and attempts to reduce costs. Although the Company believes that the assumptions upon which the forward-looking statements contained in this Prospectus are based are reasonable, any of the assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. All phases of the operations of the Company involve risks and uncertainties, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the forward-looking statements ultimately prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are set forth under the captions "Summary," "Risk Factors," "Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and elsewhere in this Prospectus. Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, the timing and extent of changes in commodity prices and underlying demand and availability of crude oil and other refinery feedstocks, refined products, and natural gas; changes in the cost or availability of third-party vessels, pipelines and other means of transporting feedstocks and products; execution of planned capital projects; adverse changes in the credit ratings assigned to the Company's trade credit; future well performance; the extent of the Company's success in acquiring oil and gas properties and in discovering, developing and producing reserves; state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond the Company's control; adverse rulings, judgments, or settlements in litigation or other legal matters, including unexpected environmental remediation costs in excess of any reserves; actions of customers and competitors; weather conditions affecting the Company's operations or the areas in which the Company's products are marketed; earthquakes or other natural disasters affecting operations; political developments in foreign countries; and the conditions of the capital markets and equity markets during the periods covered by the forward-looking statements. Future results will also be dependent upon the ability of the Company to integrate the Acquisitions with the Company's other operations. Many of the factors are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and other of the Company's filings with the Commission. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing. The Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     Holders of the Old Notes should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters before tendering any Old Notes for exchange into Exchange Notes. See "Forward-Looking Statements." Certain matters set forth below also apply to the Old Notes and will continue to apply to the Old Notes remaining outstanding after the Exchange Offer.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

     In connection with the Transactions, the Company has incurred substantial additional indebtedness with significant debt service requirements. Upon issuance of the Old Notes in the Notes Offering, entering into the Senior Credit Facility and the application of the estimated net proceeds therefrom, the Company's pro forma consolidated indebtedness as of March 31, 1998, would have been $483.5 million (including the Old Notes, but excluding an additional $350.0 million available for borrowings under the Senior Credit Facility). See "Capitalization." The Company's high degree of leverage may have important consequences including the following: (i) the ability of the Company to obtain additional financing for capital expenditures, working capital, acquisitions or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be used to make debt service payments, which will reduce the funds that would otherwise be available to the Company for its operations and future business opportunities; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Company may be more vulnerable to the impact of a downturn in its business or the economy generally; and (v) to the extent of the Company's outstanding debt under the Senior Credit Facility, the Company will be vulnerable to the impact of an increase in interest rates. See "Description of Other Indebtedness" and "Description of Capital Stock -- Mandatorily Convertible Preferred Stock."

     The Company's ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures, will depend upon its future performance, which, in turn, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon current levels of operations, the Company believes that its cash flow from operations, amounts available under the Senior Credit Facility and available cash will be adequate to meet its anticipated future requirements for working capital, capital expenditures, scheduled payments of principal and interest on its indebtedness, including the Notes, and preferred stock dividend payments. There can be no assurance, however, that the Company's business will generate cash flow at or above anticipated levels or that the Company will be able to borrow funds under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, preferred stock dividend payments or make anticipated capital expenditures. If the Company is unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service its debt and to make its preferred stock dividend payments, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt (including the Notes) or obtain additional financing. There can be no assurance that any such financing could be obtained, particularly in view of the restrictions on the Company's ability to incur additional debt under the Senior Credit Facility and the Indenture, and the fact that substantially all of the Company's domestic assets have been pledged to secure obligations under the Senior Credit Facility.

SUBORDINATION AND RANKING OF THE NOTES AND SUBSIDIARY GUARANTEES

     The Notes and Subsidiary Guarantees are general unsecured obligations of the Company, subordinate in right of payment to all existing and future Senior Debt of the Company, including all indebtedness under the Senior Credit Facility. The Senior Credit Facility is secured by liens upon substantially all of the domestic assets of the Company and the Guarantors. By reason of such subordination, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or any Guarantor, the Senior Debt of such Person must be paid in full before the principal of, and premium, if any, and interest on the Notes may be paid. In the event of a bankruptcy, liquidation or reorganization of the Company or any Guarantor, Holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company or any

Guarantor that is deemed to be of the same class as the Notes, based upon respective amounts owed to each holder or creditor, in the remaining assets of the Company or any Guarantor. If any of the foregoing events should occur, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. In addition, the Indenture provides that no payment with respect to the Notes may be made in the event of a payment default with respect to Senior Debt under certain circumstances, and the holders of certain designated Senior Debt, including indebtedness under the Senior Credit Facility, will be entitled to preferred payments with respect to the Notes in the event of a nonpayment default on such designated Senior Debt. The Indenture permits the Company to incur additional indebtedness under certain conditions. See "Capitalization," "Description of Other Indebtedness" and "Description of the Notes -- Certain Covenants."

HOLDING COMPANY STRUCTURE

     The Company is a holding company that conducts substantially all of its operations through subsidiaries. The Company's only significant assets are the capital stock of its wholly owned subsidiaries. As a holding company, the Company is dependent on distributions of funds from its subsidiaries to meet the Company's debt service, preferred stock dividend and payment and other obligations, including the payment of principal and interest on the Notes. The Notes are unsecured senior subordinated obligations of the Company and, as such, are subordinated to the Company's obligations under the Senior Credit Facility and all other existing and future Senior Debt of the Company with respect to the payment of principal, premium, if any, and interest. The holders of the Notes are effectively subordinated to claims of creditors of the subsidiaries other than Guarantors, including trade creditors of, and banks and other lenders to, such subsidiaries. See "Description of the Notes -- Subordination."

CONSEQUENCES OF FAILURE TO CLOSE WASHINGTON ACQUISITION

     If the Washington Acquisition is not consummated, or the Washington Agreement is terminated before such consummation, on or prior to December 31, 1998, the Company will be required to redeem 50% of the aggregate principal amount of the Notes at the Special Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Special Redemption Date. If the Washington Acquisition is not consummated, the Company's assets, operations, capital and expected financial results will be substantially different from those set forth herein on a pro forma basis. The outstanding indebtedness of the Company would be reduced as a result of the failure to consummate the Washington Acquisition and the subsequent special redemption of the Notes. See "Capitalization," "Pro Forma Financial Statements" and "Description of the
Notes -- Special Redemption."

RESTRICTIVE DEBT COVENANTS

     The Indenture contains covenants that restrict, among other things, the ability of the Company to incur additional indebtedness, pay dividends or make certain other Restricted Payments, enter into transactions with affiliates, make certain asset dispositions, merge or consolidate with, or transfer substantially all of its assets to another Person, encumber assets under certain circumstances, restrict dividends and other payments from Restricted Subsidiaries, issue capital stock of Wholly Owned Restricted Subsidiaries, engage in certain business activities, or engage in certain change of control transactions. In addition, the Senior Credit Facility contains other and more restrictive covenants and prohibits the Company from voluntary or optional prepayments of certain of its indebtedness, including the Notes. Under the Senior Credit Facility, the Company is also required to comply with specified financial covenants, including a maximum ratio of total debt to EBITDA and a minimum interest coverage ratio. The failure by the Company to comply with such financial covenants or to comply with the restrictions contained in the Senior Credit Facility or the Indenture could result in a default thereunder, which in turn could cause such indebtedness (and by reason of cross-default provisions, other indebtedness) to become immediately due and payable. The Company's ability to comply with such covenants can be affected by many events beyond its control and no assurance can be given that the Company's future operating results will be sufficient to enable compliance with such covenants, or in the event of a default, to remedy such default. See "Description of Other Indebtedness."

FRAUDULENT CONVEYANCE CONSIDERATIONS RELATING TO SUBSIDIARY GUARANTEES

     The Company's obligations under the Notes are guaranteed on a general unsecured basis by the Guarantors. Various preference or fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid any Subsidiary Guarantee issued by a Guarantor. It is also possible that under certain circumstances a court could hold that the direct obligations of a Guarantor could be superior to the obligations under the Subsidiary Guarantee. See "Description of the Notes -- Subsidiary Guarantees."

     To the extent that a court were to find that at the time a Guarantor entered into a Subsidiary Guarantee either (x) the Subsidiary Guarantee was incurred by a Guarantor with the intent to hinder, delay or defraud any present or future creditor or that a Guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or
(y) the Guarantor did not receive fair consideration or reasonably equivalent value for issuing the Subsidiary Guarantee and, at the time it issued the Subsidiary Guarantee, the Guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the Subsidiary Guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate the Subsidiary Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Subsidiary Guarantee issued by a Guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Old Notes. To the extent a Subsidiary Guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company.

     On the basis of the financial information or other information currently available to it, the Company believes that the Old Notes and the Subsidiary Guarantees issued concurrently with the issuance of the Old Notes were incurred for proper purposes and in good faith and that, after giving effect to indebtedness incurred in connection with entering into the Senior Credit Facility, the issuance of the Old Notes and the issuance of the Subsidiary Guarantees, the Company and the Guarantors are solvent and will continue to be solvent, will have sufficient capital for carrying on their respective businesses and will be able to pay their debts as such debts become absolute and mature. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

     In the event of a Change of Control (as defined in the Indenture), each Holder will have the right to require the Company to repurchase all or any portion of its Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase. See "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control."

     The events that constitute a Change of Control under the Indenture may also be events of default under other indebtedness of the Company. Such events may prohibit the Company from repurchasing the Notes, permit the lenders under such debt instruments to accelerate the debt and, if the debt is not paid, to enforce security interests on, or commence litigation that could ultimately result in a sale of, substantially all the assets of the Company. If the Company is unable to repay all of such indebtedness or is unable to obtain any necessary consents, then the Company will be unable to offer to repurchase the Notes and such failure will constitute an Event of Default under the Indenture. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) as described above. See "Description of Other Indebtedness."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The Old Notes are currently owned by a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the Exchange Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any Old Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Old Notes outstanding. Following the consummation of the Exchange Offer, holders who did not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market of the National Association of Securities Dealers, Inc. ("Portal"). Because the Company anticipates that most holders will elect to exchange their Old Notes for Exchange Notes due to the restrictions on the resale of Old Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited.

     The Exchange Notes will constitute a new issue of securities for which there is currently no active trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the current financial condition, results of operations and business prospects of the Company. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by non-affiliates of the Company without compliance with the registration and prospectus delivery requirements of the Securities Act, the Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. One of the Initial Purchasers has informed the Company that it currently intends to make a market in the Exchange Notes. However, such Initial Purchaser is not obligated to do so, and any such market-making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed under the Exchange Act. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes (or in the case of non-tendering holders of Old Notes, the trading market for the Old Notes following the Exchange Offer). If no trading market develops or is maintained for the Exchange Notes, holders may experience difficulty in reselling the Exchange Notes or may be unable to sell them.

     The liquidity of, and trading market for, the Old Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement, subject to certain exceptions. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected.

INTEGRATION OF OPERATIONS; THE ACQUISITIONS

     Tesoro does not have an operating history with respect to the Hawaii Refinery (or any other operations of BHP Hawaii) or the Washington Refinery. These Acquisitions are expected to triple Tesoro's annual revenues. There is no assurance that, following the Acquisitions, the combination of entities will be profitable, or will be able to achieve the potential cost savings, revenue enhancements and operational improvements anticipated by Tesoro or that the projected demand for or prices of refinery feedstocks and refined products assumed by Tesoro in connection with the Acquisitions will be realized. Additionally, although Tesoro has conducted a due diligence investigation in connection with each of the Acquisitions, the scope of such investigations, particularly in light of the volume of environmental, litigation and other matters to be investigated, has necessarily been limited. Both the agreement to purchase BHP Hawaii (the "Hawaii Agreement") and the Washington Agreement provide for indemnification with respect to breaches of representations and warranties made therein and for additional indemnification, subject to certain terms, conditions and limitations, with respect to other matters. However, there can be no assurance that other material matters, not identified or fully investigated in due diligence, will not subsequently be identified or that the matters heretofore identified will not prove to be more significant than currently expected, or that the indemnification provisions and monetary limits thereon associated with each of the Acquisitions will be sufficient to fully compensate the Company for any environmental or other losses resulting in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and
Liquidity -- Environmental."

     While BHP Hawaii and Shell Washington will operate as one or more wholly owned subsidiaries of the Company, the success of the Acquisitions nevertheless will depend in part on the ability of management of the Company to integrate the operations of BHP Hawaii and Shell Washington with those of the Company and to integrate various departments, systems and procedures. The integration of the operations of BHP Hawaii and Shell Washington with those of the Company may require substantial attention of management. The Company anticipates that it will begin to realize cost savings and revenue enhancements in the fourth quarter of 1998, with the full impact, which the Company estimates could approximate $25 million annually, being achieved in the fiscal year ended December 31, 1999; however, no assurance can be given that such cost savings and revenue enhancements will be realized according to the anticipated time frame or in such amount. Any inability of the Company to integrate the operations of BHP Hawaii and Shell Washington with those of the Company in a timely and efficient manner would adversely affect the Company's ability to realize its planned revenue enhancements and cost savings.

HAWAII REFINED PRODUCT MARKET; ECONOMIC CONDITIONS IN HAWAII

     In the Hawaiian refined product market, local refined product supply currently is reasonably balanced to slightly surplus for all finished products except jet fuel. This could limit the potential future growth in earnings generated by the Hawaii Refinery. One competing gasoline marketer has begun importing gasoline for retail sale in Hawaii. In addition, the growth rate in Hawaii's gross state product from 1991 through 1997 was substantially below the U.S. average. If these trends continue, they may have an adverse effect on the business and results of operations of the Company.

HAWAIIAN STATE GOVERNMENT INVESTIGATIONS AND GASOLINE RETAILING RESTRICTIONS

     In September 1990, the Attorney General for the State of Hawaii released a preliminary report pursuant to an investigation under the Hawaii antitrust statute indicating that the price of gasoline in Hawaii is persistently higher than on the mainland. The Attorney General has not found any violations of federal or state antitrust provisions in the investigation. However, the pricing investigation remains open and all Hawaii gasoline retailers, including the Company's Hawaii operations, may be subject to further inquiries and documentation requests relating to their operations, costs and pricing policies.

     In 1991 and 1993 at the request of independent gasoline dealers, the Hawaii legislature enacted a series of two-year moratorium periods during which refiners and jobbers were prevented or restricted from operating additional retail stations pending the outcome of legislative studies. In 1995, legislation was enacted which restricted refiners and jobbers to only one company-operated station per dealer station opened, subject to a maximum of two company-operated stations. In 1997, the Hawaii legislature ended the moratorium with the enactment of a statute that permits refiners and jobbers to acquire or build any number of retail stations, provided these are situated at least one-eighth of a mile from any existing dealer station in the urban Honolulu area and at least one-fourth of a mile from any existing dealer station in the remainder of the State.

VOLATILITY OF PRICES; EFFECT ON EARNINGS AND CASH FLOWS

     The Company's refining and marketing earnings and cash flow from operations are dependent upon the margin above fixed and variable expenses (including the cost of crude oil feedstocks) at which the Company is able to sell refined products. In recent years, the prices of crude oil and refined products have fluctuated substantially. These prices depend on numerous factors, including the demand for crude oil, gasoline and other refined products, which in turn depend on, among other factors, changes in the economy, the level of foreign and domestic production of crude oil and refined products, political conditions in the Middle East, the availability of imports of crude oil and refined products, the marketing of alternative and competing fuels and the extent of government regulation. The prices received by the Company for its refined products are also affected by local factors such as local market conditions and the level of operations of other refineries in Alaska, Hawaii and Washington.

     The price at which the Company can sell its refined products will be strongly influenced by the commodity price of crude oil. Generally, an increase or decrease in the price of crude oil results in a corresponding increase or decrease in the price of gasoline and other refined products and could have a significant short-term impact on the Company's refining operations and the earnings and cash flow of the Company as a whole. However, each of the Company's refineries maintains inventories of crude oil, intermediate products and refined products, the value of each of which is subject to rapid fluctuations in market prices. In addition, crude oil supply contracts are generally contracts with market-responsive pricing provisions.

     Any significant decline in the price for natural gas could have a material adverse effect on the Company's exploration and production operations and the financial condition of the Company as a whole. Prices for natural gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for natural gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. These factors include the domestic and foreign supply of natural gas, the level of consumer demand, weather conditions, domestic and foreign government regulations, the price and availability of alternative fuels and overall economic conditions. While the Company from time to time enters into agreements with respect to a portion of its future production in an effort to reduce price risk, including commodity price contracts and forward sales agreements, there can be no assurance that such transactions will reduce risk or mitigate the effect of any substantial or prolonged decline in the price of natural gas.

CRUDE OIL SUPPLY

     The Company believes an adequate supply of crude oil will be available to its three refineries to sustain the Company's refining operations for the foreseeable future at substantially the levels currently being experienced. However, there can be no assurance that this situation will continue. If additional supplemental crude oil becomes necessary at one or more of its refineries, the Company intends to implement available alternatives that are most advantageous under then prevailing conditions. Implementation of some alternatives could require the consent or cooperation of third parties and other considerations beyond the control of the Company. If the Company is unable to obtain such supplemental crude oil volumes, or is only able to obtain such volumes at uneconomic prices, the Company's results from operations could be materially adversely effected. See "-- Government Regulations and Environmental Risks."

RISKS ASSOCIATED WITH BOLIVIAN AND OTHER INTERNATIONAL OPERATIONS

     The Company's international operations are primarily conducted in Bolivia, where it has operated for over 20 years and where it currently explores for and produces hydrocarbons through four contracts with the Bolivian government. Substantially all of the Company's current Bolivian production is sold under contract to the Bolivian government for export to Argentina, as there is currently little internal demand in Bolivia for natural gas. As a result, the Company's Bolivian operations are heavily dependent on its relations with the Bolivian government. Moreover, a majority of the Company's Bolivian reserves are currently shut-in. The Company believes that the completion of a 1,900-mile pipeline currently under construction from Bolivia to Brazil will provide access to gas-consuming markets. In addition, upon completion of the pipeline, the

Company will face intense competition from major and independent natural gas companies operating in Bolivia for a share of the contractual volumes to be exported to Brazil. It is anticipated that each producer's share of the contractual volumes will be allocated by YPFB (as defined herein) according to a number of factors, including each producer's reserve volumes and production capacity. Although the Company expects gas deliveries on the pipeline to begin in early 1999, there can be no assurance that the pipeline will be operational by such date. With the exception of the volumes currently under contract with the Bolivian government, the Company cannot be assured of the amount of additional volumes that will be exported to Brazil upon completion of the pipeline. Upon completion of the Brazil gas pipeline, the Company's Bolivian gas production will become dependent to a large extent upon the continued demand for natural gas in Brazil and the stability of such markets. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Exploration and Production -- Bolivia" and
"Business -- Exploration and Production -- Bolivia."

     The future success of the Company's international operations in Bolivia and elsewhere is subject to political, economic and other uncertainties, including, among others, risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs, taxation policies, including royalty and tax increases and retroactive tax claims, exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over the Company's international operations. The Company's international operations may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. Furthermore, in the event of a dispute arising from its Bolivian or other international operations, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. The Company believes Bolivia possesses relatively stable political and economic environments in which to operate; however, there can be no assurance that political and economic and other uncertainties will not develop in Bolivia or neighboring countries. Such uncertainty or instability could result in new governments or the adoption of new policies that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in voiding pre-existing contracts and/or expropriation of foreign-owned assets.

REPLACEMENT OF RESERVES

     The future success of the Company's exploration and production operations depends upon the ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The proved reserves of the Company will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration or development activities, acquires properties containing proved reserves, or both. In order to increase reserves and production, the Company must continue its development and exploration drilling and recompletion programs or undertake other replacement activities. The Company's current strategy includes continuing to exploit its existing properties, discovering new reserves through exploration and increasing its reserve base through acquisitions of producing properties. There can be no assurance, however, that the Company's planned exploration, development and acquisition activities will result in significant additional reserves or that the Company will have continuing success drilling productive wells at low finding and development costs. For a discussion of the Company's reserves, see "Business -- Exploration and Production -- U.S. -- Reserves" and
"Business -- Exploration and Production -- Bolivia -- Reserves."

DRILLING RISKS

     Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. There can be no assurance that new wells drilled by the Company will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, completing, operating, and other costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond the Company's control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

RELIANCE ON ESTIMATES OF PROVED RESERVES

     There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the Company. The Company's historical reserve information set forth in this Prospectus represents estimates based on evaluations audited by Netherland, Sewell & Associates, Inc., as of December 31, 1997.

     Petroleum engineering is not an exact science. Information relating to the Company's proved oil and gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material. See "Business -- Exploration and Production -- U.S. -- Reserves" and "Business -- Exploration and
Production -- Bolivia -- Reserves."

     The Pre-Tax PV10 referred to in this Prospectus should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and gas, curtailments or increases in consumption by gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the Commission to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and gas industry in general.

OPERATING HAZARDS AND UNINSURED RISKS

     The Company's operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas and refining crude oil, such as fires, natural disasters, explosions, blowouts, cratering, pipeline ruptures, and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims, and other damage to properties of the Company and others. As protection against operating hazards, the Company maintains insurance coverage against some, but not all, potential losses. The Company's coverages include, but are not limited to, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile, workers' compensation and loss of production income insurance. The Company believes that its insurance is adequate and customary for companies of a similar size engaged in operations similar to those of the Company, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have an adverse impact on the Company's financial condition and results of operations.

CONCENTRATION OF OPERATIONS

     A significant portion of the Company's domestic exploration and production operations are located in the Wilcox Trend along the Texas and Louisiana Gulf Coast. At December 31, 1997, approximately 39% of the Company's domestic net proved gas reserves were located in the Bob West Field, which is located in the Wilcox Trend. Similarly, all of the Company's international exploration and production activities are located within two production blocks in Bolivia. As a result, any interruption of the Company's production in the Bob West Field or in Bolivia due to any one or more of a variety of conditions and events, including natural disaster, reservoir damage, mechanical difficulties, unavailability of equipment and supplies, transportation problems, title and contractual controversies, government regulation or international political uncertainties could have a material adverse effect on the Company's operations and its ability to service the Notes. See "Business -- Exploration and
Production -- U.S. -- Reserves" and "Business -- Exploration and
Production -- Bolivia -- Reserves."

     The Company's refining activities currently are conducted at its three refineries in Hawaii, Alaska and Washington. The refineries are three of the Company's principal operating assets. As a result, the operations of the Company, and its ability to service the Notes, are subject to significant interruption if one or more of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. Although the Company maintains business interruption insurance against some types of risks in amounts which the Company believes to be economically prudent, if the refineries were to experience an interruption in operations, the Company's business could be materially adversely affected. See "Business -- Refining and Marketing."

COMPETITION

     The petroleum industry is highly competitive in all phases, including the refining of crude oil and the marketing of refined petroleum products, the search for and development of oil and natural gas reserves and the marine services business. The industry also competes with other industries that supply the energy and fuel requirements of industrial, commercial and individual consumers. The Company competes with a substantial number of major integrated oil companies and other companies having materially greater financial and other resources than the Company. These competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In addition, unlike the Company, many of its competitors produce large volumes of crude oil which can then be used in connection with their refining operations. See
"Business -- Competition and Other."

GOVERNMENT REGULATIONS AND ENVIRONMENTAL RISKS

     The Company's operations are subject to a variety of foreign, federal, state and local environmental laws and regulations governing the discharge of pollutants into the air, soil, and water and the generation, treatment, storage, transportation and disposal of solid and hazardous waste and materials. Environmental laws and regulations that affect the Company's operations, processes and margins have become and are becoming increasingly stringent. Examples are the Clean Air Act Amendments of 1990 (the "Clean Air Act Amendments") and other additional environmental regulations adopted by the United States Environmental Protection Agency (the "EPA") and state and local environmental agencies to implement the Clean Air Act Amendments. Although the Company believes that it conducts its exploration and production, refining and marketing and marine services operations in substantial compliance with existing environmental laws and regulations, the Company cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could adversely affect the financial position and the results of operations of the Company and could require substantial expenditures by the Company. See "Business -- Government Regulation and Legislation."

     Under the agreement related to the Washington Acquisition, Shell Refining Holding Company, a subsidiary of Shell, generally has agreed to indemnify the Company for environmental liabilities at the

Washington Refinery arising out of conditions which existed at or prior to the closing date. However, the Company is responsible for the first $0.5 million in environmental costs in each year and 50% of environmental costs over $1 million in each year, subject to a maximum aggregate liability of $5 million. While Tesoro has done environmental investigations of the Washington and Hawaii Refineries there is no assurance that the indemnified amounts will be adequate with respect to future environmental claims or the remediation of existing or unknown environmental conditions.

     The Company's Refining and Marketing segment operates in environmentally sensitive coastal waters, where tanker and pipeline operations are closely regulated by local and Federal agencies and monitored by environmental interest groups. Each of the Company's Refineries imports crude oil feedstocks by tanker. Transportation of crude oil and refined product by tanker involves inherent risk and, additionally, subjects the Company to the provisions of the Federal Oil Pollution Act of 1990 ("OPA 90"), and state laws in Alaska, Hawaii and Washington, which require the Company to demonstrate its capacity to respond to a "worst case discharge" to the maximum extent possible. The Company has contracted with various spill response service companies in the areas in which the Company transports crude oil and refined product by tanker to meet the requirements of OPA 90 and state laws. However, there can be no assurance that there will not be any accidents involving tankers transporting crude oil or refined product for the Company, or that such response services will respond to a "worst case discharge" in a manner that will adequately contain such discharge.

     The Company's operations are inherently subject to accidental spills, discharges or other releases of petroleum or hazardous substances which may give rise to liability to governmental entities or private parties under foreign, federal, state or local environmental laws, as well as under common law. Although the Company has invested substantial resources to prevent future accidental discharges and to remediate contamination resulting from prior discharges, there can be no assurance that accidental discharges will not occur in the future, that future action will not be taken in connection with past discharges, that governmental agencies will not assess penalties against the Company in connection with any past or future contamination, or that third parties will not assert claims against the Company for damages allegedly arising out of any past or future contamination.

     The Company has been identified by the EPA as a potentially responsible party ("PRP") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for the D.L. Mud Superfund site in Abbeville, Louisiana, but does not believe its liability at such site to be material. See "Business -- Government Regulation and Legislation." In addition, while the Company from time to time has been, and presently is, subject to litigation and investigations with respect to environmental and related matters, the Company does not believe that such proceedings will have a material adverse effect on the results of operations or competitive position of the Company. See
"Business -- Legal Proceedings." However, there can be no assurance that the Company will not become involved in further litigation or other proceedings, or that if the Company were to be held responsible for damages in any litigation or proceedings (including existing ones), such costs would not be material.

     The Company has in the past operated service stations with underground storage tanks ("USTs") in various jurisdictions, and currently operates service stations in Alaska and Hawaii which have USTs. All such storage tanks are subject to governmental regulation and legislation. See "Business -- Government Regulation and Legislation." The operation of USTs also poses certain risks apart from costs associated with regulatory requirements. These risks are predominantly damages associated with the underground leaks to soil and groundwater of petroleum products. The Company currently has leak detection and tank testing programs in effect to mitigate the threat of such risks. However, there can be no assurance that leaks from USTs at one or more of the Company's service stations will not occur, or that previously operated service stations do not have impacted soil or groundwater that could result in fines or civil liability for the Company.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on July 2, 1998, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold all of the Old Notes to Qualified Institutional Buyers (as defined in Rule 144A), each of whom agreed to comply with certain transfer restrictions and other conditions. As a condition to the purchase of the Old Notes by the Initial Purchasers, the Company entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that promptly following the issuance and sale of the Old Notes, the Company file with the SEC the Registration Statement with respect to the Exchange Notes, use its best efforts to cause the Registration Statement to become effective under the Securities Act and, upon the effectiveness of the Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act subject to certain exceptions described below. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by the Depositary who desires to deliver such Old Notes by book-entry transfer of the Depositary.

     Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the SEC set forth in such no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Accordingly, any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "Plan of Distribution."

     As a result of the filing and effectiveness of the Registration Statement of which this Prospectus is a part, the Company will not be required to pay an increased interest rate on the Old Notes. Following the consummation of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights except in certain limited circumstances requiring the filing of a Shelf Registration Statement (as defined), and the Old Notes will continue to be subject to certain restrictions on transfer. See "Description of the Notes -- Registration Rights; Liquidated Damages." Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. After authentication of the Exchange Notes by the Trustee or an authenticating agent, the Company will issue and deliver $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the holders of the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement including the provision for payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $300,000,000 aggregate principal amount of the Old Notes is outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of the Depositary, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through the Depositary.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders of the Old Notes as of the close
of business on                , 1998. The Company intends to conduct the
Exchange Offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder, including Rule 14e-1, to the extent applicable. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered, and holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the Indenture in connection with the Exchange Offer. The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Solicitation of Tenders; Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION

WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement via the Dow Jones News Service.

     The Company expressly reserves the right, in its sole discretion (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and the Company will extend the Exchange Offer to the extent required by law.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advise or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at a rate of 9% per annum, payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1999. Holders of Exchange Notes of record on December 15, will receive on January 1, 1999, an interest payment in an amount equal to (i) the accrued interest on such Exchange Notes from the date of issuance thereof to January 1, 1999, plus (ii) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (July 2, 1998) to the date of exchange thereof. The Notes mature on July 1, 2008.

PROCEDURES FOR TENDERING OLD NOTES

     Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation, to U.S. Bank Trust National Association, as Exchange Agent, at the address set forth herein and in the Letter of Transmittal or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company, that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate,"as defined in Rule 405 under the Securities Act, of the Company.

     Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Depositary to transfer such Old Notes into the

Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. See "-- Book-Entry Transfer."

     Only a holder may tender its Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer) and any other required documents, to the Exchange Agent for receipt, prior to 5:00 p.m., New York City time, on the Expiration Date.

     The Tender by a holder will constitute an agreement among such holder, the Company and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS ENGAGED IN, INTENDS TO ENGAGE IN OR HAS ANY ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE" (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT), OF THE COMPANY AND (4) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE OLD NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND (B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY OR ANY "AFFILIATE" THEREOF TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR OLD NOTES WHICH WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH HOLDER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION."

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS, IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     Any beneficial owner whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the Letter of Transmittal or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company, and as to which the defects or irregularities have not been cured or waived by the Company, will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion (i) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," terminate the Exchange Offer and (ii) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, AN APPROPRIATE LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED WITH ANY REQUIRED SIGNATURE GUARANTEE AND ALL OTHER REQUIRED DOCUMENTS MUST IN EACH CASE BE TRANSMITTED TO AND RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT AT

ITS ADDRESS SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE OR, IF THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW ARE COMPLIED WITH, WITHIN THE TIME PERIOD PROVIDED UNDER SUCH PROCEDURES. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's Old Notes and the principal amount of such Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Depositary to be credited),
(iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes if, in the Company's judgment, any of the following conditions has occurred or exists or has not been satisfied: (i) that the Exchange Offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC, (ii) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) that there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, (iv) that there has been declared by United States federal or Texas or New York state authorities a banking moratorium or (v) that trading on the American Stock Exchange or the NYSE or generally in the United States over-the-counter market has been suspended by order of the SEC or any other governmental agency in each of clauses (i) through
(iv) which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

     If the Company determines that it may terminate the Exchange Offer for any of the reasons set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     U.S. Bank Trust National Association, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

              U.S. Bank Trust National Association, Exchange Agent

By Registered, Certified,                      By Hand:                        By First Class Mail:
           or
    Overnight Mail or
        Courier:                         U.S. Bank Trust N.A.                  U.S. Bank Trust N.A.
                                      4th Floor Bond Drop Window                  P.O. Box 64485
  U.S. Bank Trust N.A.                  180 East Fifth Street                 St. Paul, MN 55164-9549
Attn: Specialized Finance                 St. Paul, MN 55101
        SPFT0414
  180 East Fifth Street                     By Facsimile:
   St. Paul, MN 55101             (For Eligible Institutions Only):
                                            (651) 244-1537
                                       To Confirm by Telephone
                                      or for Information, Call:
                                            (651) 244-1197

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses in connection therewith and indemnify the Exchange Agent for all losses and claims incurred by it as a result of the Exchange Offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company as a result of the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions as to what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the Indenture and the Registration Rights Agreement, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. The Old Notes may not be offered, resold, pledged or otherwise transferred, prior to the date that is two years after the later of July 2,

1998 and the last date on which the Company or any "affiliate" (within the meaning of Rule 144 of the Securities Act) of the Company was the owner of such Old Note except (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) to Qualified Institutional Buyers in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, (iv) in a transaction occurring outside the United States to a foreign person, which transaction meets the requirements of Rule 904 under the Securities Act, (v) in transactions complying with the provisions of Regulation S under the Securities Act or (vi) in accordance with another exemption from the registration requirements under the Securities Act (and based upon an opinion of counsel if the Company so requests) and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the liquidity of the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of Old Notes in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the Exchange Offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the holders of the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement including the payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company as of March 31, 1998 on a (i) historical basis and (ii) as adjusted to give effect to the Acquisitions, the Offerings giving effect to the exercise of the over-allotment options granted to the underwriters of PIES and Common Stock and the initial borrowings under Senior Credit Facility and the application of the estimated net proceeds therefrom as described under "Use of Proceeds."

     This table should be read in conjunction with Tesoro's Consolidated Financial Statements and the Pro Forma Financial Statements, including the notes thereto, contained elsewhere in this Prospectus.

                                                                         MARCH 31, 1998
                                                           ------------------------------------------
                                                                         ADJUSTMENTS     AS ADJUSTED
                                                             TESORO        FOR THE         FOR THE
                                                           HISTORICAL    TRANSACTIONS    TRANSACTIONS
                                                           ----------    ------------    ------------
                                                                   (IN THOUSANDS OF DOLLARS)
Total debt and other obligations, including current
  maturities:
  Senior Credit Facility:
     Revolver(a).........................................   $     --       $     --       $       --
     Tranche A Term Loans(b).............................         --         50,000           50,000
     Tranche B Term Loan.................................         --        100,000          100,000
  BHP Note(c)............................................         --         14,615           14,615
  Liability to State of Alaska...........................     61,780        (61,780)              --
  Other senior debt and obligations......................     85,938        (65,335)          20,603(d)
  The Exchange Notes.....................................         --        298,287          298,287
                                                            --------       --------       ----------
          Total debt.....................................    147,718        335,787          483,505
Mandatorily Convertible Preferred Stock..................         --        164,954(e)       164,954
Common stockholders' equity..............................    339,359         75,937(f)       415,296
                                                            --------       --------       ----------
          Total capitalization...........................   $487,077       $576,678       $1,063,755
                                                            ========       ========       ==========

---------------

(a) The maximum amount available for the Revolver is $300 million, including availability of letters of credit.

(b) The Term Loans provide for additional borrowings of up to $50 million in the aggregate over the first six months following closing of the Transactions for general corporate purposes (including capital expenditures).

(c) The amount reflects the scheduled payments of the $50 million, non-interest bearing BHP Note discounted to present value using a 10% discount rate.

(d) Other debt as adjusted for the Transactions consists primarily of the Company's obligation to the Department of Energy of approximately $7.9 million and capitalized lease obligations of approximately $9 million for tugs and barges used in transportation of petroleum products within Hawaii. The remaining amount consists primarily of obligations of subsidiaries, none of which are material. See Note I of Notes to Tesoro's Consolidated Financial Statements.

(e) Includes the impact of the PIES Offering (gross proceeds of $164.9 million).

(f) Includes the impact of the Common Stock Offering (gross proceeds of $91.6 million) and the aftertax charge against earnings for early extinguishment of debt.

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the Transactions including the exercise of the over-allotment options by the underwriters. The Acquisitions are being accounted for using the purchase method of accounting. These unaudited pro forma combined condensed statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto, which are included in or incorporated by reference in this Prospectus.

     The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Transactions as if each had occurred on March 31, 1998. The Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1997, and the quarter ended March 31, 1998, give effect to the Transactions as if each had occurred on January 1, 1997. BHP Hawaii's results of operations, which are reported on a fiscal year ending May 31, have been adjusted to Tesoro's reporting periods. The estimates of the fair value of BHP Hawaii's and Shell Washington's assets and liabilities are based on valuations that are preliminary. Such valuations may be updated with respect to the Hawaii Acquisition and the Washington Acquisition, and may change from the amounts shown herein; however, the Company does not expect such changes to be material. The unaudited pro forma combined condensed financial statements are intended for informational purposes and are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Acquisitions been in effect as of the date or for the periods presented. The Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of Tesoro, BHP Hawaii and Shell Washington (estimated by the Company to be $25 million annually beginning in 1999). Such cost savings and revenue enhancements are discussed in Note (a) to the Unaudited Pro Forma Combined Condensed Statements of Operations.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998

                                                                     HISTORICAL
                                                          --------------------------------
                                                                       BHP        SHELL       PRO FORMA      PRO FORMA
                                                           TESORO     HAWAII    WASHINGTON   ADJUSTMENTS    COMBINED(L)
                                                          --------   --------   ----------   -----------    -----------
                                                                                 (IN THOUSANDS)
                         ASSETS
Current Assets:
  Cash and cash equivalents.............................  $  2,274   $  2,519    $     25     $  (2,544)(a) $    4,975
                                                                                                  2,701(b)
  Receivables...........................................    64,518     84,304      12,600       (42,372)(a)    119,050
  Inventories...........................................    97,793     71,050      41,305        10,891(c)     221,039
  Prepayments and other.................................     7,984      3,919       4,349          (688)(d)     15,564
                                                          --------   --------    --------     ---------     ----------
         Total Current Assets...........................   172,569    161,792      58,279       (32,012)       360,628
                                                          --------   --------    --------     ---------     ----------
Property, Plant and Equipment:
  Refining and marketing................................   368,183    209,804     372,768       (82,572)(e)    868,183
  Exploration and production............................   311,872         --          --                      311,872
  Marine services.......................................    48,201         --          --                       48,201
  Corporate.............................................    13,802         --          --                       13,802
                                                          --------   --------    --------     ---------     ----------
                                                           742,058    209,804     372,768       (82,572)     1,242,058
    Less accumulated depreciation, depletion and
      amortization......................................   317,645         --     188,127      (188,127)(e)    317,645
                                                          --------   --------    --------     ---------     ----------
    Net Property, Plant and Equipment...................   424,413    209,804     184,641       105,555(e)     924,413
                                                          --------   --------    --------     ---------     ----------
Other Assets............................................    38,447      3,295       8,774        47,271(f)     113,871
                                                                                                 17,819(g)
                                                                                                 (1,735)(d)
                                                          --------   --------    --------     ---------     ----------
         Total Assets...................................  $635,429   $374,891    $251,694     $ 136,898     $1,398,912
                                                          ========   ========    ========     =========     ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......................................  $ 44,275   $ 46,831    $  9,819     $  (3,553)(a) $   97,372
  Accrued liabilities and current income taxes
    payable.............................................    30,253     12,901       4,833         9,886(h)      57,873
  Current maturities of long-term debt and other
    obligations.........................................    11,428      1,003          --        (9,731)(g)      2,700
                                                          --------   --------    --------     ---------     ----------
         Total Current Liabilities......................    85,956     60,735      14,652        (3,398)       157,945
                                                          --------   --------    --------     ---------     ----------
Deferred Income Taxes...................................    31,003         --      25,523        55,065(j)     111,591
                                                          --------   --------    --------     ---------     ----------
Other Liabilities.......................................    42,821     29,460      14,412       (18,372)(h)     68,321
                                                          --------   --------    --------     ---------     ----------
Long-Term Debt and Other Obligations, Less Current
  Maturities............................................   136,290      8,433          --       336,082(g)     480,805
                                                          --------   --------    --------     ---------     ----------
Notes Payable to Affiliate..............................        --    145,000          --      (145,000)(a)         --
                                                          --------   --------    --------     ---------     ----------
Stockholders' Equity:
  Preferred Stock.......................................        --         --          --       164,954(b)     164,954
  Common Stock..........................................     4,419      8,208           3           958(b)       5,377
                                                                                                 (8,211)(k)
  Additional paid-in capital............................   191,000     52,362     181,011        80,540(b)     271,540
                                                                                               (233,373)(k)
  Retained earnings.....................................   147,039     70,693      16,093       (86,786)(k)    141,478
                                                                                                 (8,178)(g)
                                                                                                  2,617(i)
  Treasury stock........................................    (3,099)        --          --                       (3,099)
                                                          --------   --------    --------     ---------     ----------
         Total Stockholders' Equity.....................   339,359    131,263     197,107       (87,479)       580,250
                                                          --------   --------    --------     ---------     ----------
         Total Liabilities and Stockholders' Equity.....  $635,429   $374,891    $251,694     $ 136,898     $1,398,912
                                                          ========   ========    ========     =========     ==========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998

(a) Represents an adjustment to exclude assets and liabilities of BHP Hawaii and Shell Washington that are not acquired by Tesoro.

(b) Represents an adjustment for the issuance of Mandatorily Convertible Preferred Stock and Common Stock, the proceeds of which were used to finance the Transactions.

(c) Represents an adjustment of finished goods inventories to net realizable value, less an allowance for a normal profit margin, and of raw materials inventories to replacement cost.

(d) Represents an adjustment to conform the accounting policy for refinery maintenance costs to that of Tesoro.

(e)  Represents an adjustment of property, plant and equipment to fair value.

(f) Represents the excess purchase price over the book value of net assets acquired.

(g) Represents an adjustment to reflect the $50 million non-interest bearing BHP Note (discounted at 10%) plus aggregate borrowings of $448 million to finance the Acquisitions, to refinance existing indebtedness of Tesoro and to pay related fees, expenses and debt issue costs.

(h) Represents an adjustment to liabilities for certain employee benefits and for environmental matters taking into effect environmental agreements which provide for certain environmental indemnifications.

(i) Represents an adjustment to reduce income taxes payable for the tax effect resulting from charges to earnings related to the refinancing of existing indebtedness.

(j) Represents an adjustment to record the deferred tax obligations for differences in book and tax basis for the Washington Acquisition.

(k) Represents the elimination of historical equity of BHP Hawaii and Shell Washington.

(l) The following are pro forma consolidated balance sheet data excluding the effects of the Washington Acquisition, but including the effects of the Offerings and the mandatory special redemption of 50% of the aggregate principal amount of Notes offered in the Notes Offering:

Current assets...........................................  $  302,796
Property, plant and equipment, net.......................  $  639,413
Total assets.............................................  $1,002,131
Current liabilities......................................  $  136,010
Long-term debt and other obligations, less current
  maturities.............................................  $  201,479

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                              HISTORICAL
                                 ------------------------------------
                                               BHP           SHELL        PRO FORMA        PRO FORMA
                                  TESORO      HAWAII       WASHINGTON   ADJUSTMENTS(A)    COMBINED(L)
                                 --------   ----------     ----------   --------------    -----------
                                          (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Refining and marketing.......  $720,868   $  946,727     $1,089,918     $               $2,757,513
  Exploration and production...    84,798           --             --                         84,798
  Marine services..............   132,251           --             --                        132,251
  Other income.................     5,543          211             52                          5,806
                                 --------   ----------     ----------     ---------       ----------
          Total Revenues.......   943,460      946,938      1,089,970                      2,980,368
                                 --------   ----------     ----------     ---------       ----------
Operating Costs and Expenses:
  Refining and marketing.......   687,036      882,104      1,038,085         1,500(b)     2,608,725
  Exploration and production...    13,230           --             --                         13,230
  Marine services..............   124,725           --             --                        124,725
  Depreciation, depletion and
     amortization..............    45,729       13,762         12,715        (3,543)(c)       70,554
                                                                              1,891(d)
  Refinery assets writedown....                 88,813             --       (88,813)(e)           --
  Goodwill write-off...........        --       30,351             --       (30,351)(e)           --
                                 --------   ----------     ----------     ---------       ----------
          Total Operating Costs
            and Expenses.......   870,720    1,015,030      1,050,800      (119,316)       2,817,234
                                 --------   ----------     ----------     ---------       ----------
Operating Profit (Loss)........    72,740      (68,092)        39,170       119,316          163,134
General and Administrative.....   (13,588)     (25,054)(f)    (14,277)                       (52,919)
Interest Expense, Net of
  Capitalized Interest.........    (6,699)      (8,227)          (252)       14,291(g)       (52,579)
                                                                            (51,692)(h)
Interest Income................     1,597           --             --                          1,597
Other Expense, Net.............    (4,930)          --             --        (2,894)(i)       (7,824)
                                 --------   ----------     ----------     ---------       ----------
Earnings Before Income Taxes...    49,120     (101,373)        24,641        79,021           51,409
Income Tax Provision...........    18,435      (27,032)         8,902        19,230(j)        19,535
                                 --------   ----------     ----------     ---------       ----------
Earnings Before Extraordinary
  Items........................    30,685      (74,341)        15,739        59,791           31,874
Preferred Dividend.............        --           --             --       (11,959)(k)      (11,959)
                                 --------   ----------     ----------     ---------       ----------
Earnings Before Extraordinary
  Items Available for Common
  Shares.......................  $ 30,685   $  (74,341)    $   15,739     $  47,832       $   19,915
                                 ========   ==========     ==========     =========       ==========
Weighted Average Common
  Shares -- Basic..............    26,410                                     5,750           32,160
                                 ========                                 =========       ==========
Weighted Average Common Shares
  and Potentially Dilutive
  Common Shares -- Diluted.....    26,868                                     5,750           32,618
                                 ========                                 =========       ==========
Earnings Before Extraordinary
  Items:
  Per Share -- Basic...........  $   1.16                                                 $     0.62
                                 ========                                                 ==========
  Per Share -- Diluted.........  $   1.14                                                 $     0.61
                                 ========                                                 ==========

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                               HISTORICAL
                                    ---------------------------------
                                                  BHP        SHELL        PRO FORMA        PRO FORMA
                                     TESORO     HAWAII     WASHINGTON   ADJUSTMENTS(a)    COMBINED(l)
                                    --------   ---------   ----------   --------------    -----------
                                           (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Refining and marketing..........  $140,213   $ 210,447    $201,431      $                $ 552,091
  Exploration and production......    22,222          --                                      22,222
  Marine services.................    32,818          --                                      32,818
  Other income....................       786          (3)         30                             813
                                    --------   ---------    --------      ---------        ---------
          Total Revenues..........   196,039     210,444     201,461                         607,944
                                    --------   ---------    --------      ---------        ---------
Operating Costs and Expenses:
  Refining and marketing..........   130,720     191,642     195,685          1,500(b)       519,547
  Exploration and production......     3,925          --          --                           3,925
  Marine services.................    30,597          --          --                          30,597
  Depreciation, depletion and
     amortization.................    12,944          --       3,703          2,030(c)        19,150
                                                                                473(d)
  Refinery assets writedown.......        --     125,049          --       (125,049)(e)           --
                                    --------   ---------    --------      ---------        ---------
          Total Operating Costs
            and Expenses..........   178,186     316,691     199,388       (121,046)         573,219
                                    --------   ---------    --------      ---------        ---------
Operating Profit (Loss)...........    17,853    (106,247)      2,073        121,046           34,725
General and Administrative........    (3,372)     (5,139)     (2,512)                        (11,023)
Interest Expense, Net of
  Capitalized Interest............    (2,665)     (2,436)        (10)         4,708(g)       (13,326)
                                                                            (12,923)(h)
Interest Income...................       108          --          --                             108
Other Expense, Net................    (1,034)         --          --           (703)(i)       (1,737)
                                    --------   ---------    --------      ---------        ---------
Earnings Before Income Taxes......    10,890    (113,822)       (449)       112,128            8,747
Income Tax Provision..............     4,831     (33,676)        (80)        32,774(j)         3,849
                                    --------   ---------    --------      ---------        ---------
Earnings Before Extraordinary
  Items...........................     6,059     (80,146)       (369)        79,354            4,898
Preferred Dividend................        --          --          --         (2,990)(k)       (2,990)
                                    --------   ---------    --------      ---------        ---------
Earnings Before Extraordinary
  Items Available for Common
  Shares..........................  $  6,059   $ (80,146)   $   (369)     $  76,364        $   1,908
                                    ========   =========    ========      =========        =========
Weighted Average Common Shares
  Basic...........................    26,309                                  5,750           32,059
                                    ========                              =========        =========
Weighted Average Common Shares and
  Potentially Dilutive Common
  Shares -- Diluted...............    26,789                                  5,750           32,539
                                    ========                              =========        =========
Earnings Before Extraordinary
  Items:
  Per Share -- Basic..............  $   0.23                                               $    0.06
                                    ========                                               =========
  Per Share -- Diluted............  $   0.23                                               $    0.06
                                    ========                                               =========

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 AND THREE MONTHS ENDED MARCH 31, 1998

(a) The Unaudited Pro Forma Combined Condensed Statements of Operations do not give any effect to potential cost savings or revenue enhancements, which the Company believes will result from integrating the operations of the companies after the Acquisitions. Management expects to begin to realize such projected cost savings and revenue enhancements in the fourth quarter of 1998. The full annual impact of such projected cost savings and revenue enhancements is expected to be achieved in the fiscal year ending December 31, 1999, and is estimated to be approximately $25 million annually beginning in 1999.

(b)  Represents an adjustment for a Tesoro contract termination.

(c) Represents an adjustment in depreciation expense due to the change in property, plant and equipment to fair value. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of 28 years for refineries and five to ten years for machinery, equipment and buildings.

(d)  Represents the amortization of goodwill over 25 years.

(e) Represents elimination of the charge for asset and goodwill impairment recognized in the BHP Hawaii historical financial statements.

(f) Includes BHP Hawaii employee bonuses of $4 million in the year ended December 31, 1997, which were awarded based upon the performance of BHP operations that are not to be acquired by Tesoro.

(g) Represents elimination of interest on BHP Hawaii's obligations that will not be assumed by Tesoro and the elimination of interest on Tesoro's obligations that will be refinanced.

(h) Represents additional interest under the Revolver, the Term Loans, the Notes and accretion of the $50 million non-interest bearing BHP Note. See "Description of Other Indebtedness -- Other Indebtedness."

(i) Represents the amortization of debt issuance costs related to the Revolver, the Term Loans and the Notes.

(j) Represents the tax effect of the adjustments above, excluding amortization of goodwill for the Washington Acquisition.

(k) Represents a 7 1/4% annual dividend rate on the Mandatorily Convertible Preferred Stock.

(l) The following are pro forma consolidated results of operations excluding the effects of the Washington Acquisition, but including the effects of the Offerings and the mandatory special redemption of 50% of the aggregate principal amount of the Notes offered in the Notes Offering:

                                                                             THREE MONTHS
                                                             YEAR ENDED         ENDED
                                                            DECEMBER 31,      MARCH 31,
                                                                1997             1998
                                                            ------------     ------------
          Revenues........................................   $1,890,398        $406,483
          Expenses........................................   $1,846,127        $394,239
          Earnings before income taxes....................   $   44,271        $ 12,244
          Income tax provision............................   $   16,216        $  5,388
          Earnings before extraordinary items.............   $   28,055        $  6,856

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial information for Tesoro based upon its historical financial statements included in or incorporated by reference in this Prospectus. Separate financial statements of the subsidiary Guarantors are not included herein because the subsidiary Guarantors are jointly and severally liable on the Notes and the aggregate net assets, earnings and equity of such Guarantors are substantially equivalent to the net assets, earnings and equity of the parent on a consolidated basis.

                                                                                                           THREE MONTHS
                                                                YEARS ENDED DECEMBER 31,                  ENDED MARCH 31,
                                                   ---------------------------------------------------   -----------------
                                                    1993      1994       1995        1996       1997      1997      1998
                                                   -------   -------   ---------   ---------   -------   -------   -------
                                                              (IN MILLIONS EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENTS OF OPERATIONS DATA
Total revenues...................................  $ 830.4   $ 871.9   $ 1,002.9   $ 1,039.8   $ 943.4   $ 234.9   $ 196.0
Total segment operating profit(a)(b).............  $  52.3   $  64.4   $   105.9   $   144.8   $  72.7   $  15.0   $  17.9
Net earnings.....................................  $  17.0   $  15.7   $    54.6   $    74.5   $  30.7   $   6.1   $   6.1
Net earnings applicable to common stock..........  $   7.8   $  13.0   $    54.6   $    74.5   $  30.7   $   6.1   $   6.1
Earnings per share -- basic(c)...................  $  0.55   $  0.58   $    2.22   $    2.87   $  1.16   $  0.23   $  0.23
Earnings per share -- diluted(c).................  $  0.54   $  0.56   $    2.18   $    2.81   $  1.14   $  0.23   $  0.23
OTHER DATA
EBITDA, as reported(d):
  Refining and marketing.........................  $  25.5   $  12.8   $    12.6   $    18.5   $  33.2   $   3.2   $   9.5
  Exploration and production.....................     51.8      88.6       139.2       159.6      77.2      22.1      19.0
  Marine services................................     (3.2)     (2.0)       (4.1)        7.3       8.0       1.3       2.4
                                                   -------   -------   ---------   ---------   -------   -------   -------
        Total segment EBITDA.....................     74.1      99.4       147.7       185.4     118.4      26.6      30.9
  Corporate and unallocated......................    (18.3)    (18.6)      (22.3)      (13.4)    (16.2)     (3.7)     (4.1)
                                                   -------   -------   ---------   ---------   -------   -------   -------
        Total consolidated EBITDA................  $  55.8   $  80.8   $   125.4   $   172.0   $ 102.2   $  22.9   $  26.8
                                                   =======   =======   =========   =========   =======   =======   =======
Normalized EBITDA(e):
  Refining and marketing.........................  $  25.5   $   7.0   $    13.0   $    19.3   $  33.2   $   3.2   $   9.5
  Exploration and production.....................     32.1      49.7        58.8        70.0      73.2      20.5      19.0
  Marine services................................     (3.2)     (0.1)       (3.3)        7.3       8.0       1.3       2.4
                                                   -------   -------   ---------   ---------   -------   -------   -------
        Total segment EBITDA.....................     54.4      56.6        68.5        96.6     114.4      25.0      30.9
  Corporate and unallocated......................    (19.7)    (18.5)      (18.5)      (14.7)    (16.2)    ( 3.7)    ( 4.1)
                                                   -------   -------   ---------   ---------   -------   -------   -------
        Total consolidated EBITDA................  $  34.7   $  38.1   $    50.0   $    81.9   $  98.2   $  21.3   $  26.8
                                                   =======   =======   =========   =========   =======   =======   =======
Capital expenditures
  Refining and marketing.........................  $   7.1   $  32.0   $     9.3   $    11.1   $  43.9   $   2.9   $   2.0
  Exploration and production.....................     29.3      65.6        53.4        66.6      92.9      11.0      20.5
  Marine services................................      0.3       0.2         0.4         6.9       9.4       2.2       1.2
  Other..........................................      0.8       1.8         0.8         0.4       1.3       0.2       0.1
                                                   -------   -------   ---------   ---------   -------   -------   -------
        Total capital expenditures...............  $  37.5   $  99.6   $    63.9   $    85.0   $ 147.5   $  16.3   $  23.8
                                                   =======   =======   =========   =========   =======   =======   =======
BALANCE SHEET DATA
Working capital..................................  $ 124.5   $  85.9   $    77.5   $    99.5   $  74.3   $ 104.8   $  86.7
Property, plant and equipment, net...............  $ 213.2   $ 273.3   $   261.7   $   316.5   $ 413.8   $ 320.7   $ 424.4
Total assets.....................................  $ 434.5   $ 484.4   $   519.2   $   582.6   $ 627.8   $ 552.0   $ 635.4
Total long-term debt and other obligations(f)....  $ 185.5   $ 199.6   $   164.5   $    89.3   $ 132.3   $  89.3   $ 147.7
Redeemable preferred stock(f)....................  $  78.1   $    --   $      --   $      --   $    --   $    --   $    --
Stockholders' equity(f)..........................  $  58.5   $ 160.7   $   216.5   $   304.1   $ 333.0   $ 310.4   $ 339.4

---------------

(a) Results for the years 1993, 1994, 1995 and 1996 include revenues from above-market pricing provisions of a natural gas contract which was terminated effective October 1, 1996. Operating profit included $20 million, $39 million, $47 million and $25 million in the years 1993, 1994, 1995 and 1996, respectively, from the excess of these contract prices over spot market prices. Upon termination of the contract in 1996, the Exploration and Production segment also recorded a non-recurring increase in other income and operating profit of $60 million in connection with the settlement of the contract. In the year 1995, the Exploration and Production segment recorded other income and operating profit of $33 million from the sale of certain interests in the Bob West Field. See Notes C and D of Notes to Tesoro's Consolidated Financial Statements.

(b) Segment operating profit equals gross operating revenues, gains and losses on asset sales and other income less applicable segment costs of sales, operating expenses, depreciation, depletion and other items. Income taxes, interest expense and corporate general and administrative expenses are not included in determining operating profit.

(c) Earnings per share amounts for periods prior to the quarter ended December 31, 1997 have been restated, where appropriate, to conform with the requirements of Statement of Financial Accounting Standard ("SFAS") No.
     128. See Note A of Notes to Tesoro's Consolidated Financial Statements.

(d) EBITDA represents earnings before extraordinary item, interest expense, income taxes and depreciation, depletion and amortization. Segment EBITDA represents operating profit before depreciation, depletion and amortization. While not purporting to reflect any measure of the Company's operations or cash flows, EBITDA is presented for additional analysis. EBITDA is not a calculation based upon GAAP however, the amounts included in the EBITDA calculation are derived from amounts included in Tesoro's

     Consolidated Financial Statements. In addition, EBITDA should not be considered as an alternative to net earnings or operating profit, as an indication of the operating performance of the Company or an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled items of other companies.

(e) Normalized EBITDA is EBITDA, as defined in (d) above, excluding the impact of the above-market natural gas contract with Tennessee Gas and other significant items which affect the comparability between the periods presented. The following items have been excluded from EBITDA, as reported, to generate normalized EBITDA for each segment (in millions):

                                                                                             THREE
                                                                                             MONTHS
                                                                                             ENDED
                                                     YEARS ENDED DECEMBER 31,              MARCH 31,
                                             -----------------------------------------    ------------
                                             1993     1994     1995     1996     1997     1997    1998
                                             -----    -----    -----    -----    -----    ----    ----
   Refining and Marketing..................  $  --    $ 5.8    $(0.4)   $(0.8)   $ --     $--     $--
                                             -----    -----    -----    -----    ----     ----    ---
   Exploration and Production:
     Excess of contract prices over spot
       market prices.......................   19.7     38.9     47.1     24.6      --      --      --
     Income from settlement of a natural
       gas contract........................     --       --       --     60.0      --      --      --
     Gain on sale of asset.................     --       --     33.5       --      --      --      --
     Other non-recurring income (charges),
       net.................................     --       --     (0.2)     5.0     4.0     1.6      --
                                             -----    -----    -----    -----    ----     ----    ---
       Total Exploration and Production....   19.7     38.9     80.4     89.6     4.0     1.6      --
                                             -----    -----    -----    -----    ----     ----    ---
   Marine Services.........................     --     (1.9)    (0.8)      --      --      --      --
                                             -----    -----    -----    -----    ----     ----    ---
   Corporate and Unallocated...............    1.4     (0.1)    (3.8)     1.3      --      --      --
                                             -----    -----    -----    -----    ----     ----    ---
       Total Adjustments...................  $21.1    $42.7    $75.4    $90.1    $4.0     $1.6    $--
                                             =====    =====    =====    =====    ====     ====    ===

     For further information regarding these significant items, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(f) In 1994, the Company restructured its outstanding debt and preferred stock by completing a recapitalization and equity offering.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following analysis of the financial condition and results of operations of Tesoro should be read in conjunction with Tesoro's Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus. Those statements in the Management's Discussion and Analysis that are not historical in nature should be deemed forward-looking statements that are inherently uncertain. See "Forward-Looking Statements" on page 18 for discussion of the factors which could cause actual results to differ materially from those projected in such statements.

GENERAL

     The Company's strategy is to (i) maximize return on capital employed and increase the competitiveness of each of its business units by reducing costs, increasing operating efficiencies and optimizing existing assets and (ii) expand its overall market presence through a combination of internal growth initiatives and selective acquisitions which are both accretive to earnings and provide significant operational synergies. In 1998, the Company plans to further improve profitability in the Refining and Marketing segment by enhancing processing capabilities, strengthening marketing channels and improving supply and transportation functions. In the Exploration and Production segment, the strategy includes evaluating ways in which the Company can continue to diversify its oil and gas reserve base through both acquisitions and the drill bit and enhanced technical capabilities. The Company has made significant progress in diversifying its U.S. operations to areas other than the Bob West Field and has taken steps to begin serving emerging markets in South America. Improved profitability has positioned the Marine Services segment to participate in the consolidation of the industry by pursuing opportunities for expansion, as well as optimizing existing operations.

     In May 1998, Tesoro acquired the Hawaiian refining and marketing assets of two subsidiaries of BHP and entered into an agreement to acquire the Washington Refinery and related refining assets from a subsidiary of Shell. The Acquisitions are expected to triple Tesoro's annual revenues and significantly increase the scope of Tesoro's refining and marketing operations. Tesoro expects that the results of the Acquisitions will be accretive to earnings and cash flows beginning in 1999. The impact of the Acquisitions on earnings and cash flow may be neutral in 1998 primarily due to the mid-year timing of the Acquisitions and a scheduled maintenance turnaround at the Hawaii Refinery to begin in the summer of 1998. The Company will continue to pursue other opportunities that are operationally and geographically complementary with its asset base.

     As part of the Company's long-term strategy, growth initiatives are planned in 1998 with a capital budget of $195 million, excluding amounts required to fund the Acquisitions and capital expenditures related to the Hawaii and Washington operations following such acquisitions, which are projected to be approximately $15 to $20 million in 1998. The $195 million capital budget represents an increase of 33% over 1997 capital expenditures. Approximately 71% of the 1998 capital budget is directed toward increased drilling and other related exploration costs, both in Bolivia and the U.S. Another 25% is planned for downstream operations, primarily improvements in the Alaska marketing operations. The remaining 4% of the 1998 capital budget is dedicated to corporate expenditures, primarily upgrading information systems.

     The Company operates in an environment where its results and cash flows are sensitive to volatile changes in energy prices. Major shifts in the cost of crude oil used for refinery feedstocks and the price of refined products can result in a change in margin from the Refining and Marketing operations, as prices received for refined products may or may not keep pace with changes in crude oil costs. These energy prices, together with volume levels, also determine the carrying value of crude oil and refined product inventory. The Company uses the last-in, first-out method of accounting for inventories of crude oil and U.S. wholesale refined products in its Refining and Marketing segment. This method results in inventory carrying amounts that are less likely to represent current values and in costs of sales which more closely represent current costs. Similarly, changes in natural gas, condensate and oil prices impact revenues and the present value of estimated future net revenues and cash flows from the Company's Exploration and Production operations. Tesoro may increase or decrease its natural gas production in response to market conditions. The carrying value of oil and gas assets may be subject to noncash write-downs based on changes in natural gas prices and other determining factors. Changes in natural gas prices also influence the level of drilling activity in the Gulf of Mexico. The Company's Marine Services operation, whose customers include offshore drilling contractors and related industries, could be impacted by significant fluctuations in natural gas prices. The Company's Marine Services segment uses the first-in, first-out method of accounting for inventories of fuels. Changes in fuel prices can significantly impact inventory valuations and costs of sales in this segment.

RESULTS OF OPERATIONS

     This "Results of Operations" section reflects only the results of operations of Tesoro for periods prior to the consummation of the Transactions and does not include any financial information concerning BHP Hawaii and Shell Washington.

SUMMARY

     Tesoro's net earnings of $6.1 million, or $0.23 per share, for the three months ended March 31, 1998 ("1998 Quarter") compare with net earnings of $6.1 million, or $0.23 per share, for the three months ended March 31, 1997 ("1997 Quarter"). Improved refined product margins combined with higher sales volumes in the Company's Refining and Marketing segment and Marine Services segment during the 1998 Quarter were offset by lower natural gas prices in the Company's Exploration and Production segment.

     Tesoro's net earnings for the year 1997 were $30.7 million ($1.16 per basic share, $1.14 per diluted share) compared to $74.5 million ($2.87 per basic share, $2.81 per diluted share) in the year 1996 and $54.6 million ($2.22 per basic share, $2.18 per diluted share) in the year 1995. In the years 1996 and 1995, Tesoro incurred noncash aftertax extraordinary losses of $2.3 million and $2.9 million, respectively, for early extinguishments of debt. Earnings before extraordinary losses amounted to $76.8 million ($2.96 per basic share, $2.90 per diluted share) and $57.5 million ($2.34 per basic share, $2.29 per diluted share) in the years 1996 and 1995, respectively. Results for the years 1996 and 1995 included revenues from sales of natural gas at above-market prices under a contract with Tennessee Gas Pipeline Company ("Tennessee Gas") which was terminated effective October 1, 1996. Results of operations in 1997 and future years no longer benefit from above-market revenues under this contract. Significant items, including the impact of the Tennessee Gas contract, which affect the comparability between results of operations are highlighted in the table below (in millions except per share amounts):

                                                                             THREE MONTHS
                                               YEARS ENDED DECEMBER 31,    ENDED MARCH 31,
                                               -------------------------   ----------------
                                                1995      1996     1997     1997     1998
                                               -------   ------   ------   ------   -------
Net Earnings as Reported.....................  $ 54.6    $74.5    $30.7    $ 6.1    $  6.1
Extraordinary Loss on Debt Extinguishments,
  Net of Income Tax Benefit..................     2.9      2.3       --       --        --
                                               ------    -----    -----    -----    ------
Earnings Before Extraordinary Item...........    57.5     76.8     30.7      6.1       6.1
                                               ------    -----    -----    -----    ------
Significant Items Affecting Comparability,
  Pretax:
  Income from settlement of a natural gas
     contract................................      --     60.0       --       --        --
  Operating profit from excess of contract
     prices over spot market prices..........    47.1     24.6       --       --        --
  Other, including gain on sale and other
     income and expense items................    28.3      5.5      4.0      1.6        --
                                               ------    -----    -----    -----    ------
     Total Significant Items, Pretax.........    75.4     90.1      4.0      1.6        --
     Income Tax Effect.......................      --     27.2      1.2      0.5        --
                                               ------    -----    -----    -----    ------
     Total Significant Items, Aftertax.......    75.4     62.9      2.8      1.1        --
                                               ------    -----    -----    -----    ------
Net Earnings (Loss) Excluding Significant
  Items and Extraordinary Item...............  $(17.9)   $13.9    $27.9    $ 5.0    $  6.1
                                               ======    =====    =====    =====    ======

                                                                             THREE MONTHS
                                               YEARS ENDED DECEMBER 31,    ENDED MARCH 31,
                                               -------------------------   ----------------
                                                1995      1996     1997     1997     1998
                                               -------   ------   ------   ------   -------
Earnings Per Share -- Basic:
  As reported................................  $ 2.22    $2.87    $1.16    $0.23    $ 0.23
  Extraordinary loss.........................   (0.12)   (0.09)      --       --        --
  Impact of contract prices over spot market
     prices and settlement income............    1.92     2.28       --       --        --
  Effect of other significant items..........    1.15     0.15     0.10     0.04        --
                                               ------    -----    -----    -----    ------
  Excluding significant items and
     extraordinary item......................  $(0.73)   $0.53    $1.06    $0.19    $ 0.23
                                               ======    =====    =====    =====    ======
Earnings Per Share -- Diluted:
  As reported................................  $ 2.18    $2.81    $1.14    $0.23    $ 0.23
  Extraordinary loss.........................   (0.11)   (0.09)      --       --        --
  Impact of contract prices over spot market
     prices and settlement income............    1.88     2.23       --       --        --
  Effect of other significant items..........    1.14     0.14     0.10     0.04        --
                                               ------    -----    -----    -----    ------
  Excluding significant items and
     extraordinary item......................  $(0.73)   $0.53    $1.04    $0.19    $ 0.23
                                               ======    =====    =====    =====    ======

     As shown above, excluding the significant items affecting comparability, Tesoro's net earnings would have been $27.9 million ($1.06 per basic share, $1.04 per diluted share) in the year 1997, as compared to net earnings of $13.9 million ($0.53 per basic and diluted share) in the year 1996 and a net loss of $17.9 million ($0.73 per basic and diluted share) in the year 1995. The resulting $14 million increase in net earnings in the year 1997 was primarily attributable to better refined product margins, higher spot market natural gas prices and lower corporate interest expense.

     When comparing the year 1996 to 1995, after excluding significant items, the improvement in net earnings of approximately $32 million was primarily attributable to improvements within Tesoro's Refining and Marketing and Marine Services segments together with reduced general and administrative expenses and interest expense. These improvements were partially offset by an increase in Tesoro's total effective tax rate in the year 1996 as earnings subject to U.S. taxes exceeded available net operating loss and tax credit carryforwards.

     A discussion and analysis of the factors contributing to these results are presented below. The accompanying consolidated financial statements and related footnotes, together with the following information, are intended to provide shareholders and other investors with a reasonable basis for assessing Tesoro's operations, but should not serve as the sole criterion for predicting the future performance of Tesoro.

REFINING AND MARKETING

     The following table summarizes the Refining and Marketing segment's results of operations for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998.

                                                                               THREE MONTHS
                                                YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                               ---------------------------   -----------------
                                                1995      1996      1997      1997      1998
                                               -------   -------   -------   -------   -------
                                               (DOLLARS IN MILLIONS EXCEPT PER BARREL AMOUNTS)
GROSS OPERATING REVENUES
  Total refined products.....................  $ 664.5   $ 620.8   $ 643.7   $ 155.8   $ 122.7
  Other, primarily crude oil resales and
     merchandise.............................    106.5     124.6      77.2      18.6      17.5
                                               -------   -------   -------   -------   -------
          Total Gross Operating Revenues.....  $ 771.0   $ 745.4   $ 720.9   $ 174.4   $ 140.2
                                               =======   =======   =======   =======   =======

TOTAL OPERATING PROFIT
  Gross margin:
     Refinery(a).............................  $  63.5   $  74.6   $  93.3   $  18.3   $  24.0
     Non-refinery(b).........................     34.1      32.7      36.6       6.4       9.7
                                               -------   -------   -------   -------   -------
          Total gross margin.................     97.6     107.3     129.9      24.7      33.7
  Operating expenses.........................     84.7      87.9      96.0      21.5      24.2
  Depreciation and amortization..............     11.9      12.5      12.7       3.1       3.0
  Loss on sales of assets and other..........      0.3       0.9       0.7        --        --
                                               -------   -------   -------   -------   -------
          Total Operating Profit.............  $   0.7   $   6.0   $  20.5   $   0.1   $   6.5
                                               =======   =======   =======   =======   =======

CAPITAL EXPENDITURES.........................  $   9.3   $  11.1   $  43.9   $   2.9   $   2.0
                                               =======   =======   =======   =======   =======

REFINERY PRODUCT SPREAD ($/barrel)...........  $  3.44   $  4.29   $  5.09   $  4.13   $  4.75
                                               =======   =======   =======   =======   =======

TOTAL SEGMENT PRODUCT SALES (average bpd)(c)
  Gasoline...................................   24,526    17,427    17,393    16,738    14,495
  Middle distillates.........................   37,988    29,651    30,576    26,253    32,875
  Heavy oils and residual products...........   14,787    15,089    17,929    17,890    18,308
                                               -------   -------   -------   -------   -------
          Total Product Sales................   77,301    62,167    65,898    60,881    65,678
                                               =======   =======   =======   =======   =======

TOTAL SEGMENT PRODUCT SALES PRICES($/barrel)
  Gasoline...................................  $ 28.21   $ 32.72   $ 33.71   $ 33.64   $ 28.52
  Middle distillates.........................  $ 24.40   $ 29.01   $ 28.36   $ 32.09   $ 22.33
  Heavy oils and residual products...........  $ 13.66   $ 17.61   $ 17.30   $ 18.19   $ 11.32

TOTAL SEGMENT GROSS MARGINS ON PRODUCT SALES
  ($/barrel)(d)
  Average sales price........................  $ 23.55   $ 27.28   $ 26.76   $ 28.43   $ 20.65
  Average costs of sales.....................    20.53     23.15     21.92     24.63     15.58
                                               -------   -------   -------   -------   -------
          Gross Margin.......................  $  3.02   $  4.13   $  4.84   $  3.80   $  5.07
                                               =======   =======   =======   =======   =======

---------------

(a)  Represents throughput at the Alaska Refinery times refinery product spread.

(b) Non-refinery margin includes margins on products purchased and resold, margins on products sold in markets outside of Alaska, intrasegment pipeline revenues, retail margins, and adjustments due to selling a volume and mix of products that is different than actual volumes manufactured.

(c) Sources of total product sales include products manufactured at the Alaska Refinery, products drawn from inventory balances and products purchased from third parties. Tesoro's purchases of refined products for resale averaged approximately 25,500, 11,600 and 11,300 bpd in the years 1995, 1996 and

     1997, respectively, and 11,500 and 11,700 bpd in the three months ended March 31, 1997 and 1998, respectively.

(d) Gross margins on total product sales include margins on sales of purchased products, together with the effect of changes in inventories.

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     The Refining and Marketing segment's operating profit of $6.5 million in the 1998 Quarter increased $6.4 million from operating profit of $0.1 million in the 1997 Quarter. The improvement in results from Refining and Marketing was due to a combination of factors, including improved refined product yields, higher throughput volumes at the refinery and increased sales within the segment's core Alaska market, all of which contributed to improved refinery margins. The 1998 Quarter benefitted from an expansion completed in October 1997 of the Alaska Refinery's hydrocracker unit, which increased the unit's capacity by approximately 25% and enables the Company to produce more jet fuel, a product in short supply in Alaska. The expansion, together with the addition of a new, high-yield jet fuel hydrocracker catalyst, began to favorably impact this segment's results in the fourth quarter of 1997.

     During the 1998 Quarter, throughput at the Alaska Refinery increased by 7,000 bpd, a 14% increase over the 1997 Quarter. Production of middle distillates increased by 4,300 bpd (a 21% increase over the 1997 Quarter) and production of gasoline increased by 2,300 bpd (an 18% increase over the 1997 Quarter). Product sales volumes increased by 8% over the 1997 Quarter, which included a 15% increase within the core Alaska market. The increase in sales in Alaska was mainly due to a long-term retail capital spending program, primarily focused in the Anchorage area, which was initiated in 1997. The improved product slate and marketing efforts contributed to an increase in the Alaska Refinery's product spread to $4.75 per barrel in the 1998 Quarter, compared to $4.13 per barrel in the 1997 Quarter, reflecting a 39% decrease in the Company's per barrel feedstock cost with a 30% decline in per barrel yield value.

     Revenues from sales of refined products in the Refining and Marketing segment decreased during the 1998 Quarter due to a 27% decline in average sales prices partly offset by the 8% increase in sales volumes. Other revenues included crude oil resales of $10.5 million in the 1998 Quarter and $10.7 million in the 1997 Quarter. Costs of sales decreased in the 1998 Quarter due to lower feedstock prices. Margins from non-refinery activities increased to $9.7 million in the 1998 Quarter due primarily to a 14% increase in retail volumes and improved margins on products sold outside Alaska. Operating expenses were higher in the 1998 Quarter due to increased marketing costs.

     The Company's initiatives to enhance its product slate and sell more products within Alaska, as discussed above, have improved the fundamental earnings potential of this segment. Certain of these initiatives, such as the hydrocracker expansion, were completed in the fourth quarter of 1997. Future quarters will continue to benefit from the impact of these initiatives. Future profitability of this segment, however, will continue to be influenced by market conditions, particularly as these conditions influence costs of crude oil relative to prices received for sales in refined products, and other additional factors that are beyond the control of the Company. As previously discussed, the revenues and scope of the Refining and Marketing segment will be significantly increased upon the consummations of the Hawaii Acquisition and Washington Acquisition.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     The Refining and Marketing segment's operating profit of $20.5 million in 1997 increased $14.5 million from operating profit of $6.0 million in 1996. The improvement in results from Refining and Marketing has been due in part to Tesoro's initiatives to enhance its product slate, improve efficiencies and sell a larger portion of the Alaska Refinery's production within the core Alaska market. In these regards, in early October 1997, Tesoro completed an expansion of the Alaska Refinery's hydrocracker unit which began to favorably impact this segment's results in the fourth quarter of 1997. With respect to crude oil supply, during 1997, Tesoro negotiated contracts to purchase the remaining Cook Inlet crude oil production available for sale and, in October 1997, began purchasing approximately 25,000 bpd of Cook Inlet crude oil in addition to the approximate 9,000 bpd under previously existing contracts. Substantially all of the contracts for purchases of

Cook Inlet crude oil are for various periods extending through December 1998. As part of a three-year, $50 million Alaskan retail marketing expansion program initiated in 1997, Tesoro built two new retail stations, remodeled three stations, bought two stations and closed two uneconomic stations. At year-end 1997, the total number of retail stations selling Tesoro's gasoline totaled 222 as compared to 206 in 1996. Of these stations, 30 are located in the Pacific Northwest, compared to 18 at year-end 1996.

     During 1997, Tesoro's production of refined products increased in total by 5% due to higher throughput levels at the Alaska Refinery. The operational changes, previously discussed, resulted in an 8% increase in the production of middle distillates, primarily jet fuel, while gasoline production remained flat. Production of heavy oils and residual products increased by 7% in 1997. The improved product slate, which better matches Tesoro's product supply with demand in Alaska, reflected the change of a hydrocracker catalyst in late 1996 and the hydrocracker expansion and catalyst change in late 1997. Tesoro's sales of refined products within Alaska increased by 6% in 1997 contributing to higher product margins. The improved product slate and marketing efforts, together with generally favorable industry conditions, resulted in an increase in Tesoro's refinery spread to $5.09 per barrel in 1997, compared to $4.29 per barrel in 1996, reflecting a 10% decrease in Tesoro's per barrel feedstock cost with only a 5% decline in per barrel yield value. Both years included scheduled 30-day maintenance turnarounds.

     Revenues from sales of refined products in Tesoro's Refining and Marketing segment increased during 1997 due primarily to a 6% increase in sales volumes, partially offset by slightly lower average sales prices. Total refined product sales averaged 65,898 bpd in 1997 as compared to 62,167 bpd in 1996. Other revenues, which included crude oil resales of $44.4 million in 1997 and $93.8 million in 1996, declined due to lower sales volumes and prices. Tesoro had less crude oil available for resale in 1997 as throughput at the Alaska Refinery increased by 2,721 bpd, or 6%, from 1996 and fewer spot purchases of crude oil were made. Export sales of refined products, including sales to the Russian Far East, amounted to $16.1 million in 1997 compared to $22.0 million in 1996. Costs of sales decreased in 1997 due to lower spot purchases of crude oil and lower prices. Margins from non-refinery activities increased to $36.6 million in 1997 due primarily to higher retail sales and improved margins on products sold outside of Alaska. Operating expenses increased in 1997 due primarily to higher employee costs, professional fees and marketing expenses.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Results from Tesoro's Refining and Marketing segment improved during 1996 with operating profit of $6.0 million, compared to operating profit of $0.7 million in 1995. This improvement was achieved during a year when the industry was facing rapidly rising prices in the crude oil market. In addition, Tesoro's production level at the Alaska Refinery was reduced in September 1996 for a scheduled 30-day maintenance turnaround. Despite these factors, Tesoro was able to achieve a refinery product spread of $4.29 per barrel for 1996, compared to $3.44 per barrel in 1995. Tesoro's results were helped by its initiatives to control costs, improve the Alaska Refinery's product slate and expand the marketing program for its refined products. Tesoro's average refined product yield value per barrel increased by 19% in 1996, while Tesoro's feedstock costs per barrel increased by 17%.

     During 1996, Tesoro's production of refined products declined in total by 6%, which included the impact of the scheduled maintenance period. Of this decline, gasoline production decreased by 11% and middle distillates decreased by only 3%. These reductions reflected the change of a hydrocracker catalyst during the maintenance period, which allows for increased production of jet fuel and reduced production of gasoline beginning in the fourth quarter of 1996, which better matches Tesoro's product supply with demand in Alaska.

     During 1996, Tesoro's marketing efforts added 31 stations in Alaska and eight stations in the Pacific Northwest, bringing the total to 188 branded, unbranded and Company-operated stations in Alaska and 18 branded stations in the Pacific Northwest at year-end 1996. Two uneconomic stations in these areas were closed in 1996. In addition, Tesoro began producing and marketing liquid asphalt, which is a seasonal product in Alaska. Export sales of refined products, including sales to the Russian Far East, amounted to $22.0 million in 1996 and $18.5 million in 1995.

     Revenues from sales of refined products in Tesoro's Refining and Marketing segment decreased in 1996 due primarily to a 20% decline in sales volumes, partially offset by a 16% increase in average sales prices. Total refined product sales averaged 62,167 bpd in 1996 as compared to 77,301 bpd in 1995. This decline reflected the lower production volumes and Tesoro's withdrawal from certain U.S. West Coast markets during 1996, which also reduced Tesoro's purchases from other refiners and suppliers to 11,600 bpd in 1996 as compared to 25,500 bpd in 1995. One of the U.S. West Coast facilities was sold in 1996 resulting in a loss of $0.8 million. Sales of previously purchased crude oil increased to $93.8 million in 1996, compared to $75.8 million in 1995, due primarily to higher crude oil prices and in part due to sales of excess crude supply volumes during the maintenance period. Costs of sales decreased in 1996 due to lower volumes of refined products, partially offset by higher prices for crude oil and refined products. Operating expenses were higher in 1996 due primarily to higher environmental and employee costs partially offset by lower insurance costs.

EXPLORATION AND PRODUCTION

     The following table summarizes the Exploration and Production segment's results of operations for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998.

                                                                                      THREE MONTHS
                                                      YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                                    ----------------------------   ------------------
                                                      1995      1996      1997      1997       1998
                                                    --------   -------   -------   -------   --------
                                                      (DOLLARS IN MILLIONS EXCEPT PER UNIT AMOUNTS)
U.S.(a)(b)
  Gross operating revenues........................  $  113.0   $  93.8   $  73.6   $  21.5   $   19.1
  Income from settlement of a natural gas
     contract.....................................        --      60.0        --        --         --
  Other income, including gain on asset sale in
     1995.........................................      33.5       4.8       3.2       1.6        0.6
  Production costs................................      12.0       5.3       7.4       1.7        2.5
  Administrative support and other operating
     expenses.....................................       3.2       3.8       2.3       0.5        0.4
  Depreciation, depletion and amortization........      29.3      25.6      29.8       7.9        8.9
                                                    --------   -------   -------   -------   --------
          Total Operating Profit -- U.S...........     102.0     123.9      37.3      13.0        7.9
                                                    --------   -------   -------   -------   --------
BOLIVIA
  Gross operating revenues........................      11.7      13.7      11.2       1.9        3.1
  Other income related to collection of a
     receivable...................................        --        --       2.2        --         --
  Production costs................................       0.6       0.8       0.9       0.2        0.3
  Administrative support and other operating
     expenses.....................................       3.2       2.8       2.4       0.5        0.6
  Depreciation, depletion and amortization........       0.3       1.3       1.5       0.2        0.5
                                                    --------   -------   -------   -------   --------
          Total Operating Profit -- Bolivia.......       7.6       8.8       8.6       1.0        1.7
                                                    --------   -------   -------   -------   --------
TOTAL OPERATING PROFIT -- EXPLORATION AND
  PRODUCTION......................................  $  109.6   $ 132.7   $  45.9   $  14.0   $    9.6
                                                    ========   =======   =======   =======   ========
U.S.
  Average Daily Net Production:
     Natural gas (Mcf)............................   114,490    87,654    86,052    94,103     99,135
     Oil (barrels)................................         1        27       118       145        173
     Total (Mcfe).................................   114,496    87,816    86,760    94,973    100,173
  Average Prices:
     Natural gas ($/Mcf) --
       Spot market(c).............................  $   1.34   $  1.95   $  2.17   $  2.34   $   2.01
       Average(b).................................  $   2.57   $  2.75   $  2.17   $  2.34   $   2.01
     Oil ($/barrel)...............................  $  16.82   $ 21.99   $ 18.90   $ 21.14   $  14.13
  Average Operating Expenses ($/Mcfe):
     Lease operating expenses.....................  $   0.11   $  0.14   $  0.20   $  0.16   $   0.21
     Severance taxes..............................      0.18      0.03      0.03      0.04       0.06
                                                    --------   -------   -------   -------   --------
          Total production costs..................      0.29      0.17      0.23      0.20       0.27
     Administrative support and other.............      0.06      0.10      0.07      0.05       0.05
                                                    --------   -------   -------   -------   --------
          Total Operating Expenses................  $   0.35   $  0.27   $  0.30   $  0.25   $   0.32
                                                    ========   =======   =======   =======   ========
  Depletion ($/Mcfe)..............................  $   0.69   $  0.79   $  0.93   $  0.91   $   0.97
  Capital Expenditures (including U.S. gas
     transportation)..............................  $   49.6   $  59.7   $  65.4   $   7.0   $   18.2

                                                                                      THREE MONTHS
                                                      YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                                    ----------------------------   ------------------
                                                      1995      1996      1997      1997       1998
                                                    --------   -------   -------   -------   --------
                                                      (DOLLARS IN MILLIONS EXCEPT PER UNIT AMOUNTS)
BOLIVIA
  Average Daily Net Production:
     Natural gas (Mcf)............................    18,650    20,251    19,537    10,999     22,769
     Condensate (barrels).........................       567       584       518       316        816
     Total (Mcfe).................................    22,052    23,755    22,645    12,895     27,665
  Average Prices:
     Natural gas ($/Mcf)..........................  $   1.28   $  1.33   $  1.15   $  1.32   $   0.97
     Condensate ($/barrel)........................  $  14.39   $ 17.98   $ 15.71   $ 19.28   $  15.78
  Average Operating Expenses ($/Mcfe):
     Production costs.............................  $   0.07   $  0.10   $  0.11   $  0.16   $   0.11
     Value-added taxes............................      0.06      0.05        --        --         --
     Administrative support and other.............      0.35      0.27      0.31      0.41       0.29
                                                    --------   -------   -------   -------   --------
          Total Operating Expenses................  $   0.48   $  0.42   $  0.42   $  0.57   $   0.40
                                                    ========   =======   =======   =======   ========
  Depletion ($/Mcfe)..............................  $   0.03   $  0.15   $  0.19   $  0.15   $   0.21
  Capital Expenditures............................  $    3.8   $   6.9   $  27.5   $   4.0   $    2.3

---------------

(a) Represents Tesoro's U.S. oil and gas operations combined with gas transportation activities.

(b) Results for the years 1995 and 1996 included revenues from above-market pricing provisions of a contract with Tennessee Gas which was terminated effective October 1, 1996. Operating profit for the years 1995 and 1996 included $47.1 million and $24.6 million, respectively, for the excess of these contract prices over spot market prices. Net natural gas production sold under the contract averaged approximately 20 million cubic feet ("MMcf") per day in 1995 and 11 MMcf per day in 1996. Upon termination of the contract, Tesoro recorded other income and operating profit of $60 million during the fourth quarter of 1996. See Note D of Notes to Tesoro's Consolidated Financial Statements.

(c) Includes effects of Tesoro's natural gas commodity price agreements which amounted to a gain of $0.01 per Mcf in the year 1995 and losses of $0.11 per Mcf and $0.05 per Mcf in the years 1996 and 1997 respectively, and a loss of $0.19 per Mcf for the 1997 Quarter. There were no such agreements during the 1998 Quarter.

EXPLORATION AND PRODUCTION -- U.S.

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Operating profit from the Company's U.S. exploration and production operations was $7.9 million in the 1998 Quarter compared with $13 million in the 1997 Quarter. While the Company's production increased by 5%, natural gas prices declined by $0.33 per Mcf, or 14%, to $2.01 per Mcf in the 1998 Quarter compared to $2.34 per Mcf in the 1997 Quarter. The 1997 Quarter also benefitted from income of $1.6 million for retroactive severance tax refunds for production in prior years, with no substantial refunds received in the 1998 Quarter.

     The Company's production volumes averaged 100.2 MMcfe per day in the 1998 Quarter compared to 95.0 MMcfe per day in the quarter ended March 31, 1997. This increase in the Company's production consisted of a 30.4 MMcf per day decline from the Bob West Field offset by a 35.6 MMcfe per day production increase from other U.S. fields. The Company's production outside of the Bob West Field rose to 51% of total production during the 1998 Quarter, as compared to 17% in the 1997 Quarter.

     Gross operating revenues from the Company's U.S. operations decreased by $2.4 million, primarily due to lower spot market prices for sales of natural gas. Other income was lower in the 1998 Quarter due to fewer refunds of severance taxes. Production costs were higher by $0.8 million ($0.07 per Mcfe) primarily due to higher lease operating expenses. Lease operating costs in the aggregate for the Bob West Field remained relatively flat, while production volumes have declined, resulting in an increase in per unit lease operating expenses from $0.13 per Mcf in the 1997 Quarter to $0.22 per Mcf in the 1998 Quarter. Lease operating costs in the aggregate for other fields have doubled, while production volumes have tripled, resulting in a decrease in per unit lease operating cost from $0.29 per Mcfe to $0.19 per Mcfe. Depreciation, depletion and amortization increased by $1.0 million, or 13%, due to a higher depletion rate and increased volumes.

     From time to time, the Company enters into commodity price agreements to reduce the risk caused by fluctuation in the prices of natural gas in the spot market. During the 1997 Quarter, the Company used such agreements to set the price of 34% of the natural gas production that it sold in the spot market and recognized a loss of $1.6 million ($.19 per Mcf) related to these price agreements. The Company did not have any such transactions during the 1998 Quarter.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Operating profit from Tesoro's U.S. exploration and production operations was $37.3 million in 1997, compared with $123.9 million in 1996. Comparability between these years was impacted by several major transactions in 1996, including the favorable resolution in August 1996 of litigation regarding the Tennessee Gas contract and the termination of the remainder of the contract effective October 1, 1996. As provided for in the Tennessee Gas contract, which was to expire in January 1999, Tesoro was selling a portion of the gas produced in the Bob West Field pursuant to a contract price, which was substantially above the average spot market price. In total, during 1996, Tesoro received approximately $120 million in cash for the resolution of litigation and termination of the Tennessee Gas contract, with Tesoro's Exploration and Production segment recording operating profit of $60 million upon termination of the contract. In 1996 and 1995, the Exploration and Production segment's operating profit also included $24.6 million and $47.1 million, respectively, from the excess of Tennessee Gas contract prices over spot market prices. See Note D of Notes to Tesoro's Consolidated Financial Statements.

     Additionally, during 1996, substantially all of Tesoro's proved producing reserves in the Bob West Field were certified by the Texas Railroad Commission as high-cost gas from a designated tight formation, eligible for state severance tax exemptions from the date of first production through August 2001. Accordingly, no severance tax is recorded on current production from the exempt wells in the Bob West Field beginning in 1996. In 1997 and 1996, Tesoro recognized income of $1.8 million and $5.0 million, respectively, for retroactive severance tax refunds for production in prior years.

     Excluding the impact of the incremental contract value and income from the severance tax refunds, operating profit from Tesoro's U.S. operations would have been $35.5 million in 1997 compared to $34.3 million in 1996. The resulting increase of $1.2 million was primarily attributable to higher spot market prices for sales of natural gas, partially offset by higher depletion and operating expenses.

     Prices realized by Tesoro on its natural gas production sold in the spot market increased 11% to $2.17 per Mcf in 1997 from $1.95 per Mcf in 1996. Tesoro's weighted average sales price, which included the above-market pricing of the Tennessee Gas contract in 1996, decreased in 1997 due to the termination of the contract. Tesoro's net production averaged 86.8 MMcfe per day in 1997, a decrease of 1.0 MMcfe per day from 1996. This decrease consisted of a 16.1 MMcf per day decline from the Bob West Field, partially offset by a 15.1 MMcfe per day increase from other U.S. fields. Tesoro's U.S. production outside of the Bob West Field rose to 50% of its total U.S. production by January 1998, as compared to 7% at 1996 year-end.

     Gross operating revenues from Tesoro's U.S. operations, after excluding amounts related to Tennessee Gas, increased due to the higher spot market prices. Production costs were higher by $2.1 million ($0.06 per Mcfe) due mainly to costs at the Bob West Field, including increased compression costs and a charge for ad valorem taxes in 1997 as well as the impact of lower processing fees in 1996. Administrative support and other operating expenses decreased by $1.5 million. Depreciation and depletion increased by $4.2 million, or 16%, due to a higher depletion rate.

     From time to time, Tesoro enters into commodity price agreements to reduce the risk caused by fluctuations in the prices of natural gas in the spot market. During 1997, 1996 and 1995, Tesoro used such agreements to set the price of 9%, 30% and 38%, respectively, of the natural gas production that it sold in the spot market. During 1997 and 1996, Tesoro realized losses of $1.6 million ($0.05 per Mcf) and $3.1 million ($0.11 per Mcf), respectively, from these price agreements. In 1995, the effects of natural gas price agreements resulted in a gain of $0.3 million ($0.01 per Mcf). Tesoro had no remaining price agreements outstanding at December 31, 1997.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Operating profit of $123.9 million from Tesoro's U.S. exploration and production operations in 1996 increased $21.9 million from operating profit of $102.0 million in 1995. Comparability between these years was impacted by several major transactions. As discussed above, the 1996 results included the impact of the incremental value of the Tennessee Gas contract. Operating profit for 1995 included a gain of $33.5 million from the sale of certain interests in the Bob West Field (see Note C of Notes to Tesoro's Consolidated Financial Statements). Excluding the impact of the incremental contract value from both years and the gain on sale of assets from 1995, operating profit from Tesoro's U.S. operations for 1996 would have been $34 million compared to $21 million for 1995. The resulting increase was primarily due to higher spot market prices for sales of natural gas as industry demand increased due to unusually cold weather combined with below-normal storage levels.

     Prices realized by Tesoro on its natural gas production sold in the spot market increased 46% to $1.95 per Mcf in 1996 from $1.34 per Mcf in 1995. Excluding 24,500 Mcf per day related to the sold interests from 1995, Tesoro's spot production increased by 6,600 Mcf per day during 1996. Tesoro's exploration and acquisition programs outside of the Bob West Field contributed 3,800 Mcf per day of the increase in spot production with the remaining increase attributable to sales to Tennessee Gas at spot prices effective October 1, 1996. Tesoro's weighted average sales price increased 7% to $2.75 per Mcf in 1996 as compared to $2.57 per Mcf in 1995. The Bob West Field production declined by 6,100 Mcf per day after excluding amounts related to sold interests in 1995.

     Gross operating revenues from Tesoro's U.S. operations, after excluding $11.7 million related to the sold interests from 1995, decreased by $7.5 million due primarily to the decline in volumes sold under the Tennessee Gas contract, and losses under commodity price agreements discussed above, partially offset by increases in spot market sales prices and production. The decline in production costs of $6.7 million, or $0.12 per Mcfe, was mainly attributable to the severance tax exemptions in the Bob West Field. Total depreciation, depletion and amortization was lower in 1996 due to lower production volumes, partially offset by a higher depletion rate.

EXPLORATION AND PRODUCTION -- BOLIVIA

     Tesoro's Bolivian natural gas production is sold to Yacimientos Petroliferos Fiscales Bolivianos ("YPFB"), a Bolivian governmental agency, which in turn sells the natural gas to Yacimientos Petroliferos Fiscales, SA ("YPF"), a publicly-held company based in Argentina. Currently, Tesoro's sales of natural gas production are based on the volume and pricing terms in a contract between YPFB and YPF, which was extended in April 1997 for an additional two years to March 31, 1999, with an option to extend the contract a maximum of one additional year if a pipeline being constructed from Bolivia to Brazil is not complete. In the contract extension, YPF negotiated an 11% reduction in the minimum contract volume that it is required to import from Bolivia, which in turn resulted in a corresponding 11% reduction of Tesoro's minimum contract volume to 36.9 MMcf per day gross (26.2 net). The contract gas prices fluctuate since they are linked to a monthly average fuel oil price posted in the New York spot market.

     A lack of market access has constrained natural gas production in Bolivia. Tesoro believes that the completion of a 1,900-mile pipeline from Bolivia to Brazil will provide access to larger gas-consuming markets. Upon completion of this pipeline, Tesoro will face intense competition from major and independent natural gas companies operating in Bolivia for a share of the contractual volumes to be exported to Brazil. It is anticipated that each producer's share of the contractual volumes will be allocated by YPFB according to a number of factors, including each producer's reserve volumes and production capacity. Although Tesoro expects gas deliveries on the pipeline to begin in early 1999, there can be no assurance that the pipeline will be operational by such date. With the exception of the volumes currently under contract with the Bolivian government, Tesoro cannot be assured of the amount of additional volumes that will be exported to Brazil upon completion of the pipeline.

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Operating profit from the Company's Bolivian operations increased to $1.7 million in the 1998 Quarter, from $1.0 million operating profit in the 1997 Quarter. Although Bolivian natural gas prices fell to $0.97 per Mcf from $1.32 per Mcf realized in the 1997 Quarter, net production volumes more than doubled to 27.7 Mmcfe per day from 12.9 Mmcfe per day in the 1997 Quarter. Production in the 1997 Quarter was affected by lower contractual purchases made to balance prior over-production in 1996 and also by constraints from repairs to a non-Company-owned pipeline that transports gas from Bolivia to Argentina. Additionally, production in the 1998 Quarter reflects an increase resulting from the Company's purchase of interests held by its former joint venture participant in July 1997.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Operating profit from Tesoro's Bolivian operations decreased to $8.6 million in 1997, from $8.8 million operating profit in 1996. Results for 1997 benefitted from income of $2.2 million related to the collection of a receivable for prior years' production. Without this income, operating profit would have decreased by $2.4 million in 1997 due to declines in natural gas and condensate production and prices. With Tesoro's purchase of interests held by its former joint venture participant in July 1997, Tesoro's share of production from Bolivia increased by approximately 33% beginning in the 1997 third quarter (see Note C of Notes to Tesoro's Consolidated Financial Statements). However, earlier in the year, Tesoro's Bolivian natural gas production was lower due to a reduction in minimum takes under the new contract between YPFB and YPF and also due to constraints arising from repairs to a third-party pipeline that transports gas from Bolivia to Argentina. In addition, during 1996, production was higher due to requests from YPFB for additional production from Tesoro to meet export specifications. Natural gas prices fell 14% to $1.15 per Mcf in 1997, compared to $1.33 per Mcf in 1996. Condensate prices fell 13% to $15.71 per barrel in 1997, compared to $17.98 per barrel in 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Operating profit from Tesoro's Bolivian operations increased to $8.8 million in 1996, from the $7.6 million operating profit in 1995. This improvement was primarily due to a 9% increase in production of natural gas, primarily due to increased demand from YPFB during the second and third quarters of 1996, together with higher prices received for both natural gas and condensate. Operating expenses declined by 12% on a per unit basis reflecting a 6% decrease in costs combined with the increase in volumes. Partially offsetting these improvements was an increase in depreciation, depletion and amortization of $1.0 million.

MARINE SERVICES

     The following table summarizes the Marine Services segment's results of operations for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998.

                                                                                     THREE MONTHS
                                                        YEARS ENDED DECEMBER 31,    ENDED MARCH 31,
                                                        -------------------------   ---------------
                                                         1995     1996     1997      1997     1998
                                                        ------   ------   -------   ------   ------
                                                                   (DOLLARS IN MILLIONS)
Gross Operating Revenues
  Fuels...............................................  $61.9    $98.9    $104.5    $28.2    $25.8
  Lubricants and other................................   12.0     14.9      16.4      4.3      4.1
  Services............................................    0.6      8.7      11.3      3.0      2.9
                                                        -----    -----    ------    -----    -----
          Gross Operating Revenues....................   74.5    122.5     132.2     35.5     32.8
Costs of Sales........................................   64.9     93.0      96.7     27.3     23.6
                                                        -----    -----    ------    -----    -----
          Gross Profit................................    9.6     29.5      35.5      8.2      9.2
Operating Expenses and Other..........................   13.7     22.2      27.5      6.9      6.8
Depreciation and Amortization.........................    0.3      1.2       1.7      0.4      0.6
                                                        -----    -----    ------    -----    -----
          Operating Profit (Loss).....................  $(4.4)   $ 6.1    $  6.3    $ 0.9    $ 1.8
                                                        =====    =====    ======    =====    =====
Capital Expenditures..................................  $ 0.4    $ 6.9    $  9.4    $ 2.2    $ 1.2

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Gross operating revenues declined by $2.7 million during the 1998 Quarter due primarily to lower fuel sales prices partly offset by increased volumes. Cost of sales decreased by $3.7 million, which also reflects the lower fuel prices. In total, operating profit improved by $0.9 million largely due to increased margins.

     The Marine Services business is largely dependent upon the volume of oil and gas drilling, workover, construction and seismic activity in the Gulf of Mexico.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Gross operating revenues increased by $9.7 million, which included a $7.1 million increase in fuels and lubricant revenues and a $2.6 million increase in service revenues. The increase in fuels and lubricant revenues was primarily due to a 10% increase in sales volumes, partially offset by lower prices. The service revenue increase of 30% was due in part to increased rig activity in the Gulf of Mexico and Tesoro's focus to serve these customers. Additional terminal locations stemming from an acquisition consummated in February 1996 together with internal growth initiatives have enabled Tesoro to increase its sales activity. Costs of sales increased in 1997 due to the higher volumes. The improvement of $6.0 million in gross profit was offset by higher operating and other expenses associated with the increased activity together with upgrades to facilities and services.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     In February 1996, Tesoro acquired Coastwide Energy Services, Inc. ("Coastwide") and combined these operations with Tesoro's marine petroleum products distribution business, forming a Marine Services segment. Operating results from Coastwide have been included in Tesoro's Marine Services segment since the date of acquisition. See Note C of Notes to Tesoro's Consolidated Financial Statements.

     The Marine Services segment consisted of 20 terminals at year-end 1996, compared to 14 at the prior year-end. The increase of $39.9 million in fuels and lubricants revenues was primarily due to the added locations and associated volumes combined with higher fuel prices. In addition, revenues from services grew by $8.1 million. These increases in revenues together with improved margins during 1996 were partially offset by higher operating and other expenses associated with the increased activity. Depreciation and amortization increased during 1996 due to capital additions during the year. In total, operating profit of $6.1 million in 1996 reflected a turnaround from the losses incurred in the prior year.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased from $3.0 million for the 1997 Quarter to $3.4 million for the 1998 Quarter. General and administrative expenses were $13.6 million in the year 1997, compared with $12.7 million in the year 1996 and $16.4 million in the year 1995. The increase in the year 1997 was primarily due to higher employee costs partially offset by lower professional fees and insurance costs. When comparing the year 1996 to the year 1995, the decrease was primarily due to lower employee and labor costs resulting from cost reduction measures implemented by Tesoro in late 1995.

INTEREST EXPENSE AND INTEREST INCOME

     Interest expense of $2.7 million for the 1998 Quarter increased from the $1.6 million in the 1997 Quarter primarily due to higher borrowings under Tesoro's credit facility to fund net working capital requirements, arising primarily from higher crude oil levels at the Alaska Refinery and to fund capital expenditures. Interest expense totaled $6.7 million in the year 1997, compared with $15.4 million in the year 1996 and $20.9 million in the year 1995. Tesoro's redemption of public debt of $74.1 million in November 1996 and $34.6 million in December 1995 contributed to these interest savings.

     Interest income was $1.6 million in the year 1997, compared with $8.4 million in the year 1996 and $1.8 million in the year 1995. The fluctuation in the year 1996 included interest of approximately $7 million received from Tennessee Gas in conjunction with the collection of a receivable which resulted from underpayment for natural gas sold in prior periods (see Note D of Notes to Tesoro's Consolidated Financial Statements).

OTHER EXPENSE, NET

     Other expense was $4.9 million in the year 1997, compared with $10 million in the year 1996 and $8.5 million in the year 1995. In the year 1996, Tesoro incurred costs of $2.3 million to resolve a shareholder consent solicitation, together with a write-off of deferred financing costs and increased expenses related to Tesoro's former operations. There were no material comparable costs recorded in the year 1997. When comparing the year 1996 to the year 1995, the increase in other expense was due to the costs recorded in the year 1996, partially offset by lower employee termination and restructuring costs.

INCOME TAX PROVISION

     The income tax provision for the 1998 Quarter was $4.8 million (44% effective tax rate) compared with $3.5 million (36% effective tax rate) for the 1997 Quarter. The increase in effective tax rate primarily reflects an increase in foreign taxes related to Tesoro's Bolivian revenues. The income tax provision was $18.4 million in the year 1997, compared with $38.3 million in the year 1996 and $4.4 million in the year 1995. Effective income tax rates were 7%, 33% and 37% in the years 1995, 1996 and 1997, respectively (see Note H of Notes to Tesoro's Consolidated Financial Statements). The decrease in the income tax provision in the year 1997 was primarily attributable to lower earnings, partially offset by a higher effective rate due to Bolivian taxes. When comparing the year 1996 to the year 1995, the income tax provision increased due to earnings subject to U.S. taxes exceeding available net operating loss and tax credit carryforwards.

CAPITAL RESOURCES AND LIQUIDITY

OVERVIEW

     The Company's primary sources of liquidity are its cash and cash equivalents, internal cash generation and external financing. The Company operates in an environment in which its liquidity and capital resources are impacted by changes in the supply of and demand for crude oil, natural gas and refined petroleum products, market uncertainty and a variety of additional risks that are beyond the control of the Company. These risks include, among others, the level of consumer product demand, weather conditions, the proximity of the Company's natural gas reserves to pipelines, the capacities of such pipelines, fluctuations in seasonal demand, governmental regulations, the price and availability of alternative fuels and overall market and economic conditions. The Company's future capital expenditures as well as borrowings under its credit arrangements and other sources of capital will be affected by these conditions.

CREDIT ARRANGEMENTS

     Upon issuance of the Old Notes in the Notes Offering, entering into the Senior Credit Facility and the application of the estimated net proceeds therefrom, the Company's pro forma indebtedness as of March 31, 1998 would have been approximately $483.5 million (including the Notes, but excluding an additional $350.0 million available under the Senior Credit Facility). The Company's primary capital requirements are expected to include capital expenditures, working capital and debt service. The primary sources of capital are expected to be cash flow from operations and borrowings under the Senior Credit Facility, which incurs interest at variable rates. Based upon current and anticipated future operations and anticipated future cost savings, the Company believes that available capital resources will be adequate to meet anticipated future capital requirements. There can be no assurance, however, that the Company's business will generate sufficient cash flow that, together with other sources of capital, will enable the Company to service its indebtedness, preferred stock dividend payments or make anticipated capital expenditures. If the Company is unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing indebtedness, or obtain additional financing. See "Risk
Factors -- Substantial Leverage and Debt Service."

     The Senior Credit Facility, the Notes and PIES and other debt instruments of the Company, impose various restrictions and covenants on the Company that could potentially limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments, to raise additional debt or equity capital or to take advantage of business opportunities. See "Description of Other Indebtedness," "Description of the Notes" and "Description of Capital Stock."

CAPITAL SPENDING

     Capital spending in 1997 totaled $147 million which was funded from available cash reserves, internally-generated cash flows from operations and external financing. Capital expenditures for the Exploration and Production segment were approximately $93 million, including $65 million for U.S. operations and $28 million for Bolivia operations. In the U.S., capital expenditures were principally for participation in the drilling of 11 development wells (nine completed), 12 exploratory wells (eight completed), the purchase of 33 Bcfe of proved reserves and 82,000 net undeveloped lease acres and seismic activity. In Bolivia, capital expenditures included the purchase of contract interests from its former joint venture participant (see Note C of Notes to Tesoro's Consolidated Financial Statements), exploratory drilling, seismic activity and workovers. Capital projects for the Refining and Marketing segment in 1997 totaled $44 million, primarily for costs related to the hydrocracker expansion and the commencement of a long-term capital program to improve marketing operations. In the Marine Services segment, capital spending totaled $9 million during 1997, primarily for expansion and improvement of operations along the Gulf of Mexico.

     For 1998, the Company has a total capital budget of approximately $195 million, excluding amounts required to fund the Acquisitions and capital expenditures of $15 to $20 million in 1998 related to the Hawaii and Washington operations following the Acquisitions. Through the quarter ended March 31, 1998, the Company's capital spending totaled $24 million. The Exploration and Production segment accounts for $139 million, or 71%, of the budget with $82 million planned for U.S. activities and $57 million for Bolivia. Planned U.S. expenditures include $25 million for acquisitions, $21 million for development drilling (participation in 30 gross wells), $17 million for leasehold, geological and geophysical, and $17 million for exploratory drilling (participation in 20 gross wells). In Bolivia, the drilling program is budgeted at $14 million for development drilling (three wells) and $12 million for exploratory drilling (two gross wells), with the remainder planned for upgrading a gas processing plant, laying gathering lines to shut-in wells, workovers and three-dimensional seismic activity. Capital spending, other than capital expenditures related to the Hawaii and Washington operations, for the Refining and Marketing segment is planned at approximately $39 million, which includes $20 million towards the retail marketing expansion program in Alaska started in 1997, $8 million for environmental and $8 million for improvements to the Alaska Refinery. The Marine Services capital budget is $9 million, primarily directed towards equipment and facility upgrades together with potential acquisitions. The Company also expects to spend $7 million for corporate capital projects, including upgrades to information systems. Capital expenditures for 1998 are expected to be financed through a combination of cash flows from operations, available cash reserves and additional borrowings under the Senior Credit Facility. Actual capital expenditures may vary from these projections due to a number of factors, including the timing of drilling projects and the extent to which properties are acquired.

CASH FLOW SUMMARY

     Components of Tesoro's cash flows are set forth below (in millions):

                                                                        THREE MONTHS
                                           YEARS ENDED DECEMBER 31,    ENDED MARCH 31,
                                           -------------------------   ---------------
                                            1995     1996     1997      1997     1998
                                           ------   ------   -------   ------   ------
Cash Flows From (Used In):
  Operating Activities...................  $ 35.4   $178.9   $  95.6   $ 23.8   $  6.4
  Investing Activities...................     2.4    (94.2)   (151.5)   (16.8)   (29.5)
  Financing Activities...................   (37.8)   (75.9)     41.5      1.6     17.0
                                           ------   ------   -------   ------   ------
Increase (Decrease) in Cash and Cash
  Equivalents............................  $   --   $  8.8   $ (14.4)  $  8.6   $ (6.1)
                                           ======   ======   =======   ======   ======

     Net cash from operating activities during the 1998 Quarter totaled $6 million, compared to $24 million in the 1997 Quarter. Although the level of earnings during both quarters was relatively the same, working capital components were higher during the 1998 Quarter. Net cash used in investing activities of $29 million during the 1998 Quarter included capital expenditures of $24 million, primarily in the Company's exploration and production segment, and an escrow deposit of $5 million for the Hawaii Acquisition. Net cash from financing activities of $17 million during the 1998 Quarter included additional borrowings of $23 million under the Company's credit facility, partially offset by payments of other long-term debt, including repayment and termination of a marine services loan. During the 1998 Quarter, gross borrowings under revolving credit lines were $110 million, with $92 million of repayments. At March 31, 1998, the Company's outstanding borrowings under its current credit facility were $51 million and net working capital totaled $87 million, which included cash and cash equivalents of $2.3 million.

     During the year 1997, net cash from operating activities totaled $96 million, compared with $179 million in 1996. Operating cash flows in 1997 included a $57 million decrease in receivables due in part to collections related to product and crude oil sales volumes at 1996 year-end, Bolivian production sold in prior years and retroactive severance taxes, partially offset by income tax and other payments. The 1996 operating cash flows included the impact of receipts from Tennessee Gas. Net cash used in investing activities of $151 million in 1997 included capital expenditures of $93 million for Tesoro's Exploration and Production activities, $44 million for Refining and Marketing activities and $9 million for Marine Services. Net cash from financing activities of $41 million in 1997 included net borrowings of $28 million under the former credit facility and receipt of $16 million under a loan for the hydrocracker expansion, partially offset by payments of other long-term debt and repurchases of Common Stock. During 1997, gross borrowings under Tesoro's former credit facility were $150 million, with $122 million of repayments. At December 31, 1997, Tesoro's net working capital totaled $74 million, which included cash and cash equivalents of $8 million.

     During the year 1996, net cash from operating activities totaled $179 million, compared with $35 million in 1995. This increase in operating cash flows in 1996 was primarily due to the receipt of $120 million from Tennessee Gas for the favorable resolution of litigation in August 1996 and termination of the natural gas purchase and sales contract effective October 1, 1996. In addition, improved profitability plus noncash items, such as depreciation, depletion and amortization and deferred income taxes, contributed to higher cash flows from operations. Partially offsetting these increases were higher net working capital balances, particularly receivables which increased primarily due to higher year-end sales volumes together with higher prices. Net cash used in investing activities of $94 million in 1996 included capital expenditures of $85 million and cash consideration of nearly $8 million for the acquisition of Coastwide. Net cash used in financing activities of

$76 million during 1996 was primarily due to the redemption of public debt aggregating $74 million together with payments of other long-term debt. During 1996, Tesoro's gross borrowings and repayments under its corporate revolving credit line amounted to $165 million.

     During the year 1995, net cash from operating activities totaled $35 million. Although natural gas production from Tesoro's South Texas operations increased during 1995, lower cash receipts for sales of natural gas adversely affected Tesoro's cash flows from operations. Net cash from investing activities of $2 million in 1995 included proceeds of $70 million from sales of assets, primarily certain interests in the Bob West Field, partially offset by $64 million of capital expenditures and $3 million for acquisition of the Kenai Pipe Line Company ("KPL"). Net cash used in financing activities of $38 million in 1995 was primarily related to the redemption of $34.6 million of public debt and payments of other long-term debt. Tesoro's gross borrowings and repayments under the former credit facility totaled $262 million during 1995.

OTHER

     On May 12, 1998, employee incentive payments were triggered when the high and low trading price of the Company's Common Stock averaged $20 per share over a 20 consecutive trading day period under an incentive strategy approved by the Company's Board of Directors in June 1996. The triggering of those awards reflects an aggregate increase of more than $250 million in the market value of the Company's Common Stock since June 1996. The triggering of the incentive program will result in a pretax charge of approximately $20 million (of which approximately $10 million is non-cash) during the second quarter of 1998. On an aftertax basis, the charge will be approximately $13 million ($0.50 per share) which represents approximately 5% of the increase in Tesoro's market value since June 1996. For further information related to the incentive strategy, see Note K of Tesoro's Notes to Condensed Consolidated Financial Statements.

     The second quarter of 1998 will also reflect receipt of approximately $21 million pretax ($14 million aftertax) from an operator in the Bob West Field, representing funds that are no longer needed as a contingency reserve for litigation. These proceeds were used to reduce debt levels.

ENVIRONMENTAL

     In connection with the Hawaii Acquisition, the Company and certain subsidiaries of BHP (the "BHP Sellers") have executed an environmental agreement in which the BHP Sellers have agreed to indemnify the Company for environmental costs arising out of conditions at the Hawaii Refinery, terminals and retail stations previously operated by BHP Hawaii which existed at or prior to May 31, 1998, the effective closing date of the Hawaii Acquisition, subject to a maximum limit of $9.5 million. Under the environmental agreement, the first $5 million of environmental costs are the responsibility of the BHP Sellers and the next $6 million are to be shared on the basis of 75% by the BHP Sellers and 25% by the Company. The BHP Sellers' environmental indemnification will survive for a ten-year period. Certain environmental claims arising out of prior operations of the BHP Sellers are not subject to the $9.5 million limit or ten-year time limit for claims made.

     Under the agreement related to the Washington Acquisition, Shell Refining Holding Company, a subsidiary of Shell, generally has agreed to indemnify the Company for environmental liabilities at the Washington Refinery arising out of conditions which existed at or prior to the closing date. However, the Company is responsible for the first $0.5 million in environmental costs in each year and 50% of environmental costs over $1 million in each year, subject to a maximum aggregate liability of $5 million.

     To comply with environmental laws and regulations, the Company anticipates that it will make capital improvements of approximately $7 million in 1998 and $2 million in 1999. In addition, capital expenditures for alternate secondary containment systems for existing storage tank facilities are estimated to be $2 million in 1998 and $2 million in 1999 with a remaining $5 million to be spent by 2002. At the Hawaii Refinery, the Company expects to make capital improvements, including improvements to sulphur emission controls and new tank roof seals, of $4 million in 1998 and $1 million in 1999. At the Washington Refinery, the Company anticipates that it will make capital improvements of approximately $2 million in 1998 and $1 million in 1999, primarily for replacing certain storage tank seals and increasing the hydraulic capacity of the facility storm water conveyance system.

     The Company is subject to extensive foreign, federal, state and local environmental laws and regulations. These laws, which change frequently, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites or install additional controls or other modifications or changes in use for certain emission sources. The Company is currently involved in remediation response and has incurred cleanup expenditures associated with environmental matters at a number of sites, including certain of its current and prior-owned properties. At March 31, 1998, Tesoro's accruals for environmental expenses amounted to $8.7 million, which included a noncurrent liability of $2.5 million for remediation of KPL's properties that has been funded by the former owners of KPL through a restricted escrow deposit.

     Conditions that require additional expenditures may exist for various Company sites, including, but not limited to, the Alaska Refinery, the Hawaii Refinery, the Washington Refinery, retail stations (current and closed locations) and petroleum product terminals, and for compliance with the Clean Air Act, and other mandated programs. The amount of such future expenditures cannot currently be determined by the Company. For further information on environmental contingencies, see Note L of Notes to Tesoro's Consolidated Financial Statements.

YEAR 2000 COMPLIANCE

     The efficient operation of Tesoro's business is dependent on its computer hardware, operating systems and software programs (collectively, "Systems and Programs"). These Systems and Programs are used in several key areas of Tesoro's business operating systems and controls, including information management services and financial reporting, as well as in various administrative functions. Tesoro has been evaluating its Systems and Programs to identify potential year 2000 compliance problems, as well as manual processes, external interfaces with customers and services supplied by vendors. The year 2000 problem refers to the limitations of the programming code in certain existing hardware and software programs to recognize date sensitive information for the year 2000 and beyond. Unless replaced or modified prior to the year 2000, such hardware and systems may not properly recognize such information and could generate erroneous data or cause a system to fail to operate properly.

     Based on current information, Tesoro expects to attain year 2000 compliance and institute appropriate testing of its modifications and replacements in a timely fashion and in advance of the year 2000 date change. It is anticipated that modification or replacement of Tesoro's Systems and Programs will be performed in-house by company personnel. Tesoro believes that, with hardware replacement and modifications to existing software or conversions to new software, the year 2000 date change will not pose a significant operational problem for Tesoro. It is possible that non-compliant third party computer systems or programs may not interface properly with Tesoro's computer systems. Tesoro has requested assurance from third parties that their computers, systems or programs be year 2000 compliant. Tesoro could, however, be adversely affected by the year 2000 problem if it or unrelated parties fail to successfully address this issue. Management of Tesoro currently anticipates that the expenses and capital expenditures associated with its year 2000 compliance project will not have a material effect on its financial position or results of operations.

     Tesoro has recently undertaken a review of the year 2000 compliance status of BHP Hawaii and Shell Washington, and is currently unable to determine whether it has exposure to contingencies related to the year 2000 issue in connection with the Acquisitions.

NEW ACCOUNTING STANDARDS

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments in annual financial statements and requires that selected information about operating segments be included in interim financial reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 becomes effective for the Company's 1998 year-end and need not be applied to interim financial information until 1999. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosures related to pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets and eliminates certain disclosures previously required. SFAS No. 132 becomes effective for the Company in 1998. Both statements contain provisions for restatement of prior period information. The Company is evaluating the effects that these new statements will have on its financial reporting and disclosures. The new statements will have no effect on the Company's results of operations, financial position or cash flows.

                                    BUSINESS

GENERAL

     The Company is a diversified natural resource company engaged in petroleum refining, distributing and marketing of petroleum products, marine logistics services and the exploration and production of natural gas and oil. These operations are conducted through three business segments: Refining and Marketing, Exploration and Production, and Marine Services.

     The Company is the second largest independent refiner and the fifth largest refiner overall in PADD V. The Company's Refining and Marketing segment operates petroleum refineries at Kenai, Alaska; Kapolei, Hawaii; and Anacortes, Washington. The Company currently sells gasoline through a large network of branded stations in Alaska and Hawaii and is expanding its retail gasoline marketing presence in the Pacific Northwest. This segment is also a major supplier of jet fuel to the Anchorage, Honolulu and the Seattle/Tacoma airports and diesel fuel to Alaska, Hawaii and Washington's fishing and marine industries. The Company's Marine Services segment operates through a network of 23 marine terminals located in Louisiana and Texas and on the U.S. West Coast, distributing petroleum products and providing logistics services to the offshore drilling industry and other customers. Upstream, the Company's Exploration and Production segment focuses on exploration, development and production of natural gas and oil onshore in Texas, Louisiana and Bolivia. The Company's net proved worldwide reserves totaled 517 Bcfe of natural gas at year-end 1997.

     The Company's strategy is to (i) maximize return on capital employed and increase the competitiveness of each of its business units by reducing costs, increasing operating efficiencies and optimizing existing assets and (ii) expand its overall market presence through a combination of internal growth initiatives and selective acquisitions which are both accretive to earnings and provide significant operational synergies.

     Tesoro was incorporated in Delaware in 1968 (a successor by merger to a California corporation incorporated in 1939). Its principal executive offices are located at 8700 Tesoro Drive, San Antonio, Texas 78217-6218 and its telephone number is (800) 837-6768.

REFINING AND MARKETING

OVERVIEW

     The Company conducts petroleum refining operations in Alaska, Washington and Hawaii and sells refined products to a wide variety of customers in Alaska and Hawaii, along the U.S. West Coast, primarily in the Pacific Northwest, American Samoa, Tahiti and in certain Far Eastern markets, including Russia, Japan and Korea.

REFINERIES

     ALASKA

     The Alaska Refinery has a rated throughput capacity of 72,000 bpd and is capable of producing liquefied petroleum gas, gasoline, jet fuel, diesel fuel, heating oil, liquid asphalt, heavy oils and residual products. Alaska North Slope ("ANS") and Cook Inlet crude oils are the primary feedstocks for the Alaska Refinery. To assure the availability of crude oil to the Alaska Refinery, the Company has a royalty crude oil purchase contract with the State of Alaska and contracts with various Cook Inlet producers (see "-- Crude Oil Supply" discussed below). During 1997, these crude oils were processed to yield refined products consisting of approximately 25% gasoline, 42% middle distillates, 29% heavy oils and residual products and 4% other products. Throughput at the Alaska Refinery was reduced during both 1997 and 1996 for scheduled 30-day maintenance turnarounds.

     In early October 1997, the Company completed an expansion of the Alaska Refinery's hydrocracker unit, which increased the unit's capacity by approximately 25% to 12,500 bpd and enables the Company to produce more jet fuel, a product currently in short supply in Alaska. The expansion, together with the addition of a new, high-yield jet fuel hydrocracker catalyst, cost approximately $19 million and has a projected payback period of two years. The expansion, together with increased shipments of Cook Inlet crude oil beginning in October 1997, began to improve the Alaska Refinery's product slate during the fourth quarter of 1997.

     HAWAII

     The Hawaii Refinery, located 22 miles west of Honolulu, Hawaii, has a rated throughput capacity of 95,000 bpd and is the largest refinery in the state. It is capable of producing liquefied petroleum gas, gasoline, jet fuel, diesel fuel, fuel oil for ships and electrical power plants and liquid asphalt.

     ANS and crude oil from Australia and Southeast Asia are the primary feedstocks for the Hawaii Refinery. During 1997, these crude oils were processed to yield refined products consisting of approximately 45% middle distillates, 28% gasoline, naphtha and liquefied petroleum gases, and 27% residual fuel oil. Crude throughput at the Hawaii Refinery was reduced by 20% in June and July of 1997 to allow a scheduled maintenance turnaround on the marine mooring facility. Planned shutdowns were taken in January 1996 and March 1997 on the catalytic reformer unit to allow regeneration of catalyst, and the Hawaii Refinery is scheduled to shut down for 30 days beginning in late June 1998 for a routine maintenance turnaround.

     In addition to crude and vacuum distillation, refining operations include catalytic reforming, hydrocracking, hydrogen generation, visbreaking, light ends recovery and liquid asphalt production.

     WASHINGTON

     The Washington Refinery has a rated throughput capacity of 108,000 bpd and is the third largest refinery in the Pacific Northwest. The Washington Refinery is located approximately 60 miles north of Seattle near Anacortes, Washington. Approximately 35% of the refinery's crude oil feedstock is ANS with the remaining sources primarily from Canada. Crude oil feedstock is received via ship across the Company's dock in the Puget Sound and via pipeline. During 1997, the Washington Refinery yielded a product slate comprised of approximately 53% gasoline, 24% middle distillates and 23% residual fuel oil and other heavy oil products. Although Shell incorporated Shell Washington on January 4, 1996, Shell Washington commenced operations on May 1, 1996.

CRUDE OIL SUPPLY

     ALASKA

     The Alaska Refinery is designed to process crude oil with up to 1.0% sulphur content. As such, the Alaska Refinery can process Cook Inlet, ANS and certain other foreign and domestic crude oils. Historically, the Company's Alaska Refinery has processed primarily ANS crude oil. Beginning in the fourth quarter of 1997, Cook Inlet crude became a major feedstock for the Alaska Refinery and the Company anticipates that Cook Inlet will be a major feedstock for 1998.

     Cook Inlet Crude Oil. Cook Inlet crude oil, a lighter crude oil that contains an average of 0.1% sulphur, accounted for 26% of the Alaska Refinery's feedstock in 1997. In the first nine months of 1997, the Company processed approximately 9,300 bpd of Cook Inlet crude oil, or 19% of the Alaska Refinery's throughput, which was obtained from several producers on the Kenai peninsula under short-term contracts. During October 1997, the Company began purchasing all of the approximately 34,000 bpd of Cook Inlet production from various producers under contracts that extend through December 1998. A contract to purchase 4,500 bpd, of the 34,000 bpd, has been extended through March 31, 2001. During the fourth quarter of 1997, the Company processed approximately 24,900 bpd of Cook Inlet crude oil, or approximately 44% of the Alaska Refinery's throughput. During 1998, the Company expects that Cook Inlet crude oil will be a major feedstock for the Alaska Refinery.

     Cook Inlet crude oil is delivered by tanker through KPL's marine terminal or by pipeline to the Alaska Refinery.

     ANS Crude Oil. ANS crude oil, a heavy crude oil which has a sulphur content of approximately 1.0%, accounted for 71% of the Alaska Refinery's feedstock in 1997. The Company purchased approximately 35,700 bpd of ANS crude oil during 1997 under the royalty crude oil purchase contract with the state of Alaska. This contract, which covers the period January 1, 1996, through December 31, 1998, provides for the purchase of 30% of the state of Alaska ANS royalty crude oil produced from the Prudhoe Bay Unit at prices based on royalty values computed by the state of Alaska. The contract contains provisions that, under certain conditions, allow the Company to temporarily or permanently reduce its purchase obligation. Under the contract, the Company is required to utilize in its Alaska Refinery operations volumes equal to at least 80% of the ANS crude oil purchased from the state of Alaska. The Company is presently in discussions with the state of Alaska in regard to extending this contract for an additional year.

     Tesoro also purchases approximately 6,000 bpd of ANS crude oil from a producer under a contract with a term of one year which began January 1, 1998.

     ANS crude oil feedstock is delivered to the Alaska Refinery by a Tesoro-chartered tanker through the KPL marine terminal, which is owned and operated by the Company.

     For information related to a settlement of a contractual dispute with the state of Alaska, see Note I of Notes to Tesoro's Consolidated Financial Statements.

     Other Supply. In 1997, the Alaska Refinery obtained 3% of its feedstock supply from other sources. The other supply primarily consisted of spot purchases of crude oil which were delivered to the Alaska Refinery by tanker through KPL's marine terminal. The Company evaluates the economic viability of processing various types of foreign and domestic crude oils in the Alaska Refinery and will occasionally purchase spot quantities to supplement its normal crude oil supply.

     HAWAII

     The Hawaii Refinery has the ability to process a wide range of crudes and is located geographically such that it is economic to transport and receive crudes from several parts of the world. The Hawaii Refinery is designed to process crude with a sulphur content as high as 1.0% and also has the capability to process combinations of crudes with naphtha/gasoline content as high as 35% and residual fuel oil content as high as 30%. The Hawaii Refinery has processed crude oil from Alaska, Australia, Malaysia, Indonesia and occasionally from other countries. The Company evaluates the economics of a wide range of crudes on a regular basis and is able to respond to movements in regional trading markets by changing crude selection. The Company currently purchases 10,000 bpd of Indonesian Duri crude oil from two suppliers under three one-year contracts and 20,000 bpd of ANS crude oil from a producer under a 90-day contract with an evergreen clause. All other crude oil is purchased on a spot basis. In connection with the Hawaii Acquisition, the Company and an affiliate of BHP entered into a crude supply agreement pursuant to which the BHP affiliate will assist the Company in acquiring crude oil feedstock sourced outside of North America and arrange for transportation of such crude oil to the Hawaii Refinery. The crude supply agreement is for a period of two years and provides for annual payments of $1.4 million by the Company to the BHP affiliate for such services.

     WASHINGTON

     Waterborne cargos, primarily ANS, are received over the refinery ship dock and Canadian crude is received via Transmountain Pipeline. Either facility has the capability to provide almost 100% of the Washington Refinery's needs. Historically, approximately 60% of the Washington Refinery's crude supply has been sweet Canadian crude received from the pipeline. However, after the expansion of the sulphur plant anticipated to be completed in September 1998, the Washington Refinery will be able to receive and process heavy Canadian crude which has a higher sulphur content. Butanes are received through the Washington Refinery's rail car rack. Small volumes of miscellaneous feedstocks are received by barge. Both the ANS and Canadian crudes are purchased from a variety of producers under multiple contracts.

MARKETING

     ALASKA

     Gasoline. The Company distributes gasoline to end users in Alaska, either by retail sales through 35 Company-operated stations, by wholesale sales through 125 branded and 25 unbranded dealers and jobbers (as of March 31, 1998) or by deliveries to major oil companies for their retail operations in Alaska in exchange for gasoline delivered to the Company on the U.S. West Coast. During 1997, the Company-operated retail stations sold an aggregate of 93,000 gallons of gasoline per day.

     In 1997, the Company initiated a three-year, $50 million retail marketing expansion program focused primarily in Anchorage, Alaska, the state's largest motor fuel market. During the year, two new retail stations were built, three stations were remodeled and two uneconomic stations were closed. In addition, in late 1997, the Company purchased the Union 76 marketing assets in Alaska, which included three retail stations located in Southeast Alaska and the rights to use the Union 76 trademark within Alaska.

     Gasoline produced in excess of Alaska's market demand is shipped to the U.S. West Coast or exported to the Far East by chartered vessel.

     Middle Distillates. The Company is a major supplier of commercial jet fuel into the Alaskan marketplace, with a majority of its production being marketed to passenger and cargo airlines. The demand for jet fuel in Alaska is growing and currently exceeds the production of all refiners in Alaska. Several marketers, including the Company, import jet fuel into Alaska to meet excess demand. The expansion of the Alaska Refinery's hydrocracker unit has increased the Company's jet fuel production to help meet this growing market.

     Substantially all of the Company's diesel fuel production is sold on a wholesale basis in Alaska primarily for marine, transportation and industrial purposes. As part of the purchase of the Union 76 marketing assets discussed above, the Company acquired a terminal with a 110,000-barrel capacity in Ketchikan, Alaska. Diesel fuel will be supplied to this terminal from the Alaska Refinery and the U.S. West Coast. The product will be delivered to the terminal by marine barge. Generally, the production of diesel fuel by refiners in Alaska is in balance with demand; however, because of the variability of the demand, there are occasions when diesel fuel is imported into or exported from Alaska. See "-- Government Regulation and Legislation -- Environmental Controls" for a discussion of the effect of governmental regulations on the production of low-sulphur diesel fuel for on-highway use in Alaska.

     Heavy Oils and Residual Products. The Alaska Refinery's vacuum unit uses crude tower bottoms as a feedstock and further processes these volumes into light vacuum gas oil ("LVGO"), heavy vacuum gas oil ("HVGO") and vacuum tower bottoms ("VTBs"). The LVGO is further processed in the Alaska Refinery's hydrocracker where it is converted into gasoline and jet fuel. HVGO is sold to refiners on the U.S. West Coast where it is used as fluid catalytic cracker feedstock. The VTBs are used to produce liquid asphalt or they are sold on the U.S. West Coast. The Company sells its liquid asphalt, which is used in the manufacturing of highway paving materials, primarily in Alaska where the demand is seasonal because mild weather conditions are needed for highway construction. During 1997, the Company opened an asphalt marketing facility in Anchorage, which helped increase sales of this product in Alaska.

     HAWAII

     Petroleum products manufactured at the Hawaii Refinery are sold under various contracts on a term basis or on a spot basis principally in Hawaii, the Far East, the Pacific Islands and, to a lesser extent, the U.S. West Coast.

     Gasoline. The Company distributes gasoline to end users in Hawaii by retail sales through 30 Company-operated stations and by wholesale sales through two dealer-operated stations or by deliveries to major oil companies for their retail operations in Hawaii. During 1997, the Company-operated retail stations sold an average of 120,500 gallons of gasoline and diesel per day.

     In 1994, BHP Hawaii initiated a three-year, $26 million retail gas station and convenience store upgrade program. Since 1994, three new retail facilities were built, two were purchased, five stations were rebuilt and 18 stations and three car washes were remodeled.

     Middle Distillates. The Company is the major supplier of commercial jet fuel into the Hawaiian marketplace with a majority of its production being marketed to passenger airlines. The demand for jet fuel currently exceeds the production of both refiners in Hawaii. Several marketers, including BHP Hawaii, import jet fuel into Hawaii to meet demand.

     Substantially all of the Company's diesel fuel production is sold on a wholesale basis in Hawaii primarily for marine, transportation, utility and military purposes. Generally, the production of diesel by refiners in Hawaii is in balance with demand. However, because of the variability of demand, there are occasions when diesel fuel is imported into or exported from Hawaii.

     Heavy Oils and Residual Products. The Hawaii Refinery's vacuum unit uses crude tower bottoms as feedstock and further processes these volumes into medium vacuum gas oil ("MVGO"), HVGO and VTBs. The MVGO is further processed in the Hawaii Refinery's hydrocracker where it is converted into naphtha, jet fuel and diesel. The HVGO is primarily used within the Hawaii Refinery for fuel oil blending and occasionally sold to other refiners for use as fluid catalytic cracker feedstock when inventories and economics are favorable. The VTBs are used to produce liquid asphalt or are visbroken and blended to produce bunker fuel or low sulphur fuel for use by utility power producers in Hawaii.

     PACIFIC NORTHWEST

     The Washington Refinery produces a variety of products including gasoline, CARB gasoline, diesel, jet fuel, residual fuel and liquefied petroleum gases. Up to 35% of the gasoline production will be sold to Shell through an off-take agreement, approximately 30% is sold in the spot market and Chevron receives approximately 30% in exchange for products in California. Jet fuel is sold primarily to the Seattle/Tacoma Airport via pipeline. Diesel is sold to barging companies and via truck rack. Heavy oil and residual products are currently sold to another refiner and, locally, as bunker fuel. Upon completion of an asphalt facility, a portion of the bottoms will be marketed as liquid asphalt. Combined with the Alaska Refinery's production of heavy oil, the Company will be the largest marketer of bunker fuels in the Pacific Northwest.

     The Company conducts wholesale marketing operations along the U.S. West Coast, primarily in Oregon and Washington, selling refined products in the bulk market and through eight terminal facilities, including three operated by the Company. In 1997, these operations sold approximately 10,300 bpd of refined products, primarily gasoline and diesel fuel, of which approximately 25% was received from major oil companies in exchange for products from the Alaska Refinery, approximately 24% was received directly from the Alaska Refinery and 51% was purchased from other suppliers. In January 1998, operations of the three Company-operated facilities on the U.S. West Coast were transferred to the Company's Marine Services segment.

     The Company's retail presence in Oregon and Washington was expanded during 1997 by adding 12 branded stations, bringing the number of "Tesoro Alaska" branded gasoline stations in the Pacific Northwest to 30 at year-end. The Washington Acquisition will not include any retail outlets.

     FAR EAST

     From time to time, the Company exports refined products from the Alaska Refinery to certain markets in the Far East, including Russia. These exported products, primarily gasoline, are transported to the Far East by a chartered Russian flag vessel, described below, or at times by spot charters. Gasoline blendstocks (reformate and naphtha) produced in excess of Hawaii's market is exported to the Far East.

TRANSPORTATION

     ALASKA

     The Company charters two American flag vessels, the Potomac Trader and the Chesapeake Trader. These vessels are used to transport ANS crude oil from the Trans Alaska Pipeline System ("TAPS") terminal at Valdez, Alaska, and Cook Inlet crude oil from the Drift River terminal to the Alaska Refinery. The vessels are also used to transport heavy oils and residual products to the U.S. West Coast and occasionally to transport other feedstocks or products to the Alaska Refinery. The Potomac Trader and the Chesapeake Trader are chartered under five-year agreements expiring in 2000. The Company charters a Russian flag vessel, the Igrim, to primarily transport refined products from the Alaska Refinery to the Far East. The Igrim is chartered under an agreement expiring in June 1999, which may be extended at the Company's option through June 2000. The Company plans to continue marketing its products in the Far East and is evaluating transportation alternatives. From time to time, the Company also charters tankers and ocean-going barges to transport petroleum products to its customers within Alaska, on the U.S. West Coast and in the Far East.

     The Company operates a common carrier petroleum products pipeline from the Alaska Refinery to its terminal in Anchorage. This ten-inch diameter pipeline has a capacity to transport approximately 40,000 barrels of petroleum products per day and allows the Company to transport light products to the terminal throughout the year regardless of weather conditions. During 1997, the Company transported for its own account an average of approximately 24,100 barrels of petroleum products per day through this pipeline. The Company also owns and operates KPL, a common carrier pipeline and marine dock facility, which assures the Company of uninterrupted use of the dock and pipeline for unloading crude oil feedstocks and loading product inventory on tankers and barges. During 1997, the Company transported for its own account approximately 49,700 barrels of crude oil per day and 37,300 barrels of refined products per day through the KPL facilities.

     For further information on transportation in Alaska, see "-- Government Regulation and Legislation -- Environmental Controls."

     HAWAII

     Crude oil is transported to Hawaii by tankers and discharged through a single point mooring terminal ("SPM") about 1.5 miles offshore from the Hawaii Refinery. The Company charters barges and tugs to transport petroleum products to its customers in the Hawaiian Islands and a foreign flag vessel, the Carla Hills, to transport diesel fuel, jet fuel and gasoline to customers in American Samoa, and fuel oil to a customer in Tahiti. The Carla Hills is also used to transport product imports and exports between Hawaii and the Far East. The Company also is a party to two Contracts of Affreightment with independent parties to charter vessels to meet its transportation requirements for crude oil and clean products.

     Three underwater pipelines connect the SPM to the Hawaii Refinery to allow crude oil and products to be transferred to the Hawaii Refinery and to load products from the Hawaii Refinery to ships and barges. Refined products are distributed to customers on the island of Oahu through a pipeline system with connections to the military at several locations, to commercial customers via terminals at Honolulu International Airport and Honolulu Harbor, and by barge to facilities on the outer islands of Maui, Kauai and Hawaii. Four product pipelines connect the Hawaii Refinery to Barbers Point Harbor which is 2.5 miles away. The Barbers Point Harbor is able to accommodate barges and product tankers up to 800 feet in length and helps relieve traffic at the SPM.

     WASHINGTON

     Crude oils from Canada are received through the 24-inch Transmountain Pipeline which originates in Edmonton, Canada. Other crudes, including ANS, are received through the Washington Refinery's ship dock. Both the pipeline and the ship dock are each capable of providing almost 100% of the Washington Refinery's feedstock needs.

     Over 90% of the Washington Refinery's clean products (gasoline, jet fuel and diesel) leave via Olympic Pipeline. Olympic serves the Seattle area with 16-inch and 20-inch lines and continues to Portland with a 14-inch line. Over 20% of the Washington Refinery's clean product is delivered (via Olympic) to Chevron, for which Shell receives products in California. A small amount of Shell branded gasoline is delivered over the neighboring Texaco Washington Refinery's truck rack and jet fuel is occasionally shipped by barge. The Washington Refinery has the capability to move significant volumes of all clean products over the ship dock. All of the fuel oil production is shipped by water. Propane is shipped by both truck and rail.

REFINING AND MARKETING STATISTICS

     The following table summarizes the Company's refining and marketing operations for the fiscal years indicated and three months ended March 31, 1998:

                                                                                THREE MONTHS
                                                         FISCAL YEARS(a)           ENDED
                                                     ------------------------    MARCH 31,
                                                      1995     1996     1997        1998
                                                     ------   ------   ------   ------------
REFINERY THROUGHPUT (thousands of bpd)
  Alaska Refinery..................................    50.6     47.5     50.2        56.1
  Hawaii Refinery..................................    90.6     86.7     88.7        86.4
  Washington Refinery..............................   104.9    114.5    113.0       114.6
REFINED PRODUCTS MANUFACTURED (thousands of bpd)
  Alaska Refinery --
    Gasoline and gasoline blendstocks..............    14.3     12.8     12.8        15.2
    Middle distillates, including jet fuel and
       diesel fuel.................................    20.7     20.0     21.6        25.2
    Heavy oils and residual products...............    14.5     13.7     14.8        15.1
    Other..........................................     2.5      2.6      2.3         2.2
                                                     ------   ------   ------      ------
         Total Alaska Refinery.....................    52.0     49.1     51.5        57.7
                                                     ------   ------   ------      ------
  Hawaii Refinery --
    Gasoline and gasoline blendstocks..............    22.1     19.0     22.0        19.8
    Middle distillates, including jet fuel and
       diesel fuel.................................    39.3     39.6     40.4        40.3
    Heavy oils and residual products...............    27.1     25.9     24.3        23.4
    Other..........................................     3.2      2.6      2.9         3.5
                                                     ------   ------   ------      ------
         Total Hawaii Refinery.....................    91.7     87.1     89.6        87.0
                                                     ------   ------   ------      ------
  Washington Refinery --
    Gasoline and gasoline blendstocks..............    60.3     64.2     62.1        63.2
    Middle distillates, including jet fuel and
       diesel fuel.................................    24.1     28.9     28.3        29.9
    Heavy oils and residual products...............    14.9     15.3     17.1        16.2
    Other..........................................     9.6     10.4      9.9        10.0
                                                     ------   ------   ------      ------
         Total Washington Refinery.................   108.9    118.8    117.4       119.3
                                                     ------   ------   ------      ------
         Total Refined Products Manufactured.......   252.6    255.0    258.5       264.0
                                                     ======   ======   ======      ======
NUMBER OF STATIONS SELLING THE REFINERIES'
  GASOLINE(b)
  Alaska --
    Company-operated...............................      32       33       35          35
    Branded jobbers and dealers....................      99      126      129         125
    Unbranded jobbers and dealers..................      28       29       28          25
  Pacific Northwest -- branded jobbers and
    dealers........................................      10       18       30          33
  Hawaii -- Company-operated.......................      28       28       28          30
  Hawaii -- Dealer-operated........................       1        2        2           2
                                                     ------   ------   ------      ------
         Total Stations............................     198      236      252         250
                                                     ======   ======   ======      ======

---------------

(a)  Amounts for Tesoro and Shell Washington are for fiscal years ended December
     31. Amounts for BHP Hawaii are for fiscal years ended May 31.

(b) Branded gasoline stations sell the Alaska Refinery's gasoline under the "Tesoro Alaska" name in Alaska, Oregon and Washington (191 stations as of March 31, 1998) and under the "Union 76" name in Southeast Alaska (two stations as of March 31, 1998). Stations that sell the Company's gasoline under a different name are considered unbranded. Branded Gasoline stations sell the Hawaii Refinery's gasoline under the "Gas Express" name in Hawaii. As of March 31, 1998 the Company operated 38 convenience stores located in Alaska, 35 of which sell gasoline.

EXPLORATION AND PRODUCTION

OVERVIEW

     The Company's Exploration and Production segment is engaged in the exploration for, and development and production of, natural gas and oil onshore in Texas, Louisiana and Bolivia. This segment also includes the transportation of natural gas, including the Company's production, to common carrier pipelines in South Texas. During 1997, the Company increased its worldwide net proved reserves by 39% to 517 Bcfe of natural gas. Worldwide net production of natural gas and oil averaged 109 MMcfe per day during 1997 and increased to approximately 130 MMcfe per day in March 1998.

     In the U.S., the Company has made significant progress in diversifying its operations to areas other than the Bob West Field in South Texas. The Company's U.S. production from fields other than the Bob West Field rose to 50% of its total U.S. production in January 1998, as compared to 7% at year-end 1996. During the past two years, the Company has acquired approximately 120,000 net undeveloped acres in the U.S., bringing its total to approximately 133,000 net undeveloped U.S. acres at December 31, 1997. During 1996 and 1997, the Exploration and Production segment purchased interests in the Frio/Vicksburg Trend and the Wilcox Trend in South Texas, in the Val Verde Basin in Southwest Texas and in the East Texas Basin. By January 1998, the Company served as operator of 44% of its U.S. net production, compared to 5% at year-end 1996. During 1997, the Company's U.S. net proved reserve volumes increased 27% to 150 Bcfe and net production averaged 87 MMcfe per day. The Company participated in the completion of nine gross development wells and eight gross exploratory wells in 1997, with seven gross wells drilling at year-end.

     In Bolivia, the Company operates under four contracts with the Bolivian government to explore for and produce hydrocarbons. The Company's Bolivian natural gas production is sold under contract to the Bolivian government for export to Argentina. The majority of the Company's natural gas and oil reserves in Bolivia are shut-in awaiting access to gas-consuming markets which is expected to be provided by a 1,900-mile pipeline from Bolivia to Brazil. Pipeline construction began in 1997 and first gas deliveries are expected in early 1999. Upon completion of the pipeline, the Company will face intense competition from major and independent natural gas companies operating in Bolivia for an additional share of the contractual volumes to be exported to Brazil. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Exploration and Production -- Bolivia." In July 1997, the Company acquired the interests of its former joint venture participant, increasing its net proved reserve volumes in Bolivia by 35%. During 1997, the Company's Bolivian net proved reserve volumes increased in total by 45% to 366 Bcfe and net production averaged 23 MMcfe per day.

WORLDWIDE RESERVE REPLACEMENT AND COSTS OF ADDING RESERVES

     In 1997, the Company's worldwide net proved reserve additions included 156 Bcfe from discoveries, extensions and purchases of proved properties (89 Bcfe in Bolivia and 67 Bcfe domestically) and 30 Bcfe from upward revisions of previous estimates. Excluding revisions, 156 Bcfe were added for a 390% replacement of 40 Bcfe of production. Additions were realized with a 74% drilling success rate during 1997, reflecting an 82% success rate on 11 development wells and a 67% success rate on 12 exploratory wells. The Company's three-year worldwide average cost of adding these reserves was $0.43 per Mcfe. Domestically, 67 Bcfe were added through discoveries, extensions and acquisitions for a 209% replacement of 32 Bcfe of production. In Bolivia, 89 Bcfe were added through an acquisition, a more than tenfold replacement of eight Bcfe of production. The three-year average cost of adding reserves was $0.85 per Mcfe in the U.S. and $0.14 per Mcfe in Bolivia. See Note N of Notes to Tesoro's Consolidated Financial Statements.

UNITED STATES

     RESERVES

     The following table shows the estimated net proved reserves, based on evaluations audited by Netherland, Sewell & Associates, Inc., and gross producing wells for each of the Company's U.S. fields:

                                                                                                 DECEMBER 31,
                                                                DECEMBER 31, 1997                    1996
                                                    ------------------------------------------   -------------
                                                                                  NET PROVED      NET PROVED
                                                    PRESENT VALUE     GROSS      GAS RESERVES    GAS RESERVES
                                                      OF PROVED     PRODUCTIVE   -------------   -------------
     FIELD          LOCATION           TREND         RESERVES(a)      WELLS       BCFE     %      BCFE     %
     -----          --------           -----        -------------   ----------   ------   ----   ------   ----
                                                    ($ THOUSANDS)
Bob West         South Texas      Wilcox              $ 74,659          63        59.0     39%    88.0     75%
Los Indios       South Texas      Frio/Vicksburg        11,751          26        15.3     10     16.8     14
Vinegarone East  Southwest Texas  Val Verde             16,457           4        14.3     10       --     --
Kent Bayou       South Louisiana  Frio/Vicksburg        13,749           1        10.5      7       --     --
Oak Hill         East Texas       East Texas Basin       5,389           5         9.9      7       --     --
Berry R. Cox     South Texas      Wilcox                14,426           5         8.6      6      2.9      3
La Reforma       South Texas      Frio/Vicksburg         8,558          18         7.7      5      2.8      2
Woodlawn         East Texas       East Texas Basin       3,883           2         6.5      4       --     --
Carthage         East Texas       East Texas Basin       2,740          --         4.7      3       --     --
Other            Various          Various               15,883          54        13.9      9      7.4      6
                                                      --------         ---       -----    ---    -----    ---
                                                      $167,495         178       150.4    100%   117.9    100%
                                                      ========         ===       =====    ===    =====    ===

---------------

(a) Represents the discounted future net cash flows before income taxes. See Note N of Notes to Tesoro's Consolidated Financial Statements for additional information regarding the Company's proved reserves and standardized measure.

     Wilcox Trend. The Company has 23,088 net acres, including 17,147 net undeveloped acres, under lease in the Wilcox Trend. Approximately 52% (78.4
Bcfe) of the Company's U.S. net proved reserve volumes are located in 11 producing fields in this trend, including the Bob West Field, the Company's largest U.S. field. The Wilcox Trend extends from Northern Mexico through South Texas into the other Gulf Coast states. Multiple pay sands exist within the Wilcox Trend, where extensive faulting has trapped hydrocarbons in numerous producing zones.

     Frio/Vicksburg Trend. The Company has 7,667 net acres, including 2,897 net undeveloped acres, under lease in the Frio/Vicksburg Trend. Approximately 24% (36.5 Bcfe) of the Company's U.S. net proved reserve volumes are located in eight producing fields in this trend, primarily the Los Indios, La Reforma and Kent Bayou Fields. The Frio/Vicksburg Trend lies between the Gulf Coast shoreline and the Wilcox Trend.

     East Texas Basin. The Company has 16,988 net acres, including 14,064 net undeveloped acres, under lease in the East Texas Basin. The undeveloped acreage is located on prospects in the Cotton Valley Pinnacle Reef play and on prospects targeting various Cretaceous aged objectives. The Company is currently acquiring 3-D seismic surveys to evaluate its acreage holdings. Approximately 14% (21.3
Bcfe) of the Company's U.S. net proved reserve volumes are in this basin, which is located in the northeastern part of Texas.

     Val Verde Basin. The Company has 94,761 net acres, primarily undeveloped, under lease in the Val Verde Basin in Edwards and Val Verde Counties, Texas. As of December 31, 1997, approximately 10% (14.3 Bcfe) of the Company's U.S. net proved reserve volumes are in this basin, which is located in the southwestern part of Texas. In April 1998, the Company completed a new well which significantly increased proved reserves and production in this basin.

     GAS GATHERING AND TRANSPORTATION

     The Company owns a 70% interest in the Starr County Gathering System, which consists of two 10-inch diameter pipelines and one 20-inch diameter pipeline that transport natural gas eight miles from the Bob West Field in South Texas to common carrier pipeline facilities. In addition, the Company owns a 50% interest in the 20-inch diameter Starr-Zapata Pipe Line, which transports natural gas 26 miles from the Starr County Gathering System to a market hub at Fandango, Texas. The Company does not operate either pipeline. During 1997, gross throughput averaged 169 MMcf per day for both the Starr County Gathering System and the Starr-Zapata Pipe Line, with approximately 50% of the throughput consisting of the Company's working interest of Bob West Field production. The Starr County Gathering System receives a transportation fee of $0.06 per Mcf and the Starr-Zapata Pipe Line receives a fee of $0.07 per Mcf for volumes transported.

     MARKETING

     The Company's U.S. natural gas production is sold on the spot market and under short-term contracts with a variety of purchasers, including intrastate and interstate pipelines, their marketing affiliates, independent marketing companies and other purchasers who have the ability to move the gas under firm transportation or interruptible agreements. Prices for the Company's natural gas production are subject to regional discounts or premiums tied to regional spot market prices.

     U.S. ACREAGE AND PRODUCTIVE WELLS

     The Company holds its U.S. acreage through oil and natural gas leases and lease options. The leases have a variety of primary terms and may require delay rentals to continue the primary term if not productive. The leases may be surrendered by the operator at any time for various reasons, which may include cessation of production, fulfillment of commitments, or failure to make timely payment of delay rentals. The following tables set forth the Company's U.S. gross and net acreage and productive wells at December 31, 1997:

                                                   UNDEVELOPED ACREAGE   DEVELOPED ACREAGE
                                                   -------------------   -----------------
                    LOCATION                        GROSS       NET       GROSS      NET
                    --------                       --------   --------   -------   -------
Val Verde Basin, Southwest Texas.................   98,466     94,401       480       360
East Texas Basin, East Texas.....................   56,278     14,064     3,303     2,924
Wilcox Trend, South Texas........................   37,986     17,147    19,349     5,941
Frio/Vicksburg Trend, South Texas................    4,034      2,017    10,556     4,538
Frio/Vicksburg Trend, South Louisiana............      880        880       315       232
                                                   -------    -------    ------    ------
          Total Leased Acres.....................  197,644    128,509    34,003    13,995
Fee Acres, Various Locations.....................   15,838      4,352       338       325
                                                   -------    -------    ------    ------
          Total Acres............................  213,482    132,861    34,341    14,320
                                                   =======    =======    ======    ======

                                                              GAS WELLS      OIL WELLS
                                                             ------------   -----------
                                                             GROSS   NET    GROSS   NET
                                                             -----   ----   -----   ---
Productive Wells(a)........................................   168    86.9    10     5.4

---------------

(a) Includes three gross (1.6 net) gas wells and two gross (1.0 net) oil wells with multiple completions. At December 31, 1997, the Company was participating in the drilling of seven gross (6.3 net) wells.

     U.S. OPERATING STATISTICS

     The following table summarizes the Company's U.S. exploration and production activities for the years ended December 31, 1995, 1996 and 1997 and three months ended March 31, 1998:

                                           YEARS ENDED DECEMBER 31,       THREE MONTHS
                                          ---------------------------    ENDED MARCH 31,
                                           1995       1996      1997          1998
                                          -------    ------    ------    ---------------
Average Daily Net Production:
  Natural gas (Mcf).....................  114,490    87,654    86,052         99,135
  Oil (barrels).........................        1        27       118            173
  Total (Mcfe)..........................  114,496    87,816    86,760        100,173
Exploratory Wells Drilled(a):
  Productive -- gross...................      5.0       4.0       8.0            3.0
  Productive -- net.....................      1.5       1.7       6.3            2.5
  Dry holes -- gross....................      4.0       2.0       4.0            4.0
  Dry holes -- net......................      2.1       1.0       2.9            3.3
Development Wells Drilled(a):
  Productive -- gross...................     17.0      15.0       9.0            3.0
  Productive -- net.....................      9.7       6.3       5.1            2.3
  Dry holes -- gross....................       --       1.0       2.0             --
  Dry holes -- net......................       --       0.5       1.0             --

---------------

(a) All of the Company's drilling is performed by independent drilling contractors.

     For further information regarding the Company's U.S. exploration and production operations, see Notes B, C and N of Notes to Tesoro's Consolidated Financial Statements.

BOLIVIA

     The Company's Bolivian exploration, development and production operations are located in the Chaco Basin in southern Bolivia near the border of Argentina. The Company has discovered six fields in Bolivia since 1976, five of which have currently estimated proved reserves totaling 366 Bcfe at December 31, 1997. The Company intends to complete additional seismic studies and appraisal wells before assigning proved reserves to the sixth field. With production of 37 MMcfe per day (gross) in 1997, the Company is one of the largest operators in Bolivia. The Company estimates that it currently could produce from its existing proved developed producing reserve base approximately 120 MMcfe per day (gross) if ready markets were available. The Company holds four shared risk contracts with YPFB, the Bolivian governmental agency responsible for administration of these contracts, covering a total of 879,938 gross acres in Block 18 and Block 20.

     ACQUISITION

     In July 1997, the Company purchased the interests held by its former joint venture participant in the then existing two contract blocks, consisting of a 25% interest in Block 18 and a 27.4% interest in Block 20. Upon completion of this purchase, the Company held a 100% interest in both blocks, subject to a farmout agreement discussed below. The purchase price was approximately $20 million, which included working capital and assumption of certain liabilities. The Company's net proved Bolivian reserve volumes increased by approximately 35% as a result of this acquisition.

     BOLIVIAN HYDROCARBONS LAW

     In 1996, a new Hydrocarbons Law was passed by the Bolivian government that significantly impacts the Company's operations in Bolivia. The new law, among other matters, granted the Company the option to convert its Contracts of Operation to new shared risk contracts. On November 6, 1997, the Company completed the conversion of its Contracts of Operation into four shared risk contracts. The new contracts, which have an effective date of July 29, 1996, extend the Company's term of operation, provide more favorable acreage relinquishment terms and provide for a more favorable fiscal regime of royalties and taxes. The new contract for Block 18 is extended to the year 2017. The new contracts for Block 20 are extended to the year 2018 for Block 20-Los Suris, which is in the development phase, and to the year 2029 for Block 20-West and Block 20-East, which are in the exploration phase.

     FARMOUT AGREEMENT

     A farmout agreement executed June 19, 1997, between the Company and Total Exploration Production Bolivie S.A. ("Total"), an affiliate of Total S.A., covers a portion of Block 20-West. Pursuant to the farmout agreement, Total established a financial guarantee to the Bolivian government to guarantee the performance of exploration work on Block 20-West. Total has the right to drill, at its sole cost, two exploratory wells to earn a 75% interest in the farmout area which consists of 315,000 acres of Block 20-West. If Total drills only one well, Total will earn a 37.5% interest in the farmout area. On December 31, 1997, the Company assigned a 75% interest and operatorship in the farmout area to Total, subject to reversion if Total does not drill two wells.

     YPF AND YPFB CONTRACT

     The Company is currently selling all of its natural gas production from Block 18 to YPFB, which in turn sells the natural gas to YPF, a publicly-held company based in Argentina. Currently, the Company's sales of natural gas are based on the volume and pricing terms in the contract between YPFB and YPF. The Company has historically provided approximately 20% of the contract volumes required by YPF. The contract to sell gas to YPF expired March 31, 1997, and a contract extension was signed effective April 1, 1997, extending the contract term two years to March 31, 1999, with an option to extend the contract a maximum of one additional year if the pipeline being constructed from Bolivia to Brazil is not complete. In the contract extension, YPF negotiated an 11% reduction in the minimum contract volume that it is required to import from Bolivia, which in turn resulted in a corresponding 11% reduction of the Company's minimum contract volume to 36.9 MMcf per day gross (26.2 net). The contract gas prices fluctuate because they are linked to a monthly average fuel oil price posted in the New York spot market.

     ACCESS TO NEW MARKETS

     A lack of market access has constrained natural gas production in Bolivia. With little internal gas demand, all of the Company's Bolivian natural gas production is sold under contract to the Bolivian government for export to Argentina. Major developments in South America indicate that new markets will open for the Company's production. Construction of a new 1,900-mile pipeline that will link Bolivia's extensive gas reserves with markets in Brazil commenced in 1997 and is expected to be operational in early 1999. The owners of the new pipeline include Petroleo Brasileiro S.A. (the Brazilian state oil company), other Brazilian investors, Enron Corp., Shell International Gas Ltd., British Gas PLC, El Paso Energy Corp., BHP, and Bolivian pension funds. When completed, the new pipeline will have a capacity of approximately one billion cubic feet ("Bcf") per day. It is anticipated that each producer's share of the contractual volumes will be allocated by YPFB according to a number of factors, including each producer's reserve volumes and production capacity. The Company's 1998 capital budget includes plans to drill three development wells (gross) and two exploratory wells (gross) which may increase its productive capacity.

     RESERVES

     The table below shows the estimated proved reserves, based on evaluations prepared by Netherland, Sewell & Associates, Inc., and productive wells for each of the Company's Bolivian fields. Each of the following fields is operated by the Company:

                                                                                                        DECEMBER 31,
                                                        DECEMBER 31, 1997                                   1996
                               --------------------------------------------------------------------   -----------------
                                                    NET PROVED RESERVES
                                            -----------------------------------
                                                OIL
                               PRODUCTIVE   (MILLIONS OF    GAS    TOTAL             PV-10 AFTER         PV-10 AFTER
        FIELD          BLOCK     WELLS        BARRELS)     (BCF)   (BCFE)    %    BOLIVIAN TAXES(a)   BOLIVIAN TAXES(a)
        -----          -----   ----------   ------------   -----   ------   ---   -----------------   -----------------
                                                                                    ($ THOUSANDS)       ($ THOUSANDS)
Palo Marcado.........   20          2           2.0        140.1   152.1     42%      $ 38,871             $24,667
Los Suris............   20          2           1.1         97.6   104.2     28         32,685              13,135
Escondido............   18          4           1.6         78.0    87.6     24         23,926              23,330
La Vertiente.........   18          4           0.5         19.0    22.0      6          5,971               3,090
Taiguati.............   18          1            --          0.4     0.4     --             --                 221
                                   --           ---        -----   -----    ---       --------             -------
                                   13           5.2        335.1   366.3    100%      $101,453             $64,443
                                   ==           ===        =====   =====    ===       ========             =======

---------------

(a) Represents the discounted future net cash flows after Bolivian taxes. See Note N of Notes to Tesoro's Consolidated Financial Statements for additional information regarding the Company's proved reserves and standardized measure.

     BOLIVIAN ACREAGE AND PRODUCTIVE WELLS

     The following table sets forth the Company's Bolivian gross and net acreage and productive wells at December 31, 1997:

                                                               GROSS      NET
                                                              -------   -------
Acreage:
  Developed.................................................   92,625    92,625
  Undeveloped...............................................  787,313   551,063
  Productive Gas Wells(a)...................................       13        13

---------------

(a) Included in productive gas wells are five gross (five net) wells with multiple completions. The Company has no producing oil wells in Bolivia.

     BOLIVIA OPERATING STATISTICS

     The following table summarizes the Company's Bolivian exploration and production activities for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1998:

                                              YEARS ENDED DECEMBER 31,    THREE MONTHS
                                              ------------------------   ENDED MARCH 31,
                                               1995     1996     1997         1998
                                              ------   ------   ------   ---------------
Average Daily Net Production:
  Natural gas (Mcf).........................  18,650   20,251   19,537       22,769
  Condensate (barrels)......................     567      584      518          816
  Total (Mcfe)..............................  22,052   23,755   22,645       27,665
Exploratory Wells Drilled:
  Productive -- gross.......................     1.0      2.0       --           --
  Productive -- net.........................     0.7      1.5       --           --
  Dry holes -- gross........................      --       --       --           --
  Dry holes -- net..........................      --       --       --           --

     For further information regarding the Company's Bolivian operations, see Notes B, C and N of Notes to Tesoro's Consolidated Financial Statements.

MARINE SERVICES

OVERVIEW

     The Company's Marine Services segment markets and distributes a broad range of products, including diesel fuel, lubricants, chemicals and supplies, and provides logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico. These operations were conducted in 1997 through a network of 18 marine and two land terminals located on the Texas Gulf Coast in Galveston, Freeport, Harbor Island, Port O'Connor, Sabine Pass, Channelview and Houston and along the Louisiana Gulf Coast in Cameron, Intracoastal City, Berwick, Venice, Port Fourchon, Amelia and Harahan. The marine terminals are generally deep water and are bulkheaded and dredged to provide easy access to vessels receiving products for delivery to customers. Products are delivered offshore aboard vessels owned or chartered by customers, which include companies engaged in oil and gas exploration and production, seismic evaluation, offshore construction and other drilling-related businesses. In January 1998, the Marine Services operations were expanded to include the operations of three terminals located on the U.S. West Coast, previously operated by the Company's Refining and Marketing segment (see
"-- Marketing -- Pacific Northwest" discussed above).

FUELS AND LUBRICANTS

     Fuels and lubricants, which are used by operations such as offshore drilling rigs, offshore production and transmission platforms and various ships and equipment engaged in seismic surveys, are marketed and distributed from the Company's terminals. These terminals and a fleet of seven tugboats (including four owned by the Company) and 14 barges (including 12 owned by the Company) serve offshore workboats, tugboats and barges using the Intracoastal Canal System, as well as ships entering the ports of Houston, New Orleans, Lake Charles, Corpus Christi and Port Arthur. The Company obtains its supply of fuel from refiners in the Gulf Coast area. Total gallons of fuel, primarily diesel fuel, sold by Marine Services amounted to 112.5 million, 142.7 million and 156.4 million in the years 1995, 1996 and 1997, respectively. During the three months ended March 31, 1997 and 1998, total gallons of fuel sold by Marine Services were approximately 39.6 million and 47.9 million, respectively.

     The Company is a distributor of major brands of marine lubricants and greases, offering a full spectrum of grades. Lubricants are delivered to customers by trucks or tugs and barges. Total gallons of lubricants sold by Marine Services amounted to 2.5 million, 2.3 million and 2.7 million for the years ended December 31 1995, 1996 and 1997, respectively. For the three months ended March 31, 1997 and 1998, total gallons of lubricants were 0.7 and 1.7 million, respectively.

LOGISTICAL SERVICES

     Through many of its terminals, the Company provides full-service shore-based support for offshore drilling rigs and production platforms. These quayside services provide cranes, forklifts and loading docks for supply boats serving the offshore exploration and production industry. In addition, the Company provides long-term parking for offshore workers, helicopter landing pads and office space with living quarters. The Company's terminals also serve as delivery points for drilling products, primarily mud, by providing warehousing, blending, inventory control and delivery services. In the years 1995, 1996 and 1997, revenues from these logistical services were $0.6 million, $8.7 million and $11.3 million, respectively. In the three months ended March 31, 1997 and 1998, revenues from logistical services were $3.0 million and $2.9 million, respectively.

COMPETITION AND OTHER

     The petroleum industry is highly competitive in all phases, including the refining of crude oil, the marketing of refined petroleum products, the search for and development of oil and gas reserves and the marine services business. The industry also competes with other industries that supply the energy and fuel requirements of industrial, commercial and individual consumers. The Company competes with a substantial number of major integrated oil companies and other companies having materially greater financial and other resources than the Company. These competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In addition, unlike the Company, many of its competitors produce large volumes of crude oil which can then be used in connection with their refining operations. The North American Free Trade Agreement has further streamlined and simplified procedures for the importation and exportation of natural gas among Mexico, the United States and Canada. These changes are likely to enhance the ability of Canadian and Mexican producers to export natural gas and other products to the United States, thereby further increasing competition for domestic sales.

     The refining and marketing businesses are highly competitive, with price being the principal factor in competition. In the refining industry, the Alaska Refinery competes primarily with other refineries in Alaska and on the U.S. West Coast. The Company's refining competition in Alaska includes two refineries situated near Fairbanks and one refinery situated near Valdez. The Company estimates that such other refineries have a combined capacity to process approximately 184,000 bpd of crude oil. The Company believes that ANS crude oil is the only feedstock used in these competing refineries. After processing the crude oil and removing the lighter-end products, which the Company believes represent approximately 30% of each barrel processed, these refiners are permitted, because of their direct connection to the TAPS, to return the remainder of the processed crude back into the pipeline system as "return oil" in consideration for a fee, thereby eliminating their need to market residual products. The Alaska Refinery is not directly connected to the TAPS, and the Company, therefore, cannot return its residual products to the TAPS. The Company's refining competition from the U.S. West Coast includes many large, integrated oil companies that do business in Alaska and have materially greater financial and other resources. The Hawaii Refinery competes primarily with one other refinery in Hawaii which is also located at Kapolei and which has a rated capacity of 55,000 bpd of crude oil. Historically, the other refinery in Hawaii produced lower volumes of jet fuel than BHP Hawaii. The Washington Refinery competes with several refineries on the U.S. West Coast, including refineries which are larger than the Washington Refinery and which are owned by companies substantially larger than the Company.

     The Company is a major producer and distributor of gasoline in Alaska and Hawaii through a large network of Company-operated stations and branded and unbranded dealers and jobbers. The Company is also a supplier to a major oil company through a product exchange agreement, whereby gasoline in Alaska is provided in exchange for gasoline delivered to the Company on the U.S. West Coast. In addition, the Company is a supplier to a major oil company in Hawaii through a gasoline sales agreement. Competitive factors affecting the marketing of gasoline in Alaska and Hawaii include such factors as product price, location and quality together with station appearance and brand-name identification. The Company competes with other petroleum companies, distributors and other developers for new locations. The Company believes it is in a position to compete effectively as a marketer of gasoline in Alaska and Hawaii because of its strong presence in these markets.

     The Company's jet fuel sales in Alaska are concentrated in Anchorage, where it is one of the principal suppliers to the Anchorage International Airport, which is a major hub for air cargo traffic between manufacturing regions in the Far East and consuming regions in the United States and Europe. In Hawaii, jet fuel sales are concentrated in Honolulu, where the Company is the principal supplier to the Honolulu Airport. The Company also serves four airports on other islands in Hawaii. The Company sells its diesel fuel primarily on a wholesale basis. Refined products from foreign sources also compete for distillate markets in the Company's Alaskan market area.

     The Company's Pacific Northwest marketing business is primarily a distribution business selling to independent dealers and jobbers. In addition, the Company sells its gasoline through 30 branded gasoline stations in the Pacific Northwest. The Company competes against independent marketing companies and integrated oil companies when engaging in these marketing operations.

     The exploration for and production of natural gas and oil is highly competitive in both the United States and in South America. In seeking to acquire producing properties, new leases, concessions and exploration prospects, the Company faces competition from both major and independent oil and natural gas companies. Many of these competitors have financial and other resources substantially in excess of those available to the Company and, therefore, may be better positioned to acquire and develop prospects, hire personnel and market production. The larger competitors may also be able to better respond to factors that influence the market for oil and natural gas production, such as changes in worldwide prices and governmental regulations. Such factors are beyond the control of the Company.

     The Company's natural gas production in Bolivia is sold under contract to YPFB, which in turn exports the natural gas to Argentina, as the internal demand for natural gas in Bolivia is limited. The Company believes that the completion of a 1,900-mile pipeline from Bolivia to Brazil will provide access to larger gas-consuming markets. Upon completion of this pipeline, the Company will face intense competition from major and independent natural gas companies operating in Bolivia for a share of the contractual volumes to be exported to Brazil. It is anticipated that each producer's share of the contractual volumes will be allocated by YPFB according to a number of factors, including each producer's reserve volumes and production capacity. Although the Company expects gas deliveries on the pipeline to begin in early 1999, there can be no assurance that the pipeline will be operational by such date. With the exception of the volumes currently under contract with the Bolivian government, the Company cannot be assured of the amount of additional volumes that will be exported to Brazil upon completion of the pipeline.

     Demand for services and products offered by the Company's Marine Services segment is closely related to the level of oil and gas exploration, development and production in the Gulf of Mexico. Various factors, including general economic conditions, demand for and prices of natural gas, availability of equipment and materials and government regulations and energy policies cause exploration and development activity to fluctuate and directly impact the revenues of the Marine Services segment. Management believes that the principal competitive factors affecting the Marine Services operations are location of facilities, availability of logistical support services, experience of personnel and dependability of service. The market for the Marine Services segment's products and services, particularly diesel fuel, is price sensitive. The Company competes with several independent operations, and in certain locations with one or more major mud companies who maintain their own marine terminals.

     A portion of the Company's operations are conducted in foreign countries where the Company is also subject to risks of a political nature and other risks inherent in foreign operations. The Company's operations outside the United States in recent years have been, and in the future may be, materially affected by host governments through increases or variations in taxes, royalty payments, export taxes and export restrictions and adverse economic conditions in the foreign countries, the future effects of which the Company is unable to predict.

GOVERNMENT REGULATION AND LEGISLATION

UNITED STATES

     Natural Gas and Oil Regulations. Historically, all domestic natural gas sold in so-called "first sales" was subject to federal price regulations under the Natural Gas Policy Act of 1978 ("NGPA"), the Natural Gas Act ("NGA") and the regulations and orders issued by the Federal Energy Regulatory Commission ("FERC") in implementing such Acts. Under the Natural Gas Wellhead Decontrol Act of 1989, all remaining federal natural gas wellhead pricing and sales regulation was terminated on January 1, 1993.

     The FERC also regulates interstate natural gas pipeline transportation rates and service conditions, which affect the marketing of gas produced by the Company, as well as the revenues received by the Company for sales of such gas. Since the latter part of 1985, through a series of orders, the FERC has endeavored to make natural gas transportation more accessible to gas buyers and sellers on an open and non-discriminatory basis, and the FERC's efforts have significantly altered the marketing and pricing of natural gas. These orders have gone through various permutations, but have generally remained intact as promulgated. The FERC considers these changes necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put gas sellers into more direct contractual relations with gas buyers than has historically been the case. The result of the changes has brought to an end the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only gathering, transportation and storage services for others which will buy and sell natural gas. Although these orders do not directly regulate gas producers, such as the Company, they are intended to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry will have on the Company and its gas sales efforts. Several aspects of these orders are still being reviewed by the courts and the FERC. It is not possible to predict what, if any, effect these proceedings will have on the Company. The Company does not believe, however, that it will be affected any differently than other gas producers or marketers with which it competes.

     The oil and gas exploration and production operations of the Company are subject to various types of regulation at the state and local levels. Such regulation includes requiring drilling permits and the maintenance of bonds in order to drill or operate wells, the regulation of the location of wells, the method of drilling and casing of wells and the surface use and restoration of properties upon which wells are drilled, and the plugging and abandoning of wells. The operations of the Company are also subject to various conservation regulations, including regulation of the size of drilling and spacing units or proration units, the density of wells that may be drilled in a given area and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of lands and leases. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. The effect of these regulations is to limit the amounts of crude oil, condensate and natural gas the Company can produce from its wells and the number of wells or the locations at which the Company can drill.

     Additional proposals and proceedings that might affect the natural gas industry are considered from time to time by Congress, the FERC, state regulatory bodies and the courts. The Company cannot predict when or if any such proposals might become effective, or their effect, if any, on the Company's operations.

     Environmental Controls. Federal, state, area and local laws, regulations and ordinances relating to the protection of the environment affect all operations of the Company to some degree. An example of a federal environmental law that will require operational additions and modifications is the Clean Air Act, which was amended in 1990. While the Company believes that its facilities generally are in substantial compliance with current regulatory standards for air emissions, over the next several years the Company's facilities will be required to comply with the new requirements being adopted and promulgated by the EPA and the states in which the Company operates. These regulations will necessitate the installation of additional controls or other modifications or changes in use for certain emission sources at the Alaska, Hawaii and Washington Refineries. Specifics as to the cost of these requirements, and the necessity for changes at other Company facilities, are still being determined. As part of these requirements, the Alaska, Hawaii and Washington Refineries, as well as some other Company facilities submitted applications for Clean Air Act Amendment Title V permits. Each application has been deemed complete by their respective states and will undergo technical review in 1998. The Company believes it can comply with these new requirements, and in some cases already has done so, without adversely affecting operations.

     The passage of the Federal Clean Air Act Amendments of 1990 prompted adoption of regulations by the state of Alaska obligating the Company to produce oxygenated gasoline for delivery to the Anchorage and Fairbanks, Alaska markets starting on November 1, 1992. Controversies surrounding the potential health effects in Arctic regions of oxygenated gasoline containing methyl tertiary butyl ether ("MTBE") prompted early discontinuance of the program in Fairbanks. The EPA has been directed to conduct studies of potential health effects of oxygenated fuel in Alaska. The state of Alaska mandated the use of oxygenated fuels containing ethanol in the Anchorage area. No requirements for use of such products in Fairbanks have been issued, but are expected. Additional federal regulations promulgated on August 21, 1990, which went into effect on October 1, 1993, set limits on the quantity of sulphur in on-highway diesel fuels which the Company produces. The state filed an application with the federal government in February 1993 for a waiver from this requirement since only 5% of the diesel fuel sold in Alaska was for on-highway vehicles. On March 14, 1994, the EPA granted the State of Alaska a waiver from the requirements of the EPA's low sulphur diesel fuel program, permanently exempting Alaska's remote areas and providing a temporary exemption for areas served by the Federal Aid Highway System until October 1, 1996. On August 19, 1996, the EPA extended the temporary exemption until October 1, 1998. The Company estimates that substantial capital expenditures would be required to enable the Company to produce low-sulphur diesel fuel to meet these federal regulations. If the state of Alaska is unable to obtain a permanent waiver from the federal regulations, the Company would discontinue sales of diesel fuel for on-highway use after October 1, 1998. The Company estimates that such sales accounted for less than 1% of its refined product sales in Alaska during 1997. While the Company is unable to predict the outcome of these matters, their ultimate resolution should not have a material impact on its operations.

     Underground Storage Tanks. Regulations promulgated by the EPA on September 23, 1988, require that all underground storage tanks used for storing gasoline or diesel fuels either be closed or upgraded not later than December 22, 1998, in accordance with specified regulatory standards. The Company's gasoline retail stations which are subject to upgrading requirements are limited to sites in Alaska and Hawaii. The Company is expected to incur a total cost of approximately $1 million by December 22, 1998 for the removal, replacement or upgrading of underground storage tanks at current and former service stations in Alaska and Hawaii. In Hawaii, all but two gasoline retail stations have been brought into compliance with the 1998 regulatory requirements. Of the two remaining, one station is scheduled to be demolished and completely rebuilt to comply with regulatory requirements. Pending resolution of a dispute over the lease to the other station, the Company has not to date scheduled nor committed to complete upgrades until its interests to the property are resolved. If the Company commits to remain at the site, then the necessary upgrades will be completed prior to the regulatory deadline.

     Total Environmental Expenditures. Tesoro's total capital expenditures for environmental control purposes were $2.2 million during 1997. Capital expenditures for the alternate secondary containment systems in Alaska, discussed above, are estimated to be $2 million in 1998 and $2 million in 1999 with the remaining $5 million to be spent by 2002. Capital expenditures for other Alaska environmental control purposes are estimated to be $7 million in 1998 and $2 million in 1999. Capital expenditures for Hawaii environmental controls are expected to be $4 million in 1998 and $1 million in 1999, the majority of which are to install specific sulphur emission control devices at the Hawaii Refinery. Capital expenditures for the Washington Refinery are expected to be $2 million in 1998 and $1 million in 1999, primarily for new storage tank roof seals and improving drainage controls. For further information regarding environmental matters, see "-- Legal Proceedings" and "-- Environmental Controls," "-- Oil Spill Prevention and Response" and
"-- Underground Storage Tanks."

     Oil Spill Prevention and Response. The Federal Oil Pollution Act of 1990 ("OPA 90") and related state regulations require most refining, transportation and oil storage facilities to prepare oil spill prevention contingency plans for use during an oil spill response. The Company has prepared and submitted these plans for approval and, in most cases, has received federal and state approvals necessary to meet various regulations and to avoid the potential of negative impacts on the operation of its facilities.

     The Company currently charters tankers to transport crude oil from the Valdez, Alaska, pipeline terminal through Prince William Sound and Cook Inlet to the Alaska Refinery. In addition, the Company routinely charters, on a long-term and short-term basis, additional tankers and barges for shipment of crude oil and refined products through Alaska, Pacific Northwest and Hawaii waters. OPA 90 requires, as a condition of operation, that the Company demonstrate the capability to respond to the "worst case discharge" to the maximum extent practicable. Alaska law requires the Company to provide spill-response capability to contain or control, and cleanup within 72 hours, an amount equal to (i) 50,000 barrels for a tanker carrying fewer than 500,000 barrels of crude oil or (ii) 300,000 barrels for a tanker carrying more than 500,000 barrels. To meet these requirements, the Company has entered into a contract with Alyeska Pipeline Service Company ("Alyeska") to provide initial spill response services in Prince William Sound, with the Company later to assume those responsibilities after mutual agreement with Alyeska and State and Federal On-Scene

Coordinators. The Company has also entered into an agreement with Cook Inlet Spill Prevention and Response, Incorporated for oil spill response services in Cook Inlet. Similarly, the Company has entered into contracts with the Clean Islands Council in Hawaii, Clean Sound Cooperative, Inc. in the State of Washington and the Marine Spill Response Corporation in Hawaii, Washington and the Texas-Louisiana Gulf Coast, for spill response services. The Company believes these contracts provide for the additional services necessary to meet spill response requirements established by state and federal law.

     Transportation, storage and refining of crude oil results in the greatest regulatory impact with respect to oil spill prevention and response. Oil transportation and terminalling operations at other Company facilities also result in compliance mandates for oil spill prevention and response. The Company contracts with various oil spill response cooperatives or local contractors to provide necessary oil spill response capabilities which may be required on a location by location basis.

     Regulations promulgated by the Alaska Department of Environmental Conservation ("ADEC") would have required the installation of dike liners in secondary containment systems for petroleum storage tanks by January 1997. However, on December 18, 1996, ADEC approved the Company's alternative compliance schedule which allows the Company until the year 2002 to implement alternative secondary containment systems for all of the Company's existing petroleum storage tank facilities. The total estimated cost of these improvements is approximately $9 million, which is expected to be spent over a five-year period beginning in 1998.

BOLIVIA

     The Company's operations in Bolivia are subject to the Bolivian Hydrocarbons Law and various other laws and regulations. In the Company's opinion, neither the Hydrocarbons Law nor other requirements currently imposed by Bolivian laws, regulations and practices will have a material adverse effect upon its Bolivian operations. For information on the Bolivian Hydrocarbons Law and Bolivian taxation, see " -- Exploration and Production -- Bolivia" discussed above.

EMPLOYEES

     At December 31, 1997, Tesoro employed approximately 1,100 persons, of whom approximately 40 were located in foreign countries, BHP Hawaii employed approximately 800 persons and Shell Washington employed approximately 300 persons. Approximately 180 employees at the Washington Refinery are covered by a collective bargaining agreement. The Company considers its relations with its employees to be satisfactory.

LEGAL PROCEEDINGS

     The Company, along with numerous other parties, has been identified by the EPA as a potentially responsible party ("PRP") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for the D.L. Mud Superfund site in Abbeville, Louisiana (the "Site"). The Company arranged for the disposal of a minimal amount of materials at the Site, but CERCLA might impose joint and several liability on each PRP at the Site. The EPA is seeking reimbursement for its response costs incurred to date at the Site, as well as a commitment from the PRPs either to conduct future remedial activities or to finance such activities. The extent of the Company's allocated financial contributions to the cleanup of the Site is expected to be limited based upon the number of companies, volumes of waste involved, and an estimated total cost of approximately $500,000 among all of the parties to close the Site. The Company is currently involved in settlement discussions with the EPA and other PRPs involved at the Site. The Company expects, based on these discussions, that its liability at the Site will not exceed $25,000.

     The Hawaii Department of Health ("HDOH"), under authority of the Hawaii Environmental Response Law, has undertaken an investigation of environmental conditions within a portion of the Honolulu Harbor area, which has been designated the Iwilei Unit, to determine the extent of hydrocarbon contamination. A group of owners and operators at the Iwilei Unit, including BHP Hawaii, have entered into a voluntary agreement with the HDOH to undertake an initial phase of environmental site investigation within the Iwilei unit in exchange for certain commitments from the HDOH, including the notification of additional potentially responsible parties to participate in this activity. The costs associated with this proceeding cannot be determined at this early stage. BHP Hawaii owned and operated facilities in the Iwilei unit, including, but not limited to the Pier 29 terminal facilities (which were returned, upon expiration of the lease term, to the state of Hawaii Department of Transportation) and the Pier 34 terminal facilities (which are now owned and operated by the Company under a lease with the same agency). Under the indemnity provisions of the environmental agreement between the BHP Sellers and the Company, the Company is fully indemnified for claims arising out of this proceeding as it relates to the Iwilei Unit by affiliates of BHP and this indemnity is not subject to the $9.5 million cap or ten-year claim period. See discussion in "-- Government Regulation and Legislation" above.

     The EPA issued a Notice of Violation ("NOV") on June 24, 1997, against the Hawaii Refinery alleging violations of the Clean Water Act associated with the content and implementation of the Refinery's Spill Prevention, Control and Countermeasures ("SPCC") Plan, and further alleging violations based on a series of oil releases. The Company and the EPA remain engaged in settlement discussions with remaining issues limited to alleged deficiencies in the content of the refinery Spill Prevention, Control and Countermeasures Plan. This proceeding is subject to the indemnity provision of the environmental agreement between BHP Sellers and the Company.

     Also on June 24, 1997, a NOV was issued against BHP Companies pursuant to
Section 103 of CERCLA and Section 304 of the Emergency Planning and Community Right to Know Act ("EPCRA") regarding past releases of reportable quantities of regulated substances and oil. This matter remains subject to EPA review and penalty amounts have not been assessed to date. This proceeding is subject to the indemnity provisions of the environmental agreement between BHP Sellers and the Company.

     On August 5, 1996, the EPA issued a Finding of Violation ("FOV") against BHP Hawaii pursuant to disclosures made by BHP Hawaii pursuant to a permit application for compliance with Title V of the Clean Air Act. The parties have engaged in settlement negotiations and no penalty amount has been assessed. This proceeding is subject to the indemnity provision of the environmental agreement between affiliates of BHP and the Company. See discussion in "-- Government Regulation and Legislation" above.

     The EPA issued a NOV on May 19, 1998, against the Alaska Refinery alleging violations of the Resource Conservation and Recovery Act ("RCRA") associated with the failure to maintain closure of certain containers of hazardous waste when not in use and the failure to retain on-site certain records of land disposal restriction notifications. The Company has initiated an investigation into these allegations, but does not believe that the resolution thereof will have a material effect on the Company.

     The EPA has notified Shell that it is a PRP at the Swinomish dump site in Washington State. In the environmental agreement between Shell Washington and the Company, Shell has fully indemnified the Company for environmental liabilities arising from wastes delivered to the Swinomish dump site prior to the closing of the Washington Acquisition. The Company does not currently plan to utilize this site following the closing of the Washington Acquisition.

                                   MANAGEMENT

INFORMATION CONCERNING EXECUTIVE OFFICERS

     The following is a list of Tesoro's executive officers, their ages and their positions with the Company at July 1, 1998.

NAME                                AGE   POSITION                             POSITION HELD SINCE
----                                ---   --------                             -------------------
Bruce A. Smith....................  54    Chairman of the Board of             June 1996
                                          Directors, President and Chief
                                          Executive Officer
William T. Van Kleef..............  46    Executive Vice President,            September 1996
                                          Operations
James C. Reed, Jr.................  53    Executive Vice President, General    September 1995
                                          Counsel and Secretary
Thomas E. Reardon.................  52    Senior Vice President, Corporate     May 1998
                                          Resources
Donald A. Nyberg..................  46    President, Tesoro Marine Services,   November 1996
                                          Inc.
Robert W. Oliver..................  44    President, Tesoro Exploration and    September 1995
                                          Production Company
Stephen L. Wormington.............  53    President, Tesoro Alaska Petroleum   May 1998
                                          Company, and Executive Vice
                                          President and Chief Operating
                                          Officer of Tesoro Refining,
                                          Marketing & Supply Company
Don E. Beere......................  57    Vice President, Information          May 1998
                                          Technology Projects
Don M. Heep.......................  49    Vice President, Controller           May 1998
Gregory A. Wright.................  48    Vice President, Finance and          May 1998
                                          Treasurer

     There are no family relationships among the officers listed, and there are no arrangements or understandings pursuant to which any of them were elected as officers. Officers are elected annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders, each to hold office until the corresponding meeting of the Board in the next year or until a successor shall have been elected or shall have qualified.

     All of the Company's executive officers have been employed by the Company or its subsidiaries in an executive capacity for at least the past five years, except for those named below who have had the business experience indicated during that period. Positions, unless otherwise specified, are with the Company.

William T. Van Kleef.......  Executive Vice President, Operations since
                             September 1996. Senior Vice President and Chief Financial Officer from September 1995 to September 1996. Vice President, Treasurer from March 1993 to September 1995. Independent financial consultant from January 1992 to February 1993.

Thomas E. Reardon..........  Senior Vice President, Corporate Resources since
                             May 1998. Vice President, Human Resources and Environmental, from September 1995 to May 1998. Vice President, Human Resources and Environmental Services, of Tesoro Petroleum Companies, Inc., a subsidiary of the Company, from October 1994 to September 1995. Vice President, Human Resources, of Tesoro Petroleum Companies, Inc. from February 1990 to October 1994.

Donald A. Nyberg...........  President of Tesoro Marine Services, Inc., a
                             subsidiary of the Company, since November 1996. Vice President, Strategic Planning, of MAPCO Inc. from January 1996 to November 1996. President and Chief Executive Officer of Marya Resources from August 1994 to January 1996. President and Chief Executive Officer of BP Pipelines Inc. and Vice President, BP Exploration, of The British Petroleum Group, Ltd., from 1991 to 1994.

Robert W. Oliver...........  President of Tesoro Exploration and Production
                             Company, a subsidiary of the Company, since
                             September 1995. Independent consultant from
                             November 1994 to September 1995. Vice President, Exploration/Acquisitions, of Bridge Oil (USA) Inc. from December 1988 to November 1994.

Stephen L. Wormington......  President of Tesoro Alaska Petroleum Company, a
                             subsidiary of the Company, since September 1995, and Executive Vice President and Chief Operating Officer of Tesoro Refining, Marketing & Supply Company, a subsidiary of the Company, since May 1998. Vice President, Supply and Operations Coordination, of Tesoro Alaska Petroleum Company from April 1995 to September 1995. General Manager, Strategic Projects, from January 1995 to April 1995. Executive Vice President, Special Projects, of MG Refining & Marketing, Inc. from January 1994 to January 1995. Executive Vice President of MG Natural Gas Corp. from May 1992 to January 1994.

Don M. Heep................  Vice President, Controller since May 1998. Senior
                             Vice President, Administration for Tesoro Alaska Petroleum Company, a subsidiary of the Company, from November 1996 to May 1998. Senior Vice President and Chief Financial Officer of Valero Energy Corporation from 1994 to 1996. Vice President and Chief Accounting Officer of Valero Energy Corporation from 1992 to 1994.

Gregory A. Wright..........  Vice President, Finance and Treasurer since May
                             1998. Vice President and Treasurer from September 1995 until May 1998. Vice President, Corporate Communications, from February 1995 to September 1995. Vice President, Corporate Communications, of Tesoro Petroleum Companies, Inc., a subsidiary of the Company, from January 1995 to February 1995. Vice President, Business Development, of Valero Energy Corporation from 1994 to January 1995. Vice President, Corporate Planning, of Valero Energy Corporation from 1992 to 1994.

INFORMATION CONCERNING DIRECTORS

     Certain information as to each director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and the notes thereto has been furnished to the Company by the respective directors.

                                                  SERVED AS
                                                 DIRECTOR OF
                                     AGE AT      THE COMPANY
                                     JULY 1,    OR PREDECESSOR        OTHER POSITIONS AND OFFICES
               NAME                   1998      COMPANIES FROM             WITH THE COMPANY
               ----                  -------    --------------        ---------------------------
Steven H. Grapstein................    40            1992         Vice Chairman of the Board of
                                                                  Directors(a)(b)(c)
William J. Johnson.................    63            1996                       (b)(d)
Alan J. Kaufman....................    60            1996                       (b)(d)


                                                  (Table continued on next page)

(Table continued from previous page)

                                                  SERVED AS
                                                 DIRECTOR OF
                                     AGE AT      THE COMPANY
                                     JULY 1,    OR PREDECESSOR        OTHER POSITIONS AND OFFICES
               NAME                   1998      COMPANIES FROM             WITH THE COMPANY
               ----                  -------    --------------        ---------------------------
Raymond K. Mason, Sr...............    71            1983                       (a)(d)
Bruce A. Smith.....................    54            1995         Chairman of the Board of Directors,
                                                                  President and Chief Executive
                                                                  Officer(a)
Patrick J. Ward....................    67            1996                       (c)(d)
Murray L. Weidenbaum...............    71            1992                       (a)(c)

---------------

(a)  Member of the Executive Committee (Mr. Smith, Chairman).

(b)  Member of the Audit Committee (Mr. Grapstein, Chairman).

(c)  Member of the Governance Committee (Dr. Weidenbaum, Chairman).

(d)  Member of the Compensation Committee (Mr. Mason, Chairman).

     Steven H. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries ("Kuo"), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. He is also a director of several of the Kuo companies. Mr. Grapstein has been a Vice President of Oakville N.V. since 1989. Mr. Grapstein is also a director of Baldwin Plc., which is an entertainment and leisure-related entity.

     William J. Johnson has been a petroleum consultant and investor since 1994. From 1990 through 1994, Mr. Johnson served as President, Chief Operating Officer and a director of Apache Corporation, a large independent oil and gas company. Mr. Johnson is on the Board of Directors of Camco International, Inc., an oil field equipment and services company; Snyder Oil Corporation, an exploration and production company; and J. Ray McDermott, S.A., an engineering and construction company.

     Alan J. Kaufman, M.D., is an investor in a number of companies and a retired neurosurgeon. Since 1987, he has been a director of Newpark Resources, Inc., a company engaged primarily in providing oil field services.

     Raymond K. Mason, Sr., has been Chairman of the Board of Directors of American Banks of Florida, Inc. since 1978.

     Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June 1996. He has been a director of the Company since July 1995. Mr. Smith was President and Chief Executive Officer of the Company from September 1995 to June 1996; Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company from July 1995 to September 1995; Executive Vice President responsible for Exploration and Production and Chief Financial Officer of the Company from September 1993 to July 1995; and Vice President and Chief Financial Officer of the Company from September 1992 to September 1993.

     Patrick J. Ward has 47 years of experience in international energy operations with Caltex Petroleum Corporation, a 50/50 joint venture of Chevron Corp. and Texaco, Inc., engaged in the business of refining and marketing. Prior to his retirement in August 1995, he was Chairman, President and Chief Executive Officer of Caltex, positions he held since 1990.

     Murray L. Weidenbaum, an economist and educator, has been the Mallinckrodt Distinguished University Professor and Chairman of the Center for the Study of American Business at Washington University in St. Louis, Missouri, since 1975. Dr. Weidenbaum is a director of May Department Stores Company.

     No director of the Company has a family relationship with any other director or executive officer of the Company.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     In conjunction with the closing of the Hawaii Acquisition, Tesoro refinanced substantially all of its existing indebtedness. The total amount of funds required by Tesoro to complete the Hawaii Acquisition and the Refinancing, to pay related fees and expenses and for general corporate purposes was approximately $432 million, which was financed through the Interim Credit Facility provided by LCPI. All borrowings under the Interim Credit Facility were refinanced with net proceeds from the Offerings and borrowings under the Senior Credit Facility described below.

SENIOR CREDIT FACILITY

     On July 2, 1998, the Interim Credit Facility was amended and restated as the Senior Credit Facility. The following is a summary of the material terms and conditions of the Senior Credit Facility and the various related documents entered into a connection therewith.

     Loans, Interest Rates. The Senior Credit Facility is comprised of term loan facilities aggregating not more than $200 million of Term Loans and a $300 million Revolver, which was implemented in conjunction with the closing of the Offerings. The Term Loans consist of Tranche A Term Loans ($50 million of which was initially funded) and a $100 million Tranche B Term Loan. In addition, the Company may borrow up to $50 million under the Tranche A Term Loans, in up to five draws, for a period of up to six months following the closing of the Senior Credit Facility. The Revolver is available on a revolving basis during the period commencing on the date of the closing of the Senior Credit Facility and ending on the date that is three years after the date of the closing of the Senior Credit Facility. The Revolver and the Tranche A Term Loans will bear interest, at the Company's election, at either the Base Rate (as defined in the Senior Credit Facility) plus a margin ranging from 0.00% to 0.625% or the Eurodollar Rate (as defined in the Senior Credit Facility) plus a margin ranging from 1.125% to 2.125%. The Tranche B Term Loan will bear interest, at the Company's election, at either the Base Rate plus a margin ranging from 0.50% to 0.625% or the Eurodollar Rate plus a margin ranging from 2.00% to 2.125%.

     Repayment. The principal amount of the Tranche A Loans and the Tranche B Loan is repayable in quarterly installments during their respective terms in the following approximate aggregate annual amounts:

         TRANCHE A LOANS(a)                                 TRANCHE B LOAN
-------------------------------------            -------------------------------------
         YEAR               AMOUNT                        YEAR               AMOUNT
         ----             -----------                     ----             -----------
1......................   $         0            1......................   $ 1,000,000
2......................    20,000,000            2......................     1,000,000
3......................    25,000,000            3......................     1,000,000
4......................    25,000,000            4......................     1,000,000
5......................    30,000,000            5......................     1,000,000
                                                 5 1/2..................    95,000,000

---------------

(a) Assuming the $50 million of additional borrowing capacity under the Tranche A Term Loans is fully utilized.

     Security. The obligations under the Senior Credit Facility and the related documents are secured by a first priority lien upon all material domestic real and personal property of the Company and its subsidiaries, including its refineries and domestic oil and gas reserves, and a pledge of all of the capital stock of the Company's active subsidiaries (provided that no lien has been granted on the assets of foreign subsidiaries and no capital stock of foreign subsidiaries has been pledged to the extent that the granting of such lien or the making of such pledge would result in materially adverse United States Federal income tax consequences to the Company or would violate applicable law).

     Guarantees. The obligations of the Company under the Senior Credit Facility are guaranteed by all of the Company's active subsidiaries (provided that no guarantee by a foreign subsidiary has been made if such guarantee would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law).

     Prepayment. The Company is required to make prepayments to the Tranche A Term Loans and Tranche B Term Loan, with customary exceptions, in an amount equal to 100% of the net proceeds of certain incurred indebtedness, 100% of the net proceeds received by the Company and its subsidiaries (other than certain net proceeds reinvested in the business of the Company or its subsidiaries) from the disposition of any assets, including proceeds from the sale of stock of any of the Company's subsidiaries and a percentage of excess cash flow, depending on certain credit statistics.

     Conditions and Covenants. The obligations of the lenders under the Senior Credit Facility are subject to the satisfaction of certain conditions precedent customary in similar credit facilities or otherwise appropriate under the circumstances. The Company and each of its subsidiaries is subject to certain negative covenants contained in the Senior Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and acquisitions and dispositions of assets; (iii) investments, loans and advances; (iv) dividends, stock repurchases and redemptions; (v) prepayment or repurchase of other indebtedness and amendments to certain agreements governing indebtedness, including the Indenture and the Notes; (vi) engaging in transactions with affiliates; (vii) sales and leasebacks; (viii) changes in fiscal periods; (ix) changes of lines of business; and (x) entering into agreements which prohibit the creation of liens or limit the Company's subsidiaries' ability to pay dividends. The Senior Credit Facility also contains customary affirmative covenants, including compliance with environmental laws, maintenance of corporate existence and rights, maintenance of insurance, property and interest rate protection, financial reporting, inspection of property, books and records and agreements to cause Shell Washington and its subsidiaries, if any, to become Guarantors and to create security interests in their assets. In addition, the Senior Credit Facility requires the Company to maintain compliance with certain specified financial covenants including a maximum ratio of total debt to EBITDA and a minimum interest coverage ratio. Certain of these financial, negative and affirmative covenants are more restrictive than those set forth in the Indenture.

     Events of Default. The Senior Credit Facility also includes events of default that are typical for senior credit facilities and appropriate in the context of the Transactions, including, without limitation, nonpayment of principal, interest, fees or reimbursement obligations with respect to letters of credit, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, defaults or judgments under ERISA and change of control. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Senior Credit Facility and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the Notes.

     Failure to Close Washington Acquisition. In the event that the Washington Acquisition does not close on or prior to December 31, 1998, the difference between the amount of proceeds used to fund the Special Redemption ($151.5 million) and the amount held in escrow for the Washington Acquisition ($266.9 million) will be used first to prepay the Tranche B Term Loan with any remainder to prepay outstanding Tranche A Term Loans. Simultaneously with such prepayment,
(i) the Revolver will be reduced to $250 million, (ii) the portion of the Revolver available for letters of credit will be reduced to $150 million and
(iii) the undrawn commitments under the Tranche A Term Loans will be reduced by an amount equal to the outstanding principal amount of the Tranche A Term Loans after giving effect to the foregoing prepayment.

OTHER INDEBTEDNESS

     After consummation of the Transactions, the Company will have other indebtedness outstanding consisting primarily of an obligation to the Department of Energy ("DOE"). See Note I to Tesoro's Consolidated Financial Statements. At December 31, 1997, the Company's remaining obligation was to pay the DOE $9.2 million, exclusive of interest at 6%, over the next five years. In February 1998, the Company paid the DOE $1.3 million of this amount. The remaining amount of outstanding indebtedness consists primarily of obligations of subsidiaries for various equipment and properties, none of which is material to the consolidated indebtedness of the Company. The Company also has capitalized lease obligations of approximately $9 million for tugs and barges used in transportation of petroleum products within Hawaii.

     In connection with the Hawaii Acquisition, the Company issued the BHP Note, an unsecured, non-interest bearing promissory note in the amount of $50 million payable in five equal annual installments of $10 million each beginning in May 2009. The BHP Note provides for earlier payment to the extent of one-half of the amount by which earnings from the acquired assets, before interest expense, income taxes and depreciation, depletion and amortization, as specified in the BHP Note, exceed $50 million in any calendar year. Upon acceleration due to an event of default, the amount outstanding to be paid under the BHP Note will be reduced to present value using a discount rate of 9%.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Exchange Notes will be issued, and the Old Notes were issued, pursuant to an Indenture (the "Indenture") among the Company, the Guarantors and the Exchange Agent, U.S. Bank Trust National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to Tesoro Petroleum Corporation and not to any of its Subsidiaries.

     The Exchange Notes will be issued in increments of $1,000 solely in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offer. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes except that the offering of the Exchange Notes has been registered under the Securities Act, and the Exchange Notes will therefore not be subject to transfer restrictions, registration rights and certain provisions relating to the payment of Liquidated Damages under certain circumstances. See "-- Registration Rights; Liquidated Damages." The Notes are subject to the terms stated in the Indenture, a copy of which has been filed as an exhibit to the Registration Statement, and holders of the Notes are referred thereto for a statement of those terms.

     The Old Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding Notes issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Old Notes and the Exchange Notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the Exchange Notes then outstanding.

     The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt of the Company, including borrowings under the Senior Credit Facility. All Indebtedness incurred by the Company under the Senior Credit Facility will be secured by substantially all of the Company's domestic assets and the Capital Stock of all of the Company's existing and future active Subsidiaries (other than a minority interest in foreign Subsidiaries), and will be guaranteed by substantially all of the active Subsidiaries, which guarantees will be secured by substantially all of such Subsidiaries' assets. The Notes will be guaranteed by all of the Company's existing and future Subsidiaries that guarantee any Indebtedness of the Company. The Notes will rank pari passu in right of payment with all other senior subordinated Indebtedness of the Company issued in the future, if any, and senior in the right of payment to all other subordinated Indebtedness of the Company issued in the future, if any. As of March 31, 1998, on a pro forma basis giving effect to the Transactions, the Company and its Subsidiaries would have had approximately $185.2 million of Senior Debt outstanding (exclusive of an additional approximately $350.0 million available under the Senior Credit Facility, which if drawn would also be Senior Debt). The Indenture limits, subject to certain financial tests and exceptions, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries may incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. See "-- Certain Covenants -- Restricted Payments."

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be limited in aggregate principal amount to $350 million, $300 million of which were issued in the Notes Offering, and mature on July 1, 2008. Additional amounts may be issued after the Issue Date in one or more series from time to time subject to the limitations set forth under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and restrictions contained in the Senior Credit Facility and any other agreement to which the Company is a party at the time of such issuance. The Company has agreed not to offer, issue or sell any notes, bonds or other amounts under the Indenture other than the Notes for a period of 180 days from the Issue Date without the prior written consent of Lehman Brothers. Interest on the Notes will accrue at the rate of 9% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 1999, to Holders of record on the immediately preceding December 15 and June 15. Interest on the Notes will accrue from the most recent date to which interest and Liquidated Damages, if any, has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, and, premium, if any, and interest and Liquidated Damages, if any, on, the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, and premium, if any, and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full, in cash, of all Senior Debt of the Company, whether outstanding on the Issue Date or thereafter incurred, assumed or guaranteed.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full, in cash, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt (whether or not an allowable claim)) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to such Senior Debt are paid in full, in cash, pursuant to such liquidation or dissolution, any such distribution to which the Holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities, (ii) payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance" or "-- Satisfaction and Discharge"; provided that at the time of its creation such trust does not violate the Senior Credit Facility and (iii) payments from funds released to the Company or the Trustee from escrow under the Washington Agreement for payment of the Special Redemption Price as described under "-- Special Redemption.")

     The Company also may not make any payment upon or in respect of the Notes (except (i) in Permitted Junior Securities, (ii) from the trust described under "-- Legal Defeasance and Covenant Defeasance" or "-- Satisfaction and Discharge"; provided that at the time of its creation such trust does not violate the Senior Credit Facility or (iii) payments from funds released to the Company or the Trustee from escrow under the Washington Agreement for payment of the Special Redemption Price as described under "-- Special

Redemption") if (i) a default in the payment, when due, of the principal of, or premium, if any, or interest on, Designated Senior Debt occurs and is continuing beyond any applicable period of grace (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity without further notice or the expiration of any applicable grace periods (a "Nonpayment Default") and the Trustee receives (and the Company receives, if not sent by the Company) a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of any Designated Senior Debt specifying an election to effect a payment blockage for the period specified in the next sentence. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived or any acceleration is rescinded, as applicable and
(b) in case of a Nonpayment Default, the earlier of the date on which such Nonpayment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and not thereafter rescinded, provided, in each case, the Company may pay the Notes without regard to the foregoing if it and the Trustee receive written notice approving same from Representatives of each Designated Senior Debt. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, and, premium, if any, and interest and Liquidated Damages, if any, on, the Notes that have come due have been paid in full in cash. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of its Senior Debt or holders of debt of the Company which is pari passu with the Notes but not expressly subordinated to such Senior Debt. On a pro forma basis, after giving effect to the Transactions, the Company and the Guarantors would have had approximately $185.2 million of Senior Debt outstanding at March 31, 1998 (exclusive of an additional $350.0 million available under the Senior Credit Facility, which, if drawn, would be Senior Debt). The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis by the Guarantors. Any Subsidiary of the Company that guarantees any Indebtedness of the Company shall be required to execute Subsidiary Guarantees and become a Guarantor under the Indenture. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, and the amounts for which the Guarantors are liable under its guarantees issued from time to time with respect to Senior Debt of the Company, in each case to the same extent as the Obligations of the Company with respect to the Notes are subordinated to Senior Debt of the Company. An aggregate amount of $12.7 million of Senior Debt of all Guarantors (excluding guarantees of Senior Debt of the Company) was outstanding on a pro forma basis after giving effect to the Transactions as of March 31, 1998. The obligations of each Guarantor under its Subsidiary Guarantee are limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a "fraudulent conveyance." See "Risk
Factors -- Fraudulent Conveyance Considerations Relating to Subsidiary Guarantees."

     The Indenture provides that, subject to the provisions of the following paragraph, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the

Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     Notwithstanding the foregoing paragraph, (i) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to the Company or any other Guarantor, (ii) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to a Wholly Owned Restricted Subsidiary of the Company that has no significant assets or liabilities and was incorporated, organized or formed solely for purpose of reincorporating or otherwise reorganizing such Guarantor in another State of the United States; provided that such successor, resultant or transferee Person continues to be a Guarantor and (iii) the Indenture provides that in certain circumstances involving the disposition (including by way of merger, consolidation or otherwise) of all or substantially all assets or all Capital Stock of any Guarantor, and subject to related conditions, such transaction may be so consummated and such Guarantor will be released from its Subsidiary Guarantee and any resultant, surviving or transferee Person shall not be required to assume such obligations upon the conditions described under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees."

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1, of the years indicated below:

                         YEAR                              PERCENTAGE
                         ----                              ----------
2003...................................................      104.5%
2004...................................................      103.0
2005...................................................      101.5
2006 and thereafter....................................      100.0

     Notwithstanding the foregoing, at any time or from time to time on or before July 1, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes outstanding at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of any one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes outstanding on the Issue Date remains outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption, other than a redemption described under the caption "Special Redemption," shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

SPECIAL REDEMPTION

     A portion of the Notes are subject to mandatory redemption if the Washington Acquisition is not consummated by the Company, or the Washington Agreement is terminated without consummation of the Washington Acquisition, on or prior to December 31, 1998. In such event, the Company will be required to redeem 50% of the aggregate principal amount of the Notes offered hereby (i.e., $150 million aggregate principal amount) at a redemption price equal to 101% of the redeemed principal amount thereof (the "Special Redemption Price"), plus accrued interest and Liquidated Damages, if any, to the date of redemption. The date for such redemption (the "Special Redemption Date") is the earlier of December 31, 1998 and ten business days following the date of termination of the Washington Agreement without consummation of the Washington Acquisition. Selection of Notes for special redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

     Pursuant to the Washington Agreement, the Company deposited into an escrow account established by agreement with the seller and the Company $266.9 million to be paid in respect of the Washington Acquisition. The escrow account was established and funded contemporaneously with the issuance, authentication and delivery of the Old Notes. The Indenture required the Company to deposit net proceeds received by the Company from the offer and sale of the Old Notes and, if additional funds become necessary, from other available cash or borrowings, in an amount required to be deposited into escrow under the Washington Agreement. The Company granted a security interest in its interest in the Washington Acquisition escrow agreement to the Trustee to secure payment of the Special Redemption Price. The Company also granted a security interest in favor of the lenders under the Senior Credit Facility to secure the Senior Credit Facility in respect of any escrow proceeds in excess of the aggregate Special Redemption Price. The escrow arrangement provides that, in the event the Washington Acquisition is not consummated prior to December 31, 1998 (or an earlier date agreed to by the Company and the seller), or the Washington Agreement is terminated prior to such date without such consummation (without fault of the Company), the funds held in escrow will be released to the Company together with any interest or investment proceeds earned thereon. To the extent funds are released from escrow without consummation of the Washington Agreement, an amount equal to the aggregate Special Redemption Price will be paid to the Trustee for payment of the Special Redemption Price in partial redemption of the Notes as described above. The remainder of funds released from escrow will be applied to prepay amounts outstanding under the Senior Credit Facility.

     The Indenture provides that the Trustee and the Holders of Notes will cease to have any interest in the Washington Acquisition escrow agreement, or the right to receive released funds thereunder, upon the delivery of an Officer's Certificate to the Trustee certifying to the effect that the Washington Acquisition has been consummated by the Company prior to December 31, 1998. The escrow arrangements with the seller in the Washington Acquisition permit the investment of escrowed funds in certain Cash Equivalents having a maturity no later than the Special Redemption Date and otherwise in accordance with applicable law as directed by the Company and any investment proceeds thereon will be available to the Company upon release of the escrow.

MANDATORY REDEMPTION

     Except as set forth above under "-- Special Redemption" or below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

     Change of Control. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all of its outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable, except as set forth under the captions "-- Legal Defeasance and Covenant Defeasance" and "-- Satisfaction and Discharge." Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to a Person or a Group may be uncertain.

     The Senior Credit Facility limits the ability of the Company to purchase any Notes and also provides that certain change of control events with respect to the Company constitute a default thereunder. Any future Credit Facilities or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (which shall be determined in good faith by the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of, or any combination of,
(A) cash or Cash Equivalents, (B) the assumption of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(C) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 30 days following their receipt (to the extent of cash or Cash Equivalents received); provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described under the caption "-- Liens" or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option, (a) to permanently repay term loans that constitute Senior Debt, and if no term Senior Debt is outstanding at such time, to repay outstanding revolving borrowings that constitute Senior Debt, (b) to acquire a controlling interest in another business or all or substantially all of the assets of a business, in each case engaged in a Permitted Business, (c) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments," provided, that the Company or such Restricted Subsidiary will have complied with clause (b) or (c) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c) and such expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall be required to make an offer to all Holders of Notes and holders of each other Indebtedness that ranks by its terms pari passu in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the Indenture (an "Asset Sale Offer") to purchase on a pro rata basis (with the Excess Proceeds prorated between the Holders and such holders of pari passu Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the Notes, that is an integral multiple of $1,000, that may be purchased out of such prorated Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other such Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes and any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of such prorated Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

     Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, in each case other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or declared or paid to the Company or any of its Restricted Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by a Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at its Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";
     and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (viii), or (ix) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately following the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus (ii) 100% of the aggregate net cash proceeds, or the Fair Market Value of assets or property other than cash, received by the Company from the issue or sale, in either case, since the Issue Date of (A) Equity Interests of the Company (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by the Company from any such conversion or exchange of such debt securities sold or issued prior to the Issue Date other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock, plus (iii) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, the Company or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of

     Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus (iv) to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale or disposition (less the cost of disposition, if any) and (B)with respect to any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Issue Date, the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment, plus (v) $50 million.

     The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture, including the immediately preceding paragraph; (ii) the redemption, repurchase, retirement, defeasance or other acquisition, prior to its Stated Maturity, of any (y) Indebtedness (or portion thereof) which is subordinated to the Notes, or the making of any principal payment thereon, or (z) Equity Interests of the Company or any Restricted Subsidiary, in each case in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, employee or director of the Company (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by the Company's Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (v) shall not exceed the sum of (y) $1 million in any twelve-month period and (z) the aggregate net proceeds received by the Company during such 12-month period from issuance of such Equity Interests pursuant to such agreements or plans; (vi) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; (vii) the purchase, redemption, defeasance or retirement, in each case prior to its Stated Maturity, of any Indebtedness that is subordinated to the Notes in right of payment by payments out of Excess Proceeds remaining after completion of an Asset Sale Offer, provided that (x) any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Proceeds remaining after completion of an Asset Sale Offer (but for the provision of the last sentence under the caption "-- Repurchase at the Option of Holders -- Asset Sales") and (y) the Company would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; (viii) reasonable and customary directors' fees to the members of the Company's Board of Directors, provided that such fees are consistent with past practice or current requirements; and (ix) cash dividends declared or paid in respect of shares of Mandatorily Convertible Preferred Stock of the Company issued on or prior the Issue Date (together with any additional shares issued in respect of any underwriters' over-allotment option in effect on the Issue Date); provided, further, that, with respect to clauses (ii), (iii), (v), (vi), (vii), (viii) and
(ix) above, no Default or Event of Default shall have occurred and be continuing.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (ix) of the preceding paragraph or among such clauses and the first paragraph of this covenant including clauses
(a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board of Directors of the Company and as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment. Not later than (i) the end of any calendar quarter in which any Restricted Payment is made or (ii) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $10 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (iii) the Company certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by the Company promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of "Unrestricted Subsidiary," which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (ii) the Fair Market Value of such Investments at the time of such designation and (iii) the original Fair Market Value of such Investments at the time they were made.

     Incurrence of Indebtedness and Issuance of Preferred Stock. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), other than Permitted Debt, and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock other than Permitted Debt; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or the Company may issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes, the Exchange Notes and the Subsidiary Guarantees;

          (ii) the incurrence by the Company or any Guarantor of Indebtedness and letters of credit pursuant to the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or its Restricted Subsidiaries for reimbursement obligations thereunder) in an aggregate principal amount not to exceed $500 million at any one time outstanding, less the aggregate amount of all proceeds of Assets Sales that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor, or any Guarantor is the obligor and the Company is not the obligee, on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Permitted Business (including, without limitation, oil and gas properties) of the Company or a Restricted Subsidiary or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction or improvement, in each case in an aggregate principal amount not to exceed $50 million at any time outstanding, provided that, in each case, such Indebtedness is incurred within 30 days of the later of the date of purchase or the date of completion of such construction or improvement;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Company or a Restricted Subsidiary of the Company, provided that the amount of such Indebtedness shall not exceed $20 million at any time outstanding, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (1) workers' compensation or similar liabilities of the Company or any of its Restricted Subsidiaries, or (2) performance, payment, deposit or surety obligations of the Company or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds, or similar insurance contracts, for the Company and its Restricted Subsidiaries, and refinancings thereof;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of (A) Financial Hedging Obligations that are either (1) incurred for the purpose of fixing or hedging interest rate risk related to Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the Indenture, but only to the extent that the stated aggregate notional amounts thereunder do not exceed 105% of the aggregate principal amount of the Indebtedness to which such obligations relate or (2) incurred in the ordinary course of business for the purpose of limiting or managing currency exchange risks, and (B) Commodity Hedging Obligations in connection with the conduct of a Permitted Business, and, in the case of each of clauses (A) and (B) hereof, not for speculative purposes;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to overproduced gas balancing positions arising in the ordinary course of business;

          (x) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by any provision of this covenant other than this clause (xi); provided, that the guarantee of any Indebtedness of a Restricted Subsidiary of the Company that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary's status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee remains outstanding;

          (xii) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or to any of its Wholly Owned Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or any of its Wholly Owned Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (xii); and

          (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness or a portion thereof may be classified as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Liens. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness which is pari passu with or subordinated to the Notes, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture, the Notes, Existing Indebtedness and the Senior Credit Facility as in effect on the Issue Date, any other Credit Facility hereafter in effect provided to the extent its provisions are no more restrictive than those in the Senior Credit Facility as it is in effect on the Issue Date and any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of the Indenture, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in contracts, agreements, and leases entered into in the ordinary course of business and consistent with customary provisions for the sale of property, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (g) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," and not in violation of the covenant described under caption "-- Liens," that limit the right of the debtor to dispose of assets securing such Indebtedness and (h) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clause (a), (c), (e) and
(g) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     Merger, Consolidation, or Sale of Assets. The Indenture provides that the Company will not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets in one or more related transactions, to another Person unless (i) the Company is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than the Company) shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the resulting transferee or surviving Person (if other than the Company) assumes all the obligations and covenants of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary, the Company or the resultant, transferee or surviving Person (if other than the Company) (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of covenant described above under the caption
"-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving Person had been named as the Company in the Indenture; and when a surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease of all or substantially all of the properties or assets in one or more related transactions, the predecessor Person shall be relieved of all such obligations.

     Additional Subsidiary Guarantees. The Indenture provides that (i) if any Subsidiary of the Company guarantees any Indebtedness of the Company, then such Subsidiary shall (a) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Subsidiary shall become a Guarantor under the Indenture and (b) deliver an opinion of counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and (ii) upon (x) the release by the lenders of all guarantees of a Guarantor guaranteeing, and all Liens on the property and assets of such Guarantor securing, Indebtedness of the Company, or (y) a sale or other disposition, whether in one or a series of related transactions, of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition, whether in one or a series of related transactions, of all of the Capital Stock of any Guarantor in compliance with the Indenture to any entity that is not the Company or a Subsidiary, then such Guarantor and such acquiring, resulting, surviving or transferee Person will be released and relieved of any obligations under any Subsidiary Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under such Indebtedness and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer and, in the event of any sale or other disposition, delivery of an officer's certificate to the Trustee that the Net Proceeds of such sale or other disposition will be applied in accordance with the applicable provisions of the Indenture. See
"-- Repurchase at the Option of Holders -- Asset Sales."

     Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $1 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transaction involving aggregate consideration in excess of $10 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million and for which there are no disinterested members of its Board of Directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor; provided that none of the following shall be deemed to be Affiliate Transactions: (1) Affiliate Transactions involving the purchase or sale of crude oil, natural gas and other hydrocarbons, and refined products therefrom, in the ordinary course of any Permitted Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties, (2) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (3) transactions between or among (A) the Company and its Restricted Subsidiaries and (B) the Restricted Subsidiaries, (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary, (5) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each
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

case in the ordinary course of business, (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans, and (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary as determined by the Board of Directors of the Company or such Restricted Subsidiary.

     No Senior Subordinated Debt. The Indenture provides that, notwithstanding any other provision thereof, (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness (including Acquired Debt) that is expressly subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Debt) that is expressly subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees, it being understood that Indebtedness will not be considered senior to other Indebtedness solely by reason of being secured.

     Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the net proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and
(ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company, subject to dispositions and issuances permitted by clauses (i) and (ii) of the definition of "Wholly Owned Restricted Subsidiary."

     Business Activities. The Indenture provides that the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     Payments for Consent. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports. The Indenture provides that whether or not the Company is required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to each of the Holders of Notes (i) all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. All such information and reports shall be mailed or otherwise delivered to the Holders of Notes within 15 days after the dates on which such filings would have been required to be made had the Company been subject to the rules and regulations of the Commission. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Certain Covenants -- Merger, Consolidation or Sale of Assets," "-- Special Redemption," "-- Repurchase at the Option of Holders -- Asset Sales," and "Repurchase at the Option of Holders -- Change of Control"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice of such failure from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $15 million or more, and such default shall not have been cured or waived or any such acceleration rescinded within ten business days after the running of such grace period or the occurrence of such acceleration; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company, or any group of Subsidiaries that when taken together, would constitute a Significant Subsidiary or any Significant Subsidiary upon the occurrence of such events; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture).

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes (i) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and Liquidated Damages, if any, on, or the principal of, the Notes and (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR, MEMBERS, PARTNERS AND STOCKHOLDERS

     No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any of its Subsidiaries, as such, has or shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Old Notes by accepting an Old Note waived and released all such liability. The waiver and release were part of the consideration for issuance of the Old Notes. Each holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waivers may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to Article VIII of the Indenture concurrently with such incurrence or within 30 days thereof) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (ii) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound; (c) the Company has paid or caused to be paid all sums due and payable by it under the Indenture; and (d) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to certain provisions of the Indenture which relate to subordination will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to add any additional Guarantor or to release any Guarantor form its Subsidiary Guarantee, in each case, as provided in the Indenture.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Tesoro Petroleum Corporation, 8700 Tesoro Drive, San Antonio, Texas 78217-6218, Attention: Vice President, Finance and Treasurer.

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes offered and sold to qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") are represented by one or more global notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note was initially deposited upon issuance with the Trustee as custodian for the Depositary, in New York, New York, and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     The Old Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act initially are represented by one or more temporary global notes in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Note"). The Regulation S Temporary Global Note was registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at the Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). Beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL.

     Within a reasonable time period after the expiration of the period of 40 days commencing on the latest of the commencement of the Notes Offering and the Issue Date of the Indenture of the Old Notes (such period through and including such 40th day, the "Restricted Period"), the Regulation S Temporary Global Note will be exchanged for one or more permanent global notes (collectively, the "Regulation S Permanent Global Note" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Note" (the Regulation S Global Note and the Rule 144A Global Note collectively being the "Global Old Notes")) upon delivery to the Depositary of certification of compliance with the transfer restrictions applicable to the Notes pursuant to Regulation S as provided in the Indenture. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL (as indirect participants in the Depository). See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note." Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below. See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note."

     The Exchange Notes also will be issued in the form of one or more Global Notes (the "Global Exchange Notes" and, together with the Global Old Notes, the "Global Notes"). The Global Exchange Notes will be deposited on the original date of issuance of the Exchange Notes with, or on behalf of, DTC and registered in the name of a nominee of the Depositary.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Depositary Procedures -- Exchange of Book-Entry Notes for Certificated Notes."

     The Rule 144A Global Note (including beneficial interests in the Rule 144A Global Note) is subject to certain restrictions on transfer and bears a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of the Depositary and its direct or indirect participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     The Depositary has advised the Company that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

     The Depositary has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Rule 144A Global Note may hold their interests therein directly through the Depositary, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) that are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or CEDEL, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Note through organizations other than Euroclear and CEDEL that are Participants in the Depositary system. Euroclear and CEDEL will hold interests in the Regulation S Global Note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. as operator of CEDEL. The depositories, in turn, will hold such interests in the Regulations S Global Note in customers' securities accounts in the depositories' names on the books of the Depositary. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of the Depositary. Those interests held by Euroclear or CEDEL may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because the Depositary can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interest. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes" and "-- Exchanges between Regulation S Notes and the Rule 144A Global Note."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS, OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on a Global Note registered in the name of the Depositary or its nominee will be payable by the Trustee to the Depositary or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depositary's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of the Depositary or any of its Participants or Indirect Participants.

     The Depositary has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the Notes (including principal and interest and Liquidated Damages, if any), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts
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

proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of the Depositary. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of the Depositary, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depositary or its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee as the registered owner of the Notes for all purposes.

     Except for trades involving only Euroclear and CEDEL Participants, interests in the Global Notes will trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its Participants.

     Transfers between Participants in the Depositary will be effective in accordance with the Depositary's procedures, and will be settled in same-day funds. Transfers between Participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Participants in the Depositary, on the one hand, and Euroclear or CEDEL Participants, on the other hand, will be effected through the Depositary in accordance with the depository's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and CEDEL Participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Due to time zone differences, the securities accounts of a Euroclear or CEDEL Participant purchasing an interest in a Global Note from a Participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL Participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of the Depositary. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL Participant to a Participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the Depositary's settlement date.

     The Depositary has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account the Depositary interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, the Depositary reserves the right to exchange Global Notes for legend Notes in certificated form, and to distribute such Notes to its Participants.

     The information in this section concerning the Depositary, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although the Depositary, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Rule 144A Global Note among Participants in the Depositary, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by the Depositary, Euroclear or

CEDEL or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     Exchange of Book-Entry Notes for Certificated Notes. A Global Note is exchangeable for definitive Notes in registered certificated form if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form. In addition, beneficial interests in a Global Note may be exchanged for certificated Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear, in the case of the Rule 144A Global Note, the restrictive legend referred to in "Notice to Investors" and, in the case of the Regulation S Global Note, the legend set forth in bold type on the cover of this Offering Memorandum, in each case, unless the Company determines otherwise in compliance with applicable law.

     Exchanges between Regulation S Notes and the Rule 144A Global Note. Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S Global Note may not be transferred to a U.S. person. Thereafter, such transfers will be permitted on the terms specified in the Indenture.

     Beneficial interests in Rule 144A Global Notes may be transferred to a person who takes delivery in the form of an interest in Regulation S Global Notes, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear and CEDEL.

     Any beneficial interest in one of the Old Global Notes that is transferred to a person who takes delivery in the form of an interest in another Old Global Note will, upon transfer, cease to be an interest in such Old Global Note and become an interest in such other Old Global Note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Old Global Note for as long as it remains such an interest.

     Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in the Rule 144A Global Note or vice versa will be effected by the Depositary by means of an instruction originated by the Trustee through the Depositary/Deposit Withdraw at Custodian system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable.

     Certificated Notes. Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of certificated Notes. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively

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

rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     Same Day Settlement and Payment. The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Commission this Exchange Offer Registration Statement under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer pursuant to the Exchange Offer to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 business days following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event within 120 days after the Closing Date) and to cause the Shelf Registration to be declared effective by the Commission on or prior to 60 days after the date upon which the Company is obligated to make such filing. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to

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

consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     Holders of the 10 1/4% Notes will not be entitled to certain rights under the Registration Rights Agreement following the consummation of the Exchange Offer. The rights that will terminate are the right (i) to have the Company file with the Commission and use its best efforts to have declared effective a shelf registration statement to cover resales of the Old Notes by the holders thereof and (ii) to receive additional interest if the registration statement of which this Prospectus is a part or the shelf registration statement are not filed with, or declared effective by, the Commission within certain specified time periods or the Exchange Offer is not consummated within a specified time period.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under the caption "-- Certain
Covenants -- Transactions with Affiliates" and the use of the term "Affiliates" thereunder, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and
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

its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions of the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $2 million or (b) for Net Proceeds in excess of $2 million; provided that the following will not be deemed to be Asset Sales: (i) any transfer, conveyance, sale, lease or other disposition of assets or rights securing the Senior Credit Facility or other Senior Debt in connection with the enforcement of the Liens therein; (ii) any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business; (iii) any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets of a business, in each case engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments"), provided that (x) except for trades or exchanges of oil and gas properties and interests therein for other oil and gas properties and interests therein, if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $20 million, the Company shall obtain an opinion or report from a Independent Financial Advisor confirming that the assets received by the Company and the Restricted Subsidiaries in such trade or exchange have a fair market value of at least the fair market value of the assets so disposed and (y) any cash or Cash Equivalent received by the Company or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (iv) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company; (v) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company; (vii) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments"; (viii) the trade, sale or exchange of Cash Equivalents; (ix) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business; (x) the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein; (xi) any lease of assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary of the Company is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs; (x) the disposition of assets received in settlement of debts accrued in the ordinary course of business; and
(xi) any Production Payment created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after the acquisition of, the oil and gas property that is subject thereto.

     "BHP Note" means that certain unsecured, non-interest bearing promissory note dated May 29, 1998 issued by the Company in the principal amount of $50 million to BHP Hawaii Inc.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership
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

interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Group with maturities of not more than one year from the date of acquisition.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) unless immediately following such sale, lease, exchange or other transfer in compliance with the Indenture such assets are owned, directly or indirectly, by the Company or a Wholly Owned Subsidiary of the Company; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of Voting Securities of the Company by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Company's then outstanding voting securities entitled to vote on a regular basis for the board of directors of the Company, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders (or members, as applicable) of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

     "Commodity Hedging Agreements" means agreements or arrangements designed to protect such Person against fluctuations in the price of (i) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products or (ii) electricity and other sources of energy or power used in the Company's refining, processing or exploration and production operations, in either case in connection with the conduct of its business and not for speculative purposes.

     "Commodity Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedge Agreements.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash

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

interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any ceiling limitation writedowns under Securities and Exchange Commission guidelines shall be treated as capitalized costs, as if such writedown had not occurred.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, all of the foregoing determined in accordance with GAAP.

     "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount) in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

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     "Designated Senior Debt" means (i) any Indebtedness outstanding under the
Senior Credit Facility and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Notes" means notes designated as "Series B" in the Indenture and registered under the Securities Act that are issued under the Indenture in exchange for the Notes initially issued under the Indenture pursuant to the Exchange Offer or in replacement of any such initially issued Notes pursuant to the Shelf Registration Statement.

     "Existing Indebtedness" means the BHP Note and up to an additional $25 million in aggregate amount of principal, letters of credit reimbursement obligations or Capital Lease Obligation, of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the Notes) in existence on the Issue Date.

     "Fair Market Value" means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Company or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

     "Financial Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided that interest attributable to Dollar-Denominated Production Payments shall be excluded from Fixed Charges.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.

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

In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

     "Guarantors" means (i) each of Tesoro Petroleum Companies, Inc., Digicomp Inc., Tesoro Financial Services Holding Company, Victory Finance Company, Tesoro Alaska Petroleum Company, Interior Fuels Company, Kenai Pipe Line Company, Tesoro Alaska Pipeline Company, Tesoro Northstore Company, Tesoro Refining, Marketing & Supply Company, Tesoro Vostok Company, Tesoro Exploration and Production Company, Tesoro Gas Resources Company, Inc., Tesoro E&P Company, L.P., Tesoro Natural Gas Company, Tesoro Pipeline Company, L.P., Tesoro Bolivia Petroleum Company, Tesoro Latin America Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, Inc., Tesoro Hawaii Corporation (formerly known as BHP Petroleum Americas Refining Inc.), and Tesoro South Pacific Petroleum Company (formerly known as BHP Petroleum South Pacific Inc.) (ii) each of the Company's Restricted Subsidiaries that becomes a guarantor of the Notes pursuant to the covenant described above under "-- Certain Covenants -- Additional Subsidiary Guarantees" and (iii) each of the Company's Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

     "Hedging Obligations" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

     "Indebtedness" means, with respect to any Person, without duplication, (i)
(A) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments, (B) reimbursement obligations of such Person for letters of credit or
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

banker's acceptances, (C) Capital Lease Obligations of such Person, (D) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (E) Hedging Obligations, in each case of the foregoing subclauses (A) through (E) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) obligations or indebtedness of others of the type referred to in the subclauses (A) through (E) of the foregoing clause
(i) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person's obligation or indebtedness or the Fair Market Value of such asset, (iii) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the subclauses (A) through (E) of the foregoing clause (i), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person and (iv) with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to any Production Payment. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof in the case of any other Indebtedness.

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates; provided, that providing accounting, appraisal or investment banking services to the Company or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the Company or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Issue Date" means the first date on which the Notes are issued, authenticated and delivered under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by such Person or any of its Restricted

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

Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale) and any relocation expenses incurred as a result thereof, taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), (ii) the incurrence of which will not result in any recourse against any of the assets of the Company or its Restricted Subsidiaries, and (iii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Permitted Business" means, with respect to the Company and its Restricted Subsidiaries, the businesses of (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the acquisition, gathering, treating, processing, storage, transportation of production from such interests or properties, (iii) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto, (iv) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith,
(v) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries, (vi) any business currently engaged in by the Company or its Restricted Subsidiaries and (vii) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or (ii) a disposition of assets that do not constitute an Asset Sale; (e) any acquisition of assets solely in exchange for

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

the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(f) any Investment received in settlement of debts, claims or disputes owed to the Company or any Restricted Subsidiary of the Company that arose out of transactions in the ordinary course of business; (g) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person; (h) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (i) relocation allowances for, and advances and loans to, employees, officers and directors, approved by the Board of Directors (or authorized officer) (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $10 million; (j) other Investments by the Company or any Restricted Subsidiary of the Company in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of the greater of $50 million and 15% of the Consolidated Net Worth of the Company; (k) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary of the Company permitted under clauses
(v) and (xii) of the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" (l) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes; (m) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into the ordinary course of the business described in clauses (i) and (ii) of the definition of "Permitted Business" excluding, however, investments in corporations; and (n) Investments pursuant to agreements and obligations of the Company and any Restricted Subsidiary in effect on the Issue Date.

     "Permitted Junior Securities" means (i) Equity Interests in the Company or any Guarantor which, to the extent received by any Holder in connection with any bankruptcy, reorganization, insolvency or similar proceeding in which any Equity Interests are also exchanged for or distributed in respect of Senior Debt, are either common equity securities or are subordinated to all such Equity Interests so exchanged or distributed to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture, and (ii) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or
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

refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Production Payment" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Public Equity Offering" means any public underwritten offering of the Voting Stock (other than Disqualified Stock) of the Company pursuant to registration under the Securities Act of 1933, as amended, made pursuant to an underwriting or similar agreement executed and delivered after the Issue Date.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Representative" means the administrative agent under the Senior Credit Facility or its successor thereunder or any other agent or representative on behalf of the holders of Designated Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

     "Senior Credit Facility" means that certain Third Amended and Restated Credit Agreement, dated as of the Issue Date, by and among the Company, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and certain other lenders and agents, providing for up to $200 million of term loan borrowings and $300 million of revolving credit borrowings and letters of credit in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time and any agreements (and related documents) governing Indebtedness incurred to refund or refinance credit extensions and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility, whether by the same or any other lender or group of lenders. The Company shall promptly notify the Trustee of any other lender or group of lenders. The Company shall promptly notify the Trustee of any such refunding or refinancing of the existing Senior Credit Facility.

     "Senior Debt" means (i) Indebtedness of the Company or any Guarantor for money borrowed and all obligations of such Person under, or with respect to, the Senior Credit Facility or any other Credit Facility, whether direct or indirect, under guarantees, letters of credit, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceeding), (ii) the principal of and premium, if any, and accrued and unpaid interest, whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of the Company or any Guarantor for money borrowed, (B) guarantees by the Company or any Guarantor of indebtedness for money borrowed by any other Person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments for the payment of which the Company or any Guarantor is responsible or liable, by guarantees or otherwise,
(D) obligations of the Company or any Guarantor for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (E) obligations of the Company or any Guarantor under any agreement to lease, or any lease of, any real or

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

personal property which, in accordance with GAAP, is classified on the Company's or any Guarantor's consolidated balance sheet as a liability, and (F) obligations of the Company or any Guarantor under interest rate swaps, caps, collars, options and similar arrangements and commodity or foreign currency hedges and (iii) modifications, renewals, extensions, replacements, refinancings and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings or refundings thereof, are not superior in right of payment to the Notes; provided that Senior Debt will not be deemed to include (a) Indebtedness represented by preferred stock, (b) any obligation of the Company or any Guarantor to any Subsidiary or other Affiliate, (c) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (d) any accounts payable or other liability to trade creditors, (e) any Indebtedness, guarantee or obligation of the Company or any Guarantor which is expressly subordinate or junior by its terms in right of payment to any other Indebtedness, guarantee or obligation of the Company or any Guarantor, (f) that portion of any Indebtedness incurred in violation of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (other than Indebtedness incurred under a Credit Facility if prior to the incurrence thereof or, in the case of contingent obligations such as letters of credit pursuant to which such Indebtedness is incurred, prior to the issuance thereof or agreement to extend credit in respect thereof, the Company has certified to the lenders under such Credit Facility that the such incurrence or extension of credit does not violate such covenant) or (g) Indebtedness of the Company or any Guarantor which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "Stated Maturity" means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

     "Subsidiary Guarantee" means the guarantee of the Notes and the Exchange Notes by each of the Guarantors pursuant to the Indenture and in the form of guarantee endorsed on the form of Note attached as Exhibit A-1 or A-2 to the Indenture and any additional guarantee of the Notes and the Exchange Notes to be executed by any Subsidiary of the Company pursuant to the covenant described above under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees."

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an Officers' Certificate delivered to the Trustee and (ii) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary. The Board of Directors may designate any Subsidiary of the Company to become an Unrestricted Subsidiary if it (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Persons' financial condition or to cause such Persons to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; (e) does not own any Capital Stock of or own or hold any Lien on any property of, the Company or any Restricted Subsidiary of the Company; and (f) would constitute an Investment which the Company could make in compliance with the covenant under the caption "-- Certain Covenants -- Restricted Payments." Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of a Person means a Restricted Subsidiary of such Person to the extent (i) all of the outstanding Capital Stock and other Equity Interests of which (other than director's qualifying shares) shall be directly or indirectly owned by such Person or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction or another foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Restricted Subsidiary.

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

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company's Restated Certificate of Incorporation, as amended, currently authorizes the Company to issue up to 50,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock (as defined herein), holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable. As of July 8, 1998 there were issued and outstanding 32,311,918 shares of Common Stock.

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services L.L.C.

PREFERRED STOCK

     The Company's authorized capital stock includes 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the holders of the Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of such series of Preferred Stock. Holders of any series of Preferred Stock, when and if issued, may have priority claims to dividends and to any distributions upon liquidation of the Company, and other preferences over the holders of the Common Stock. As of July 8, 1998, there were issued and outstanding 103,500 shares of Preferred Stock.

MANDATORILY CONVERTIBLE PREFERRED STOCK

     Pursuant to the PIES Offering, the Company issued PIES, each representing one one-hundredth of a share of Mandatorily Convertible Preferred Stock deposited under a Deposit Agreement (the "Deposit Agreement"), among the Company, The Bank of New York as depositary (the "Depositary"), and the holders from time to time of depositary receipts executed and delivered thereunder (the "Depositary Receipts").

     Dividends. Holders of the PIES are entitled to receive, through the Depositary, when, as and if declared on the Mandatorily Convertible Preferred Stock represented thereby by the Board of Directors, cash dividends out of funds legally available therefor from the date of initial issuance of the PIES (which issuance will be evidenced by the initial issuance of the Depositary Receipts) at the rate of 7 1/4% per annum or 1.8125% per quarter. Dividends will cease to become payable by the Company to the Depositary for distribution to the holders of the PIES when dividends cease to accrue on the Mandatorily Convertible Preferred Stock represented thereby on the Mandatory Conversion Date or on the date of the earlier conversion of the PIES at the option of the holder. Dividends will be paid out of funds legally available therefor.

     Mandatory Conversion of PIES. Unless voluntarily converted into Common Stock prior thereto, on July 1, 2001 (the "Mandatory Conversion Date"), each PIES will automatically convert into a number of shares of Common Stock at the Conversion Rate (as defined below) and the holder thereof will have the right to receive cash in an amount equal to the accrued and unpaid dividends on the Mandatorily Convertible Preferred Stock represented by such PIES to the Mandatory Conversion Date (other than previously declared dividends deliverable to a holder of record of the Depositary Receipt evidencing such PIES as of a prior date), whether or not declared, out of funds legally available for the payment of dividends, subject to any applicable requirements of other Preferred Stock. The "Conversion Rate" is equal to (a) if the Conversion Price (as
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

defined below) is greater than or equal to $18.85 (the "Threshold Appreciation Price"), 0.8455 shares of Common Stock per PIES, (b) if the Conversion Price is less than the Threshold Appreciation Price but is greater than $15.9375 (the "Initial Price"), a fraction, equal to the Initial Price divided by the Conversion Price, of one share of Common Stock per PIES and (c) if the Conversion Price is less than or equal to the Initial Price, one share of Common Stock per PIES. The Conversion Rate, the Threshold Appreciation Price and the Initial Price are each subject to adjustment in certain circumstances, including if the Company shall (a) pay a stock dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (b) subdivide or split its outstanding Common Stock, (c) combine its outstanding Common Stock into a smaller number of shares, (d) issue by reclassification of its shares of Common Stock any shares of Common Stock, (e) issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in the Certificate of Designation) of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, or
(f) pay certain dividends or distribute to all holders of its Common Stock evidences of its indebtedness, cash or other assets or issue rights or warrants (other than those referred to in clause (e) above) to all holders of its Common Stock entitling them to subscribe for or purchase any of its securities.

     The "Conversion Price" is the average Closing Price per share of Common Stock for the 20 trading days immediately prior to (but not including) the Mandatory Conversion Date; provided, however, that, if there are not 20 trading days for the Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the Mandatory Conversion Date, the "Conversion Price" will be the market value per share of Common Stock as of the Mandatory Conversion Date as determined by a nationally recognized investment banking firm retained for such purpose by the Company. The Conversion Price is subject to adjustment in certain circumstances.

     Conversion at the Option of the Holder. The PIES are convertible, in whole but not in part, at the option of the holders thereof, at any time after July 26, 1998 and prior to the Mandatory Conversion Date, into shares of Common Stock at a rate of 0.8455 shares of Common Stock for each PIES (the "Optional Conversion Rate"), equivalent, for each PIES, to a conversion price of $18.85 per share of Common Stock (the "Optional Conversion Price"), subject to adjustment in the circumstances described above with respect to the Conversion Rate.

     Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and subject to the rights of holders of any other series of Preferred Stock, the holders of PIES will be entitled to receive an amount equal to the per share price to the public of the PIES plus accrued and unpaid dividends on the Mandatorily Convertible Preferred Stock represented thereby, out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of junior ranking stock upon liquidation, dissolution or winding up.

     Voting Rights. The holders of shares of Mandatorily Convertible Preferred Stock (including shares of Mandatorily Convertible Preferred Stock represented by PIES) are not entitled to any voting rights, except as required by applicable state law and as described below.

     In the event that dividends on the Mandatorily Convertible Preferred Stock (including shares of Mandatorily Convertible Preferred Stock represented by
PIES) or any other series of Preferred Stock are in arrears and unpaid for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock to elect any Directors of the Company ("Preferred Stock Directors"), the holders of the shares of Mandatorily Convertible Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock which do not have a separate class vote and upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of two Preferred Stock Directors, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right.

     The Company will not, without the approval of the holders of at least
66 2/3% of all the shares of Mandatorily Convertible Preferred Stock then outstanding: (i) amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation or the Bylaws of the Company so as to affect adversely the powers, preferences or rights of the holders of the shares of Mandatorily Convertible Preferred Stock then outstanding

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

or reduce the minimum time required for any notice to which only the holders of the shares of Mandatorily Convertible Preferred Stock then outstanding may be entitled; (ii) create any series of Preferred Stock ranking prior to the shares of Mandatorily Convertible Preferred Stock as to payment of dividends or the distribution of assets upon liquidation; or (iii) authorize or create, or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking prior to the shares of Mandatorily Convertible Preferred Stock as to payment of dividends or the distribution of assets upon liquidation.

     Holders of PIES and Mandatorily Convertible Preferred Stock have no preemptive rights.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the Exchange Offer and the purchase, ownership and disposition of Exchange Notes relevant to initial purchasers of the Old Notes. This summary is based on currently existing provisions of the Code, existing and temporary Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Exchange Notes and is limited to initial purchasers of Old Notes who hold the Old Notes and Exchange Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers of Old Notes in light of their personal circumstances or to certain types of initial purchasers of Old Notes (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, or persons who have hedged the risk of owning an Old Note or Exchange Note) or the effect of any applicable state, local or foreign tax law.

     PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

     As used herein, the term "U.S. Holder" means an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have authority to control all substantial decisions of the trust. A "Non-U.S. Holder" is a holder who is not a U.S. Holder.

  Exchange of Notes

     The exchange of an Old Note by a U.S. Holder for an Exchange Note pursuant to the Exchange Offer should not constitute a taxable exchange for United States federal income tax purposes. Accordingly, there should be no United States federal income tax consequences to holders who exchange Old Notes for Exchange Notes pursuant to the Exchange Offer, and any such holder should have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange.

  Payment of Interest on Exchange Notes

     Interest paid or payable on an Exchange Note will be taxable to a U.S. Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such U.S. Holder's regular method of accounting for United States federal income tax purposes.

  Sale, Exchange or Retirement of the Exchange Notes

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of an Exchange Note, the U.S. Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such U.S. Holder's adjusted tax basis in the Exchange Note. A U.S. Holder's adjusted tax basis in an Exchange Note generally will equal the U.S. Holder's adjusted basis for the Old Note exchanged therefor, less any principal payments received by such U.S. Holder.

     Gain or loss recognized by a U.S. Holder on the disposition of an Exchange Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the Exchange Note is more than one year. The deduction of capital losses is subject to certain limitations. U.S. Holders of Exchange Notes should consult tax advisors regarding the treatment of capital gains and losses.

  Backup Withholding and Information Reporting

     Backup withholding and information reporting requirements may apply to certain payments ("reportable payments') of principal, premium, if any, and interest on an Exchange Note to a U.S. Holder, and to proceeds paid to a U.S. Holder from the sale or redemption of an Exchange Note before maturity. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold from any reportable payment that is subject to backup withholding a tax equal to 31% of such payment if a U.S. Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain holders, including all corporations, are not subject to backup withholding and reporting requirements. Any amounts withheld under the backup withholding rules from a reportable payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The amount of any reportable payments, including interest, made to the record U.S. Holders of Exchange Notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such U.S. Holders and to the IRS for each calendar year.

NON-U.S. HOLDERS

     The following discussion is a summary of certain United States federal income tax and estate tax consequences to a Non-U.S. Holder that holds an Exchange Note. No United States federal withholding tax will be imposed with respect to the payment by the Company or its paying agent of principal, premium, if any, or interest on an Exchange Note owned by a Non-U.S. Holder (the "Portfolio Interest Exception"), provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to the United States that is related to the Company actually or constructively through stock ownership and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax receives either (A) a statement, which may be provided on a Form W-8 or substitute form (an "Owner's Statement") signed under penalties of perjury by the beneficial owner of the Exchange Note in which the owner certifies that the owner is not a United States person, or, in the case of an individual, that he is neither a citizen nor a resident of the United States, and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by the Financial Institution holding the Exchange Note on behalf of the beneficial owner, together with a copy of the Owner's Statement. As used herein, the term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds an Exchange Note on behalf of the owner of the Exchange Note. A Non-U.S. Holder who does not qualify for the Portfolio Interest Exception, would, under current law, generally be subject to U.S. federal withholding tax at a flat rate of 30% (or lower

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

applicable treaty rate) on interest payments. However, a Non-U.S. Holder will not be subject to the 30% withholding tax if such Non-U.S. Holder provides the Company with an IRS Form 4224 (or substitute form) stating that the interest paid on the Exchange Notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     In general, gain recognized by a Non-U.S. Holder upon the redemption, retirement, sale, exchange or other disposition of an Exchange Note will not be subject to United States federal income tax unless such gain or loss is effectively connected with a trade or business in the United States. However, a Non-U.S. Holder may be subject to United States federal income tax at a flat rate of 30% (unless exempt by an applicable treaty) on any such gain if the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition of the Exchange Note and certain other requirements are met.

     Backup withholding and information reporting requirements do not apply to payments of interest made by the Company or a paying agent to a Non-U.S. Holder if the Owner's Statement described above is received, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. If any payments of principal and interest are made to the beneficial owner of an Exchange Note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable Treasury regulations) pays the proceeds of the sale of an Exchange Note to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a foreign office of a broker that is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) a "controlled foreign corporation" (generally, a foreign corporation controlled by certain United States shareholders) with respect to the United States unless the broker has no documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption.

     Recently issued Treasury regulations modify certain of the certification requirements described above. These modifications will become generally effective for interest payments made beginning January 1, 2000. The Company or its paying agent may request new withholding exemption forms from holders in order to qualify for continued exemption from withholding under the Treasury regulations when they become effective. For example, under recently issued Treasury regulations, a Non-U.S. Holder will be required to provide a Form W-8 (or substitute form) to the withholding agent on which such holder provides its name, address and taxpayer identification number and states, under penalty of perjury, that the interest paid on an Exchange Note and the gain on the sale, exchange or other disposition of an Exchange Note is not effectively connected with such holder's United States trade or business in order to obtain an exemption from withholding tax on payments made beginning January 1, 2000.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and if interest on an Exchange Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such interest and on gain realized on the sale, exchange or other disposition of an Exchange Note on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or applicable lower tax treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest and gain on an Exchange Note will be included in such foreign corporation's effectively connected earnings and profits.

     Subject to applicable estate tax treaty provisions, Exchange Notes held at the time of death (or Exchange Notes transferred before death but subject to certain retained rights or powers) by an individual who at the time of death is a Non-U.S. Holder will not be included in such Non-U.S. Holder's gross estate for United States federal estate tax purposes provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or hold the Exchange Notes in connection with a United States trade or business.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter," within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer, other than commissions or concessions of any broker-dealer, and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Exchange Notes will be passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas.

                                    EXPERTS

     The Tesoro Consolidated Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined balance sheets of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. as of May 31, 1997 and 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1997 included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The financial statements of Shell Anacortes Refining Company as of December 31, 1997 and 1996 and for the period from inception (January 4, 1996) through December 31, 1996 and for the year ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

     The information for the year ended December 31, 1997 relating to estimated proved reserves of oil and gas and the related estimates of future net cash flows and present values thereof as of December 31, 1995, December 31, 1996 and December 31, 1997, included in this Prospectus have been prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and are included herein upon the authority of such firm as an expert in petroleum engineering.

                             AVAILABLE INFORMATION

     The Company has filed with the SEC a registration statement (the "Registration Statement") under the Securities Act on Form S-4 with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof, are available for inspection and copying at the SEC's offices as described below.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is listed for trading on the NYSE and the Pacific Stock Exchange (the "PSE") under the trading symbol "TSO," and the Premium Income Equity Securities are listed on the NYSE under the trading symbol "TSOprA." Reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended on Form 10-K/A, filed April 30, 1998.

          2. The Company's Report on Form 10-Q for the quarterly period ended March 31, 1998.

          3. The Company's Current Report on Form 8-K, dated as of May 13, 1998.

          4. The Company's Current Report on Form 8-K, dated as of June 5, 1998.

          5. The Company's Current Report on Form 8-K, dated as of July 1, 1998.

          6. The description of the Premium Income Equity Securities included in the Company's Registration Statement on Form 8-A dated June 25, 1998.

          7. The description of the Common Stock included in the Company's Registration Statement on Form 8-A dated April 21, 1969, as amended by a Form 8 dated April 23, 1969.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Exchange Notes offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of a Note, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Tesoro Petroleum Corporation, 8700 Tesoro Drive, San Antonio, Texas 78217-6218, Attention: Vice President, Finance and Treasurer (telephone: (800) 837-6768).

     Separate financial statements of the subsidiary Guarantors are not included because the subsidiary Guarantors are jointly and severally liable and that the aggregate net assets, earnings and equity of such Guarantors are substantially equivalent to the net assets, earnings and equity of the parent on a consolidated basis.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
CONSOLIDATED FINANCIAL STATEMENTS OF TESORO PETROLEUM
  CORPORATION
Independent Auditors' Report................................   F-2
Statements of Consolidated Operations -- Years Ended
  December 31, 1995, 1996 and 1997 and Three Months Ended
  March 31, 1997 and 1998...................................   F-3
Consolidated Balance Sheets -- December 31, 1996 and 1997
  and March 31, 1998........................................   F-4
Statements of Consolidated Stockholders' Equity -- Years
  Ended December 31, 1995, 1996 and 1997 and Three Months
  Ended March 31, 1998......................................   F-5
Statements of Consolidated Cash Flows -- Years Ended
  December 31, 1995, 1996 and 1997 and Three Months Ended
  March 31, 1997 and 1998...................................   F-6
Notes to Consolidated Financial Statements..................   F-7
AUDITED COMBINED FINANCIAL STATEMENTS OF BHP PETROLEUM
  AMERICAS REFINING INC. AND BHP PETROLEUM SOUTH PACIFIC
  INC.
Report of Independent Public Accountants....................   F-37
Combined Statements of Operations -- Years Ended May 31,
  1995, 1996 and 1997.......................................   F-38
Combined Balance Sheets -- May 31, 1996 and 1997............   F-39
Combined Statements of Stockholders' Equity -- Years Ended
  May 31, 1995, 1996 and 1997...............................   F-40
Combined Statements of Cash Flows -- Years Ended May 31,
  1995, 1996 and 1997.......................................   F-41
Notes to Combined Financial Statements......................   F-42
UNAUDITED COMBINED FINANCIAL STATEMENTS OF BHP PETROLEUM
  AMERICAS REFINING INC. AND BHP PETROLEUM SOUTH PACIFIC
  INC.
Combined Statements of Operations -- Seven Months Ended
  December 31, 1996 and 1997................................   F-54
Combined Balance Sheets -- December 31, 1996 and 1997.......   F-55
Combined Statements of Cash Flows -- Seven Months Ended
  December 31, 1996 and 1997................................   F-56
Notes to Combined Financial Statements......................   F-57
UNAUDITED COMBINED FINANCIAL STATEMENTS OF BHP PETROLEUM
  AMERICAS REFINING INC. AND BHP PETROLEUM SOUTH PACIFIC
  INC.
Combined Statements of Operations -- Ten Months Ended March
  31, 1997 and 1998.........................................   F-61
Combined Balance Sheets -- March 31, 1997 and 1998..........   F-62
Combined Statements of Cash Flows -- Ten Months Ended March
  31, 1997 and 1998.........................................   F-63
Notes to Combined Financial Statements......................   F-64
FINANCIAL STATEMENTS OF SHELL ANACORTES REFINING COMPANY
Report of Independent Accountants...........................   F-68
Statement of Income -- Period from inception (January 4,
  1996) through December 31, 1996 and the year ended
  December 31, 1997 and the three months ended March 31,
  1997 and 1998.............................................   F-69
Consolidated Balance Sheet -- December 31, 1996 and 1997 and
  March 31, 1998............................................   F-70
Statement of Shareholder's Equity -- Period from inception
  (January 4, 1996) through December 31, 1996 and the year
  ended December 31, 1997 and the three months ended March
  31, 1998..................................................   F-71
Statement of Cash Flows -- Period from inception (January 4,
  1996) through December 31, 1996 and the year ended
  December 31, 1997 and the three months ended March 31,
  1997 and 1998.............................................   F-72
Notes to Financial Statements...............................   F-73

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Tesoro Petroleum Corporation

     We have audited the accompanying consolidated balance sheets of Tesoro Petroleum Corporation and subsidiaries as of December 31, 1997 and 1996, and the related statements of consolidated operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Tesoro Petroleum Corporation and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/  DELOITTE & TOUCHE LLP

San Antonio, Texas
January 28, 1998

                          TESORO PETROLEUM CORPORATION

                     STATEMENTS OF CONSOLIDATED OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                       THREE MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,             MARCH 31,
                                                  ----------------------------------   -------------------
                                                     1995         1996        1997       1997       1998
                                                  ----------   ----------   --------   --------   --------
                                                                                           (UNAUDITED)
REVENUES
  Refining and marketing........................  $  771,035   $  745,413   $720,868   $174,400   $140,213
  Exploration and production....................     124,670      107,415     84,798     23,358     22,222
  Marine services...............................      74,467      122,533    132,251     35,495     32,818
  Income from settlement of a natural gas
    contract....................................          --       60,000         --         --         --
  Gain on sale of assets and other income.......      32,711        4,417      5,543      1,599        786
                                                  ----------   ----------   --------   --------   --------
         Total Revenues.........................   1,002,883    1,039,778    943,460    234,852    196,039
                                                  ----------   ----------   --------   --------   --------
OPERATING COSTS AND EXPENSES
  Refining and marketing........................     758,329      726,029    687,036    171,154    130,720
  Exploration and production....................      19,055       12,968     13,230      2,845      3,925
  Marine services...............................      77,803      115,314    124,725     34,216     30,597
  Depreciation, depletion and amortization......      41,776       40,627     45,729     11,597     12,944
                                                  ----------   ----------   --------   --------   --------
         Total Operating Costs and Expenses.....     896,963      894,938    870,720    219,812    178,186
                                                  ----------   ----------   --------   --------   --------
OPERATING PROFIT................................     105,920      144,840     72,740     15,040     17,853
General and Administrative......................     (16,453)     (12,733)   (13,588)    (3,038)    (3,372)
Interest Expense, Net of Capitalized Interest in
  1997..........................................     (20,902)     (15,382)    (6,699)    (1,570)    (2,665)
Interest Income.................................       1,845        8,423      1,597        434        108
Other Expense, Net..............................      (8,542)     (10,001)    (4,930)    (1,291)    (1,034)
                                                  ----------   ----------   --------   --------   --------
EARNINGS BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM..........................................      61,868      115,147     49,120      9,575     10,890
Income Tax Provision............................       4,379       38,347     18,435      3,444      4,831
                                                  ----------   ----------   --------   --------   --------
EARNINGS BEFORE EXTRAORDINARY ITEM..............      57,489       76,800     30,685      6,131      6,059
Extraordinary Loss on Extinguishments of Debt
  (Net of Income Tax Benefit of $886 in 1996)...      (2,857)      (2,290)        --         --         --
                                                  ----------   ----------   --------   --------   --------
NET EARNINGS....................................  $   54,632   $   74,510   $ 30,685   $  6,131   $  6,059
                                                  ==========   ==========   ========   ========   ========
NET EARNINGS PER SHARE -- BASIC.................  $     2.22   $     2.87   $   1.16   $   0.23   $   0.23
                                                  ==========   ==========   ========   ========   ========
NET EARNINGS PER SHARE -- DILUTED...............  $     2.18   $     2.81   $   1.14   $   0.23   $   0.23
                                                  ==========   ==========   ========   ========   ========
WEIGHTED AVERAGE COMMON SHARES -- BASIC.........      24,557       25,999     26,410     26,430     26,309
                                                  ==========   ==========   ========   ========   ========
WEIGHTED AVERAGE COMMON SHARES AND POTENTIALLY
  DILUTIVE COMMON SHARES -- DILUTED.............      25,107       26,499     26,868     26,829     26,789
                                                  ==========   ==========   ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          TESORO PETROLEUM CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $ 22,796   $  8,352    $  2,274
  Receivables, less allowance for doubtful accounts.........   128,013     76,282      64,518
  Inventories...............................................    74,488     87,359      97,793
  Prepayments and other.....................................    12,046      9,842       7,984
                                                              --------   --------    --------
         Total Current Assets...............................   237,343    181,835     172,569
                                                              --------   --------    --------
PROPERTY, PLANT AND EQUIPMENT
  Refining and marketing....................................   328,522    370,174     368,183
  Exploration and production, full-cost method of
    accounting:
    Properties being amortized..............................   179,433    251,604     275,512
    Properties not yet evaluated............................    12,344     31,918      28,556
    Gas transportation......................................     6,703      7,889       7,804
  Marine services...........................................    33,820     43,072      48,201
  Corporate.................................................    12,531     13,689      13,802
                                                              --------   --------    --------
                                                               573,353    718,346     742,058
    Less accumulated depreciation, depletion and
      amortization..........................................   256,842    304,523     317,645
                                                              --------   --------    --------
         Net Property, Plant and Equipment..................   316,511    413,823     424,413
                                                              --------   --------    --------
OTHER ASSETS................................................    28,733     32,150      38,447
                                                              --------   --------    --------
         Total Assets.......................................  $582,587   $627,808    $635,429
                                                              ========   ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $ 80,747   $ 58,767    $ 44,275
  Accrued liabilities.......................................    33,256     31,372      28,626
  Current income taxes payable..............................    13,822        354       1,627
  Current maturities of long-term debt and other
    obligations.............................................    10,043     17,002      11,428
                                                              --------   --------    --------
         Total Current Liabilities..........................   137,868    107,495      85,956
                                                              --------   --------    --------
DEFERRED INCOME TAXES.......................................    19,151     28,824      31,003
                                                              --------   --------    --------
OTHER LIABILITIES...........................................    42,243     43,211      42,821
                                                              --------   --------    --------
LONG-TERM DEBT AND OTHER OBLIGATIONS, LESS CURRENT
  MATURITIES................................................    79,260    115,314     136,290
                                                              --------   --------    --------
COMMITMENTS AND CONTINGENCIES (Notes K and L)
STOCKHOLDERS' EQUITY
  Preferred stock, no par value; authorized 5,000,000 shares including redeemable preferred shares; none issued or
    outstanding
  Common stock, par value $0.16 2/3; authorized 50,000,000
    shares; 26,414,134, 26,506,601 and 26,515,868 shares
    issued and outstanding, respectively....................     4,402      4,418       4,419
  Additional paid-in capital................................   189,368    190,925     191,000
  Retained earnings.........................................   110,295    140,980     147,039
  Treasury stock, 200,198 common shares in 1998, at cost
    (216,453 in 1997).......................................        --     (3,359)     (3,099)
                                                              --------   --------    --------
    Total Stockholders' Equity..............................   304,065    332,964     339,359
                                                              --------   --------    --------
         Total Liabilities and Stockholders' Equity.........  $582,587   $627,808    $635,429
                                                              ========   ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          TESORO PETROLEUM CORPORATION

                STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY
   (INFORMATION FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 IS UNAUDITED)
                                 (IN THOUSANDS)

                                                                               RETAINED
                                               COMMON STOCK     ADDITIONAL     EARNINGS      TREASURY STOCK
                                             ----------------    PAID-IN     (ACCUMULATED   ----------------
                                             SHARES    AMOUNT    CAPITAL       DEFICIT)     SHARES   AMOUNT
                                             -------   ------   ----------   ------------   ------   -------
BALANCE AT DECEMBER 31, 1994...............   24,390   $4,065    $175,514      $(18,847)       --    $    --
  Net earnings.............................       --       --          --        54,632        --         --
  Shares issued pursuant to exercise of
     stock options and stock awards........      390       65       1,085            --        --         --
                                             -------   ------    --------      --------      ----    -------
BALANCE AT DECEMBER 31, 1995...............   24,780    4,130     176,599        35,785        --         --
  Net earnings.............................       --       --          --        74,510        --         --
  Issuance of Common Stock.................    1,308      218      11,054            --        --         --
  Shares issued pursuant to exercise of
     stock options and stock awards........      326       54       1,715            --        --         --
                                             -------   ------    --------      --------      ----    -------
BALANCE AT DECEMBER 31, 1996...............   26,414    4,402     189,368       110,295        --         --
  Net earnings.............................       --       --          --        30,685        --         --
  Shares repurchased.......................       --       --          --            --      (236)    (3,701)
  Shares issued pursuant to exercise of
     stock options and stock awards and
     employee benefit plans................       45        7         440            --        20        342
  Other....................................       48        9       1,117            --        --         --
                                             -------   ------    --------      --------      ----    -------
BALANCE AT DECEMBER 31, 1997...............   26,507    4,418     190,925       140,980      (216)    (3,359)
  Net earnings (unaudited).................       --       --          --         6,059        --         --
  Shares issued pursuant to exercise of
     stock options and employee benefit
     plans (unaudited).....................        9        1          75            --        16        260
                                             -------   ------    --------      --------      ----    -------
BALANCE AT MARCH 31, 1998 (unaudited)......   26,516   $4,419    $191,000      $147,039      (200)   $(3,099)
                                             =======   ======    ========      ========      ====    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                          TESORO PETROLEUM CORPORATION

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (IN THOUSANDS)

                                                                                           THREE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,              MARCH 31,
                                                     ---------------------------------    --------------------
                                                       1995        1996        1997         1997        1998
                                                     --------    --------    ---------    --------    --------
                                                                                              (UNAUDITED)
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net earnings.....................................  $ 54,632    $ 74,510    $  30,685    $  6,131    $  6,059
  Adjustments to reconcile net earnings to net cash
    from operating activities:
    Depreciation, depletion and amortization.......    42,620      41,459       46,363      11,747      13,154
    Loss (gain) on sales of assets.................   (32,659)        835          523         (18)        (59)
    Amortization of deferred charges and other.....     1,556       1,601          951          69           5
    Extraordinary loss on extinguishments of debt,
      net of income tax benefit....................     2,857       2,290           --          --          --
    Changes in operating assets and liabilities:
      Receivables..................................     9,746     (42,542)      56,785      43,533      11,764
      Receivable from Tennessee Gas Pipeline
         Company...................................   (37,456)     50,680           --          --          --
      Inventories..................................   (11,599)      7,210      (11,517)     (3,089)    (10,434)
      Other assets.................................    (3,573)     (3,521)         296       3,487       1,691
      Accounts payable and accrued liabilities.....     4,605      28,165      (37,854)    (40,741)    (15,980)
      Deferred income taxes........................       807      14,649        9,673       1,426       2,179
      Obligation payments to State of Alaska.......    (2,892)     (4,047)      (4,401)     (1,064)     (1,412)
      Other liabilities and obligations............     6,769       7,673        4,131       2,276        (530)
                                                     --------    --------    ---------    --------    --------
         Net cash from operating activities........    35,413     178,962       95,635      23,757       6,437
                                                     --------    --------    ---------    --------    --------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
  Capital expenditures.............................   (63,930)    (84,957)    (147,498)    (16,300)    (23,761)
  Proceeds from sales of assets....................    69,786       2,569          112          69          46
  Deposits and other acquisition costs (Note C)....    (3,029)     (7,720)      (5,086)         --      (5,976)
  Other............................................      (423)     (4,092)         927        (548)        201
                                                     --------    --------    ---------    --------    --------
         Net cash from (used in) investing
           activities..............................     2,404     (94,200)    (151,545)    (16,779)    (29,490)
                                                     --------    --------    ---------    --------    --------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Payments of long-term debt.......................    (2,979)     (3,838)      (4,095)       (764)       (732)
  Net borrowings under revolving credit
    facilities.....................................        --         883       32,728       2,182      17,689
  Issuance of long-term debt.......................        --          --       16,200          --          --
  Repurchase of common stock.......................        --          --       (3,701)         --          --
  Repurchase of debentures and notes...............   (34,634)    (74,116)          --          --          --
  Other............................................      (281)      1,164          334         171          18
                                                     --------    --------    ---------    --------    --------
         Net cash from (used in) financing
           activities..............................   (37,894)    (75,907)      41,466       1,589      16,975
                                                     --------    --------    ---------    --------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...       (77)      8,855      (14,444)      8,567      (6,078)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.....    14,018      13,941       22,796      22,796       8,352
                                                     --------    --------    ---------    --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD...........  $ 13,941    $ 22,796    $   8,352    $ 31,363    $  2,274
                                                     ========    ========    =========    ========    ========
SUPPLEMENTAL CASH FLOW DISCLOSURES
  Interest paid, net of $419 capitalized in the
    year 1997......................................  $ 18,132    $ 12,450    $   2,127    $  1,010    $  1,706
                                                     ========    ========    =========    ========    ========
  Income taxes paid................................  $  4,046    $  6,285    $  22,412    $ 14,245    $  1,379
                                                     ========    ========    =========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          TESORO PETROLEUM CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (INFORMATION FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED)

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The accompanying Consolidated Financial Statements include the accounts of Tesoro Petroleum Corporation and its subsidiaries (collectively, the "Company" or "Tesoro"). All significant intercompany accounts and transactions have been eliminated. Tesoro is a natural resource company engaged in petroleum refining, distributing and marketing of petroleum products, marine logistics services and the exploration and production of natural gas and oil.

  Use of Estimates and Presentation

     The preparation of the Company's Consolidated Financial Statements in conformity with generally accepted accounting principles required the use of management's best estimates and judgment that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

  Interim Reporting

     The interim consolidated financial statements are unaudited but, in the opinion of management, incorporate all adjustments necessary for a fair presentation of the Company's financial position and results of operations for such interim periods. Such adjustments are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year.

  Cash and Cash Equivalents

     Cash equivalents consist of highly-liquid debt instruments such as commercial paper and certificates of deposit purchased with an original maturity date of three months or less. Cash equivalents are stated at cost, which approximates market value. The Company's policy is to invest cash in conservative, highly-rated instruments and to invest in various institutions to limit the amount of credit exposure in any one institution. The Company performs ongoing evaluations of the credit standing of these financial institutions.

  Inventories

     Inventories are stated at the lower of cost or market. The last-in, first-out ("LIFO") method was used to determine the cost of the Company's refining and marketing inventories of crude oil and U.S. wholesale refined products. The cost of remaining refined product inventories, including fuel at the Company's marine service terminals, was determined principally on the first-in, first-out ("FIFO") method. Merchandise and materials and supplies are valued at average cost, not in excess of market value. See Note F.

  Property, Plant and Equipment

     Additions to property, plant and equipment and major improvements and modifications are capitalized at cost. Maintenance and repairs are charged to operations when incurred. Depletion of oil and gas producing properties is determined principally by the unit-of-production method and is based on estimated recoverable reserves. Depreciation of other property, plant and equipment is generally computed on the straight-line method based upon the estimated useful life of each asset. The weighted average lives range from 12 to 30 years for refining, marketing and pipeline assets, 11 to 16 years for service equipment and marine fleets, and five to seven years for corporate and other assets.

                          TESORO PETROLEUM CORPORATION

     Oil and gas properties are accounted for using the full-cost method of accounting. Under this method, all costs associated with property acquisition and exploration and development activities are capitalized into cost centers that are established on a country-by-country basis. For each cost center, the capitalized costs are subject to a limitation so as not to exceed the present value of future net revenues from estimated production of proved oil and gas reserves, net of income tax effect, plus the lower of cost or estimated fair value of unproved properties included in the cost center. Capitalized costs within a cost center, together with estimates of costs for future development, dismantlement and abandonment, are amortized on a unit-of-production method using the proved oil and gas reserves for each cost center. The Company's investment in certain oil and gas properties is excluded from the amortization base until the properties are evaluated. Gain or loss is recognized only on the sale of oil and gas properties involving significant reserves. Proceeds from the sale of insignificant reserves and undeveloped properties are applied to reduce the costs in the cost centers.

  Income Taxes

     Deferred tax assets and liabilities are recognized for future income tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Measurement of deferred tax assets and liabilities is based on enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

  Environmental Expenditures

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that extend the life, increase the capacity, or mitigate or prevent environmental contamination, are capitalized. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated. Such amounts are based on the estimated timing and extent of remedial actions required by applicable governing agencies, experience gained from similar sites on which environmental assessments or remediation has been completed, and the amount of the Company's anticipated liability considering the proportional liability and financial abilities of other responsible parties. Generally, the timing of these accruals coincides with completion of a feasibility study or the Company's commitment to a formal plan of action. Estimated liabilities are not discounted to present value.

  Financial Instruments

     The carrying amount of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and certain accrued liabilities approximates fair value because of the short maturity of these instruments. The carrying amount of the Company's long-term debt and other obligations approximated the Company's estimates of the fair value of such items.

                          TESORO PETROLEUM CORPORATION

  Earnings Per Share

     Earnings per share have been determined in accordance with Statement of Financial Accounting Standard ("SFAS") No. 128 which establishes standards for computing and presenting basic and diluted earnings per share calculations. Basic earnings per share is determined by dividing net earnings by the weighted average number of common shares outstanding during the period. The Company's calculation of diluted earnings per share takes into account the effect of potentially dilutive shares, principally stock options, outstanding during the period. Prior period amounts have been restated to conform with the requirements of SFAS No. 128. Earnings per share calculations are presented below (in thousands except per share amounts):

                                                                         THREE MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,          MARCH 31,
                                           ---------------------------   -------------------
                                            1995      1996      1997       1997       1998
                                           -------   -------   -------   --------   --------
                                                                             (UNAUDITED)
Earnings Applicable to Common
  Shareholders (Basic and Diluted
  Numerator):
  Earnings before extraordinary item.....  $57,489   $76,800   $30,685   $ 6,131    $ 6,059
  Extraordinary loss on extinguishments
     of debt, aftertax...................   (2,857)   (2,290)       --        --         --
                                           -------   -------   -------   -------    -------
     Net earnings........................  $54,632   $74,510   $30,685   $ 6,131    $ 6,059
                                           =======   =======   =======   =======    =======
Basic:
  Weighted average common shares (Basic
     denominator)........................   24,557    25,999    26,410    26,430     26,309
                                           =======   =======   =======   =======    =======
  Basic earnings per share --

     Before extraordinary item...........  $  2.34   $  2.96   $  1.16   $  0.23    $  0.23
     Extraordinary loss, aftertax........    (0.12)    (0.09)       --        --         --
                                           -------   -------   -------   -------    -------
     Net.................................  $  2.22   $  2.87   $  1.16   $  0.23    $  0.23
                                           =======   =======   =======   =======    =======
Diluted:
  Weighted average common shares.........   24,557    25,999    26,410    26,430     26,309
  Incremental shares from assumed
     conversion of stock options and
     other...............................      550       500       458       399        480
                                           -------   -------   -------   -------    -------
  Total diluted shares (Diluted
     denominator)..                         25,107    26,499    26,868    26,829     26,789
                                           =======   =======   =======   =======    =======
  Diluted earnings per share --
     Before extraordinary item...........  $  2.29   $  2.90   $  1.14   $  0.23    $  0.23
     Extraordinary loss, aftertax........    (0.11)    (0.09)       --        --         --
                                           -------   -------   -------   -------    -------
     Net.................................  $  2.18   $  2.81   $  1.14   $  0.23    $  0.23
                                           =======   =======   =======   =======    =======

     In accordance with SFAS No. 128, restricted Common Stock awards totaling 350,000 shares and options to purchase 340,000 shares of Common Stock under the Company's special incentive compensation strategy (see Note K) were not included in the computations of earnings per share in the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998. No shares were issuable under this strategy during those periods since the attainment of a specified market price of the Company's Common Stock had not been reached during the periods presented. These awards and options remained outstanding at December 31, 1997 and March 31, 1998. See Note K regarding information related to the vesting of these awards and options subsequent to March 31, 1998.

                          TESORO PETROLEUM CORPORATION

  Stock-Based Compensation

     The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's Common Stock at the date of grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," as included in Note K.

  New Accounting Standards

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments in annual financial statements and requires that selected information about operating segments be included in interim financial reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 becomes effective for the Company's 1998 year-end and need not be applied to interim financial information until 1999. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosures related to pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets and eliminates certain disclosures previously required. SFAS No. 132 becomes effective for the Company in 1998. Both statements contain provisions for restatement of prior period information. The Company is evaluating the effects that these new statements will have on its financial reporting and disclosures. The new statements will have no effect on the Company's results of operations, financial position or cash flows.

     The Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income effective January 1, 1998. There are no material differences between net earnings and comprehensive income for all periods presented.

NOTE B -- BUSINESS SEGMENTS

     The Company's revenues are derived from three business segments: Refining and Marketing, Exploration and Production, and Marine Services.

     Refining and Marketing operates a petroleum refinery at Kenai, Alaska, which manufactures gasoline, jet fuel, diesel fuel, heavy oils and residual products. These products, together with products purchased from third parties, are sold at wholesale through terminal facilities and other locations in Alaska and the Pacific Northwest. In addition, Refining and Marketing markets gasoline, other petroleum products and convenience store items at retail through 35 Company-operated stations in Alaska. Refining and Marketing also markets petroleum products through 129 branded and 28 unbranded stations located in Alaska and the Pacific Northwest. Revenues from export sales, primarily to Far East markets, amounted to $18.5 million, $22.0 million and $16.1 million in the year ended December 31, 1995, 1996 and 1997, respectively, and $6.7 million and $5.9 million in the three months ended March 31, 1997 and 1998, respectively. The Company at times resells previously purchased crude oil, sales of which amounted to $75.8 million, $93.8 million and $44.4 million in the years ended December 31, 1995, 1996 and 1997, respectively, and $10.7 million and $10.5 million in the three months ended March 31, 1997 and 1998, respectively.

     The Exploration and Production segment is engaged in the exploration, production and development of natural gas and oil onshore in Texas, Louisiana and Bolivia. This segment also includes the transportation of natural gas, including the Company's production, to common carrier pipelines in South Texas. In Bolivia, the Company operates under four contracts with the Bolivian government to explore for and produce hydrocar-

                          TESORO PETROLEUM CORPORATION
bons. The Company's Bolivian natural gas production is sold under contract to the Bolivian government for export to Argentina. The majority of the Company's Bolivian natural gas and oil reserves are shut-in awaiting access to gas-consuming markets. Major developments in South America indicate that new markets may open for the Company's production in the near future. Construction of a new 1,900-mile pipeline that will link Bolivia's gas reserves with markets in Brazil commenced in 1997 and is expected to be operational in early 1999.

     Marine Services markets and distributes petroleum products and provides logistics services, primarily to the marine and offshore exploration and production industries operating in the Gulf of Mexico. This segment currently operates through 20 terminals along the Texas and Louisiana Gulf Coast and three terminals on the U.S. West Coast.

     Segment operating profit is gross operating revenues, gains and losses on asset sales and other income less applicable segment costs of sales, operating expenses, depreciation, depletion and other items. Income taxes, interest expense, interest income and corporate general and administrative expenses are not included in determining operating profit. In the Exploration and Production segment, operating profit in the year ended December 31, 1997 included income of $1.8 million for severance tax refunds and $2.2 million related to the collection of a receivable for prior years Bolivian production. Operating profit in the Exploration and Production segment in the year ended December 31, 1996 included $60 million of income from termination of a natural gas contract and $5 million for retroactive severance tax refunds, and the year ended December 31, 1995 included a gain of $33 million from the sale of certain interests in the Bob West Field. In the years ended December 31, 1995 and 1996, the Exploration and Production segment's operating profit included $47.1 million and $24.6 million, respectively, from the excess of natural gas contract prices over spot market prices (see Note D).

     Identifiable assets are those assets utilized by the segment. Corporate assets are principally cash, investments and other assets that cannot be directly associated with the operations of a business segment. Segment information is as follows (in millions):

                                                                                    THREE MONTHS
                                                                                        ENDED
                                                      YEARS ENDED DECEMBER 31,        MARCH 31,
                                                    ----------------------------   ---------------
                                                      1995       1996      1997     1997     1998
                                                    --------   --------   ------   ------   ------
                                                                                     (UNAUDITED)
REVENUES
  Gross operating revenues:
    Refining and Marketing --
      Refined products............................  $  664.5   $  620.8   $643.7   $155.8   $122.7
      Other, primarily crude oil resales and
         merchandise..............................     106.5      124.6     77.2     18.6     17.5
    Exploration and Production --
      U.S., including gas transportation..........     113.0       93.8     73.6     21.5     19.1
      Bolivia.....................................      11.7       13.7     11.2      1.9      3.1
    Marine Services...............................      74.5      122.5    132.2     35.5     32.8
                                                    --------   --------   ------   ------   ------
      Total Gross Operating Revenues..............     970.2      975.4    937.9    233.3    195.2
  Income from settlement of a natural gas contract
    and other.....................................      32.7       64.4      5.5      1.6      0.8
                                                    --------   --------   ------   ------   ------
         Total Revenues...........................  $1,002.9   $1,039.8   $943.4   $234.9   $196.0
                                                    ========   ========   ======   ======   ======

                          TESORO PETROLEUM CORPORATION

                                                                                    THREE MONTHS
                                                                                        ENDED
                                                      YEARS ENDED DECEMBER 31,        MARCH 31,
                                                    ----------------------------   ---------------
                                                      1995       1996      1997     1997     1998
                                                    --------   --------   ------   ------   ------
                                                                                     (UNAUDITED)
OPERATING PROFIT (LOSS)
  Refining and Marketing..........................  $    0.7   $    6.0   $ 20.5   $  0.1   $  6.5
  Exploration and Production --
    U.S., including gas transportation............     102.0      123.9     37.3     13.0      7.9
    Bolivia.......................................       7.6        8.8      8.6      1.0      1.7
  Marine Services.................................      (4.4)       6.1      6.3      0.9      1.8
                                                    --------   --------   ------   ------   ------
         Total Operating Profit...................     105.9      144.8     72.7     15.0     17.9
  Corporate and Unallocated Costs.................     (44.0)     (29.7)   (23.6)    (5.4)    (7.0)
                                                    --------   --------   ------   ------   ------
  Earnings Before Income Taxes and Extraordinary
    Item..........................................  $   61.9   $  115.1   $ 49.1   $  9.6   $ 10.9
                                                    ========   ========   ======   ======   ======
IDENTIFIABLE ASSETS
  Refining and Marketing..........................  $  313.3   $  317.0   $337.4   $298.6   $333.2
  Exploration and Production --
    U.S., including gas transportation............     136.7      143.6    158.2    121.2    165.6
    Bolivia.......................................      17.8       27.0     50.8     28.2     51.4
  Marine Services.................................      18.0       56.0     59.3     55.9     60.6
  Corporate.......................................      33.4       39.0     22.1     48.1     24.6
                                                    --------   --------   ------   ------   ------
         Total Assets.............................  $  519.2   $  582.6   $627.8   $552.0   $635.4
                                                    ========   ========   ======   ======   ======
DEPRECIATION, DEPLETION AND AMORTIZATION
  Refining and Marketing..........................  $   11.9   $   12.5   $ 12.7   $  3.1   $  3.0
  Exploration and Production --
    U.S., including gas transportation............      29.3       25.6     29.8      7.9      8.9
    Bolivia.......................................       0.3        1.3      1.5      0.2      0.5
  Marine Services.................................       0.3        1.2      1.7      0.4      0.6
  Corporate.......................................       0.8        0.9      0.7      0.1      0.2
                                                    --------   --------   ------   ------   ------
         Total Depreciation, Depletion and
           Amortization...........................  $   42.6   $   41.5   $ 46.4   $ 11.7   $ 13.2
                                                    ========   ========   ======   ======   ======
CAPITAL EXPENDITURES
  Refining and Marketing..........................  $    9.3   $   11.1   $ 43.9   $  2.9   $  2.0
  Exploration and Production --
    U.S., including gas transportation............      49.6       59.7     65.4      7.0     18.2
    Bolivia.......................................       3.8        6.9     27.5      4.0      2.3
  Marine Services.................................       0.4        6.9      9.4      2.2      1.2
  Corporate.......................................       0.8        0.4      1.3      0.2      0.1
                                                    --------   --------   ------   ------   ------
         Total Capital Expenditures...............  $   63.9   $   85.0   $147.5   $ 16.3   $ 23.8
                                                    ========   ========   ======   ======   ======

NOTE C -- ACQUISITIONS, EXPANSIONS AND DIVESTITURES

  Hawaii Refinery Acquisition

     On March 18, 1998, the Company entered into a stock sale agreement ("Hawaii Stock Sale Agreement") with BHP Hawaii Inc. and BHP Petroleum Pacific Islands Inc. (collectively, the "Sellers"), subsidiaries of The Broken Hill Proprietary Company Limited ("BHP"), whereby Tesoro purchased (the "Hawaii Acquisition") all of the outstanding stock of BHP Petroleum Americas Refining Inc. ("BHP Refining") and BHP Petroleum South Pacific Inc. ("BHP South Pacific"). The primary assets of BHP Refining and BHP South Pacific include a 95,000-barrel per day refinery and 32 retail gasoline stations located

                          TESORO PETROLEUM CORPORATION
in Hawaii. In addition, Tesoro and a BHP affiliate entered into a two-year crude supply agreement pursuant to which the BHP affiliate will assist Tesoro in acquiring crude oil feedstock sourced outside of North America and arrange for the transportation of such crude oil to the Hawaii refinery.

     The Hawaii Acquisition closed effective May 31, 1998. Tesoro paid $243.5 million in cash for the Hawaii Acquisition, including $5 million that was deposited into an escrow account in March 1998 and $68.5 million for estimated net working capital. The cash purchase price is subject to post-closing adjustments. In addition, Tesoro issued an unsecured, non-interest bearing, promissory note for the purchase in the amount of $50 million, payable in five equal annual installments of $10 million each, beginning in 2009. The note provides for early payment to the extent of one-half of the amount by which earnings from the acquired assets, before interest expense, income taxes and depreciation, depletion and amortization, as specified in the note, exceed $50 million in any calendar year. The Hawaii Acquisition will be accounted for as a purchase whereby the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

  Washington State Refinery Acquisition

     On May 1, 1998, the Company entered into a stock purchase agreement ("Anacortes Stock Purchase Agreement") with Shell Refining Holding Company ("Seller") and Shell Anacortes Refining Company ("SARC"), both subsidiaries of Shell Oil Company ("Shell"), whereby Tesoro will purchase (the "Washington Acquisition") all of the outstanding stock of SARC. SARC owns and operates a 108,000-barrel per day refinery in Anacortes, Washington ("Washington Refinery"). The Washington Acquisition, which is subject to approval by the Federal Trade Commission and the offices of the attorneys general of the States of Oregon and Washington as well as of other customary conditions, is anticipated to close in mid to late summer. Under the terms of the Anacortes Stock Purchase Agreement, the Company paid a $5 million deposit in May 1998 and has subsequently escrowed $266.9 million for the purchase price.

     At closing, the Company will pay the Seller a cash purchase price of $237 million, less the deposit and any escrowed amounts, for the stock of SARC, and will also pay an additional amount for net working capital of SARC which has historically averaged approximately $60 million.

     See Note I for information related to financings of the Hawaii Acquisition and proposed Washington Acquisition (collectively, the "Acquisitions") and Note L for related environmental matters.

  Alaska Refining and Marketing

     In October 1997, the Company completed an expansion of its refinery hydrocracker unit which enables the Company to increase its jet fuel production. The expansion, together with the addition of a new, high-yield jet fuel hydrocracker catalyst, was completed at a cost of approximately $19 million. For information on financing of this expansion, see Note I.

     In December 1997, the Refining and Marketing segment purchased the Union 76 marketing assets in Southeast Alaska, consisting of one terminal, two retail stations and the rights to use the Union 76 trademark within Alaska. The Company also expanded its Alaskan retail operations throughout the year with construction of two new facilities and remodeling of three existing stations. Two uneconomic outlets in Alaska were closed in the year ended December 31, 1997.

  Exploration and Production

     In July 1997, the Company purchased the interests held by its former joint venture participant in the then existing two contract blocks in southern Bolivia, consisting of a 25% interest in Block 18 and a 27.4% interest in Block
20. The purchase price was approximately $20 million, which included $11.9 million for proved

                          TESORO PETROLEUM CORPORATION
reserves and $3.4 million for undeveloped acreage with the remainder for working capital and assumption of certain liabilities.

     In the U.S., the Exploration and Production segment purchased proved and unproved properties totaling $22 million during the year ended December 31, 1997. These purchases included the acquisition of interests in the Kent Bayou Field in Terrebonne Parish in southern Louisiana for $5 million and interests in the La Blanca, San Salvador and San Carlos Fields in the Frio/Vicksburg Trend of Hildago County in South Texas for $3.1 million during November 1997. Also included was the acquisition of interests in three natural gas fields in East Texas, including the Carthage Field in Panola County, the Woodlawn Field in Harrison County and the Oak Hill Field in Rusk County, for $5.1 million in December 1997.

     During the year ended December 31, 1996, the Company's Exploration and Production segment recorded acquisitions of proved and unproved properties totaling $25.7 million. The most significant of these was the purchase in December 1996 of interests in the Los Indios and La Reforma Fields, located in Hidalgo and Starr counties of South Texas, for $15 million. These two fields are in the Frio/Vicksburg Trend, which lies immediately adjacent to the Wilcox Trend. Other acquisitions in the year ended December 31, 1996 included the purchase of interests in the Berry R. Cox and the West Goliad Fields, both located in the Wilcox Trend, for $5.4 million and the purchase of acreage in East Texas for $5.3 million.

     In September 1995, the Company sold, effective April 1, 1995, certain interests in its producing and non-producing oil and gas properties located in the Bob West Field in South Texas. The interests sold included the Company's approximate 55% net revenue interest and 70% working interest in Units C, D and E and a convertible override in Unit F of the Bob West Field. Excluded from the sale were the Company's interests in the State Park and Sanchez-O'Brien leases and the Ramirez USA E-6 well within the Bob West Field. In total, the sale included interests in 14 gross producing wells amounting to 77 Bcf, or 40%, of the Company's total net proved domestic reserves at the time of the sale (see Note N). For the year ended December 31, 1995, natural gas production from the interests sold had contributed approximately $11.7 million to revenues and $4 million to operating profit in the Company's Exploration and Production segment. Consideration for the sale was $74 million, which was adjusted for production, capital expenditures and certain other items after the effective date to approximately $68 million in cash received at closing, resulting in a gain of approximately $33 million in the 1995 third quarter. The consideration received by the Company was used to redeem $34.6 million of the Company's outstanding
12 3/4% Subordinated Debentures in the year ended December 31, 1995, reduce borrowings under the Company's revolving credit facility and improve corporate liquidity (see Note I).

     For further information related to exploration and production activities, see Note N.

  Marine Services

     In February 1996, the Company purchased 100% of the capital stock of Coastwide Energy Services, Inc. ("Coastwide"). The consideration included approximately 1.4 million shares of Tesoro's Common Stock and $7.7 million in cash. The market price of Tesoro's Common Stock was $9.00 per share at closing of this transaction. In addition, Tesoro repaid approximately $4.5 million of Coastwide's outstanding debt. Coastwide was primarily a provider of logistical support services and a distributor of petroleum products to the offshore oil and gas industry in the Gulf of Mexico. The Company combined the Coastwide operation with its marine petroleum distribution operations, forming a Marine Services segment. The acquisition was accounted for as a purchase whereby the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values.

                          TESORO PETROLEUM CORPORATION

NOTE D -- GAS PURCHASE AND SALES CONTRACT

  Resolution of Litigation in 1996

     On August 16, 1996, the Supreme Court of Texas issued a mandate that denied a motion for rehearing by Tennessee Gas Pipeline Company ("Tennessee Gas") and upheld all aspects of a Gas Purchase and Sales Agreement ("Tennessee Gas Contract") which had been the subject of litigation since 1990. As provided for in the Tennessee Gas Contract, the Company was selling a portion of the gas produced from the Bob West Field to Tennessee Gas at a maximum price as calculated in accordance with Section 102(b)(2) ("Contract Price") of the Natural Gas Policy Act of 1978. Subsequent to the mandate, the Company received cash of $67.7 million from Tennessee Gas, which included collection of a $59.6 million bonded receivable for underpayment for natural gas sold in prior periods. The remaining $8.1 million received was for interest and reimbursement of legal fees and court costs, which resulted in income during the 1996 third quarter. Tennessee Gas resumed paying the Contract Price to the Company for gas taken beginning with May 1996 volumes up until termination of the Tennessee Gas Contract discussed below.

  Settlement and Termination of Contract in 1996

     On December 24, 1996, the Company settled all other claims and disputes with Tennessee Gas, including litigation in Zapata County, Texas filed by Tennessee Gas, and agreed to terminate the Tennessee Gas Contract effective October 1, 1996. The Tennessee Gas Contract would have extended through January 1999. Under the settlement, the Company received $51.8 million and the right to recover severance taxes paid by Tennessee Gas of approximately $8.2 million, which resulted in income of $60 million to the Company during the 1996 fourth quarter. The severance taxes were subsequently collected in the year ended December 31, 1997.

NOTE E -- RECEIVABLES

     Concentrations of credit risk with respect to accounts receivable are limited, due to the large number of customers comprising the Company's customer base and their dispersion across the Company's industry segments and geographic areas of operations. The Company performs ongoing credit evaluations of its customers' financial condition and in certain circumstances requires letters of credit or other collateral arrangements. The Company's allowance for doubtful accounts is reflected as a reduction of receivables in the Consolidated Balance Sheets. The following table reconciles the change in the Company's allowance for doubtful accounts (in thousands):

                                                                            THREE MONTHS
                                                 YEARS ENDED DECEMBER 31,      ENDED
                                                 ------------------------    MARCH 31,
                                                  1995     1996     1997        1998
                                                 ------   ------   ------   ------------
                                                                            (UNAUDITED)
Balance at Beginning of Year...................  $1,816   $1,842   $1,515      $1,373
Charged to Costs and Expenses..................     300      589       23          10
Recoveries of Amounts Previously Written Off
  and Other....................................     122      (44)     189          37
Write-off of Doubtful Accounts.................    (396)    (872)    (354)       (128)
                                                 ------   ------   ------      ------
  Balance at End of Year.......................  $1,842   $1,515   $1,373      $1,292
                                                 ======   ======   ======      ======

                          TESORO PETROLEUM CORPORATION

NOTE F -- INVENTORIES

     Components of inventories were as follows (in thousands):

                                                         DECEMBER 31,
                                                      ------------------     MARCH 31,
                                                       1996       1997         1998
                                                      -------    -------    -----------
                                                                            (UNAUDITED)
Crude Oil and Wholesale Refined Products, at LIFO...  $55,858    $68,227      $75,983
Merchandise and Other Refined Products..............   13,539     13,377       14,424
Materials and Supplies..............................    5,091      5,755        7,386
                                                      -------    -------      -------
  Total Inventories.................................  $74,488    $87,359      $97,793
                                                      =======    =======      =======

     At December 31, 1996 and 1997, inventories valued using LIFO were lower than replacement cost by approximately $17.7 million and $4.4 million, respectively.

NOTE G -- ACCRUED LIABILITIES

     The Company's current accrued liabilities and noncurrent other liabilities as shown in the Consolidated Balance Sheets included the following (in thousands):

                                                         DECEMBER 31,
                                                      ------------------     MARCH 31,
                                                       1996       1997         1998
                                                      -------    -------    -----------
                                                                            (UNAUDITED)
Accrued Liabilities -- Current:
  Accrued environmental costs.......................  $ 5,367    $ 5,817      $ 6,199
  Accrued employee costs............................    7,759     12,406        9,014
  Accrued taxes other than income taxes.............    5,988      4,137        2,783
  Accrued interest..................................    1,155      1,349        1,126
  Other.............................................   12,987      7,663        9,504
                                                      -------    -------      -------
     Total Accrued Liabilities -- Current...........  $33,256    $31,372      $28,626
                                                      =======    =======      =======
Other Liabilities -- Noncurrent:
  Accrued postretirement benefits...................  $30,508    $32,206      $32,695
  Accrued environmental costs.......................    3,496      2,659        2,489
  Other.............................................    8,239      8,346        7,637
                                                      -------    -------      -------
     Total Other Liabilities -- Noncurrent..........  $42,243    $43,211      $42,821
                                                      =======    =======      =======

NOTE H -- INCOME TAXES

     The income tax provision included the following (in thousands):

                                                                      THREE MONTHS ENDED
                                       YEARS ENDED DECEMBER 31,           MARCH 31,
                                     -----------------------------    ------------------
                                      1995       1996       1997       1997       1998
                                     -------    -------    -------    -------    -------
                                                                         (UNAUDITED)
Federal -- Current.................  $   708    $16,206    $ 3,413    $1,197     $1,209
Federal -- Deferred................       --     17,405      9,421     1,254      1,569
Foreign............................    3,183      3,654      4,920       744      1,378
State..............................      488      1,082        681       249        675
                                     -------    -------    -------    ------     ------
  Income Tax Provision.............  $ 4,379    $38,347    $18,435    $3,444     $4,831
                                     =======    =======    =======    ======     ======

                          TESORO PETROLEUM CORPORATION

     Deferred income taxes and benefits are provided for differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Temporary differences and the resulting deferred tax assets and liabilities are summarized as follows (in thousands):

                                                          DECEMBER 31,
                                                      --------------------    MARCH 31,
                                                        1996        1997        1998
                                                      --------    --------   -----------
                                                                             (UNAUDITED)
Deferred Federal Tax Assets:
  Investment tax and other credits..................  $ 11,962    $  9,639    $  9,039
  Accrued postretirement benefits...................     9,941      10,480      10,688
  Settlement with Department of Energy..............     3,694       3,233       2,771
  Environmental reserve.............................     3,335       3,048       2,901
  Other.............................................     1,523       5,265       5,523
                                                      --------    --------    --------
     Total Deferred Federal Tax Assets..............    30,455      31,665      30,922
Deferred Federal Tax Liabilities:
  Accelerated depreciation and property-related
     items..........................................    47,147      57,778      58,604
                                                      --------    --------    --------
Net Deferred Federal Liability......................    16,692      26,113      27,682
State Income and Other Taxes........................     2,459       2,711       3,321
                                                      --------    --------    --------
  Net Deferred Tax Liability........................  $ 19,151    $ 28,824    $ 31,003
                                                      ========    ========    ========

     The following tables set forth the components of the Company's results of operations (in thousands) and a reconciliation of the normal statutory federal income tax rate with the Company's effective tax rate:

                                                                        THREE MONTHS
                                        YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                      -----------------------------   ----------------
                                        1995       1996      1997      1997     1998
                                      --------   --------   -------   ------   -------
                                                                        (UNAUDITED)
Earnings Before Income Taxes and
  Extraordinary Item:
  U.S...............................  $ 55,221   $106,675   $40,200   $8,804   $ 8,669
  Foreign...........................     6,647      8,472     8,920      771     2,221
                                      --------   --------   -------   ------   -------
     Total Earnings Before Income
       Taxes and Extraordinary
       Item.........................  $ 61,868   $115,147   $49,120   $9,575   $10,890
                                      ========   ========   =======   ======   =======
Statutory U.S. Corporate Tax Rate...        35%        35%       35%      35%       35%
Effect of:
  Foreign income taxes, net of tax
     benefit........................         5          2         5        3         6
  State income taxes, net of tax
     benefit........................         1          1         1        3         4
  Accounting recognition of
     operating loss tax benefits....       (33)        (4)       --       --        --
  Other.............................        (1)        (1)       (4)      (5)       (1)
                                      --------   --------   -------   ------   -------
Effective Income Tax Rate...........         7%        33%       37%      36%       44%
                                      ========   ========   =======   ======   =======

     At December 31, 1997, the Company had approximately $6.9 million of investment tax credits and employee stock ownership credits available for carryover to subsequent years, which, if not used, will expire in the years 1999 through 2006. Additionally, at December 31, 1997, the Company had approximately $2.7 million of alternative minimum tax credit carryforwards, with no expiration dates, to offset future regular tax liabilities.

                          TESORO PETROLEUM CORPORATION

NOTE I -- LONG-TERM DEBT AND OTHER OBLIGATIONS

     Long-term debt and other obligations consisted of the following (in thousands):

                                                           DECEMBER 31,
                                                        ------------------    MARCH 31,
                                                         1996       1997        1998
                                                        -------   --------   -----------
                                                                             (UNAUDITED)
Liability to State of Alaska..........................  $62,079   $ 62,016    $ 61,780
Corporate Revolving Credit Facility...................       --     28,000      51,300
Marine Services Loan Facility.........................      883      5,611          --
Hydrocracker Loan.....................................       --     16,200      16,200
Vacuum Unit Loan......................................   11,250      9,107       8,572
Liability to Department of Energy.....................   10,555      9,235       7,916
Other.................................................    4,536      2,147       1,950
                                                        -------   --------    --------
                                                         89,303    132,316     147,718
Less Current Maturities...............................   10,043     17,002      11,428
                                                        -------   --------    --------
                                                        $79,260   $115,314    $136,290
                                                        =======   ========    ========

     Aggregate maturities of long-term debt and obligations for each of the five years following December 31, 1997 are as follows: 1998 -- $17.0 million;
1999 -- $11.9 million; 2000 -- $40.1 million; 2001 -- $13.6 million; and
2002 -- $5.6 million.

     On May 4, 1998, the Company filed a universal shelf registration statement ("Registration Statement") with the Securities and Exchange Commission ("SEC") for $600 million of debt or equity securities for acquisitions or general corporate purposes. The Registration Statement was declared effective by the SEC on May 14, 1998. The Company offered Common Stock and Premium Income Equity Securities ("PIES") from the Registration Statement to provide partial funding for the Acquisitions discussed in Note C. In July 1998, the Company issued 5,750,000 shares of Common Stock with gross proceeds of approximately $91.6 million and $10,350,000 PIES, representing fractional interests in shares of Mandatorily Convertible Preferred Stock, with gross proceeds of approximately $164.9 million. The PIES will pay a cash dividend and are mandatorily convertible into shares of Common Stock based upon a formula dependent upon the market price of Common Stock.

     In addition to the offerings of Common Stock and PIES, on July 2, 1998, the Company issued $300 million in notes ("Senior Subordinated Notes") through a private offering eligible for Rule 144A. The Senior Subordinated Notes have a ten-year maturity without sinking fund requirements and are subject to optional redemption by the Company after five years at declining premiums.

     In conjunction with closing the Hawaii Acquisition (see Note C), on May 29, 1998, the Company refinanced substantially all of its existing indebtedness (the "Refinancing") using revolving credit and term loans through an amended and restated credit facility (the "Interim Credit Facility") provided by Lehman Commercial Paper, Inc. ("LCPI"). The total amount of funds required by Tesoro to complete the Hawaii Acquisition and the Refinancing, to pay related fees and expenses, and for general corporate purposes was approximately $432 million. Subsequent to June 30, 1998, the Company refinanced all borrowings under the Interim Credit Facility with net proceeds from offerings of Common Stock and PIES and borrowings under a new senior secured credit facility ("Senior Credit Facility"). The Company entered into the Senior Credit Facility with a group of lenders led by LCPI on July 2, 1998. The Senior Credit Facility is in the total amount of $500 million, comprised of term loan facilities aggregating $200 million (two $100 million tranches) and a $300 million revolving credit facility. The Senior Credit Facility is guaranteed by substantially all of the Company's active direct and indirect subsidiaries (the "Guarantors") and is secured by substantially all of the domestic assets of the Company and each of the Guarantors. The Senior Credit Facility replaces the Interim Credit Facility. In addition to funding the cash consideration of the Acquisitions and Refinancing, the Senior

                          TESORO PETROLEUM CORPORATION

Credit Facility will provide the Company with increased letter of credit capacity and funds for future working capital needs and general corporate purposes, including the Company's 1998 capital budget. The Company will record an extraordinary loss on early extinguishment of debt of approximately $5 million, net of income tax benefit, for the Refinancing during the second quarter of 1998.

  Former Corporate Revolving Credit Facility

     Prior to May 29, 1998, the Company's amended and restated corporate revolving credit agreement ("Former Credit Facility"), which was replaced by the Interim Facility and Senior Credit Facility, provided total commitments of $150 million from a consortium of nine banks. The Company, at its option, had activated $100 million of these commitments. The Credit Facility provided for the issuance of letters of credit, and for cash borrowings up to $100 million, with the aggregate subject to a borrowing base (which amount exceeded total commitments at December 31, 1997). Outstanding obligations under the Credit Facility were collateralized by first liens on substantially all of the Company's trade receivables, product inventories and South Texas natural gas reserves and by a third lien on the Company's refinery.

     At December 31, 1997, the Company had outstanding cash borrowings of $28 million under the Former Credit Facility. During 1997, gross borrowings under the Former Credit Facility were $150 million, with $122 million of repayments. During 1995 and 1996, the Company's gross borrowings equaled repayments under the Credit Facility and totaled $262 million and $165 million, respectively. These cash borrowings were generally used on a short-term basis to finance working capital requirements and capital expenditures. Under the Former Credit Facility, at December 31, 1997, the Company had outstanding letters of credit of $34 million, primarily for royalty crude oil purchases from the State of Alaska. Unused availability, including unactivated commitments, under the Former Credit Facility at December 31, 1997 for additional borrowings and letters of credit totaled $88 million. The Company was also permitted to utilize unsecured letters of credit outside of the Former Credit Facility up to $40 million (none outstanding at December 31, 1997).

     Cash borrowings under the Former Credit Facility incurred interest at (i) the London Interbank Offered Rate ("LIBOR") plus 1.0% per annum or (ii) the prime rate per annum, at the Company's option. Fees on outstanding letters of credit under the Credit Facility were 1.0% per annum.

  State of Alaska

     In 1993, the Company entered into an agreement ("Agreement") with the State of Alaska ("State") that settled a contractual dispute with the State. Under the Agreement, the Company was obligated to make variable monthly payments to the State through December 2001 based on a per barrel charge on the volume of feedstock processed through the Company's Alaska refinery crude unit. In the year ended December 31, 1995, based on a per barrel throughput charge of 16 cents, the Company's variable payments to the State totaled $2.9 million. In the years ended December 31, 1996 and 1997, based on a per barrel throughput charge of 24 cents, the Company's variable payments to the State totaled $4.0 million and $4.4 million, respectively. In the three months ended March 31, 1998, based on a per barrel throughput charge of 30 cents, the Company's variable payments to the State totaled $1.4 million. The per barrel charge increased to 30 cents in 1998 with one cent annual incremental increases thereafter through 2001. The Agreement obligated the Company to pay the State $60 million in January 2002; provided, however, that such payment could be deferred indefinitely, at the Company's option, by continuing the variable monthly payments to the State beginning at 34 cents per barrel for 2002 and increasing one cent per barrel annually thereafter. Under the Agreement, variable monthly payments made after January 2002 would not reduce the $60 million obligation to the State. The imputed rate of interest used by the Company on the $60 million obligation was 13%.

     On May 29, 1998, the State released the Company from all payment obligations, and all mortgages, liens and security interests in connection therewith, under the Agreement in exchange for a payment of $66.1 million. The Company is only obligated to continue payment of the per barrel throughput charge

                          TESORO PETROLEUM CORPORATION
through 2001 with respect to barrels of feedstock processed at the refinery which exceed 50,000 barrels per day on a monthly basis, subject to a credit for an amount by which the barrels of feedstock processed after June 1, 1998 average less than 50,000 barrels per day on a monthly basis.

  Marine Services Loan Facility

     In January 1998, the Company terminated a $10 million loan facility which had provided a three-year line of credit to the Marine Services segment at the bank's prime rate. The outstanding balance of $5.6 million at December 31, 1997 was repaid and terminated in January 1998.

  Hydrocracker Loan

     In October 1997, the National Bank of Alaska ("NBA") and the Alaska Industrial Development and Export Authority ("AIDEA"), under a loan agreement ("Hydrocracker Loan") entered into between the Company and NBA, provided a $16.2 million loan to the Company towards the cost of its refinery hydrocracker expansion (see Note C). One-half of the loan was funded by NBA and the other half was funded by AIDEA. The Hydrocracker Loan which was to mature on or before April 1, 2005 and required 28 equal quarterly principal payments beginning April 1998 together with interest at the unsecured 90-day commercial paper rate (5.55% at December 31, 1997) adjusted quarterly plus (i) 2.6% per annum on 50% of the amount borrowed and (ii) 2.35% per annum on the other 50% borrowed. The Hydrocracker Loan was collateralized by a second lien on the refinery. As discussed above, the Hydrocracker Loan was repaid and terminated on May 29, 1998.

  Vacuum Unit Loan

     In 1994, the NBA and the AIDEA provided a $15 million loan to the Company towards the cost of the Company's refinery vacuum unit ("Vacuum Unit Loan"). The Vacuum Unit Loan which was to mature on January 1, 2002, required equal quarterly payments of approximately $536,000 and incurred interest at the unsecured 90-day commercial paper rate, adjusted quarterly, plus 2.6% per annum (8.11% at December 31, 1997) for two-thirds of the amount borrowed and at the National Bank of Alaska floating prime rate plus one-fourth of 1% per annum (8.75% at December 31, 1997) for the remainder. The Vacuum Unit Loan was collateralized by a first lien on the Company's refinery. As discussed above, the Vacuum Unit Loan was repaid and terminated on May 29, 1998.

  Department of Energy

     A Consent Order entered into by the Company with the Department of Energy ("DOE") in 1989 settled all issues relating to the Company's compliance with federal petroleum price and allocation regulations from 1973 through decontrol in 1981. At March 31, 1998, the Company's remaining obligation is to pay the DOE $7.9 million, exclusive of interest at 6%, over the next four years.

  Repurchase of Debentures and Notes

     In November 1996, the Company fully redeemed its two public debt issues, totaling approximately $74 million, at a price equal to 100% of the principal amount, plus accrued interest to the redemption date. The redemption of debt was comprised of $44.1 million of outstanding 13% Exchange Notes and $30 million of outstanding 12 3/4% Subordinated Debentures ("Subordinated Debentures"). The redemption was accounted for as an early extinguishment of debt in the 1996 third quarter, resulting in a pretax charge of $3.2 million ($2.3 million aftertax) which represented a write-off of unamortized bond discount and issue costs. The extraordinary loss on debt extinguishments of $2.9 million in 1995 related to the redemption of $34.6 million principal amount of Subordinated Debentures in December 1995.

                          TESORO PETROLEUM CORPORATION

NOTE J -- BENEFIT PLANS

  Retirement Plan

     For all eligible employees, the Company provides a qualified noncontributory retirement plan. Plan benefits are based on years of service and compensation. The Company's funding policy is to make contributions at a minimum in accordance with the requirements of applicable laws and regulations, but no more than the amount deductible for income tax purposes. The components of net pension expense for the Company's retirement plan are presented below (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1995       1996       1997
                                                        -------    -------    -------
Service Costs.........................................  $ 1,147    $ 1,306    $ 1,502
Interest Cost.........................................    3,549      3,536      3,696
Actual Return on Plan Assets..........................   (8,299)    (6,212)    (8,817)
Net Amortization and Deferral.........................    4,288      1,687      4,105
                                                        -------    -------    -------
  Net Pension Expense.................................  $   685    $   317    $   486
                                                        =======    =======    =======

     For the three months ended March 31, 1997 and 1998, net pension expense for the Company's retirement plan totaled $89,000 and $47,000, respectively.

     The funded status of the Company's retirement plan and amounts included in the Company's Consolidated Balance Sheets are set forth in the following table (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Actuarial Present Value of Benefit Obligation:
  Vested benefit obligation.................................  $40,539    $41,601
                                                              =======    =======
  Accumulated benefit obligation............................  $43,404    $44,877
                                                              =======    =======
Plan Assets at Fair Value...................................  $46,356    $50,982
Projected Benefit Obligation................................   50,163     52,685
                                                              -------    -------
Plan Assets Less Than Projected Benefit Obligation..........    3,807      1,703
Unrecognized Net Loss.......................................   (5,903)    (2,003)
Unrecognized Prior Service Costs............................      341        267
Unrecognized Net Transition Asset...........................    3,176      1,940
                                                              -------    -------
  Accrued Pension Liability.................................  $ 1,421    $ 1,907
                                                              =======    =======

     Retirement plan assets are primarily comprised of common stock and bond funds. Actuarial assumptions used to measure the projected benefit obligations included a discount rate of 7 1/2% and a compensation increase rate of 5% for December 31, 1995, 1996 and 1997. The expected long-term rate of return on assets was 8 1/2% for 1995, 1996 and 1997.

                          TESORO PETROLEUM CORPORATION

  Executive Security Plan

     The Company's executive security plan ("ESP") provides executive officers and other key personnel with supplemental death or retirement benefits in addition to those benefits available under the Company's group life insurance and retirement plans. These supplemental retirement benefits are provided by a nonqualified, noncontributory plan and are based on years of service and compensation. Contributions are made by the Company based upon the estimated requirements of the plan. The components of net pension expense for the ESP are presented below (in thousands):

                                                            YEARS ENDED DECEMBER 31,
                                                            -------------------------
                                                             1995     1996      1997
                                                            ------    -----    ------
Service Costs.............................................  $  364    $ 354    $  521
Interest Cost.............................................     205      204       363
Actual Return on Plan Assets..............................    (325)    (439)     (596)
Net Amortization and Deferral.............................     471      751     1,196
                                                            ------    -----    ------
  Net Pension Expense.....................................  $  715    $ 870    $1,484
                                                            ======    =====    ======

     For the three months ended March 31, 1997 and 1998, net pension expense for the ESP totaled $419,000 and $497,000, respectively.

     During the years ended December 31, 1995, 1996 and 1997, the Company incurred additional ESP expense of $1.5 million, $0.9 million and $1.2 million, respectively, for settlements, curtailments and other benefits resulting from employee terminations.

     The funded status of the ESP and amounts included in the Company's Consolidated Balance Sheets are set forth in the following table (in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
Actuarial Present Value of Benefit Obligation:
  Vested benefit obligation.................................  $3,300    $4,885
                                                              ======    ======
  Accumulated benefit obligation............................  $4,434    $5,585
                                                              ======    ======
Plan Assets at Fair Value...................................  $7,139    $7,732
Projected Benefit Obligation................................   6,467     8,683
                                                              ------    ------
Plan Assets in Excess of (Less Than) Projected Benefit
  Obligation................................................     672      (951)
Unrecognized Net Loss.......................................   4,532     6,442
Unrecognized Prior Service Costs............................     537       895
Unrecognized Net Transition Obligation......................     417       314
                                                              ------    ------
  Prepaid Pension Asset.....................................  $6,158    $6,700
                                                              ======    ======

     Assets of the ESP consist of a group annuity contract. Actuarial assumptions used to measure the projected benefit obligation at December 31, 1995, 1996 and 1997 included a discount rate of 7 1/2% and a compensation increase rate of 5%. The expected long-term rate of return on assets was 8% for 1995 and 1996 and 7% for 1997.

  Retiree Health Care and Life Insurance Benefits

     The Company provides health care and life insurance benefits to retirees who were participating in the Company's group insurance program at retirement. Health care is also provided to qualified dependents of participating retirees. These benefits are provided through unfunded, defined benefit plans. The health care

                          TESORO PETROLEUM CORPORATION
plans are contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features such as deductibles and coinsurance. The life insurance plan is noncontributory. The Company funds its share of the cost of postretirement health care and life insurance benefits on a pay-as-you-go basis. The components of net periodic postretirement benefits expense, other than pensions, included the following (in thousands):

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                            1995      1996      1997
                                                           ------    ------    ------
Health Care:
  Service costs..........................................  $  447    $  558    $  676
  Interest costs.........................................   1,399     1,294     1,304
                                                           ------    ------    ------
     Net Periodic Postretirement Expense.................  $1,846    $1,852    $1,980
                                                           ======    ======    ======
Life Insurance:
  Service costs..........................................  $  174    $  158    $  190
  Interest costs.........................................     584       548       580
                                                           ------    ------    ------
     Net Periodic Postretirement Expense.................  $  758    $  706    $  770
                                                           ======    ======    ======

     For the three months ended March 31, 1997 and 1998, retiree health care benefits totaled $472,000 and $508,000, respectively, and retiree life insurance benefits totaled $200,000 and $199,000, respectively.

     The following tables show the status of the plans reconciled with the amounts in the Company's Consolidated Balance Sheets (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Health Care:
Accumulated Postretirement Benefit Obligation --
  Retirees..................................................  $12,549    $12,591
  Active participants eligible to retire....................    1,203      1,638
  Other active participants.................................    4,181      4,584
                                                              -------    -------
                                                               17,933     18,813
Unrecognized Net Gain.......................................    2,621      3,211
                                                              -------    -------
     Accrued Postretirement Benefit Liability...............  $20,554    $22,024
                                                              =======    =======
Life Insurance:
Accumulated Postretirement Benefit Obligation --
  Retirees..................................................  $ 6,274    $ 6,393
  Active participants eligible to retire....................      484        608
  Other active participants.................................    1,205      1,299
                                                              -------    -------
                                                                7,963      8,300
Unrecognized Net Loss.......................................     (115)      (380)
                                                              -------    -------
     Accrued Postretirement Benefit Liability...............  $ 7,848    $ 7,920
                                                              =======    =======

     The weighted average annual rate of increase in the per capita cost of covered health care benefits is assumed to be 8% for 1998, decreasing gradually to 6% by the year 2005 and remaining at that level thereafter. This health care cost trend rate assumption has a significant effect on the amount of the obligation and periodic cost reported. For example, an increase in the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement obligation at December 31, 1997 by $3.8 million and the aggregate of service cost and interest cost components of net periodic postretirement benefits for the year then ended by $0.5 million. Actuarial assumptions used to measure the accumulated

                          TESORO PETROLEUM CORPORATION
postretirement benefit obligation at December 31, 1995, 1996 and 1997 included a discount rate of 7 1/2% and a compensation rate increase of 5%.

  Thrift Plan

     The Company sponsors an employee thrift plan which provides for contributions by eligible employees into designated investment funds with a matching contribution by the Company. Employees may contribute up to 10% of their compensation, subject to certain limitations, and may elect tax deferred treatment in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Effective October 1, 1996, the thrift plan was amended to change the Company's matching contribution from 50% (of up to 6% of the employee's eligible contribution) to 100% (of up to 4% of the employee's eligible contributions), with at least 50% of the Company's match invested in Common Stock of the Company. The Company's contributions amounted to $0.4 million, $0.8 million and $1.2 million during the year ended December 31, 1995, 1996 and 1997, respectively. For the three months ended March 31, 1997 and 1998, the Company's contributions amounted to $0.3 million and $0.4 million, respectively.

  Non-Employee Director Retirement Plan and Phantom Stock Plan

     The Company had previously established an unfunded Non-Employee Director Retirement Plan ("Director Retirement Plan"), which provided that any eligible non-employee director who had served on the Company's Board of Directors for at least three full years would be entitled to a retirement payment in cash beginning the later of the director's sixty-fifth birthday or such later date that the individual's service as a director ended. However, to more closely align director compensation with shareholders' interests, in March 1997, the Board of Directors amended the Director Retirement Plan to freeze the plan and convert all of the accrued benefits of the current directors under the plan to a lump-sum present value which was transferred to and became the initial account balance of the directors in the Tesoro Petroleum Corporation Board of Directors Deferred Phantom Stock Plan ("Phantom Stock Plan"). After the amendment and transfer, only those retired directors or beneficiaries who had begun receiving benefits remained participants in the Director Retirement Plan. At December 31, 1996 and 1997, the projected benefit obligation and present value of the vested and accumulated benefit obligations, discounted at 7 1/2%, of the Director Retirement Plan were estimated to be $0.8 million and $0.4 million, respectively. The Company's Consolidated Balance Sheets at December 31, 1996 and 1997 and March 31, 1998, included $0.7 million, $0.4 million and $0.4 million, respectively, in other liabilities related to the Director Retirement Plan.

     Upon establishment of the Phantom Stock Plan, the lump-sum accrued benefit of each of the current non-employee directors was transferred from the Director Retirement Plan into an account ("Account") in the Phantom Stock Plan. Under the Phantom Stock Plan, a yearly credit of $7,250 (prorated to $6,042 for 1997) is made to the Account of each director in units, based upon the closing market price of the Company's Common Stock on the date of credit. In addition, a director may elect to have the value of his cash retainer fee deposited quarterly into the Account in units. The value of each Account balance, which is a function of the amount, if any, by which the market value of the Company's Common Stock changes, is payable in cash at retirement, death, disability or termination, if vested. In the year ended December 31, 1997 and the three months ended March 31, 1998, the Company incurred expenses of approximately $127,000 and $84,000, respectively, related to the Phantom Stock Plan due to the increase in the market price of the Company's Common Stock.

NOTE K -- STOCKHOLDERS' EQUITY

     For information related to a universal shelf registration and related offerings of Common Stock and PIES, see Note I.

                          TESORO PETROLEUM CORPORATION

  Stock Repurchase Program

     On May 7, 1997, the Company's Board of Directors authorized the repurchase of up to 3 million shares (approximately 11% of outstanding shares) of Tesoro Common Stock in a buyback program that was scheduled to conclude at the end of 1998. Under the program, subject to certain conditions, the Company repurchased from time to time Tesoro Common Stock in the open market and through privately negotiated transactions. Purchases depended on price, market conditions and other factors and were made primarily from cash flows. The repurchased Common Stock is accounted for as treasury stock and may be used for employee benefit plan requirements and other corporate purposes. During the year ended December 31, 1997, the Company used cash flows of $3.7 million to repurchase 236,800 shares of Common Stock, of which 20,347 shares have been reissued for an employee benefit plan. In connection with filing the Registration Statement discussed in Note I, the Company's Board of Directors approved terminating the repurchase of Tesoro's Common Stock since it is inconsistent with the shelf registration and the Company's growth strategy (see Note I).

  Stock Plans and Incentive Compensation Strategy

     The Company has two employee incentive stock plans, the Amended and Restated Executive Long-Term Incentive Plan ("1993 Plan") and Amended Incentive Stock Plan of 1982 ("1982 Plan"), and the 1995 Non-Employee Director Stock Option Plan ("1995 Plan") (collectively, the "Plans"). Shares of unissued Common Stock reserved for the Plans were 2,717,611 at December 31, 1997.

     The 1993 Plan provides for the grant of up to 2,650,000 shares of the Company's Common Stock in a variety of forms, including restricted stock, incentive stock options, nonqualified stock options, stock appreciation rights and performance share and performance unit awards. Stock options may be granted at exercise prices not less than the fair market value on the date the options are granted. The options granted generally become exercisable after one year in 20%, 25% or 33% increments per year and expire ten years from date of grant. The 1993 Plan will expire, unless earlier terminated, as to the issuance of awards in the year 2003. At December 31, 1997, the Company had 66,420 shares available for future grants under the 1993 Plan.

     In the year ended December 31, 1997, the Compensation Committee of the Board of Directors granted 175,000 phantom stock options to an executive officer of the Company. These phantom stock options, which were granted at 100% of the fair market value of the Company's Common Stock on the grant date, vest in 15% increments in each of the first three years and the remaining 55% increment vests in the fourth year. Upon exercise, the executive officer would be entitled to receive in cash the difference between the fair market value of the Common Stock on the date of the phantom stock option grant and the fair market value of Common Stock on the date of exercise. At the discretion of the Compensation Committee, these phantom stock options may be converted to traditional stock options upon sufficient shares becoming available under the 1993 Plan.

     The 1982 Plan expired in 1994 as to issuance of stock appreciation rights, stock options and stock awards; however, grants made before the expiration date that have not been fully exercised remain outstanding pursuant to their terms.

     The 1995 Plan provides for the grant of up to an aggregate of 150,000 nonqualified stock options to eligible non-employee directors of the Company. The option price per share is equal to the fair market value per share of the Company's Common Stock on the date of grant. The term of each option is ten years, and an option first becomes exercisable six months after the date of grant. Under the 1995 Plan, each person serving as a non-employee director on February 23, 1995 or elected thereafter, initially received an option to purchase 5,000 shares of Common Stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, will be granted an option to purchase 1,000 shares of Common Stock on the next day after each annual meeting of the Company's stockholders but not later than June 1, if no annual meeting

                          TESORO PETROLEUM CORPORATION
is held. At December 31, 1997, the Company had 68,000 options outstanding and 77,000 shares available for future grants under the 1995 Plan.

     In June 1996, the Company's Board of Directors unanimously approved a special incentive compensation strategy in order to encourage a longer-term focus for all employees to perform at an outstanding level. The strategy provides eligible employees with incentives to achieve a significant increase in the market price of the Company's Common Stock. Under the strategy, awards would be earned only if the market price of the Company's Common Stock reaches an average price per share of $20 or higher over any 20 consecutive trading days after June 30, 1997 and before December 31, 1998 (the "Performance Target"). In connection with this strategy, non-executive employees will be able to earn cash bonuses equal to 25% of their individual payroll amounts for the previous twelve complete months and certain executives have been granted, from the 1993 Plan, a total of 340,000 stock options at an exercise price of $11.375 per share, the fair market value (as defined in the 1993 Plan) of a share of the Company's Common Stock on the date of grant, and 350,000 shares of restricted Common Stock, all of which vest only upon achieving the Performance Target.

     On May 12, 1998, the Performance Target was achieved which will result in a pretax charge of approximately $20 million ($10 million in cash and $10 million related to the vesting of restricted stock awards and stock options) in the second quarter of 1998. On an aftertax basis, the charge will be approximately $13 million, representing 5% of the total aggregate increase in shareholder value since approval of the special incentive strategy in 1996.

     A summary of stock option activity in the Plans is set forth below:

                                                            NUMBER OF
                                                             OPTIONS      WEIGHTED-AVERAGE
                                                           OUTSTANDING     EXERCISE PRICE
                                                           -----------    ----------------
Outstanding December 31, 1994............................   1,496,293          $ 6.37
  Granted................................................     450,000            8.34
  Exercised..............................................    (507,467)           4.85
  Forfeited and expired..................................    (266,745)           9.10
                                                            ---------
Outstanding December 31, 1995............................   1,172,081            7.16
  Granted................................................   1,095,500           13.45
  Exercised..............................................    (315,664)           5.67
  Forfeited and expired..................................     (95,171)           8.50
                                                            ---------
Outstanding December 31, 1996............................   1,856,746           11.05
  Granted................................................     431,000           16.73
  Exercised..............................................     (43,800)           8.45
  Forfeited and expired..................................     (36,013)           8.40
                                                            ---------
Outstanding December 31, 1997............................   2,207,933           12.26
                                                            =========

     At December 31, 1995, 1996 and 1997, exercisable stock options totaled 0.4 million, 0.4 million and 0.7 million, respectively.

                          TESORO PETROLEUM CORPORATION

     The following table summarizes information about stock options outstanding under the Plans at December 31, 1997:

                                  OPTIONS OUTSTANDING
                   -------------------------------------------------        OPTIONS EXERCISABLE
                                 WEIGHTED-AVERAGE                      ------------------------------
    RANGE OF         NUMBER         REMAINING       WEIGHTED-AVERAGE     NUMBER      WEIGHTED-AVERAGE
 EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
 ---------------   -----------   ----------------   ----------------   -----------   ----------------
$ 3.92 to $ 7.19      179,740        5.2 years           $ 4.52           159,272         $ 4.42
$ 7.20 to $10.45      551,100        7.5 years             8.65           279,300           8.84
$10.46 to $13.72      398,593        8.4 years            11.41            31,593          11.68
$13.73 to $16.98    1,078,500        9.2 years            15.72           210,173          14.94
                    ---------                                           ---------
$ 3.92 to $16.98    2,207,933        8.3 years            12.26           680,338           9.82
                    =========                                           =========

     The Company applies APB No. 25 and related interpretations in accounting for its stock plans. Accordingly, no compensation expense has been recognized for stock option transactions or the incentive compensation strategy discussed above. Had compensation cost for the Plans been determined based on the fair value at the grant dates for awards (granted after January 1, 1995) in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net earnings in the years ended December 31, 1995, 1996 and 1997 would have been approximately $53.8 million ($2.19 per basic share, $2.15 per diluted share), $72.6 million ($2.79 per basic share, $2.74 per diluted share), and $28.5 million ($1.08 per basic share, $1.06 per diluted share), respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 45%, 30% and 32%; risk free interest rates of 6.1%, 6.6% and 6.7%; expected lives of seven years; and no dividend yields for the years 1995, 1996 and 1997, respectively. The estimated fair value per share of options granted during the years 1995, 1996 and 1997 were $3.65, $4.26 and $5.96, respectively, and the fair value per share of restricted stock awards in the year 1996 was $0.95 per share.

NOTE L -- COMMITMENTS AND CONTINGENCIES

 Operating Leases

     The Company has various noncancellable operating leases related to buildings, equipment, property and other facilities. These long-term leases have remaining primary terms generally up to ten years, with terms of certain rights-of-way extending up to 34 years, and generally contain multiple renewal options. Future minimum annual lease payments as of December 31, 1997, for operating leases having initial or remaining noncancelable lease terms in excess of one year, excluding marine charters, were as follows (in thousands):

1998........................................................  $ 6,135
1999........................................................    3,378
2000........................................................    2,907
2001........................................................    2,514
2002........................................................    2,272
Remainder...................................................   13,962
                                                              -------
  Total Minimum Lease Payments..............................  $31,168
                                                              =======

     In addition to the long-term lease commitments above, the Company has leases for two vessels that are primarily used to transport crude oil and refined products to and from the Company's refinery. At December 31, 1997, future minimum annual lease payments remaining for these two vessels, which include operating costs, are approximately $28 million for each of the years 1998 and 1999 and $16 million for the year 2000. Operating costs related to these vessels, which may vary from year to year, comprised approximately

                          TESORO PETROLEUM CORPORATION

30% of the total minimum payments during 1997. The Company also enters into various month-to-month and other short-term rentals, including a charter of a vessel primarily used to transport refined products from the Company's refinery to the Far East.

     Total rental expense for short-term and long-term leases, excluding marine charters, amounted to approximately $10 million, $12 million, $11 million, $4 million and $4 million for the years ended December 31, 1995, 1996 and 1997 and three months ended March 31, 1997 and 1998, respectively. In addition, expenses related to charters of marine vessels were approximately $26 million, $30 million, $34 million, $8 million and $8 million for the years ended December 31, 1995, 1996 and 1997 and three months ended March 31, 1997 and 1998, respectively.

 Environmental

     The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which change frequently, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites or install additional controls or other modifications or changes in use for certain emission sources. The Company is currently involved with a waste disposal site near Abbeville, Louisiana, at which it has been named a potentially responsible party under the Federal Superfund law. Although this law might impose joint and several liability upon each party at the site, the extent of the Company's allocated financial contributions to the cleanup of the site is expected to be limited based upon the number of companies, volumes of waste involved, and an estimated total cost of approximately $500,000 among all of the parties to close the site. The Company is currently involved in settlement discussions with the Environmental Protection Agency ("EPA") and other potentially responsible parties at the Abbeville, Louisiana site. The Company expects, based on these discussions, that its liability will not exceed $25,000. The Company is also involved in remedial responses and has incurred cleanup expenditures associated with environmental matters at a number of sites, including certain of its own properties.

     At December 31, 1997 and March 31, 1998, the Company's accruals for environmental expenses amounted to $8.5 million and $8.7 million, respectively, which included a noncurrent liability of $2.7 million and $2.5 million, respectively, for remediation of the Kenai Pipe Line Company's ("KPL") properties that has been funded by the former owners of KPL through a restricted escrow deposit. Based on currently available information, including the participation of other parties or former owners in remediation actions, the Company believes these accruals are adequate.

     To comply with environmental laws and regulations, the Company anticipates that it will make capital improvements of approximately $7 million in the year 1998 and $2 million in the year 1999. In addition, capital expenditures for alternate secondary containment systems for existing storage tank facilities are estimated to be $2 million in the year 1998 and $2 million in the year 1999 with a remaining $5 million to be spent by 2002.

     Conditions that require additional expenditures may exist for various Company sites, including, but not limited to, the Company's refinery, retail gasoline stations (current and closed locations) and petroleum product terminals, and for compliance with the Clean Air Act. The amount of such future expenditures cannot currently be determined by the Company.

  Crude Oil Purchase Contracts and Other

     The Company has a contract with the State of Alaska for the purchase of royalty crude oil covering the period January 1, 1996 through December 31, 1998. The contract provides for the purchase of 30% of the State's ANS royalty crude oil produced from the Prudhoe Bay Unit at prices based on royalty values computed by the State. During the year ended December 31, 1997, the Company purchased approximately

                          TESORO PETROLEUM CORPORATION

35,700 barrels per day of ANS crude oil under this contract. The contract contains provisions that, under certain conditions, allow the Company to temporarily or permanently reduce its purchase obligations. Under this contract, the Company is required to utilize in its refinery operations volumes equal to at least 80% of the ANS crude oil purchased from the State. The Company is presently in discussions with the State in regard to extending this contract for an additional year.

     The Company also purchases approximately 6,000 barrels per day of ANS crude oil from a producer under a contract with a term of one year beginning January 1, 1998.

     During October 1997, the Company began purchasing all of the approximately 34,000 barrels per day of Cook Inlet crude oil production from various producers under contracts extending through December 1998. A contract to purchase 4,500 barrels per day, of the 34,000 barrels per day, has been extended through March 31, 2001.

     The second quarter of 1998 will reflect receipt of approximately $21 million pretax ($14 million aftertax) from an operator in the Bob West Field, representing funds that are no longer needed as a contingency reserve for litigation.

NOTE M -- QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                          QUARTERS
                                           ---------------------------------------      TOTAL
                                           FIRST      SECOND     THIRD      FOURTH       YEAR
                                           ------     ------     ------     ------     --------
                                                  (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
1996
  Revenues:
     Gross operating revenues............  $238.6     $233.8     $262.8     $240.2     $  975.4
     Income from settlement of natural
       gas contract......................      --         --         --       60.0         60.0
     Other income........................     5.0        0.1       (0.7)        --          4.4
                                           ------     ------     ------     ------     --------
          Total Revenues.................  $243.6     $233.9     $262.1     $300.2     $1,039.8
                                           ======     ======     ======     ======     ========
  Operating Profit.......................  $ 20.7     $ 27.6     $ 25.2     $ 71.3     $  144.8
                                           ======     ======     ======     ======     ========
  Earnings Before Extraordinary Item.....  $  6.0     $ 12.0     $ 16.2     $ 42.6     $   76.8
  Extraordinary Loss on Debt
     Extinguishments, Net................      --         --       (2.3)        --         (2.3)
                                           ------     ------     ------     ------     --------
          Net Earnings...................  $  6.0     $ 12.0     $ 13.9     $ 42.6     $   74.5
                                           ======     ======     ======     ======     ========
  Net Earnings Per Share -- Basic........  $ 0.24     $ 0.46     $ 0.53     $ 1.62     $   2.87
  Net Earnings Per Share -- Diluted......  $ 0.23     $ 0.45     $ 0.52     $ 1.59     $   2.81
  Market Price Per Common Share:
     High................................  $    9 1/8 $   11 5/8 $   13 1/2 $   15 1/2
     Low.................................  $    8     $    8 1/4 $   10 1/2 $   12 7/8
1997
  Revenues:
     Gross operating revenues............  $233.3     $210.7     $251.0     $242.9     $  937.9
     Other income........................     1.6        2.6        0.4        0.9          5.5
                                           ------     ------     ------     ------     --------
          Total Revenues.................  $234.9     $213.3     $251.4     $243.8     $  943.4
                                           ======     ======     ======     ======     ========
  Operating Profit.......................  $ 15.0     $ 19.9     $ 19.4     $ 18.4     $   72.7
                                           ======     ======     ======     ======     ========
  Net Earnings...........................  $  6.1     $  9.7     $  8.0     $  6.9     $   30.7
                                           ======     ======     ======     ======     ========
  Net Earnings Per Share -- Basic........  $ 0.23     $ 0.36     $ 0.30     $ 0.26     $   1.16
  Net Earnings Per Share -- Diluted......  $ 0.23     $ 0.36     $ 0.30     $ 0.26     $   1.14

                          TESORO PETROLEUM CORPORATION

                                                          QUARTERS
                                           ---------------------------------------      TOTAL
                                           FIRST      SECOND     THIRD      FOURTH       YEAR
                                           ------     ------     ------     ------     --------
                                                  (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
  Market Price per Common Share:
     High................................  $   14 1/2 $   15     $   18 3/16 $   18 3/16
     Low.................................  $   10 3/8 $   10 1/4 $   14 3/4 $   15

     During the three months ended March 31, 1998, the Company's quarterly financial data was as follows: gross operating revenues of $195.2 million; other income of $0.8 million; operating profit of $17.9 million; net earnings of $6.1 million; earnings per share, basic and diluted, of $0.23 per share; and high and low Common Stock market prices per share of $17 7/8 and $14 13/16, respectively.

     The 1996 first quarter included pretax other income of $5 million related to retroactive severance tax refunds. The 1996 third quarter included pretax income of $8 million for interest and reimbursement of costs from Tennessee Gas (see Note D) and an aftertax extraordinary loss of $2.3 million for the early extinguishment of debt (see Note I). The contract with Tennessee Gas was terminated during the 1996 fourth quarter resulting in pretax income of $60 million (see Note D). Operating profit included approximately $8 million pretax in each of the first, second and third quarters of 1996 from the excess of natural gas contract prices over spot market prices.

     Pretax other income related to severance tax refunds of $1.6 million and $0.2 million were recorded in the 1997 first and second quarters, respectively. Pretax other income of $2.2 million related to the collection of a Bolivian receivable for prior years production was recorded in the 1997 second quarter.

NOTE N -- OIL AND GAS PRODUCING ACTIVITIES

     The information presented below represents the oil and gas producing activities of the Company's Exploration and Production segment, excluding amounts related to its U.S. natural gas transportation operations. Other information pertinent to the Exploration and Production segment is contained in Notes B, C and D.

  Capitalized Costs Relating to Oil and Gas Producing Activities

                                                               DECEMBER 31,
                                                     --------------------------------
                                                       1995        1996        1997
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Capitalized Costs:
  Proved properties................................  $119,836    $179,433    $251,604
  Unproved properties not being amortized..........     5,118      12,344      31,918
                                                     --------    --------    --------
                                                      124,954     191,777     283,522
  Accumulated depreciation, depletion and
     amortization..................................    51,549      78,222     112,562
                                                     --------    --------    --------
     Net Capitalized Costs.........................  $ 73,405    $113,555    $170,960
                                                     ========    ========    ========

     The Company's investment in oil and gas properties included $31.9 million in unevaluated properties, primarily undeveloped leasehold costs and seismic costs, which have been excluded from the amortization base at December 31, 1997. Of this amount, $5.6 million and $26.3 million of such costs were incurred in the years ended December 31, 1996 and 1997, respectively. The Company anticipates that the majority of these costs will be included in the amortization base during the next two years.

                          TESORO PETROLEUM CORPORATION

  Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities

                                                         U.S.      BOLIVIA     TOTAL
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
YEAR ENDED DECEMBER 31, 1995
  Property acquisition, unproved......................  $ 1,432    $    --    $ 1,432
  Exploration.........................................   10,011      2,994     13,005
  Development.........................................   38,003        792     38,795
                                                        -------    -------    -------
                                                        $49,446    $ 3,786    $53,232
                                                        =======    =======    =======
YEAR ENDED DECEMBER 31, 1996
  Property acquisitions --
     Proved...........................................  $20,454    $    --    $20,454
     Unproved.........................................    5,216         --      5,216
  Exploration.........................................   11,830      6,704     18,534
  Development.........................................   22,228        149     22,377
                                                        -------    -------    -------
                                                        $59,728    $ 6,853    $66,581
                                                        =======    =======    =======
YEAR ENDED DECEMBER 31, 1997
  Property acquisitions --
     Proved...........................................  $14,723    $11,892    $26,615
     Unproved.........................................    7,127      3,370     10,497
  Exploration.........................................   24,584     10,972     35,556
  Development.........................................   17,798      1,279     19,077
                                                        -------    -------    -------
                                                        $64,232    $27,513    $91,745
                                                        =======    =======    =======

  Results of Operations from Oil and Gas Producing Activities

     The following table sets forth the results of operations for oil and gas producing activities, in the aggregate by geographic area, with income tax expense computed using the statutory tax rate for the period adjusted for permanent differences, tax credits and allowances.

                                                        U.S.       BOLIVIA       TOTAL
                                                        ----       --------      -----
                                                      (IN THOUSANDS EXCEPT AS INDICATED)
YEAR ENDED DECEMBER 31, 1995
  Gross revenues -- sales to unaffiliates(a)........  $107,276     $11,707     $118,983
  Production costs..................................    12,005         600       12,605
  Administrative support and other..................     2,842       3,289        6,131
  Gain on sales of assets(e)........................    33,532          --       33,532
  Depreciation, depletion and amortization..........    29,004         250       29,254
                                                      --------     -------     --------
  Pretax results of operations......................    96,957       7,568      104,525
  Income tax expense................................    33,935       4,718       38,653
                                                      --------     -------     --------
  Results of operations from producing
     activities(c)..................................  $ 63,022     $ 2,850     $ 65,872
                                                      ========     =======     ========
  Depletion per Mcfe................................  $   0.69     $  0.03
                                                      ========     =======

                          TESORO PETROLEUM CORPORATION

                                                        U.S.       BOLIVIA       TOTAL
                                                        ----       --------      -----
                                                      (IN THOUSANDS EXCEPT AS INDICATED)
YEAR ENDED DECEMBER 31, 1996
  Gross revenues -- sales to unaffiliates(a)........  $ 88,358     $13,701     $102,059
  Production costs..................................     5,326         837        6,163
  Administrative support and other..................     3,649       2,830        6,479
  Depreciation, depletion and amortization..........    25,235       1,279       26,514
  Income from settlement of a natural gas
     contract(d)....................................    60,000          --       60,000
  Income from severance tax refunds.................     5,000          --        5,000
                                                      --------     -------     --------
  Pretax results of operations......................   119,148       8,755      127,903
  Income tax expense................................    41,702       5,439       47,141
                                                      --------     -------     --------
  Results of operations from producing
     activities(c)..................................  $ 77,446     $ 3,316     $ 80,762
                                                      ========     =======     ========
  Depletion per Mcfe................................  $   0.79     $  0.15
                                                      ========     =======
YEAR ENDED DECEMBER 31, 1997
  Gross revenues -- sales to unaffiliates(a)........  $ 68,843     $11,189     $ 80,032
  Production costs..................................     7,424         932        8,356
  Administrative support and other..................     2,217       2,321        4,538
  Depreciation, depletion and amortization..........    29,350       1,538       30,888
  Other income(b)...................................     3,238       2,184        5,422
                                                      --------     -------     --------
  Pretax results of operations......................    33,090       8,582       41,672
  Income tax expense................................    11,582       4,915       16,497
                                                      --------     -------     --------
  Results of operations from producing
     activities(c)..................................  $ 21,508     $ 3,667     $ 25,175
                                                      ========     =======     ========
  Depletion per net equivalent thousand cubic feet
     ("Mcfe").......................................  $   0.93     $  0.19
                                                      ========     =======

---------------

(a) Revenues included the effects of natural gas commodity price agreements which amounted to a gain of $0.3 million ($0.01 per thousand cubic feet ("Mcf")) in the year ended December 31, 1995 and losses of $3.1 million ($0.11 per Mcf) and $1.6 million ($0.05 per Mcf) in the years ended December 31, 1996 and 1997, respectively. The Company had entered into these agreements to reduce risks caused by fluctuations in the prices of natural gas in the spot market. During the years ended December 31, 1995, 1996 and 1997, the Company used such agreements to set the price of 38%, 30% and 9%, respectively, of the natural gas that it sold in the spot market. The Company has no remaining natural gas price agreements outstanding at December 31, 1997 or March 31, 1998.

(b) Primarily represents income from retroactive severance tax refunds in the U.S. operations and income related to a collection of a receivable in Bolivian operations.

(c)  Excludes corporate general and administrative expenses and financing costs.

(d)  See Note D.

(e) Represents gain on sale of certain interests in the Bob West Field (see Note C).

  Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves (Unaudited)

     The following table sets forth the computation of the standardized measure of discounted future net cash flows relating to proved reserves and the changes in such cash flows in accordance with SFAS No. 69. The standardized measure is the estimated excess future cash inflows from proved reserves less estimated future production and development costs, estimated future income taxes and a discount factor. Future cash inflows represent expected revenues from production of year-end quantities of proved reserves based on year-end

                          TESORO PETROLEUM CORPORATION
prices and any fixed and determinable future escalation provided by contractual arrangements in existence at year-end. Escalation based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to year-end reserves are based on year-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. Estimated future income tax expenses are computed using the appropriate year-end statutory tax rates. Consideration is given for the effects of permanent differences, tax credits and allowances. A discount rate of 10% is applied to the annual future net cash flows.

     The methodology and assumptions used in calculating the standardized measure are those required by SFAS No. 69. The standardized measure is not intended to be representative of the fair market value of the Company's proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended by the Company.

                                                       U.S.      BOLIVIA      TOTAL
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
DECEMBER 31, 1995
  Future cash inflows..............................  $265,379    $120,510    $385,889
  Future production costs..........................    53,095      32,005      85,100
  Future development costs.........................     8,625       7,548      16,173
                                                     --------    --------    --------
  Future net cash flows before income tax
     expense.......................................   203,659      80,957     284,616
  10% annual discount factor.......................    34,920      32,231      67,151
                                                     --------    --------    --------
  Discounted future net cash flows before income
     taxes.........................................   168,739      48,726     217,465
  Discounted future income tax expense(a)..........    45,939      25,897      71,836
                                                     --------    --------    --------
  Standardized measure of discounted future net
     cash flows....................................  $122,800    $ 22,829    $145,629
                                                     ========    ========    ========
DECEMBER 31, 1996
  Future cash inflows..............................  $376,103    $368,119    $744,222
  Future production costs..........................    66,524      72,766     139,290
  Future development costs.........................    13,156      30,632      43,788
                                                     --------    --------    --------
  Future net cash flows before income tax
     expense.......................................   296,423     264,721     561,144
  10% annual discount factor.......................    73,687     130,915     204,602
                                                     --------    --------    --------
  Discounted future net cash flows before income
     taxes.........................................   222,736     133,806     356,542
  Discounted future income tax expense (a).........    70,251      80,102     150,353
                                                     --------    --------    --------
  Standardized measure of discounted future net
     cash flows....................................  $152,485    $ 53,704    $206,189
                                                     ========    ========    ========
DECEMBER 31, 1997
  Future cash inflows..............................  $347,904    $490,337    $838,241
  Future production costs..........................    81,011      86,546     167,557
  Future development costs.........................    29,362      48,860      78,222
                                                     --------    --------    --------
  Future net cash flows before income tax
     expense.......................................   237,531     354,931     592,462
  10% annual discount factor.......................    70,036     148,461     218,497
                                                     --------    --------    --------
  Discounted future net cash flows before income
     taxes.........................................   167,495     206,470     373,965
  Discounted future income tax expense(a)..........    32,284     107,318     139,602
                                                     --------    --------    --------
  Standardized measure of discounted future net
     cash flows(b).................................  $135,211    $ 99,152    $234,363
                                                     ========    ========    ========

                          TESORO PETROLEUM CORPORATION

---------------

(a) For Bolivia, the discounted future income tax expense includes Bolivian taxes of $21.6 million, $69.4 million and $105.0 million as of December 31, 1995, 1996 and 1997, respectively, and U.S. income taxes of $4.3 million, $10.7 million and $2.3 million at December 31, 1995, 1996 and 1997, respectively.

(b) Gross rates for the Company's Bolivian production were increased from 40 million cubic feet ("MMcf") per day to 120 MMcf per day in the year 2000 due to the anticipated completion of the Bolivia-Brazil pipeline during early 1999 as discussed in Note B. This increase accounted for approximately $57 million of the standardized measure of discounted future net cash flows for Bolivia at December 31, 1997.

  Changes in Standardized Measure of Discounted Future Net Cash Flows
(Unaudited)

                                                        1995        1996       1997
                                                      ---------   --------   --------
                                                              (IN THOUSANDS)
Sales of oil and gas produced, net of production
  costs.............................................  $(106,378)  $(93,275)  $(69,567)
Net changes in prices and production costs..........    (32,931)    39,409    (88,473)
Extensions, discoveries and improved recovery.......     83,045     81,201     42,191
Changes in future development costs.................     19,221    (17,704)    (7,495)
Revisions of previous quantity estimates............     60,800     (7,244)    15,819
Purchases (sales) of minerals in-place..............    (48,698)    55,484     79,024
Changes in timing of Bolivian production............         --         --     10,271
Extension of Bolivian contract terms................         --     26,564         --
Other changes in Bolivian Hydrocarbons Law..........         --     32,894         --
Accretion of discount...............................     14,878     14,563     20,619
Net changes in income taxes.........................      6,917    (71,332)    25,785
                                                      ---------   --------   --------
Net increase (decrease).............................     (3,146)    60,560     28,174
Beginning of period.................................    148,775    145,629    206,189
                                                      ---------   --------   --------
End of period.......................................  $ 145,629   $206,189   $234,363
                                                      =========   ========   ========

                          TESORO PETROLEUM CORPORATION

  Reserve Information (Unaudited)

     The following estimates of the Company's net proved oil and gas reserves are based on evaluations prepared by Netherland, Sewell & Associates, Inc., except for U.S. net reserves at December 31, 1997 which were prepared by in-house engineers and audited by Netherland, Sewell & Associates, Inc. Reserves were estimated in accordance with guidelines established by the Securities and Exchange Commission and Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements.

                                                               U.S.      BOLIVIA    TOTAL
                                                              -------    -------   -------
NET PROVED GAS RESERVES (millions of cubic feet)(a)
  December 31, 1994.........................................  129,099     95,756   224,855
     Revisions of previous estimates........................   46,239       (553)   45,686
     Extensions, discoveries and other additions............   50,201         --    50,201
     Production.............................................  (41,789)    (6,807)  (48,596)
     Sales of minerals in-place.............................  (77,373)        --   (77,373)
                                                              -------    -------   -------
  December 31, 1995.........................................  106,377     88,396   194,773
     Extension of Bolivian contract terms(b)................       --     32,998    32,998
     Other changes in Bolivian Hydrocarbons Law(b)..........       --     56,704    56,704
     Revisions of previous estimates........................   (4,792)      (149)   (4,941)
     Extensions, discoveries and other additions............   22,977     59,964    82,941
     Production.............................................  (32,081)    (7,412)  (39,493)
     Purchases of minerals in-place.........................   24,309         --    24,309
                                                              -------    -------   -------
  December 31, 1996.........................................  116,790    230,501   347,291
     Revisions of previous estimates........................   (3,063)    30,567    27,504
     Extensions and discoveries.............................   33,648         --    33,648
     Production.............................................  (31,409)    (7,131)  (38,540)
     Purchases of minerals in-place.........................   30,527     81,229   111,756
                                                              -------    -------   -------
  December 31, 1997 (c).....................................  146,493    335,166   481,659
                                                              =======    =======   =======
NET PROVED DEVELOPED GAS RESERVES (millions of cubic feet)
  December 31, 1994.........................................  110,071     81,558   191,629
  December 31, 1995.........................................   95,930     72,500   168,430
  December 31, 1996.........................................  107,509    123,154   230,663
  December 31, 1997 (c).....................................  112,385    181,402   293,787

                          TESORO PETROLEUM CORPORATION

                                                               U.S.      BOLIVIA    TOTAL
                                                              -------    -------   -------
NET PROVED OIL RESERVES (thousands of barrels)(a)
  December 31, 1994.........................................       --      1,793     1,793
     Revisions of previous estimates........................        1         10        11
     Extensions, discoveries and other additions............        8         --         8
     Production.............................................       (1)      (207)     (208)
                                                              -------    -------   -------
  December 31, 1995.........................................        8      1,596     1,604
     Extension of Bolivian contract terms(b)................       --        459       459
     Other changes in Bolivian Hydrocarbons Law(b)..........       --        913       913
     Revisions of previous estimates........................       (4)       150       146
     Extensions, discoveries and other additions............       --        840       840
     Production.............................................      (10)      (214)     (224)
     Purchases of minerals in-place.........................      188         --       188
                                                              -------    -------   -------
  December 31, 1996.........................................      182      3,744     3,926
     Revisions of previous estimates........................       (5)       349       344
     Extensions and discoveries.............................       87         --        87
     Production.............................................      (43)      (189)     (232)
     Purchases of minerals in-place.........................      430      1,301     1,731
                                                              -------    -------   -------
  December 31, 1997 (c).....................................      651      5,205     5,856
                                                              =======    =======   =======
NET PROVED DEVELOPED OIL RESERVES (thousands of barrels)
  December 31, 1994.........................................       --      1,627     1,627
  December 31, 1995.........................................        4      1,407     1,411
  December 31, 1996.........................................      126      2,291     2,417
  December 31, 1997 (c).....................................      296      3,137     3,433

---------------

(a) The Company is required to file annual estimates of its proved reserves with the Department of Energy. Such filings have been consistent with the information presented herein.

(b) Under a new Hydrocarbons Law passed by the Bolivian government in 1996, the Company converted its Contracts of Operation for Block 18 and Block 20 into four Shared Risk Contracts, which, among other matters, extend the Company's term of operation, provide more favorable acreage relinquishment terms and provide for a more favorable royalty and tax structure.

(c) No major discovery or adverse event has occurred since December 31, 1997 that would cause a significant change in net proved reserve volumes.

                                  * * * * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of BHP Petroleum Americas Refining Inc.
and BHP Petroleum South Pacific Inc.:

     We have audited the accompanying combined balance sheets of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. (the Company) as of May 31, 1997 and 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. as of May 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended May 31, 1997, in conformity with generally accepted accounting principles.

/s/  ARTHUR ANDERSEN LLP

Honolulu, Hawaii
March 31, 1998

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED MAY 31,
                                                           ------------------------------------
                                                              1995         1996         1997
                                                           ----------   ----------   ----------
REVENUES
  Sales and other revenue -- trade.......................  $  752,044   $  741,631   $  886,380
  Sales and other revenue -- affiliates..................      79,908       72,992      111,258
  Other income...........................................         750          905          211
                                                           ----------   ----------   ----------
          Total Revenue..................................     832,702      815,528      997,849
                                                           ----------   ----------   ----------

OPERATING COSTS AND EXPENSES
  Cost of sales..........................................     720,597      711,131      881,991
  Operating and selling..................................      42,148       43,661       43,363
  Depreciation and amortization..........................      27,745       29,507       30,596
  Refinery assets write-down to fair value (Note 5)......          --           --       88,813
  Goodwill write-off (Notes 2 and 5).....................          --           --       30,351
                                                           ----------   ----------   ----------
          Total Operating Costs and Expenses.............     790,490      784,299    1,075,114
                                                           ----------   ----------   ----------

OPERATING INCOME (LOSS)..................................      42,212       31,229      (77,265)
  General and administrative.............................     (22,319)     (21,238)     (24,731)
  Interest...............................................     (11,274)      (9,887)      (9,976)
  Capitalized interest...................................         857          765        1,269
                                                           ----------   ----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES........................       9,476          869     (110,703)
Income tax benefit (provision)...........................      (4,673)      (1,474)      30,125
                                                           ----------   ----------   ----------

NET INCOME (LOSS)........................................  $    4,803   $     (605)  $  (80,578)
                                                           ==========   ==========   ==========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                 AS OF MAY 31,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                      ASSETS

CURRENT ASSETS
  Cash......................................................  $  1,043    $  1,420
  Accounts receivable, net..................................    43,913      47,675
  Due from affiliates -- trade..............................    10,742       9,906
  Due from affiliates -- other..............................    22,369      22,115
  Inventories...............................................    52,354      83,864
  Other current assets......................................     5,712       4,802
                                                              --------    --------
          Total current assets..............................   136,133     169,782
                                                              --------    --------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation and amortization (Note 5)....................   378,235     303,442
                                                              --------    --------
NON-CURRENT ASSETS
  Goodwill, net of accumulated amortization (Note 5)........    32,931          --
  Other.....................................................     7,653       4,220
                                                              --------    --------
          Total non-current assets..........................    40,584       4,220
                                                              --------    --------
          Total Assets......................................  $554,952    $477,444
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Cash overdraft............................................  $  6,668    $  6,840
  Accounts payable..........................................     7,557      12,287
  Due to affiliates -- trade................................     4,587      29,933
  Capital lease obligations, current portion................       685       1,055
  Accrued liabilities.......................................    13,213      20,782
                                                              --------    --------
          Total current liabilities.........................    32,710      70,897
                                                              --------    --------
NOTES PAYABLE TO AFFILIATE -- noncurrent....................   145,000     145,000
CAPITAL LEASE OBLIGATIONS, net of current portion...........     5,917       9,361
DEFERRED INCOME TAXES.......................................    66,014      30,659
OTHER LIABILITIES...........................................    31,746      28,540
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS' EQUITY
  Common stock, no par value, 1,000,500 shares authorized,
     issued and outstanding.................................     8,208       8,208
  Additional paid-in capital................................    52,362      52,362
  Retained earnings:
     BHP Petroleum Americas Refining Inc....................   204,205     122,378
     BHP Petroleum South Pacific Inc........................     8,790      10,039
                                                              --------    --------
          Total stockholders' equity........................   273,565     192,987
                                                              --------    --------
          Total Liabilities and Stockholders' Equity........  $554,952    $477,444
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                            COMMON STOCK       ADDITIONAL                  TOTAL
                                         -------------------    PAID-IN     RETAINED   STOCKHOLDERS'
                                          SHARES     AMOUNT     CAPITAL     EARNINGS      EQUITY
                                         ---------   -------   ----------   --------   -------------
Balance May 31, 1994
  BHP Petroleum Americas Refining
     Inc...............................        500   $ 8,008    $ 42,000    $200,219     $250,227
  BHP Petroleum South Pacific Inc......  1,000,000       200      10,362       8,578       19,140
                                         ---------   -------    --------    --------     --------
          Total........................  1,000,500     8,208      52,362     208,797      269,367
  Net income...........................         --        --          --       4,803        4,803
                                         ---------   -------    --------    --------     --------

Balance May 31, 1995...................  1,000,500     8,208      52,362     213,600      274,170
  Net loss.............................         --        --          --        (605)        (605)
                                         ---------   -------    --------    --------     --------

Balance May 31, 1996...................  1,000,500     8,208      52,362     212,995      273,565
  Net loss.............................         --        --          --     (80,578)     (80,578)
                                         ---------   -------    --------    --------     --------

Balance, May 31, 1997..................  1,000,500   $ 8,208    $ 52,362    $132,417     $192,987
                                         =========   =======    ========    ========     ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED MAY 31,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $  4,803   $   (605)  $(80,578)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Refinery assets write-down to fair value..................        --         --     88,813
  Goodwill write-off........................................        --         --     30,351
  Depreciation and amortization.............................    27,745     29,507     30,596
  Deferred income taxes.....................................    (6,067)       285    (35,355)
  Changes in:
     Accounts receivable, net...............................   (44,397)     7,767     (3,762)
     Due from affiliates, trade and other...................    29,368       (786)     1,090
     Inventories............................................    (6,803)    18,916    (31,510)
     Other assets...........................................     2,569     (8,903)     4,343
     Accounts payable and accrued liabilities...............    13,644     (4,343)    12,471
     Due to affiliates, trade...............................    (1,274)   (15,106)    25,346
     Other liabilities......................................     4,499      4,008     (3,206)
                                                              --------   --------   --------
  Net cash provided by operating activities.................    24,087     30,740     38,599

CASH FLOWS FROM INVESTING ACTIVITIES --
  Additions to property plant and equipment.................   (23,461)   (29,568)   (37,467)

CASH FLOWS FROM FINANCING ACTIVITIES --
  Repayment of principal on capital leases..................      (527)      (654)      (755)
                                                              --------   --------   --------
Net increase in cash........................................        99        518        377
Cash, beginning of period...................................       426        525      1,043
                                                              --------   --------   --------
Cash, end of period.........................................  $    525   $  1,043   $  1,420
                                                              ========   ========   ========
Supplemental disclosures:
  Acquisition of equipment under capital lease..............  $     --   $  1,900   $  4,569
  Fixed assets from parent company, at book value...........  $     --   $  7,540   $     --

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

     BHP Petroleum Americas Refining Inc. (BHPPAR), a Hawaii corporation, and BHP Petroleum South Pacific Inc. (BHPPSP), a California corporation, collectively referred to as "the Company," are affiliated companies and wholly-owned indirect subsidiaries of The Broken Hill Proprietary Company Limited (BHP), an Australian company. All capital and financing requirements of the Company are provided for by BHP, except for capital and operating leases.

     BHPPAR operates an oil refinery, product storage and distribution facilities, and retail gasoline stations in the state of Hawaii. Crude oil is purchased through other BHP affiliates and shipped to Hawaii by tanker. Refined product exports usually are sold through other BHP affiliates. BHPPSP is a petroleum products marketer in American Samoa, and operates the government-owned product storage and distribution facilities. BHPPSP purchases most of its refined products from BHPPAR.

     The Companies were part of a consolidated group, Pacific Resources, Inc. and Subsidiaries (PRI), purchased by BHP in March 1989. The purchase price was allocated to assets and liabilities based on fair values at the acquisition date. The purchase price in excess of fair values was reported as goodwill until May 1997 when the refinery assets were written down to estimated fair value and the unamortized goodwill was written off (see Note 5).

     There have been changes in the former PRI group since 1989: certain subsidiaries were liquidated, others were merged or became subsidiaries of other BHP affiliates. In 1995 two affiliates, BHP Petroleum Americas Terminals Inc. (Terminals), and BHP Petroleum Americas Gas Express Inc. (Gas Express), were merged into BHPPAR. In connection with this reorganization, all employees of Terminals, Gas Express and parent company, BHP Hawaii Inc., became employees of BHPPAR. The 1995 financial statements reflect the results of operations of these combined entities, consistent with the presentation in 1996 and 1997.

2. SIGNIFICANT ACCOUNTING POLICIES

     Combined Financial Statements -- The combined financial statements include the accounts of BHPPAR and BHPPSP. These companies are combined to present the financial position and results of operations of BHP's downstream petroleum refining and marketing business. The combined financial statements have been prepared using the historical costs and results of operations of the affiliated entities. There were no significant differences in accounting methods or their application among the combining entities. All significant intercompany balances and transactions between the combined entities are eliminated.

     Use of Estimates and Presentation -- Preparation of the combined financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions which affect the amounts of assets and liabilities, and disclosure of contingencies at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     Financial Instruments -- The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, and certain other current liabilities, approximate fair value because of the short maturity of these instruments. The carrying amounts of the Company's long-term notes payable and other obligations approximate the Company's estimate of fair values of such items.

     Hedging Activities -- The Company periodically enters into hedging arrangements through BHP affiliates to manage petroleum price risks and not for speculative purposes. Gains and losses from hedging are recognized in income when the hedged transaction occurs. Historically, gains and losses from hedging transactions have not been material.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Inventories -- Crude oil and refined products are valued at the lower of cost or market (net realizable value). Cost is determined primarily on the last-in, first-out (LIFO) basis. Other inventories held for sale, materials and supplies are stated at the lower of average cost, not in excess of market.

     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Major replacements, renewals and improvements are capitalized. Maintenance, repairs and replacements, which do not improve or extend the lives of assets, are charged to expense. Depreciation and amortization, including amortization of assets under capital leases, are computed using the straight-line method over estimated useful lives or lease terms, if shorter. Estimated useful lives range up to 20 years for buildings and up to 25 years for plant and equipment.

     Refinery Maintenance Turnaround Costs -- The costs of refinery unit shutdown and maintenance turnaround costs are included in other assets and amortized over the estimated period of benefit, generally one to three years, depending on the process unit.

     Goodwill -- Goodwill represents BHP's purchase price in excess of the fair values of net BHPPAR assets acquired in March 1989, after providing noncurrent deferred tax liabilities on the difference between the assets' fair values and their income tax basis. Goodwill was amortized on a straight-line, 20 year rate until the goodwill was determined to be without further value and was written off in May 1997 (see Note 5).

     Income Taxes -- Deferred tax assets and liabilities are recognized for future income tax effects of temporary differences between financial statement carrying amounts and the related income tax bases of assets and liabilities. Deferred income tax assets and liabilities measurements are based on enacted tax rates expected to apply when the temporary differences are expected to be settled. The effect of tax rate changes on deferred tax assets and liabilities is recognized when rate changes are enacted.

     Income taxes are computed and recorded as if each company were filing separate tax returns, although BHPPAR and BHPPSP are included in different federal and state consolidated income tax returns which include other BHP companies in the affiliated groups. Current income tax liabilities or refunds are settled with BHP through intercompany accounts.

     Environmental Expenditures -- Environmental expenditures for current operations are expensed or capitalized, as appropriate. Expenditures are capitalized if they extend the useful lives of assets, increase capacity, or mitigate or prevent environmental contamination. Expenditures are expensed if they are for existing conditions caused by past operations, and if the expenditures will not contribute to future revenue generation. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and when costs can be estimated reasonably. Such amounts are based on the estimated timing and extent of remedial actions required by regulatory agencies, experience gained from other sites where assessments and remediation have been completed, and the amount of the Company's estimated liability, considering proportional liability and financial abilities of other responsible parties. Adjustments to accrued liabilities are made as changes in conditions and estimated costs become known.

     Pension Plans and Other Post-Employment Benefits -- Pension costs are accounted for in conformity with Statements of Financial Accounting Standards No. 87 and 88. Funding is based on required contributions under the Employee Retirement Income Security Act of 1974. Other post-employment benefits, primarily medical insurance, are accounted for in conformity with Statement of Financial Accounting Standards No. 106.

3. RECEIVABLES

     The Company operates in a single industry, marketing refined petroleum products in a limited geographic area, primarily Hawaii and American Samoa. The markets are subject to economic and industry changes,

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

including changes in market prices and sources of supply. Concentration of credit risk in trade receivables is limited by the numbers and variety of customers. In October 1997, BHP sold a Hawaii gas services subsidiary (the Gas Company) to an unrelated company. The Gas Company continues to purchase naphtha and propane (LPG) from the refinery. Receivables from the Gas Company amounted to $3,243 and $3,886 at May 31, 1996 and 1997, respectively.

     BHPPSP operates the government-owned fuel storage facilities and markets to a wide range of customers in American Samoa. The facilities management contract expired in 1997 and was awarded to a competitor. BHPPSP has contested the award, but there is no assurance that the company will be able to continue as the facilities operator and/or as a marketer in American Samoa. Transfer of operations to a competitor could increase the collection risk of receivables in that market. BHPPSP's receivables, net of allowance for doubtful accounts, amounted to $3,331 and $4,273 at May 31, 1996 and 1997, respectively.

     The company performs on-going credit evaluations of its customers financial condition, and in some circumstances requires prepayment or letters of credit. The allowance for doubtful accounts is included in the combined balance sheets as a reduction of receivables. The allowance for doubtful accounts as of May 31, 1995, 1996 and 1997, was $1,561, $734 and $698, respectively.

4. INVENTORIES

     Inventories at May 31 consisted of:

                                                               1996      1997
                                                              -------   -------
Crude oil and refined products..............................  $42,107   $73,601
Merchandise and packaged petroleum products.................      896     1,243
Materials and supplies......................................    9,351     9,020
                                                              -------   -------
Total inventories...........................................  $52,354   $83,864
                                                              =======   =======

     At May 31, 1996 and 1997, crude oil and product inventories at LIFO cost amounting to $41.0 million and $71.5 million, respectively, were below current cost by approximately $10.7 million and $7.0 million, respectively.

5. PROPERTY, PLANT AND EQUIPMENT, GOODWILL, AND RELATED WRITE-DOWNS

     Principal assets include the oil refinery, its buildings and its property site on the island of Oahu. The Company owns pipelines connecting the refinery to an off-shore, single-point mooring, to a barge harbor near the refinery, and to Honolulu International Airport and Honolulu Harbor. Marketing facilities include product storage and distribution terminals on the islands of Maui and Hawaii, as well as retail gas stations.

     In 1997 BHP developed a plan to sell the Company, engaged an investment advisor, completed an appraisal of assets, and began discussions with potential buyers. Management determined that net book value of refinery assets had been impaired based in part on the appraisal. The refinery property, plant and equipment were written down to estimated fair value in May 1997, based on an evaluation of these assets, related operating results, and in accordance with provisions of Statement of Financial Accounting Standards No. 121. The write-down, net of accumulated depreciation, amounted to $88.8 million ($54.2 million after a $34.6 million reduction in deferred income taxes), as summarized below. BHP reached an agreement in March 1998 to sell the Company, and as a result of the sale, the Company anticipates recognizing an estimated loss of approximately $120-125 million, in addition to the loss recognized in May 1997 (see

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Note 15). Substantially all of the loss is expected to be allocated to a further reduction in the fair value of the property, plant and equipment.

                                                                1996        1997
                                                              ---------   ---------
Land and buildings..........................................  $  67,708   $  70,451
Plant and equipment, including capital leases...............    548,067     582,076
                                                              ---------   ---------
Total before revaluation write-down.........................    615,775     652,527
Accumulated depreciation and amortization...................   (237,540)   (260,272)
                                                              ---------   ---------
Property, plant and equipment, net before write-down........    378,235     392,255
                                                              ---------   ---------
Less write-down to estimated fair value:
  Land and buildings........................................         --     (23,451)
  Plant and equipment.......................................         --    (325,634)
  Accumulated depreciation and amortization.................         --     260,272
                                                              ---------   ---------
          Net write-down to estimated fair value............         --     (88,813)
                                                              ---------   ---------
Property, plant and equipment, net..........................  $ 378,235   $ 303,442
                                                              =========   =========

     In connection with management's determination that the carrying amount of refinery assets had become impaired, it was also determined that goodwill had no continuing value. Therefore, the remaining net goodwill of $30,351 ($51,636, net of accumulated amortization of $21,285) was also written off in May 1997. Annual goodwill amortization expense included in statements of operations was $2,580 for each of the three years ended May 31, 1997.

6. LEASES

     The company leases equipment and some properties under various lease agreements covering periods through 2024. Properties include the pipeline corridor from the refinery to Honolulu International Airport and Honolulu Harbor, as well as land underlying terminal facilities and most of the gas stations. The Company also uses product terminals owned by others, including deliveries at Honolulu Harbor, Honolulu International Airport, and all sales in American Samoa. Rent, through-put fees, and storage fees are paid for use of these facilities. Certain operating leases contain provisions for renegotiation or escalation of rents based on operating costs or usage. Rent expense for operating leases, including leases with terms of a month or less, was $13,696 in 1995, $13,125 in 1996 and $13,330 in 1997.

     Capital leases are for tugs and barges used in transportation of petroleum products within Hawaii. Cost and accumulated amortization of capitalized leased assets at May 31 amounted to:

                                                               1996        1997
                                                              -------     -------
Capitalized leases -- cost..................................  $12,204     $15,023
Accumulated amortization....................................   (5,965)     (5,123)
                                                              -------     -------
Capitalized leases included in property -- net..............  $ 6,239     $ 9,900
                                                              =======     =======

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Minimum lease commitments under non-cancelable leases (excluding leases with terms of one year or less) at May 31, 1997 are summarized below:

                           FISCAL                             OPERATING    CAPITAL
                            YEAR                               LEASES      LEASES
------------------------------------------------------------  ---------    -------
1998........................................................  $ 12,186     $ 2,005
1999........................................................    10,763       1,884
2000........................................................     9,394       1,677
2001........................................................     9,441       1,634
2002........................................................     8,221       1,468
Thereafter..................................................    96,027       6,659
                                                              --------     -------
Total minimum lease payments................................  $146,032      15,327
                                                              ========
Less amount representing interest...........................                (4,911)
                                                                           -------
Present value of net minimum lease payments.................                10,416
Less current portion........................................                (1,055)
                                                                           -------
Noncurrent portion..........................................               $ 9,361
                                                                           =======

7. ACCRUED LIABILITIES

     Accrued current liabilities at May 31 included the following:

                                                               1996       1997
                                                              -------    -------
Environmental costs.........................................  $ 3,190    $ 3,950
Accrued employee compensation...............................    5,502     10,768
Taxes, other than income taxes..............................    4,239      5,908
Other accrued liabilities...................................      282        156
                                                              -------    -------
Total accrued liabilities, current..........................  $13,213    $20,782
                                                              =======    =======

8. NOTES PAYABLE TO AFFILIATE

     Noncurrent debt consists of two unsecured promissory notes totaling $145 million, payable to BHPPAR's parent company, BHP Hawaii Inc. The notes are payable 395 days from demand, and interest is payable at the monthly average short-term Applicable Federal Rate, as determined under Internal Revenue Code Sec. 1274(d). Interest rates ranged from 5.56% to 7.43% in 1995, 5.05% to 6.37% in 1996, and 5.63% to 6.23% in 1997. The rates for May 1996 and 1997 were 5.76%
and 6.23%, respectively. Interest is paid as accrued through settlement of inter-company accounts. Interest expense on the notes was $9,415 in 1995, $8,364 in 1996, and $8,734 in 1997.

9. INCOME TAXES

     The income tax provision (benefit) for the three years ended May 31, 1997, included:

                                                         1995       1996       1997
                                                        -------    ------    --------
Current income tax provision..........................  $10,738    $1,990    $  5,285
Deferred tax benefit..................................   (6,065)     (516)    (35,410)
                                                        -------    ------    --------
Total income tax provision (benefit)..................  $ 4,673    $1,474    $(30,125)
                                                        =======    ======    ========

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The deferred income tax benefit in 1997 includes the deferred tax effect of the fair value write-down of refinery property, plant and equipment.

     The following table reconciles taxes on income at the normal 35% Federal income tax rate with the effective tax rate:

                                                         1995      1996       1997
                                                        ------    ------    ---------
Earnings (loss) before income taxes...................  $9,476    $  869    $(110,703)
                                                        ------    ------    ---------
Tax provision (benefit) at U.S. corporate tax rate....  $3,317    $  304    $ (38,746)
Effect of:
  Write-off / amortization of goodwill................     900       903       11,526
  State income taxes, net of Federal tax effects......     470       149       (3,027)
  Other...............................................     (14)      118          122
                                                        ------    ------    ---------
Income tax provision (benefit)........................  $4,673    $1,474    $ (30,125)
                                                        ======    ======    =========
Effective combined income tax rate....................    49.3%    169.6%        27.2%
                                                        ======    ======    =========

     The effective tax rates are significantly different than "normal" because of the amortization and write-off of goodwill related to BHP's 1989 acquisition of BHPPAR.

     Deferred income tax liabilities and assets, resulting from timing differences, as of May 31, 1996 and 1997:

                                                               1996       1997
                                                              -------    -------
Deferred Federal tax assets:
  Accrued vacation pay, incentive compensation..............  $ 1,824    $   692
  Accrued retirement benefits...............................    4,376      4,417
  Environmental provisions..................................    7,862      7,236
  Other.....................................................      895        995
                                                              -------    -------
          Total deferred tax assets.........................   14,957     13,340
Deferred Federal tax liabilities:
  Accelerated depreciation and other property items.........   71,844     39,410
  Refinery turn-around costs................................    2,011        976
  Other.....................................................      525        525
                                                              -------    -------
          Total deferred tax liabilities....................   74,380     40,911
                                                              -------    -------
Net Federal deferred tax liability..........................   59,423     27,571
Net State deferred tax liability............................    6,591      3,088
                                                              -------    -------
Deferred income tax liability -- net........................  $66,014    $30,659
                                                              =======    =======

10. RETIREMENT PLANS

     Employees are covered by a qualified noncontributory defined benefit pension plan. BHPPAR and BHPPSP participate with many other BHP affiliates in the BHP (USA) Pension Plan, and the plan's actuary allocates assets and liabilities to the participating entities, as well as determining annual costs and recommended contributions. The plan's benefit formula is a final-pay formula. The plan funding policy is to fund a contribution of at least the minimum funding requirement, but no more than the maximum tax-deductible contribution.

     The following plan information covers all the employees of the Company, as well as certain employees and retirees of affiliates which were merged into BHPPAR or disposed of during the three years ended

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

May 31, 1997. Plan assets exceeded projected benefit obligations, with respect to BHPPAR and BHPPSP, at May 31, 1996 and 1997. The following tables present pension expense, funded status and major actuarial assumptions used to determine amounts.

              NET PERIODIC PENSION COST                  1995       1996       1997
              -------------------------                 -------    -------    -------
Service cost..........................................  $ 1,330    $ 1,530    $ 1,550
Interest cost.........................................    1,420      1,470      1,660
Actual return on plan assets..........................   (2,600)    (3,000)    (4,920)
Net amortization and deferral.........................    1,381      1,521      3,061
                                                        -------    -------    -------
Net periodic pension cost.............................  $ 1,531    $ 1,521    $ 1,351
                                                        =======    =======    =======

        FUNDED STATUS OF PENSION PLANS AS OF MAY 31            1996       1997
        -------------------------------------------           -------    -------
Actuarial present value of accumulated benefit obligation:
  Vested....................................................  $13,670    $14,380
  Total.....................................................  $16,490    $17,610
                                                              -------    -------
Projected benefit obligation................................  $22,060    $24,420
Plan assets at fair value...................................   22,540     27,120
                                                              -------    -------
Plan assets in excess of projected benefit obligation.......      480      2,700
Unrecognized net gain.......................................   (2,590)    (4,800)
Unrecognized prior service cost.............................    1,093      1,002
                                                              -------    -------
Accrued net pension liability...............................  $(1,017)   $(1,098)
                                                              =======    =======

     The accrued net pension liability is included in other liabilities (noncurrent) in the accompanying balance sheets.

                                                                1995    1996    1997
                                                                ----    ----    ----
Discount rate...............................................    8.00%   7.75%   7.75%
Rate of increase in future compensation levels..............    5.00    5.00    5.00
Expected long-term rate of return on plan assets............    8.50    8.50    8.50

     In addition to the defined benefit plan, the Company is a participating sponsor in a defined contribution plan. The BHP Retirement Savings Plan (RSP) is a deferred compensation plan which covers employees of the Company and other BHP entities in the U.S. The Company matches and contributes an amount equal to each employee's contribution up to 6 percent of the employee's salary and incentive compensation. Plan contributions charged to expense amounted to $1,071, $1,222 and $1,421 in 1995, 1996 and 1997, respectively.

     Liabilities also are accrued for supplemental retirement benefits for executives. The unfunded liabilities and expense are actuarially determined. Payments are made for vested benefits after retirement.

11. OTHER RETIREMENT BENEFITS

     Certain medical and life insurance benefits are provided for qualified retirees and their qualified dependents. Employees who retire at ages 55-61 with at least 15 years of continuous service, or who retire at age 62, or later, with at least 10 years of continuous service, become eligible for these benefits. The health care plan is contributory with retiree contributions adjusted periodically. The life insurance plan is noncontributory. Plan expense and liabilities are accrued as actuarially determined and funded on a pay-as-you-go basis. The

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

following tables present the composition of post-retirement benefit expense and the accumulated post-retirement benefit obligation.

  COMPONENTS OF NET PERIODIC POST-RETIREMENT BENEFIT COST     1995    1996    1997
  -------------------------------------------------------     ----    ----    ----
Service cost................................................  $108    $100    $ 83
Interest cost on accumulated benefit obligation.............   601     528     424
Amortization of unrecognized net transition asset...........   (48)    (48)    (48)
Amortization of unrecognized (gain) loss....................     8      --     (78)
                                                              ----    ----    ----
Net periodic post-retirement benefit cost...................  $669    $580    $381
                                                              ====    ====    ====

  ACCRUED POST-RETIREMENT BENEFIT OBLIGATION AS OF MAY 31        1996      1997
  -------------------------------------------------------       ------    ------
Retirees and beneficiaries..................................    $4,742    $4,553
Active participants eligible to retire......................       264       282
Other active participants...................................       733       873
                                                                ------    ------
Total post-retirement benefit obligation....................     5,739     5,708
Unrecognized transition asset...............................       776       728
Unrecognized gain...........................................     1,614     1,441
                                                                ------    ------
Accrued post-retirement benefit obligation..................    $8,129    $7,877
                                                                ======    ======

     The accrued obligation is included in other liabilities (noncurrent) in the accompanying balance sheets. Amounts to be paid during the next twelve months are included in current liabilities.

     The weighted average rate of increase in the per capita cost of covered health care benefits was assumed to be 8% for 1997, decreasing by 1/2% per year to 5.5% in 2002 and thereafter. A 1% increase in the health care cost trend rate would increase the accumulated post-retirement benefit obligation by $149 at May 31, 1997, and the net periodic service and interest cost by $13 for the year. Actuarial assumptions used to measure the accrued post-retirement obligation at May 31, 1995, 1996 and 1997 included a discount rate of 7.75% and a compensation rate increase of 6%.

12. RELATED PARTY BALANCES AND TRANSACTIONS

     The Company enters into transactions with BHP-affiliated companies primarily for petroleum operations and general financing activities. Crude oil is purchased through BHP Petroleum affiliates in the U.S., Australia and Singapore. Crude oil transportation costs are either included in the purchase price or paid to an affiliated BHP Transport company. Export products are sold through BHP Petroleum affiliates. Amounts due to and from BHP-affiliated companies as of May 31 were:

                                                                1996        1997
                                                              --------    --------
Due from affiliates:
  Current -- trade receivables..............................  $ 10,742    $  9,906
  Current -- other..........................................    22,369      22,115
Due to affiliates:
  Current -- trade payables.................................     4,587      29,933
Noncurrent notes payable, interest at variable rate.........   145,000     145,000

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Transactions with BHP-affiliated companies for the three years ended May 31, 1997 were:

                                                         1995       1996       1997
                                                       --------   --------   --------
Revenues:
  Sales and other revenue............................  $ 79,908   $ 72,992   $111,258
Operating Costs and Expenses:
  Petroleum purchases, including freight.............   575,175    584,714    614,076
  Guarantee fees, included in operating costs........     1,213      1,539        617
  Interest on noncurrent promissory notes............     9,415      8,364      8,734
  Securitization fees, included in interest..........     1,287         --         --

     Sales of refined products to BHP affiliates are negotiated with reference to current published market prices. Sales include export cargoes marketed primarily in Asia. Also, naphtha and LPG are sold to a Hawaii gas utility affiliate (the Gas Company) under term contracts. BHP sold the Gas Company to an unrelated company effective October 31, 1997 (see Note 15).

     Domestic (Alaskan North Slope) crude oil is purchased from a BHP Petroleum affiliate at their cost, net of their price hedging transactions. BHPPAR also imports crude oil, primarily from Australia and Asia, under term agreements with BHP Petroleum affiliates, and purchase prices are determined by a formula using current published market prices.

13. FUTURES CONTRACTS

     BHPPAR has a term agreement with a third-party customer for the sale of physical product in exchange for futures contracts (plus a cash location/quality differential), which are settled through a BHP Petroleum affiliate. The futures contracts are sold ratably over each month, and proceeds from selling the futures contracts at current market prices (plus the cash differential) determine the sales value of product delivered during the month. Futures contracts at May 31, 1996 and 1997, are summarized below (amounts in 000's):

                                                                1996        1997
                                                              ---------   ---------
Contract barrels............................................        250         240
Contract amounts............................................  $   5,597   $   5,645
Unrealized gains (losses)...................................  $    (257)  $     (19)
Maturity dates..............................................  June 1996   June 1997

14. COMMITMENTS AND CONTINGENCIES

     The Company is party to litigation and claims in the normal course of business. The outcome of individual matters is not predictable. However, management believes that the ultimate resolution of all of these matters, after considering insurance coverages, is not likely to have a material adverse effect on the Company's combined financial statements.

  Environmental

     The Company's operations are subject to various Federal and state environmental laws and regulations. The Company has received notices of violation or potential liability from the U.S. Environmental Protection Agency
(EPA), the State of Hawaii Department of Health (HDOH) and private parties relating to various environmental matters associated with the Company's ownership and/or operations of its assets. Generally, the timing of liability accruals corresponds with the completion of remedial investigations or feasibility studies, and are adjusted as necessary. Although the amount of future environmental expenditures cannot be

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

determined with certainty, Company management believe that compliance with present laws will not have a material adverse effect on its financial statements. Environmental provisions as of May 31 were as follows:

                                                               1996      1997
                                                              -------   -------
Accrued liabilities -- current..............................  $ 3,190   $ 3,950
Other liabilities -- noncurrent.............................   19,785    16,724
                                                              -------   -------
Total.......................................................  $22,975   $20,674
                                                              =======   =======

     Total environmental expense, including provisions, charged to cost of sales and operating expense, amounted to $9,003, $7,198 and $4,936 in 1995, 1996, and 1997, respectively.

     Refinery -- Based on an inspection conducted by a U.S. EPA consultant, the EPA issued a Notice of Violation (NOV) in June 1997 against BHP Hawaii and BHPPAR pursuant to Section 311 of the Clean Water Act (CWA). The NOV alleged violations of the Spill Prevention, Control and Countermeasures (SPCC) regulations of the CWA. The Company has submitted information in response to EPA requests. The EPA has subsequently dropped its allegations relating to the oil releases and the parties remain engaged in settlement discussions over issues relating to the refinery's SPCC plan.

     In 1993, BHPPAR settled an administrative complaint filed by the EPA in May 1991. The complaint alleged various Resource Conservation and Recovery Act
(RCRA) violations at the refinery involving surface impoundment closure and groundwater monitoring requirements. The settlement, embodied in a Consent Agreement/Final Order (dated July 1993) required BHPPAR to pay a fine (which was satisfied); conduct certain groundwater monitoring tasks and closure of the surface impoundments (which have been done and for which final EPA approval was received in January 1996); complete a supplemental environmental project (which has been done); and investigate and, if required, implement Corrective Action under RCRA in and about the refinery site (which is in progress). A report of the investigation results, dated March 1997, was submitted to the EPA. The majority of the costs related to the closure plans have been expended. At May 31, 1997, $1.9 million remained in other liabilities to provide for estimated post-closure monitoring costs over a 30 year period.

     Under authority of the Emergency Planning and Community Right-to-Know Act (EPCRA), the EPA issued a Request for Information relating to past releases of reportable quantities of regulated EPCRA substances and oil. Pertinent data and documentation were transmitted to the EPA. A Notice of Violation (NOV) was issued in June 1997 against BHP Hawaii and BHPPAR, alleging eight violations. The Company has submitted further information in response. The matter remains subject to EPA review. No penalty amounts have been assessed to date.

     Under a permit application and required compliance certification submitted by BHPPAR pursuant to Title V of the Clean Air Act (CAA), BHPPAR noted several regulatory requirements that were not being met at the time of submission, and included a schedule for addressing or correcting these in accordance with application regulations. BHPPAR has implemented corrective measures to address the foregoing items in accordance with its proposed compliance schedule. Under authority of the CAA, the EPA asked for additional information relating to such past non-compliance matters. BHPPAR provided the information and documents requested. In 1996 the EPA issued a Finding of Violation (FOV) against BHP Hawaii and BHPPAR. The parties have engaged in settlement negotiations and no penalty amount has been assessed. It is not anticipated that any penalty imposed or settlement concluded will have a material adverse effect on the Company's financial condition.

     Honolulu Harbor -- Properties adjacent to Honolulu Harbor have been impacted by the conduct of a variety of industrial activities since the beginning of this century. The HDOH, under the authority of the

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Hawaii Environmental Response Law, requested information from various owners and operators in the area surrounding the harbor to determine the extent of hydrocarbon contamination. A group of owners and operators, including BHP Hawaii Inc., on behalf of the Company, have entered into a voluntary agreement with the HDOH to undertake an initial phase of environmental site investigation in exchange for certain commitments from the HDOH, including the notification of additional potentially responsible parties to participate in this activity. A provision of $600 was accrued for the estimated costs of this initial phase. An additional $2.8 million was accrued to perform hydrogeological studies and groundwater monitoring in the vicinity of Pier 29 which was formerly leased and operated by the Company.

     Honolulu International Airport -- As a result of environmental site assessments commissioned by the State of Hawaii Department of Transportation
(HDOT) in conjunction with the proposed development of properties in the vicinity of the airport, the HDOT requested that costs be shared among certain facility owners and operators to remedy an alleged hydrocarbon condition in the area. At the time of the site assessment, BHPPAR operated certain aboveground fuel tanks located near the development area. The HDOT subsequently deferred its development plans indefinitely. BHPPAR sold its interests in the fuel tank facilities and underlying real property to an adjacent tank farm operator which continues to operate the facilities. To date no claims or demands have been made against BHPPAR. The Company has accrued $1.6 million for estimated hydrocarbon recovery and clean-up costs.

     Gas Express Retail Gas Stations -- The Company has sixteen stations which have been subject to known petroleum product releases. Of these, eight have received "no further action" determinations from the HDOH, and one has a "no further action" request pending. Of the remaining stations, one site has been scheduled for demolition and the reconstruction of a new gas station facility. Contaminated soil is to be removed at the time of demolition. Another station has been completely reconstructed and a request for "no further action" status is in the process of being submitted. Five remaining stations are currently still being investigated and/or remediated in accordance with regulatory requirements. The Company is responsible to assure proper closure of the underground storage tank systems in compliance with regulatory requirements when each of its stations is eventually taken out of service. As closures occur, the Company incurs costs for the excavation of soils, the removal and disposal of tanks, environmental site assessments and media remediation, if necessary, as well as costs to buy-out unexpired lease commitments and write-off any unamortized improvements. The Company has prepared cost estimates for the closure of each site. As of May 31, 1997, total closure costs were estimated to be $14.3 million, of which $7.7 million has been provided for. Of this amount, $2.7 million was provided for stations with known or suspected product leakage. The remainder of the estimated closure costs are being accrued over the remaining terms of stations' respective leases.

  Capital Expenditure Commitments

     The Company had capital projects in progress at May 31, 1997, which were expected to require an additional $11.6 million to complete.

15. SUBSEQUENT EVENTS

  Sale of Company to Tesoro Petroleum Corporation -- March 1998

     On March 18, 1998, the Company's stockholders entered into a stock sale agreement with Tesoro Petroleum Corporation (Tesoro), whereby Tesoro will purchase all of the outstanding common stock of BHPPAR and BHPPSP. The sale is expected to close by the end of May 1998, subject to regulatory review and other customary conditions. The price to be paid at closing amounts to $275 million in cash (including a $5 million escrow deposit). After closing, the cash price will be increased by the amount that net working capital sold exceeds $100 million, or reduced by the amount that net working capital is less than $100 million. In addition, Tesoro will issue an unsecured, non-interest bearing, promissory note for $50 million payable in

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

five equal annual installments of $10 million each, beginning in 2009. The note will provide for earlier payment, depending on earnings performance of the acquired assets.

     The parties will execute a separate environmental agreement at closing, whereby the selling stockholders will indemnify Tesoro and the Company for environmental costs arising out of conditions which exist at, or existed prior to, closing subject to a maximum limit of $9.5 million. The environmental indemnity will survive for a ten-year period. Certain environmental liabilities of the Companies will be retained by BHP and are not subject to the $9.5 million indemnity.

     As a result of the sale, the Company anticipates recognizing an estimated loss of approximately $120-125 million. This estimated loss will increase or decrease based on results of operations and changes in noncurrent assets and liabilities through the closing date. Substantially all of the loss is expected to be allocated to a further reduction in the fair value of the property, plant and equipment.

  Sale of the Gas Company -- October 1997

     An affiliated Hawaii company, Gasco, Inc. (the Gas Company), was sold effective October 31, 1997. The Gas Company provides public utility gas service and non-utility propane (LPG) to residential and commercial customers throughout Hawaii. The Gas Company continues to purchase naphtha, for the manufacture of synthetic natural gas, and liquefied petroleum gas from BHPPAR under term contracts. Sales to the Gas Company are included in sales to affiliates in the accompanying statements of operations and in related-party information (see Note
12). Sales to the Gas Company amounted to $21.3 million in 1995, $21.4 million in 1996, and $21.8 million in 1997.

                                  * * * * * *

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SEVEN MONTHS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
REVENUES
  Sales and other revenue -- trade..........................  $520,483    $456,817
  Sales and other revenue -- affiliates.....................    61,929      74,684
  Other income..............................................         3           3
                                                              --------    --------
          Total Revenue.....................................   582,415     531,504
                                                              --------    --------
OPERATING COSTS AND EXPENSES
  Cost of sales.............................................   504,913     460,310
  Operating and selling.....................................    24,190      25,543
  Depreciation and amortization (Note 4)....................    16,834          --
                                                              --------    --------
          Total Operating Costs and Expenses................   545,937     485,853
                                                              --------    --------
OPERATING INCOME............................................    36,478      45,651
  General and administrative................................   (10,325)    (10,648)
  Interest..................................................    (5,934)     (5,802)
  Capitalized interest......................................       749       1,097
                                                              --------    --------
INCOME BEFORE INCOME TAXES..................................    20,968      30,298
Income tax provision........................................    (8,783)    (11,876)
                                                              --------    --------
NET INCOME..................................................  $ 12,185    $ 18,422
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              AS OF DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
                                     ASSETS

CURRENT ASSETS
  Cash......................................................  $  3,978   $  2,704
  Accounts receivable, net..................................    59,865     45,044
  Due from affiliates -- trade..............................     7,742      7,096
  Due from affiliates -- other..............................    42,333      4,513
  Inventories...............................................    63,682     84,331
  Other current assets......................................     3,700      3,539
                                                              --------   --------
          Total current assets..............................   181,300    147,227
                                                              --------   --------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation and amortization.............................   382,101    331,247
                                                              --------   --------
NON-CURRENT ASSETS
  Goodwill, net of accumulated amortization (Note 4)........    31,426         --
  Other.....................................................     7,570      3,350
                                                              --------   --------
          Total non-current assets..........................    38,996      3,350
                                                              --------   --------
          Total Assets......................................  $602,397   $481,824
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Cash overdraft............................................  $  8,485   $  4,842
  Accounts payable..........................................    18,610     10,545
  Due to affiliates -- trade................................    29,799     20,485
  Capital lease obligations, current portion................       685      1,007
  Accrued liabilities.......................................    12,842     12,667
                                                              --------   --------
          Total current liabilities.........................    70,421     49,546
                                                              --------   --------
NOTES PAYABLE TO AFFILIATE -- noncurrent....................   145,000    145,000
CAPITAL LEASE OBLIGATIONS, net of current portion...........     5,496      8,751
DEFERRED INCOME TAXES.......................................    62,839     36,086
OTHER LIABILITIES...........................................    32,891     31,032
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY
  Common stock, no par value, 1,000,500 shares authorized,
     issued and outstanding.................................     8,208      8,208
  Additional paid-in capital................................    52,362     52,362
  Retained earnings:
     BHP Petroleum Americas Refining Inc....................   216,490    140,517
     BHP Petroleum South Pacific Inc........................     8,690     10,322
                                                              --------   --------
          Total stockholders' equity........................   285,750    211,409
                                                              --------   --------
          Total Liabilities and Stockholders' Equity........  $602,397   $481,824
                                                              ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              SEVEN MONTHS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 12,185   $ 18,422
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................    16,834         --
  Deferred income taxes.....................................    (3,175)     5,427
  Changes in:
     Accounts receivable, net...............................   (15,952)     2,631
     Due from affiliates, trade and other...................   (16,964)    20,412
     Inventories............................................   (11,328)      (467)
     Other assets...........................................     2,095      2,133
     Accounts payable and accrued liabilities...............    12,499    (11,855)
     Due to affiliates, trade...............................    25,212     (9,448)
     Other liabilities......................................     1,145      2,492
                                                              --------   --------
  Net cash provided by operating activities.................    22,551     29,747
CASH FLOWS FROM INVESTING ACTIVITIES --
  Additions to property plant and equipment.................   (19,195)   (27,805)
CASH FLOWS FROM FINANCING ACTIVITIES --
  Repayment of principal on capital leases..................      (421)      (658)
                                                              --------   --------
Net increase in cash........................................     2,935      1,284
Cash, beginning of period...................................     1,043      1,420
                                                              --------   --------
Cash, end of period.........................................  $  3,978   $  2,704
                                                              ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

     BHP Petroleum Americas Refining Inc. (BHPPAR), a Hawaii corporation, and BHP Petroleum South Pacific Inc. (BHPPSP), a California corporation, collectively referred to as "the Company," are affiliated companies and wholly-owned indirect subsidiaries of The Broken Hill Proprietary Company Limited (BHP), an Australian company. All capital and financing requirements of the Company are provided for by BHP, except for capital and operating leases.

     BHPPAR operates an oil refinery, product storage and distribution facilities, and retail gasoline stations in the state of Hawaii. Crude oil is purchased through other BHP affiliates and shipped to Hawaii by tanker. Refined product exports usually are sold through other BHP affiliates. BHPPSP is a petroleum products marketer in American Samoa, and operates the government-owned product storage and distribution facilities. BHPPSP purchases most of its refined products from BHPPAR.

     The Companies were part of a consolidated group, Pacific Resources, Inc. and Subsidiaries (PRI), purchased by BHP in March 1989. The purchase price was allocated to assets and liabilities based on fair values at the acquisition date. The purchase price in excess of fair values was reported as goodwill until May 1997 when the refinery assets were written down to estimated fair value and the unamortized goodwill was written off.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The Company's interim combined financial statements and notes thereto have been prepared by management without audit. Accordingly, the accompanying financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of results for the periods presented. Such adjustments are of a normal recurring nature. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management believes that the disclosures presented herein are adequate to make the information not misleading.

     Combined Financial Statements -- The combined financial statements include the accounts of BHPPAR and BHPPSP. These companies are combined to present the financial position and results of operations of BHP's downstream petroleum refining and marketing business. The combined financial statements have been prepared using the historical costs and results of operations of the affiliated entities. There were no significant differences in accounting methods or their application among the combining entities. All significant intercompany balances and transactions between the combined entities are eliminated.

     Use of Estimates and Presentation -- Preparation of the combined financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions which affect the amounts of assets and liabilities, and disclosure of contingencies at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     Financial Instruments -- The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, and certain other current liabilities, approximate fair value because of the short maturity of these instruments. The carrying amounts of the Company's long-term notes payable and other obligations approximate the Company's estimate of fair values of such items.

     Hedging Activities -- The Company periodically enters into hedging arrangements through BHP affiliates to manage petroleum price risks and not for speculative purposes. Gains and losses from hedging are

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

recognized in income when the hedged transaction occurs. Historically, gains and losses from hedging transactions have not been material.

     Inventories -- Crude oil and refined products are valued at the lower of cost or market (net realizable value). Cost is determined primarily on the last-in, first-out (LIFO) basis. Other inventories held for sale, materials and supplies are stated at the lower of average cost, not in excess of market.

     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Major replacements, renewals and improvements are capitalized. Maintenance, repairs and replacements, which do not improve or extend the lives of assets, are charged to expense. In accordance with provisions of Statement of Financial Accounting Standards No. 121, no depreciation or amortization has been recorded since May 1997. In previous years, depreciation and amortization, including amortization of assets under capital leases, were computed using the straight-line method over estimated useful lives or lease terms, if shorter. Estimated useful lives range up to 20 years for buildings and up to 25 years for plant and equipment.

     Refinery Maintenance Turnaround Costs -- The costs of refinery unit shutdown and maintenance turnaround costs are included in other assets and amortized over the estimated period of benefit, generally one to three years, depending on the process unit.

     Goodwill -- Goodwill represents BHP's purchase price in excess of the fair values of net BHPPAR assets acquired in March 1989, after providing noncurrent deferred tax liabilities on the difference between the assets' fair values and their income tax basis. Goodwill was amortized on a straight-line, 20 year rate until the goodwill was determined to be without further value and was written off in May 1997.

     Income Taxes -- Deferred tax assets and liabilities are recognized for future income tax effects of temporary differences between financial statement carrying amounts and the related income tax bases of assets and liabilities. Deferred income tax assets and liabilities measurements are based on enacted tax rates expected to apply when the temporary differences are expected to be settled. The effect of tax rate changes on deferred tax assets and liabilities is recognized when rate changes are enacted.

     Income taxes are computed and recorded as if each company were filing separate tax returns, although BHPPAR and BHPPSP are included in different federal and state consolidated income tax returns which include other BHP companies in the affiliated groups. Current income tax liabilities or refunds are settled with BHP through intercompany accounts.

     Environmental Expenditures -- Environmental expenditures for current operations are expensed or capitalized, as appropriate. Expenditures are capitalized if they extend the useful lives of assets, increase capacity, or mitigate or prevent environmental contamination. Expenditures are expensed if they are for existing conditions caused by past operations, and if the expenditures will not contribute to future revenue generation. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and when costs can be estimated reasonably. Such amounts are based on the estimated timing and extent of remedial actions required by regulatory agencies, experience gained from other sites where assessments and remediation have been completed, and the amount of the Company's estimated liability, considering proportional liability and financial abilities of other responsible parties. Adjustments to accrued liabilities are made as changes in conditions and estimated costs become known.

     Pension Plans and Other Post-Employment Benefits -- Pension costs are accounted for in conformity with Statements of Financial Accounting Standards No. 87 and 88. Funding is based on required contributions under the Employee Retirement Income Security Act of 1974. Other post-employment benefits, primarily medical insurance, are accounted for in conformity with Statement of Financial Accounting Standards No. 106.

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. INVENTORIES

     Inventories at December 31 consisted of:

                                                               1996       1997
                                                              -------    -------
Crude oil and refined products..............................  $53,977    $75,366
Merchandise and packaged petroleum products.................      868      1,189
Materials and supplies......................................    8,837      7,776
                                                              -------    -------
Total inventories...........................................  $63,682    $84,331
                                                              =======    =======

     At December 31, 1996 and 1997, crude oil and product inventories at LIFO cost were below current cost by approximately $16.3 million and $7.8 million, respectively.

4. PROPERTY, PLANT AND EQUIPMENT, GOODWILL, RELATED WRITE-DOWNS, AND CHANGE IN DEPRECIATION METHOD

     In 1997 BHP developed a plan to sell the Company, engaged an investment advisor, completed an appraisal of assets, and began discussions with potential buyers. Management determined that net book value of refinery assets had been impaired based in part on the appraisal. The refinery property, plant and equipment were written down to estimated fair value in May 1997, based on an evaluation of these assets, related operating results, and in accordance with provisions of Statement of Financial Accounting Standards (SFAS) No. 121. The write-down, net of accumulated depreciation, amounted to $88.8 million ($54.2 million after a $34.6 million reduction in deferred income taxes). In accordance with SFAS No. 121, no depreciation and amortization expense has been included in the financial statements since May 1997. BHP reached an agreement in March 1998 to sell the Company, and as a result of the sale, the Company anticipates recognizing an estimated loss of approximately $120-125 million, in addition to the loss recognized in May 1997 (see Note 8). Substantially all of the loss is expected to be allocated to a further reduction in the fair value of the property, plant and equipment.

     In connection with management's determination that the carrying amount of refinery assets had become impaired, it was also determined that goodwill had no continuing value. Therefore, the remaining net goodwill of $30,351 ($51,636, net of accumulated amortization of $21,285) was also written off in May 1997. Goodwill amortization expense included in statements of operations was $1,505 for the seven months ended December 31, 1996.

5. INCOME TAXES

     The income tax provisions were 42% and 39% of income before income taxes for the seven months ended December 31, 1996 and 1997, respectively. The effective income tax rates differed from the normal 35% Federal income tax rate because of state income taxes and the effects of permanent differences between book and tax income, primarily the amortization of goodwill in 1996.

6. RELATED PARTY BALANCES AND TRANSACTIONS

     The Company enters into transactions with BHP-affiliated companies primarily for petroleum operations and general financing activities. Crude oil is purchased through BHP Petroleum affiliates in the U.S., Australia and Singapore. Crude oil transportation costs are either included in the purchase price or paid to an affiliated BHP Transport company. Export products are sold through BHP Petroleum affiliates.

     Sales of refined products to BHP affiliates are negotiated with reference to current published market prices. Sales include export cargoes marketed primarily in Asia. Also, naphtha and LPG were sold to a Hawaii

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

gas utility affiliate (the Gas Company) under term contracts. BHP sold the Gas Company to an unrelated company effective October 31, 1997, and continues to sell products to the Gas Company.

     Domestic (Alaskan North Slope) crude oil is purchased from a BHP Petroleum affiliate at their cost, net of their price hedging transactions. BHPPAR also imports crude oil, primarily from Australia and Asia, under term agreements with BHP Petroleum affiliates, and purchase prices are determined by a formula using current published market prices.

7. COMMITMENTS AND CONTINGENCIES

     The Company is party to litigation and claims in the normal course of business. The outcome of individual matters is not predictable. However, management believes that the ultimate resolution of all of these matters, after considering insurance coverages, is not likely to have a material adverse effect on the Company's combined financial statements.

  Environmental

     The Company's operations are subject to various Federal and state environmental laws and regulations. The Company has received notices of violation or potential liability from the U.S. Environmental Protection Agency
(EPA), the State of Hawaii Department of Health (HDOH) and private parties relating to various environmental matters associated with the Company's ownership and/or operations of its assets. There have been no significant changes in environmental matters disclosed in the audited financial statements for the fiscal year ended May 31, 1997.

8. SUBSEQUENT EVENT

     On March 18, 1998, the Company's stockholders entered into a stock sale agreement with Tesoro Petroleum Corporation (Tesoro), whereby Tesoro will purchase all of the outstanding common stock of BHPPAR and BHPPSP. The sale is expected to close by the end of May 1998, subject to regulatory review and other customary conditions. The price to be paid at closing amounts to $275 million in cash (including a $5 million escrow deposit). After closing, the cash price will be increased by the amount that net working capital sold exceeds $100 million, or reduced by the amount that net working capital is less than $100 million. In addition, Tesoro will issue an unsecured, non-interest bearing, promissory note for $50 million payable in five equal annual installments of $10 million each, beginning in 2009. The note will provide for earlier payment, depending on earnings performance of the acquired assets.

     The parties will execute a separate environmental agreement at closing, whereby the selling stockholders will indemnify Tesoro and the Company for environmental costs arising out of conditions which exist at, or existed prior to, closing subject to a maximum limit of $9.5 million. The environmental indemnity will survive for a ten-year period. Certain environmental liabilities of the Companies will be retained by BHP and are not subject to the $9.5 million indemnity.

     As a result of the sale, the Company anticipates recognizing an estimated loss of approximately $120-125 million. This estimated loss will increase or decrease based on results of operations and changes in noncurrent assets and liabilities through the closing date. Substantially all of the loss is expected to be allocated to a further reduction in the fair value of the property, plant and equipment.

                                  * * * * * *

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                TEN MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
REVENUES
  Sales and other revenue -- trade..........................  $763,454    $651,585
  Sales and other revenue -- affiliates.....................    94,322      90,363
                                                              --------    --------
          Total Revenue.....................................   857,776     741,948
                                                              --------    --------
OPERATING COSTS AND EXPENSES
  Cost of sales.............................................   759,555     640,699
  Operating and selling.....................................    36,807      36,796
  Depreciation and amortization (Note 5)....................    24,288          --
  Refinery assets write-down to fair value (Note 5).........        --     125,049
                                                              --------    --------
          Total Operating Costs and Expenses................   820,650     802,544
                                                              --------    --------
OPERATING INCOME (LOSS).....................................    37,126     (60,596)
  General and administrative................................   (14,363)    (15,787)
  Interest..................................................    (8,491)     (8,309)
  Capitalized interest......................................     1,130       1,168
                                                              --------    --------
INCOME (LOSS) BEFORE INCOME TAXES...........................    15,402     (83,524)
Income tax benefit (provision)..............................    (6,908)     21,800
                                                              --------    --------
NET INCOME (LOSS)...........................................  $  8,494    $(61,724)
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                AS OF MARCH 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
CURRENT ASSETS
  Cash......................................................  $  2,066    $  2,519
  Accounts receivable, net..................................    69,655      53,245
  Due from affiliates -- trade..............................    15,193          --
  Due from affiliates -- other..............................    16,723      31,059
  Inventories...............................................    79,353      71,050
  Other current assets......................................     2,969       3,919
                                                              --------    --------
          Total current assets..............................   185,959     161,792
                                                              --------    --------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation and amortization.............................   383,734     209,804
                                                              --------    --------
NON-CURRENT ASSETS
  Goodwill, net of accumulated amortization (Notes 2 & 5)...    30,781          --
  Other.....................................................     7,314       3,295
                                                              --------    --------
          Total non-current assets..........................    38,095       3,295
                                                              --------    --------
          Total Assets......................................  $607,788    $374,891
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Cash overdraft............................................  $  6,953    $  5,130
  Accounts payable..........................................    32,181      11,959
  Due to affiliates -- trade................................    22,923      29,742
  Capital lease obligations, current portion................       685       1,003
  Accrued liabilities.......................................    12,340      12,901
                                                              --------    --------
          Total current liabilities.........................    75,082      60,735
                                                              --------    --------
NOTES PAYABLE TO AFFILIATE -- noncurrent....................   145,000     145,000
CAPITAL LEASE OBLIGATIONS, net of current portion...........     5,350       8,433
DEFERRED INCOME TAXES.......................................    67,794          --
OTHER LIABILITIES...........................................    32,503      29,460
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY
  Common stock, no par value, 1,000,500 shares authorized,
     issued and outstanding.................................     8,208       8,208
  Additional paid-in capital................................    52,362      52,362
  Retained earnings:
     BHP Petroleum Americas Refining Inc....................   212,325      60,762
     BHP Petroleum South Pacific Inc........................     9,164       9,931
                                                              --------    --------
          Total stockholders' equity........................   282,059     131,263
                                                              --------    --------
          Total Liabilities and Stockholders' Equity........  $607,788    $374,891
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                TEN MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $  8,494    $(61,724)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Refinery assets write-down to fair value..................        --     125,049
  Depreciation and amortization.............................    24,288          --
  Deferred income taxes.....................................     1,780     (30,659)
  Changes in:
     Accounts receivable, net...............................   (25,742)     (5,570)
     Due from affiliates, trade and other...................     1,195         962
     Inventories............................................   (26,999)     12,814
     Other assets...........................................     3,082       1,808
     Accounts payable and accrued liabilities...............    24,036      (9,919)
     Due to affiliates, trade...............................    18,336        (191)
     Other liabilities......................................       757         920
                                                              --------    --------
          Net cash provided by operating activities.........    29,227      33,490
CASH FLOWS FROM INVESTING ACTIVITIES --
  Additions to property plant and equipment.................   (27,637)    (31,411)
CASH FLOWS FROM FINANCING ACTIVITIES --
  Repayment of principal on capital leases..................      (567)       (980)
                                                              --------    --------
Net increase in cash........................................     1,023       1,099
Cash, beginning of period...................................     1,043       1,420
                                                              --------    --------
Cash, end of period.........................................  $  2,066    $  2,519
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

     BHP Petroleum Americas Refining Inc. (BHPPAR), a Hawaii corporation, and BHP Petroleum South Pacific Inc. (BHPPSP), a California corporation, collectively referred to as "the Company," are affiliated companies and wholly-owned indirect subsidiaries of The Broken Hill Proprietary Company Limited (BHP), an Australian company. All capital and financing requirements of the Company are provided for by BHP, except for capital and operating leases.

     BHPPAR operates an oil refinery, product storage and distribution facilities, and retail gasoline stations in the state of Hawaii. Crude oil is purchased through other BHP affiliates and shipped to Hawaii by tanker. Refined product exports usually are sold through other BHP affiliates. BHPPSP is a petroleum products marketer in American Samoa, and operates the government-owned product storage and distribution facilities. BHPPSP purchases most of its refined products from BHPPAR.

     The Companies were part of a consolidated group, Pacific Resources, Inc. and Subsidiaries (PRI), purchased by BHP in March 1989. The purchase price was allocated to assets and liabilities based on fair values at the acquisition date. The purchase price in excess of fair values was reported as goodwill until May 1997 when the refinery assets were written down to estimated fair value and the unamortized goodwill was written off.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The Company's interim combined financial statements and notes thereto have been prepared by management without audit. Accordingly, the accompanying financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of results for the periods presented. Such adjustments are of a normal recurring nature. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management believes that the disclosures presented herein are adequate to make the information not misleading.

     Combined Financial Statements -- The combined financial statements include the accounts of BHPPAR and BHPPSP. These companies are combined to present the financial position and results of operations of BHP's downstream petroleum refining and marketing business. The combined financial statements have been prepared using the historical costs and results of operations of the affiliated entities. There were no significant differences in accounting methods or their application among the combining entities. All significant intercompany balances and transactions between the combined entities are eliminated.

     Use of Estimates and Presentation -- Preparation of the combined financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions which affect the amounts of assets and liabilities, and disclosure of contingencies at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     Financial Instruments -- The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, and certain other current liabilities, approximate fair value because of the short maturity of these instruments. The carrying amounts of the Company's long-term notes payable and other obligations approximate the Company's estimate of fair values of such items.

     Hedging Activities -- The Company periodically enters into hedging arrangements through BHP affiliates to manage petroleum price risks and not for speculative purposes. Gains and losses from hedging are

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

recognized in income when the hedged transaction occurs. Historically, gains and losses from hedging transactions have not been material.

     Inventories -- Crude oil and refined products are valued at the lower of cost or market (net realizable value). Cost is determined primarily on the last-in, first-out (LIFO) basis. Other inventories held for sale, materials and supplies are stated at the lower of average cost, not in excess of market.

     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Major replacements, renewals and improvements are capitalized. Maintenance, repairs and replacements, which do not improve or extend the lives of assets, are charged to expense. The assets of the Company are held for sale and, in accordance with provisions of Statement of Financial Accounting Standards No. 121, the fixed assets have been written down to fair value, and no depreciation or amortization has been recorded since May 1997. In previous years, depreciation and amortization, including amortization of assets under capital leases, were computed using the straight-line method over estimated useful lives or lease terms, if shorter. Estimated useful lives range up to 20 years for buildings and up to 25 years for plant and equipment.

     Refinery Maintenance Turnaround Costs -- The costs of refinery unit shutdown and maintenance turnaround costs are included in other assets and amortized over the estimated period of benefit, generally one to three years, depending on the process unit.

     Goodwill -- Goodwill represents BHP's purchase price in excess of the fair values of net BHPPAR assets acquired in March 1989, after providing noncurrent deferred tax liabilities on the difference between the assets' fair values and their income tax basis. Goodwill was amortized on a straight-line, 20 year rate until the goodwill was determined to be without further value and was written off in May 1997.

     Income Taxes -- Deferred tax assets and liabilities are recognized for future income tax effects of temporary differences between financial statement carrying amounts and the related income tax bases of assets and liabilities. Deferred income tax assets and liabilities measurements are based on enacted tax rates expected to apply when the temporary differences are expected to be settled. The effect of tax rate changes on deferred tax assets and liabilities is recognized when rate changes are enacted.

     Income taxes are computed and recorded as if each company were filing separate tax returns, although BHPPAR and BHPPSP are included in different federal and state consolidated income tax returns which include other BHP companies in the affiliated groups. Current income tax liabilities or refunds are settled with BHP through intercompany accounts.

     Environmental Expenditures -- Environmental expenditures for current operations are expensed or capitalized, as appropriate. Expenditures are capitalized if they extend the useful lives of assets, increase capacity, or mitigate or prevent environmental contamination. Expenditures are expensed if they are for existing conditions caused by past operations, and if the expenditures will not contribute to future revenue generation. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and when costs can be estimated reasonably. Such amounts are based on the estimated timing and extent of remedial actions required by regulatory agencies, experience gained from other sites where assessments and remediation have been completed, and the amount of the Company's estimated liability, considering proportional liability and financial abilities of other responsible parties. Adjustments to accrued liabilities are made as changes in conditions and estimated costs become known.

     Pension Plans and Other Post-Employment Benefits -- Pension costs are accounted for in conformity with Statements of Financial Accounting Standards No. 87 and 88. Funding is based on required contributions under the Employee Retirement Income Security Act of 1974. Other post-employment benefits, primarily medical insurance, are accounted for in conformity with Statement of Financial Accounting Standards No. 106.

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. SALE OF THE COMPANY TO TESORO PETROLEUM CORPORATION

     On March 18, 1998, the Company's stockholders entered into a stock sale agreement with Tesoro Petroleum Corporation (Tesoro), whereby Tesoro will purchase all of the outstanding common stock of BHPPAR and BHPPSP. The sale is expected to close by the end of May 1998, subject to regulatory review and other customary conditions. The price to be paid at closing amounts to $275 million in cash (including a $5 million escrow deposit). After closing, the cash price will be increased by the amount that net working capital sold exceeds $100 million, or reduced by the amount that net working capital is less than $100 million. In addition, Tesoro will issue an unsecured, non-interest bearing, promissory note for $50 million payable in five equal annual installments of $10 million each, beginning in 2009. The note will provide for earlier payment, depending on earnings performance of the acquired assets.

     The parties will execute a separate environmental agreement at closing , whereby the selling stockholders will indemnify Tesoro and the Company for environmental costs arising out of conditions which exist at, or existed prior to, closing subject to a maximum limit of $9.5 million. The environmental indemnity will survive for a ten-year period. Certain environmental liabilities of the Companies will be retained by BHP and are not subject to the $9.5 million indemnity.

4. INVENTORIES

     Inventories at March 31 consisted of:

                                                               1997       1998
                                                              -------    -------
Crude oil and refined products..............................  $69,366    $62,519
Merchandise and packaged petroleum products.................      954      1,139
Materials and supplies......................................    9,033      7,392
                                                              -------    -------
          Total inventories.................................  $79,353    $71,050
                                                              =======    =======

     At March 31, 1997 crude oil and product inventories at LIFO cost were below current cost by approximately $4.9 million. At March 31, 1998 crude oil and product inventories were stated at estimated net realizable value which was $7.8 million less than LIFO cost.

5. PROPERTY, PLANT AND EQUIPMENT, GOODWILL, RELATED WRITE-DOWNS, AND CHANGE IN DEPRECIATION METHOD

     In 1997 BHP developed a plan to sell the Company, engaged an investment advisor, completed an appraisal of assets, and began discussions with potential buyers. Management determined that net book value of refinery assets had been impaired based in part on the appraisal. The refinery property, plant and equipment were written down to estimated fair value in May 1997, based on an evaluation of these assets, related operating results, and in accordance with provisions of Statement of Financial Accounting Standards (SFAS) No. 121. The write-down, net of accumulated depreciation, amounted to $88.8 million. As described in Note 3, BHP reached an agreement to sell the Company to Tesoro in March 1998. Based on the provisions of the agreement, assets were written down an additional $125.0 million. In accordance with SFAS No. 121, no depreciation and amortization expense has been included in the financial statements since May 1997.

     In connection with management's determination that the carrying amount of refinery assets had become impaired, it was also determined that goodwill had no continuing value. Therefore, the remaining net goodwill of $30,351 ($51,636, net of accumulated amortization of $21,285) was also written off in May 1997. Goodwill amortization expense included in statements of operations was $2,150 for the ten months ended March 31, 1997.

                      BHP PETROLEUM AMERICAS REFINING INC.

                        BHP PETROLEUM SOUTH PACIFIC INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. INCOME TAXES

     The income tax provision (benefit) was 45% and (26)% of income (loss) before income taxes for the ten months ended March 31, 1997 and 1998, respectively. The effective income tax rates differed from the normal 35% Federal income tax rate because of state income taxes and the effects of permanent differences between book and tax income, primarily the amortization of goodwill in 1997. In 1998 the effective income tax benefit was reduced by a valuation allowance of $10.6 million for all net deferred tax assets as of March 31, 1998. Management believes that it is more likely than not that the net deferred tax assets will not be realized, in part due to the pending sale of the Company.

7. RELATED PARTY BALANCES AND TRANSACTIONS

     The Company enters into transactions with BHP-affiliated companies primarily for petroleum operations and general financing activities. Crude oil is purchased through BHP Petroleum affiliates in the U.S., Australia and Singapore. Crude oil transportation costs are either included in the purchase price or paid to an affiliated BHP Transport company. Export products are sold through BHP Petroleum affiliates.

     Sales of refined products to BHP affiliates are negotiated with reference to current published market prices. Sales include export cargoes marketed primarily in Asia. Also, naphtha and LPG were sold to a Hawaii gas utility affiliate (the Gas Company) under term contracts. BHP sold the Gas Company to an unrelated company effective October 31, 1997, and continues to sell products to the Gas Company.

     Domestic (Alaskan North Slope) crude oil is purchased from a BHP Petroleum affiliate at their cost, net of their price hedging transactions. BHPPAR also imports crude oil, primarily from Australia and Asia, under term agreements with BHP Petroleum affiliates, and purchase prices are determined by a formula using current published market prices.

8. COMMITMENTS AND CONTINGENCIES

     The Company is party to litigation and claims in the normal course of business. The outcome of individual matters is not predictable. However, management believes that the ultimate resolution of all of these matters, after considering insurance coverages, is not likely to have a material adverse effect on the Company's combined financial statements.

     The Company's operations are subject to various Federal and state environmental laws and regulations. The Company has received notices of violation or potential liability from the U.S. Environmental Protection Agency
(EPA), the State of Hawaii Department of Health (HDOH) and private parties relating to various environmental matters associated with the Company's ownership and/or operations of its assets. There have been no significant changes in environmental matters disclosed in the audited financial statements for the fiscal year ended May 31, 1997.

                                  * * * * * *

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholder of Shell Anacortes Refining Company

In our opinion, the accompanying balance sheet and the related statements of income and shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Shell Anacortes Refining Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and for the period from inception (January 4, 1996) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/  PRICE WATERHOUSE LLP
Price Waterhouse LLP

Houston, Texas
May 29, 1998

                        SHELL ANACORTES REFINING COMPANY

                              STATEMENT OF INCOME
                             (THOUSANDS OF DOLLARS)

                                              FOR THE PERIOD
                                              FROM INCEPTION       FOR THE        THREE MONTHS ENDED
                                             (JANUARY 4, 1996)    YEAR ENDED          MARCH 31,
                                                  THROUGH        DECEMBER 31,    --------------------
                                             DECEMBER 31, 1996       1997          1997        1998
                                             -----------------   ------------    --------    --------
                                                                                     (UNAUDITED)
REVENUES:
  Sales
     Third Parties.........................      $296,168         $  544,295     $130,553    $127,513
     Related Parties.......................       525,120            545,623      160,662      73,918
  Interest and other income................           732                 52          120          30
                                                 --------         ----------     --------    --------
  Total Revenues...........................       822,020          1,089,970      291,335     201,461
                                                 --------         ----------     --------    --------
COSTS AND EXPENSES:
  Purchases of raw materials
     Third Parties.........................       542,949            888,057      260,887     161,142
     Related Parties.......................       153,848             61,557       11,442      19,475
  Other operating expenses.................        58,352             68,750        3,000      11,025
  Depreciation and amortization............         8,607             12,715        3,101       3,703
  Operating taxes..........................        11,458             18,584        5,043       3,752
  Selling, general and administrative......         7,547             14,277        3,042       2,512
  Research and development.................         1,083              1,137          357         291
  Interest expense on advances.............             9                252           37          10
                                                 --------         ----------     --------    --------
                                                  783,853          1,065,329      286,909     201,910
                                                 --------         ----------     --------    --------
  Income (loss) before income taxes........        38,167             24,641        4,426        (449)
  Income tax...............................        13,444              8,902        1,636         (80)
                                                 --------         ----------     --------    --------
  Net income (loss)........................      $ 24,723         $   15,739     $  2,790    $   (369)
                                                 ========         ==========     ========    ========

         The accompanying notes are an integral part of this statement.

                        SHELL ANACORTES REFINING COMPANY

                                 BALANCE SHEET
                             (THOUSANDS OF DOLLARS)

                                                             AS OF          AS OF          AS OF
                                                          DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                              1996           1997           1998
                                                          ------------   ------------   ------------
                                                                                        (UNAUDITED)
                                               ASSETS

Current Assets:
  Cash and cash equivalents.............................    $     25       $     25       $     25
  Advances to Shell Oil Company.........................          --          6,470             --
  Owing by related parties..............................      45,991         17,512         11,313
  Other receivables.....................................       1,486            363          1,287
  Inventories of product and crude......................       4,987         25,321         37,398
  Inventories of materials and supplies.................       3,676          3,774          3,907
  Other current assets..................................       1,777          1,789          4,349
                                                            --------       --------       --------
          Total Current Assets..........................      57,942         55,254         58,279
  Property, Plant and Equipment at cost, less
     accumulated depreciation and amortization..........     188,876        184,424        184,641
  Other Noncurrent Assets...............................       7,524          8,093          8,774
                                                            --------       --------       --------
          TOTAL ASSETS..................................    $254,342       $247,771       $251,694
                                                            ========       ========       ========

                                LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
  Accounts payable......................................    $  5,601       $  5,030       $  6,266
  Advances from Shell Oil Company.......................       5,656             --             --
  Income, operating, and consumer taxes.................       4,557          1,290            952
  Owing to related parties..............................         637            380          3,553
  Other current liabilities.............................       3,855          3,753          3,881
                                                            --------       --------       --------
          Total Current Liabilities.....................      20,306         10,453         14,652
  Long-Term Liabilities.................................      13,240         14,149         14,412
  Deferred Income Taxes.................................      24,059         25,693         25,523
                                                            --------       --------       --------
          Total Liabilities.............................      57,605         50,295         54,587
                                                            --------       --------       --------
Shareholder's Equity:
  Common Stock:
     3,000 shares authorized, issued and outstanding at
       $1.00 par value..................................           3              3              3
     Additional Paid in Capital.........................     181,011        181,011        181,011
     Retained Earnings..................................      15,723         16,462         16,093
                                                            --------       --------       --------
          Total Shareholder's Equity....................     196,737        197,476        197,107
                                                            --------       --------       --------
          TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY....    $254,342       $247,771       $251,694
                                                            ========       ========       ========

         The accompanying notes are an integral part of this statement.

                        SHELL ANACORTES REFINING COMPANY

                       STATEMENT OF SHAREHOLDER'S EQUITY
                             (THOUSANDS OF DOLLARS)

                                                               ADDITIONAL
                                                      COMMON    PAID-IN     RETAINED
                                                      STOCK     CAPITAL     EARNINGS    TOTAL
                                                      ------   ----------   --------   --------
Initial Capital Contribution........................   $--      $      1    $     --   $      1
Contribution of Anacortes refinery net assets.......     3       181,010          --    181,013
Net income..........................................    --            --      24,723     24,723
Dividends...........................................    --            --      (9,000)    (9,000)
                                                       ---      --------    --------   --------
Balance at December 31, 1996........................     3       181,011      15,723    196,737
Net income..........................................    --            --      15,739     15,739
Dividends...........................................    --            --     (15,000)   (15,000)
                                                       ---      --------    --------   --------
Balance at December 31, 1997........................     3       181,011      16,462    197,476
Net income (loss) (unaudited).......................    --            --        (369)      (369)
                                                       ---      --------    --------   --------
Balance at March 31, 1998 (unaudited)...............   $ 3      $181,011    $ 16,093   $197,107
                                                       ===      ========    ========   ========

         The accompanying notes are an integral part of this statement.

                        SHELL ANACORTES REFINING COMPANY

                            STATEMENT OF CASH FLOWS
                             (THOUSANDS OF DOLLARS)

                                                    FROM INCEPTION                          THREE MONTHS ENDED
                                                   (JANUARY 4, 1996)        FOR THE             MARCH 31,
                                                        THROUGH           YEAR ENDED       --------------------
                                                   DECEMBER 31, 1996   DECEMBER 31, 1997     1997        1998
                                                   -----------------   -----------------   --------    --------
                                                                                               (UNAUDITED)
Cash Flow Provided by Operating Activities:
  Net income (loss)..............................      $ 24,723            $ 15,739        $  2,790    $   (369)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization..............         8,607              12,715           3,101       3,703
      Deferred income taxes......................         2,620               1,634           1,019        (170)
      (Increases) decreases in working capital:
         Owing by related parties................       (33,525)             28,479          45,990       6,199
         Other receivables.......................        (1,419)              1,123         (22,169)       (924)
         Inventories of product and crude........         1,013             (20,334)        (19,170)    (12,077)
         Inventories of materials and supplies...         1,252                 (98)            (48)       (133)
         Other current assets....................          (447)                (12)             88      (2,560)
         Accounts payable........................         2,240                (571)         (1,896)      1,236
         Income, operating and consumer taxes....         3,642              (3,267)          1,462        (338)
         Owing to related parties................        (1,750)               (257)          6,572       3,173
         Other current liabilities...............           122                (102)           (594)        128
      Other noncurrent items.....................         1,450                 340             141        (418)
                                                       --------            --------        --------    --------
  Net Cash Provided by Operating Activities......         8,528              35,389          17,286      (2,550)
                                                       --------            --------        --------    --------
Cash Flow Used for Investing Activities:
  Capital expenditures...........................        (4,892)             (8,157)         (2,625)     (3,456)
  Proceeds from property sales and salvage, net
    of removal costs.............................          (293)               (106)             20        (464)
  Advances to Shell Oil Company..................            --              (6,470)         (5,275)      6,470
                                                       --------            --------        --------    --------
  Net Cash Used for Investing Activities.........        (5,185)            (14,733)         (7,880)      2,550
                                                       --------            --------        --------    --------
Cash Flow Used for Financing Activities:
  Proceeds from issuance of common stock.........             1                  --              --          --
  Dividends to shareholder.......................        (9,000)            (15,000)         (3,750)         --
  Advances from Shell Oil Company................         5,656              (5,656)         (5,656)         --
                                                       --------            --------        --------    --------
  Net Cash Used for Financing Activities.........        (3,343)            (20,656)         (9,406)         --
                                                       --------            --------        --------    --------
Net increase in cash and cash equivalents........      $     --            $     --        $     --    $     --
                                                       ========            ========        ========    ========
Cash and cash equivalents
  Balance at Beginning of period.................      $     25            $     25        $     25    $     25
      Increase in cash and cash equivalents......            --                  --              --          --
                                                       --------            --------        --------    --------
  Balance at End of period.......................      $     25            $     25        $     25    $     25
                                                       ========            ========        ========    ========

Interest Paid....................................      $      9            $    252        $     37    $      9
                                                       ========            ========        ========    ========
Income taxes paid................................      $ 28,355            $  7,700        $     --    $  1,000
                                                       ========            ========        ========    ========

         The accompanying notes are an integral part of this statement.

                        SHELL ANACORTES REFINING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

     Shell Anacortes Refining Company ("the Company") was incorporated in the state of Delaware on January 4, 1996. The total number of authorized shares for the Company is 3,000 shares of common stock with a par value of $1 per share. On April 1, 1996, Shell Oil Products Company ("SOPC"), a subsidiary of Shell Oil Company ("Shell"), acquired 100 shares of common stock of the Company for $1,000. On April 30, 1996, through a series of transactions amongst Shell subsidiaries, the 100 shares of the Company's stock, which were previously owned by SOPC, were transferred to Shell Refining Holdings Company ("SRHC") in exchange for their stock.

     On May 1, 1996, a series of transactions were executed amongst Shell and certain subsidiaries of Shell which culminated in SRHC contributing the assets and property described in the Subscription Agreement as Anacortes Refinery Assets, comprised of property, plant and equipment, crude and product inventory, store stock, catalysts and deferred taxes on property, plant and equipment, to the Company in exchange for 2,900 shares of the Company's stock. Prior to May 1, 1996, the Anacortes Refinery Assets were owned by Shell. Therefore, refinery operations for the Company effectively began on May 1, 1996 upon contribution of the assets to the Company. The Company recorded the contributed assets at the predecessor's book value of approximately $181,013 thousand as the assets were contributed and ultimately held by entities under control.

     On May 1, 1996, simultaneously with the contribution of the Anacortes Refinery Assets, the Company assumed certain Shell net liabilities, as follows, in exchange for an equal amount of cash to settle these net liabilities (in thousands):

Net Working Capital Deficits................................   $ 7,066
Deferred Tax Assets.........................................      (497)
Prepaid Qualified Pension Plan..............................    (7,000)
Unqualified Pension Plan Liabilities........................       500
Other Postretirement Employee Benefits Liabilities..........    11,900
Deferred Tax on Postretirement Liabilities..................    (1,890)
                                                               -------
Cash Received...............................................   $10,079
                                                               =======

     The cash payment was accounted for as a component of the Revolver (See Note
3).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Uses of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash Equivalents -- Cash equivalents consist of all highly liquid investments that are readily convertible to cash and have a maturity of three months or less at date of acquisition.

     Inventories -- Inventories of crude oil and products are valued at the lower of cost, predominantly on a last-in, first-out (LIFO) basis, or market, and include certain costs directly related to the production process. Materials and supplies are carried at average cost or less.

     Depreciation and Amortization -- Properties, plant and equipment are depreciated on a straight-line basis over their estimated useful lives which range between four and twenty years. Gains and losses are not recognized for normal retirements of properties, plant and equipment subject to composite group amortization or depreciation. Gains or losses from abnormal retirements or sales are recognized currently in income. Expenditures for maintenance and repairs are expensed as incurred.

                        SHELL ANACORTES REFINING COMPANY

     Income Taxes -- The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 prescribes an asset and liability approach in accounting for income taxes. It requires that deferred tax assets and liabilities be determined using enacted tax laws for the estimated future tax effects attributable to temporary differences and carryforwards; the effects of future tax laws or rates are not anticipated. Under this method, future financial results will be impacted by the effect of future changes in income tax rates on cumulative deferred income tax balances.

     Fair Value of Financial Instruments -- The reported amounts of financial instruments such as cash equivalents, advances to Shell Oil Company and owing by related parties, approximate fair value because of their short maturities.

     Concentration of risk -- All of the Company's trade receivables are from Shell. Although collection of these receivables could be influenced by economic factors affecting the petroleum industry, the risk of significant loss is considered remote.

     Impairment of Long-Lived Assets -- Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets and certain identifiable intangibles to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of affected assets may not be recoverable. Long-lived assets were tested for impairment by comparing carrying amounts with estimated future cash flows expected from use of the assets and from their disposition. Estimates of future cash flows were developed utilizing internal estimates of future costs, product prices, capital costs and salvage values. At December 31, 1996 and December 31, 1997, no impairment write-down of reported balances was necessary.

     Interim Financial Data -- The interim financial data for the three months ended March 31, 1998 and March 31, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

NOTE 3 -- TRANSACTIONS WITH RELATED PARTIES

     The Company has entered into transactions with related parties including Shell and certain of its subsidiaries. Such transactions were in the ordinary course of business and include the purchase, sale and transportation of crude oil and refined products, as well as charges for certain general, administrative and other functions performed by Shell and its affiliates for the Company. The aggregate amounts of related party transactions during 1997 and 1996 were (in thousands):

                                                                        FOR THE PERIOD
                                                                        FROM INCEPTION
                                                                       (JANUARY 4, 1996)
                                                                            THROUGH
                                                              1997     DECEMBER 31, 1996
                                                            --------   -----------------
Sales and other operating revenue.........................  $545,623       $525,120
Purchases and transportation..............................    61,557        153,848
Selling, general, and administrative......................    12,952          6,553
Research and development..................................     1,137          1,083
Interest income on Revolver...............................        35            732
Interest expense on Revolver..............................       252              9

  Purchases, Sales and Receivables

     Under various agreements between Shell and the Company, Shell arranges on behalf of the Company feedstock purchases in the Company's name from third parties and refined product sales in the Company's name to third parties. For feedstock purchases, Shell remits payments to the suppliers and charges the

                        SHELL ANACORTES REFINING COMPANY

Company for the cost via intercompany accounts. Pursuant to an agreement with Shell for sales to third parties, the Company records an intercompany receivable from Shell and Shell collects the payments from the customers on behalf of the Company and credits the Company through the intercompany account. As a result of this agreement, the Company has sales and purchases with third parties yet cash on these transactions is settled via the Company's owing by/to related parties account with Shell. Since the legal right of offset exists with Shell, trade receivables and trade payables are reflected as a net amount within the owing by/to related parties balance. The Company also has entered into transactions with related parties for the purchase of feedstocks and the sale of refined products. The related trade payables and trade receivables are also included in the owing by/to related parties balance.

     At December 31, 1997 and 1996, trade receivables and trade payables, including the reconciliation to owing by related were as follows (in thousands):

                                                                 AS OF          AS OF
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Trade receivables...........................................    $86,502        $111,367
Trade payables..............................................     67,914          83,708
                                                                -------        --------
Net owing by related parties balance for trade receivables
  and payables..............................................     18,588          27,659
Receivable for overpayment of taxes (see below).............         --          17,872
Other owing by related parties, net.........................     (1,076)            460
                                                                -------        --------
Owing by related parties....................................    $17,512        $ 45,991
                                                                =======        ========

  Advances with Shell

     The Company is party to a Revolving Credit and Cash Management Agreement (the "Revolver") with Shell. Under the Agreement, the Company will advance its excess cash (including net cash resulting from the proceeds of the refining business) to Shell, and Shell will pay the Company interest on such advances at a rate equal to the prime rate established from time to time by The Chase Manhattan Bank (N.A.), less one percent. In addition, under the Agreement, Shell has irrevocably committed to make a line of credit available to the Company in an aggregate principal amount not exceeding $40 million. The Company may draw on this line of credit on demand. Funds advanced by Shell to the Company under this line of credit will bear interest at the prime rate established from time to time by The Chase Manhattan Bank (N.A.).

     The funds maintained in the Revolver are liquid and available for use at the Company's discretion. Funds advanced to Shell under the Revolver as of December 31, 1997 amounted to $6.5 million and the interest rate on the amount outstanding at December 31, 1997 was 7.5%. As of December 31, 1996, funds advanced to the Company by Shell amounted to $5.7 million and the interest rate on the amount outstanding at December 31, 1996 was 8.25%. Under the Revolver there were amounts advanced to Shell and amounts due to Shell at various times throughout the period from the date of commencement of the Revolver (April 1, 1996) to December 31, 1997. Interest income earned on the funds advanced to Shell for the year ended December 31, 1997 and the period from inception (January 4, 1996) to December 31, 1996 amounted to $35 thousand and $732 thousand, respectively. Interest expense incurred on the funds advanced from Shell for the year ended December 31, 1997 and the period from inception (January 4, 1996) to December 31, 1996 amounted to $252 thousand and $9 thousand, respectively.

  Cost Sharing and other charges

     Under the Cost Sharing Agreement between Shell and the Company, research, development, and technology service costs related to the refining of crude oil and other raw materials are allocated to the

                        SHELL ANACORTES REFINING COMPANY

Company based upon a percentage equal to the Company's equivalent distillation capacity as compared to the combined capacity for all refineries participating under the agreement. The Company is required under the agreement to pay Shell its share of estimated research, development, and technology service costs on a monthly basis. The Company is also charged for certain overhead administrative expenses at rates which have been agreed upon by the Company and Shell.

  Receivable for overpayment of taxes

     The Company files a separate tax return; however, for the period from inception (January 4, 1996) through December 31, 1996, the Company paid their estimated tax liability to SRHC which then remitted the taxes for itself and certain of its subsidiaries, including the Company, to the Internal Revenue Service. The amount submitted by the Company exceeded their tax liability by approximately $17 million due to estimates of the tax liability differing from actual results. The amount due for the overpayment is recorded in the owing by related parties balance.

NOTE 4 -- INVENTORIES OF CRUDE OILS AND REFINED PRODUCTS

     Inventories are carried on a LIFO basis which was lower than current cost by $1.6 million at December 31, 1997 and $12.3 million at December 31, 1996.

     A portion of Shell's inventory was held on consignment by the Company. The title to and ownership of such inventory is intended to remain with Shell until purchased by the refining company in accordance with the Feedstock Consignment Agreement. For the year ended December 31, 1997 and the period from inception (January 4, 1996) through December 31, 1996, $13,395 thousand and $14,690 thousand, respectively, of crude and refined products were purchased from consignment. As of December 31, 1997, all the consigned crude inventory had been purchased by the Company with some product inventory remaining on consignment.

     During the period from May 1, 1996, the date of contribution of the Anacortes Refinery Assets, to December 31, 1996 inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years, as the inventory was contributed at book value, as compared with the 1996 purchases for the period from May 1, 1996 to December 31, 1996, the effect of which decreased operating expenses by approximately $2,825 thousand.

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

     Investments in property, plant and equipment as of December 31, 1997 and 1996, respectively, are reported at historical cost as follows (in thousands):

                                     1997                             1996
                        ------------------------------   ------------------------------
                          COST     RESERVE*     NET        COST     RESERVE*     NET
                        --------   --------   --------   --------   --------   --------
Land..................  $  2,808              $  2,808   $  2,808              $  2,808
Manufacturing
  assets..............   342,844   $161,228    181,616    334,693   $148,625    186,068
                        --------   --------   --------   --------   --------   --------
          Total.......  $345,652   $161,228   $184,424   $337,501   $148,625   $188,876
                        ========   ========   ========   ========   ========   ========

* Accumulated depreciation and amortization.

                        SHELL ANACORTES REFINING COMPANY

NOTE 6 -- TAXES

     Operating and income taxes incurred by the Company in 1997 and 1996 were as follows (in thousands):

                                                                         FOR THE PERIOD
                                                                         FROM INCEPTION
                                                                        (JANUARY 4, 1996)
                                                                             THROUGH
                                                                          DECEMBER 31,
                                                               1997           1996
                                                              -------   -----------------
Operating Taxes
------------------------------------------------------------
  Hazardous substance.......................................  $ 8,092        $ 3,978
  Business and occupation...................................    5,745          4,980
  Real and personal property................................    2,089          1,192
  Payroll...................................................    1,377            657
  Other.....................................................    1,281            651
                                                              -------        -------
                                                              $18,584        $11,458
                                                              =======        =======
Federal and Other Incomes Taxes
------------------------------------------------------------
  Current:
     Federal................................................  $ 6,758        $10,484
     State..................................................      510            340
  Deferred:
     Federal................................................    1,634          2,620
                                                              -------        -------
                                                              $ 8,902        $13,444
                                                              =======        =======

     Total income tax expense for 1997 and 1996 was equivalent to an effective tax rate of 36% and 35%, respectively. Reconciliation to the expected tax at the U.S. statutory rate of 35% is as follows (in thousands):

                                                                        FOR THE PERIOD
                                                                        FROM INCEPTION
                                                                       (JANUARY 4, 1996)
                                                                            THROUGH
                                                                         DECEMBER 31,
                                                               1997          1996
                                                              ------   -----------------
Expected tax at statutory rate..............................  $8,624        $13,358
State tax...................................................     332            221
Other.......................................................     (54)          (135)
                                                              ------        -------
                                                              $8,902        $13,444
                                                              ======        =======

                        SHELL ANACORTES REFINING COMPANY

     Deferred income taxes are provided for the temporary differences between the tax basis of the Company's assets and liabilities and the amounts reported in the financial statements. Significant components of deferred tax liabilities and assets as of December 31, 1997 and December 31, 1996 are as follows (in millions):

                                                              1997   1996
                                                              ----   ----
Deferred tax liabilities:
------------------------------------------------------------
  Depreciation of properties, plant, and equipment..........  $30    $27
  Other.....................................................    2      1
                                                              ---    ---
          Total deferred tax liabilities....................   32     28
                                                              ---    ---
Deferred tax assets:
------------------------------------------------------------
  Other postretirement liabilities..........................    4      4
  Other.....................................................    2     --
                                                              ---    ---
          Total deferred tax assets.........................    6      4
                                                              ---    ---
          Net deferred tax liabilities......................  $26    $24
                                                              ===    ===

     The Company has assessed the need for establishing a valuation allowance for its deferred tax assets and has determined that such an allowance is unnecessary.

NOTE 7 -- POSTRETIREMENT BENEFITS

     The employees associated with fuels operations of the refinery became employees of the refinery subsidiary on April 1, 1996. In participation with Shell, the Company currently provides health care benefits for retired employees and their dependents. Eligibility for such benefits requires retirement from the Company with entitlement to an immediate pension generally upon the earlier of the attainment of age 50, when such age plus years of service equals 80, or the attainment of age 65. Other postretirement benefits provided to the employees include life insurance benefits. These life insurance benefits are primarily funded by employees; as a result, the cost of such benefits to the Company is not material.

     The health care benefits for retired employees and their dependents are provided by Shell's unfunded defined benefit plans. The benefit is defined as the Company's contributions to such plans. Annually, retirees are advised of the amount of the Company's monthly contribution to the plans for the following year and the monthly amount such retirees must pay for the particular coverage desired. Retiree health care costs allocated from Shell amounted to $503 thousand in 1997 and $364 thousand in 1996. Other long-term liabilities include $11.9 million in connection with retiree health care cost allocations as of both December 31, 1997 and 1996.

     As of May 1, 1996, the pre-existing liabilities of the refinery subsidiaries for post-retirement benefits of $11.9 million were conveyed to the Company in addition to an equal amount of cash to settle the net liabilities, based on actuarial data.

                        SHELL ANACORTES REFINING COMPANY

NOTE 8 -- PENSION PLAN AND PROVIDENT FUND

     The Company participates with Shell in the Shell Pension Plan (Plan), the Benefit Restoration Plan, the Senior Staff Plan, and the Shell Provident Fund. The Plan covers substantially all of the Company's employees. Benefits are based on years of service and the employee's average final compensation. The prepaid cost (accrued liability) conveyed to the Company on May 1, 1996 in addition to an equal amount of cash to settle the net liability, based on actuarial data was as follows (in millions):

                                                               MAY 1,
                                                                1996
                                                               ------
Qualified Pension Plan
  Employees.................................................    $  3
  Pensioners and deferred vested............................       4
                                                                ----
                                                                $  7
                                                                ====
Non-qualified Pension Plan
  Employees.................................................    $(.3)
  Pensioners and deferred vested............................     (.2)
                                                                ----
                                                                $(.5)
                                                                ====

     There were no contributions to the Shell Pension Trust since May 1, 1996 due to the full-funding limitation of the applicable law. The Benefits Restoration Plan generally provides for payments of amounts in excess of limits imposed by federal tax law on benefit payments under the Shell Pension Plan. The Senior Staff Plan provides for defined monthly supplemental pension payments to members of the senior staff (consisting of certain officers and other high ranking employees). Both of these plans are unfunded. The Shell Provident Fund covers employees of the Company after stated periods of service, and provides for contributions by the employing company based on a stated percentage of the employees' salaries and wages. Employees may also contribute amounts up to a stated percentage. The Company's portion of the total cost of the Shell Provident Plan and the Shell Pension Plan was $1,306 thousand and $523 thousand, respectively, in 1997, and was $774 thousand and $540 thousand, respectively, in 1996.

NOTE 9 -- CONTINGENCIES AND OTHER MATTERS

     The Company and related Shell subsidiaries are named defendants in certain lawsuits and named parties in certain governmental proceedings arising in the ordinary course of business. While the outcome of such contingencies, lawsuits or other proceedings against the Company cannot be predicted with certainty, management expects that such liability, to the extent not provided for through insurance or otherwise, will not have material adverse effect on the financial statements of the Company.

     In connection with the commencement of operations of the Company, Shell agreed to retain liability for, and indemnify the Company for all other liabilities and costs arising as the result of governmental or private claims, suits or enforcement actions, either threatened or asserted prior to May 1, 1996 or arising out of acts or incidents occurring prior to May 1, 1996, except for environmental claims, suits or actions. As to environmental claims, suits or actions, either private or governmental, and all other environmental costs and expenses, Shell has agreed to indemnify the Company for all liabilities and costs (including those for claims, suits or actions) in any year which exceed the budgeted environmental expenditures for such year.

                        SHELL ANACORTES REFINING COMPANY

NOTE 10 -- SUBSEQUENT EVENTS

     On January 15, 1998, Shell Oil and Texaco Inc. ("Texaco") reached an agreement on the formation and operational start up of Equilon Enterprises LLC ("Equilon"). Equilon is a joint venture which combines major elements of both companies' western and midwestern United States refining and marketing businesses and both companies' nationwide trading, transportation and lubricants businesses.

     The Company will be sold as part of a settlement agreement with the Federal Trade Commission involving the joint venture with Texaco. Beginning in December 1997, the Company must be held separate from all other operations within Shell and Texaco. On May 1, 1998, Shell Oil Company entered into an agreement to sell the stock of the Company to Tesoro Petroleum Corporation ("Tesoro"). Tesoro will acquire the Company for $237 million plus an additional payment for net working capital at the time of closing. The Federal Trade Commission and the states of Oregon and Washington will have final approval of the transaction and Tesoro as the buyer.

     Also as part of Federal Trade Commission agreement, effective January 1, 1998, the Company acquired all the third parties contracts in the state of Oregon previously held by Shell and purchased the associated inventory in the state of Oregon.

          ------------------------------------------------------------
          ------------------------------------------------------------

     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                          By Registered, Certified, or
                           Overnight Mail or Courier:
                              U.S. BANK TRUST N.A.
                           Attn: Specialized Finance
                                    SPFT0414
                             180 East Fifth Street
                               St. Paul, MN 55101

                                    By Hand:
                              U.S. BANK TRUST N.A.
                           4th Floor Bond Drop Window
                             180 East Fifth Street
                               St. Paul, MN 55101

                                 By Facsimile:
                       (For Eligible Institutions Only):
                                 (651) 244-1537

                              By First Class Mail:
                              U.S. BANK TRUST N.A.
                                 P.O. Box 64485
                            St. Paul, MN 55164-9549

                            To Confirm by Telephone
                           or for Information, Call:
                                 (651) 244-1197

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

                             ---------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION TO BUY, THE NOTES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                                  $300,000,000
                                 EXCHANGE OFFER

                                TESORO PETROLEUM
                                  CORPORATION
                          9% SENIOR SUBORDINATED NOTES
                               DUE 2008, SERIES B
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                               TABLE OF CONTENTS


Prospectus Summary..........................    1
Forward-Looking Statements..................   18
Risk Factors................................   19
The Exchange Offer..........................   29
Use of Proceeds.............................   38
Capitalization..............................   39
Pro Forma Financial Statements..............   40
Selected Historical Financial Data..........   46
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   48
Business....................................   66
Management..................................   86
Description of Other Indebtedness...........   89
Description of the Notes....................   92
Description of Capital Stock................  128
Certain Federal Income Tax Consequences.....  130
Plan of Distribution........................  133
Legal Matters...............................  133
Experts.....................................  133
Available Information.......................  134
Incorporation of Certain Documents by
  Reference.................................  134
Index to Financial Statements...............  F-1

                                        , 1998

          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article II, Section 2.9 of the Company's By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, or employee of the Company or serves or served any other enterprise at the request of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

     The Company has entered into indemnification agreements with its directors and certain of its officers.

     Reference is made to Exhibits 1.1, 1.2, 1.3 and 10.1 hereto, respectively, which contain provisions for indemnification of the Company, and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the Prospectus.

ITEM 21. EXHIBITS

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          *1.1           -- Purchase Agreement, dated June 29, 1998, among Tesoro
                            Petroleum Corporation, Lehman Brothers Inc., Bear,
                            Stearns & Co. Inc. and Salomon Smith Barney.
           1.2           -- Underwriting Agreement regarding Premium Income Equity
                            Securities, dated June 25, 1998, among the Company,
                            Lehman Brothers and Howard, Weil, Labouisse, Friedrichs
                            Incorporated (incorporated by reference to Exhibit 1.1 to
                            the Company's Current Report on Form 8-K filed on July 1,
                            1998, File No. 1-3473).
           1.3           -- Underwriting Agreement regarding Common Stock, dated June
                            25, 1998, among the Company, Lehman Brothers, CIBC
                            Oppenheimer, Credit Suisse First Boston, Merrill Lynch &
                            Co. and Salomon Smith Barney.
           2.1           -- Agreement and Plan of Merger dated as of November 20,
                            1995, between the Company, Coastwide Energy Services,
                            Inc. and CNRG Acquisition Corp. (incorporated by
                            reference herein to Registration Statement No.
                            333-00229).
           2.2           -- First Amendment to Agreement and Plan of Merger dated
                            effective February 19, 1996 between the Company,
                            Coastwide Energy Services, Inc. and CNRG Acquisition
                            Corp. (incorporated by reference herein to Exhibit 2(b)
                            to the Company's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1995, File No. 1-3473).
           2.3           -- Stock Sale Agreement, dated March 18, 1998, among the
                            Company, BHP Hawaii Inc. and BHP Petroleum Pacific
                            Islands Inc. (incorporated by reference herein to Exhibit
                            2.1 to Registration Statement No. 333-51789).
           2.4           -- Stock Sale Agreement, dated May 1, 1998, among Shell
                            Refining Holding Company, Shell Anacortes Refining
                            Company and the Company (incorporated by reference herein
                            to the Company's Form 10-Q for the period ended March 31,
                            1998).
           3.1           -- Restated Certificate of Incorporation of the Company
                            (incorporated by reference herein to Exhibit 3 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1993, File No. 1-3473.
           3.2           -- By-Laws of the Company, as amended through June 6, 1996
                            (incorporated by reference herein to Exhibit 3.2 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996, File No. 1-3473).
           3.3           -- Amendment to Restated Certificate of Incorporation of the
                            Company adding a new Article IX limiting Directors'
                            Liability (incorporated by reference herein to Exhibit
                            3(b) to the Company's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1993, File No. 1-3473).
           3.4           -- Certificate of Designation Establishing a Series of $2.20
                            Cumulative Convertible Preferred Stock, dated as of
                            January 26, 1983 (incorporated by reference herein to
                            Exhibit 3(c) to the Company's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1993, File No.
                            1-3473).
           3.5           -- Certificate of Designation Establishing a Series A
                            Participating Preferred Stock, dated as of December 16,
                            1985 (incorporated by reference herein to Exhibit 3(d) to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1993, File No. 1-3473).
           3.6           -- Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company
                            amending Article IV, Article V, Article VII and Article
                            VIII (incorporated by reference herein to Exhibit 3(e) to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1993, File No. 1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           3.7           -- Certificate of Designation of 7.25% Mandatorily
                            Convertible Preferred Stock (incorporated by reference
                            herein to Exhibit 4.1 to the Company's Current Report on
                            Form 8-K filed on July 1, 1998, File No. 1-3473).
           4.1           -- Form of Coastwide Energy Services Inc. 8% Convertible
                            Subordinated Debenture (incorporated by reference herein
                            to Exhibit 4.3 to Post-Effective Amendment No. 1 to
                            Registration No. 333-00229).
           4.2           -- Debenture Assumption and Conversion Agreement dated as of
                            February 20, 1996, between the Company, Coastwide Energy
                            Services, Inc. and CNRG Acquisition Corp. (incorporated
                            by reference herein to Exhibit 4.4 to Post-Effective
                            Amendment No. 1 to Registration No. 333-00229).
           4.3           -- Form of Cancellation/Substitution Agreement by and
                            between the Company, Coastwide Energy Services, Inc. and
                            Optionee (incorporated by reference herein to Exhibit 4.6
                            to Post-Effective Amendment No. 1 to Registration No.
                            333-00229).
          *4.4           -- Indenture, dated as of July 2, 1998, between Tesoro
                            Petroleum Corporation and U.S. Bank Trust National
                            Association, as Trustee.
          *4.5           -- Form of 9% Senior Subordinated Notes due 2008 and 9%
                            Senior Subordinated Notes due 2008, Series B (filed as
                            part of Exhibit 4.4 hereof).
          *4.6           -- Third Amended and Restated Credit Agreement ("Credit
                            Agreement"), dated as of July 2, 1998, among Tesoro
                            Petroleum Corporation, the Lenders parties thereto,
                            Lehman Brothers Inc., as Arranger, Lehman Commercial
                            Paper Inc., as Syndication Agent, the First National Bank
                            of Chicago, as Co-Administrative Agent and as General
                            Administrative Agent, Paribas, as Co-Administrative Agent
                            and as Collateral Agent and The Bank of Nova Scotia, as
                            Documentation Agent.
          *4.7           -- Consent and Confirmation, dated as of July 2, 1998, with respect to the Credit Agreement, dated as of July 2,
                            1998.
           4.8           -- Deposit Agreement among the Company, The Bank of New York and the holders from time to time of depository receipts
                            executed and delivered thereunder (incorporated by
                            reference to Exhibit 4.2 to the Company's Current Report
                            on Form 8-K filed on July 1, 1998, File No. 1-3473).
           4.9           -- Form of depository receipt evidencing ownership of
                            Premium Income Equity Securities (filed as a part of
                            Exhibit 4.8 hereof).
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P.
         *10.1           -- Registration Rights Agreement, dated as of July 2, 1998, among Tesoro Petroleum Corporation, Lehman Brothers Inc.,
                            Bear, Stearns & Co. Inc. and Salomon Smith Barney.
          10.2           -- The Company's Amended Executive Security Plan, as amended through November 13, 1989, and Funded Executive Security
                            Plan, as amended through February 28, 1990, for executive
                            officers and key personnel (incorporated by reference
                            herein to Exhibit 10(f) to the Company's Annual Report on
                            Form 10-K for the fiscal year ended September 30, 1990,
                            File No. 1-3473).
          10.3           -- Sixth Amendment to the Company's Amended Executive
                            Security Plan and Seventh Amendment to the Company's
                            Funded Executive Security Plan, both dated effective
                            March 6, 1991 (incorporated by reference herein to
                            Exhibit 10(g) to the Company's Annual Report on Form 10-K
                            for the fiscal year ended September 30, 1991, File No.
                            1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          10.4           -- Seventh Amendment to the Company's Amended Executive
                            Security Plan and Eighth Amendment to the Company's
                            Funded Executive Security Plan, both dated effective
                            December 8, 1994 (incorporated by reference herein to
                            Exhibit 10(f) to the Company's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1994, File No.
                            1-3473).
          10.5           -- Amended and Restated Employment Agreement between the
                            Company and Bruce A. Smith dated November 1, 1997
                            (incorporated by reference herein to Exhibit 10.4 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1997, File No. 1-3473).
          10.6           -- Amended and Restated Employment Agreement between the
                            Company and William T. Van Kleef dated as of December 12,
                            1996 (incorporated by reference herein to Exhibit 10.6 to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996, File No. 1-3473).
          10.7           -- Amended and Restated Employment Agreement between the
                            Company and James C. Reed, Jr. dated as of December 12,
                            1996 (incorporated by reference herein to Exhibit 10.5 to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996, File No. 1-3473).
          10.8           -- Management Stability Agreement between the Company and
                            Donald A. Nyberg dated December 12, 1996 (incorporated by
                            reference herein to Exhibit 10.7 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1997, File No. 1-3473).
          10.9           -- Management Stability Agreement between the Company and
                            Robert W. Oliver dated September 27, 1995 (incorporated
                            by reference herein to Exhibit 10.8 to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1997, File No. 1-3473).
          10.10          -- Management Stability Agreement between the Company and
                            Steve Wormington dated September 27, 1995 (incorporated
                            by reference herein to Exhibit 10.9 to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1997, File No. 1-3473).
          10.11          -- Management Stability Agreement between the Company and
                            Don E. Beere dated December 14, 1994 (incorporated by
                            reference herein to Exhibit 10(o) to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1994, File No. 1-3473).
          10.12          -- Management Stability Agreement between the Company and
                            Thomas E. Reardon dated December 14, 1994 (incorporated
                            by reference herein to Exhibit 10(w) to Registration
                            Statement No. 333-00229).
          10.13          -- Management Stability Agreement between the Company and
                            Gregory A. Wright dated February 23, 1995 (incorporated
                            by reference herein to Exhibit 10(p) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1994, File No. 1-3473).
          10.14          -- The Company's Amended Incentive Stock Plan of 1982, as
                            amended through February 24, 1988 (incorporated by
                            reference herein to Exhibit 10(t) to the Company's Annual
                            Report on Form 10-K for the fiscal year ended September
                            30, 1988, File No. 1-3473).
          10.15          -- Resolution approved by the Company's stockholders on
                            April 30, 1992 extending the term of the Company's
                            Amended Incentive Stock Plan of 1982 to February 24, 1994
                            (incorporated by reference herein to Exhibit 10(o) to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1992, File No. 1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          10.16          -- Copy of the Company's Amended and Restated Executive
                            Long-Term Incentive Plan, as amended through June 6, 1996
                            (incorporated by reference herein to Exhibit 10.12 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996, File No. 1-3473).
          10.17          -- Copy of the Company's Non-Employee Director Retirement
                            Plan dated December 8, 1994 (incorporated by reference
                            herein to Exhibit 10(t) to the Company's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1994,
                            File No. 1-3473).
          10.18          -- Copy of the Company's Board of Directors Deferred
                            Compensation Plan dated February 23, 1995 (incorporated
                            by reference herein to Exhibit 10(u) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1994, File No. 1-3473).
          10.19          -- Copy of the Company's Board of Directors Deferred
                            Compensation Trust dated February 23, 1995 (incorporated
                            by reference herein to Exhibit 10(v) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1994, File No. 1-3473).
          10.20          -- Copy of the Company's Board of Directors Deferred Phantom
                            Stock Plan (incorporated by reference herein to Exhibit
                            10 to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended March 31, 1997, File No. 1-3473).
          10.21          -- Phantom Stock Option Agreement between the Company and
                            Bruce A. Smith dated effective October 29, 1997
                            (incorporated by reference herein to Exhibit 10.20 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1997, File No. 1-3473).
          10.22          -- Agreement for the Sale and Purchase of State Royalty Oil
                            dated as of April 21, 1995 by and between Tesoro Alaska
                            Petroleum Company and the State of Alaska (incorporated
                            by reference herein to Exhibit 10 to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1995, File No. 1-3473).
          10.23          -- Copy of Settlement Agreement dated effective January 19,
                            1993, between Tesoro Petroleum Corporation, Tesoro Alaska
                            Petroleum Company and the State of Alaska (incorporated
                            by reference herein to Exhibit 10(q) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1992, File No. 1-3473).
          10.24          -- Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference
                            herein to Exhibit B to the Company's Proxy Statement for
                            the Annual Meeting of Stockholders held on February 25,
                            1987, File No. 1-3473).
          10.25          -- Settlement and Standstill Agreement, dated as of April 4,
                            1996, among Kevin S. Flannery, Alan Kaufman, Robert S.
                            Washburn, James H. Stone, George F. Baker, Douglas
                            Thompson, Gales E. Galloway, Whelan Management Corp.,
                            Ardsley Advisory Partners and Tesoro Petroleum
                            Corporation (incorporated by reference herein to Exhibit
                            99 to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended March 31, 1996, File No. 1-3473).
          10.26          -- Settlement Agreement and Release, entered into and
                            effective as of October 1, 1996, by and between Tesoro
                            E&P Company, L.P., acting through its General Partner,
                            Tesoro Exploration and Production Company, Coastal Oil &
                            Gas Corporation and Coastal Oil & Gas USA, L.P., and
                            Tennessee Gas Pipeline Company (incorporated by reference
                            herein to Exhibit 10.20 to the Company's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1996,
                            File No. 1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          10.27          -- Termination Agreement, entered into and effective as of
                            October 1, 1996, by and between Tesoro E&P Company, L.P.,
                            acting through its General Partner, Tesoro Exploration
                            and Production Company, Coastal Oil & Gas Corporation and
                            Coastal Oil & Gas USA, L.P., and Tennessee Gas Pipeline
                            Company (incorporated by reference herein to Exhibit
                            10.21 to the Company's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1996, File No. 1-3473).
         *12.1           -- Statement re Computation of Ratios of Earnings to Fixed
                            Charges.
         *21             -- Subsidiaries of the Company.
         *23.1           -- Consent of Deloitte & Touche LLP.
         *23.2           -- Consent of PricewaterhouseCoopers LLP.
         *23.3           -- Consent of Arthur Andersen LLP.
         *23.4           -- Consent of Netherland, Sewell & Associates, Inc.
         *23.5           -- Consents of Fulbright & Jaworski L.L.P. (included in
                            their opinion filed as Exhibit 5.1).
         *24.1           -- Powers of Attorney of certain officers and directors of
                            Tesoro Petroleum Corporation and other Registrants
                            (included on the signature page).
         *25.1           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of U.S. Bank Trust National
                            Association.
         *99.1           -- Form of Letter of Transmittal and Consent.
         *99.2           -- Form of Notice of Guaranteed Delivery.

---------------

* Filed herewith.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 24, 1998.

                                            TESORO PETROLEUM CORPORATION

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ BRUCE A. SMITH                    Chairman of the Board of              July 24, 1998
-----------------------------------------------------    Directors, President and Chief
                  (Bruce A. Smith)                       Executive Officer and Director
                                                         (Principal Executive Officer)

                /s/ GREGORY A. WRIGHT                  Vice President, Finance and           July 24, 1998
-----------------------------------------------------    Treasurer (Principal Financial
                 (Gregory A. Wright)                     Officer)

                   /s/ DON M. HEEP                     Vice President, Controller            July 24, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                    (Don M. Heep)

               /s/ STEVEN H. GRAPSTEIN                 Vice Chairman of the Board of         July 24, 1998
-----------------------------------------------------    Directors and Director
                (Steven H. Grapstein)

               /s/ WILLIAM J. JOHNSON                  Director                              July 24, 1998
-----------------------------------------------------
                (William J. Johnson)

                                                       Director
-----------------------------------------------------
                  (Alan J. Kaufman)

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----
              /s/ RAYMOND K. MASON, SR.                Director                              July 24, 1998
-----------------------------------------------------
               (Raymond K. Mason, Sr.)

                 /s/ PATRICK J. WARD                   Director                              July 24, 1998
-----------------------------------------------------
                  (Patrick J. Ward)

              /s/ MURRAY L. WEIDENBAUM                 Director                              July 24, 1998
-----------------------------------------------------
               (Murray L. Weidenbaum)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants set forth below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 24, 1998.

                                            DIGICOMP, INC.
                                            INTERIOR FUELS COMPANY
                                            KENAI PIPE LINE COMPANY
                                            TESORO ALASKA PETROLEUM COMPANY
                                            TESORO ALASKA PIPELINE COMPANY
                                            TESORO BOLIVIA PETROLEUM COMPANY
                                            TESORO EXPLORATION AND
                                              PRODUCTION COMPANY
                                            TESORO HAWAII CORPORATION
                                            TESORO LATIN AMERICA COMPANY
                                            TESORO MARINE SERVICES HOLDING
                                              COMPANY
                                            TESORO MARINE SERVICES, INC.
                                            TESORO NATURAL GAS COMPANY
                                            TESORO NORTHSTORE COMPANY
                                            TESORO PETROLEUM COMPANIES, INC.
                                            TESORO REFINING, MARKETING &
                                              SUPPLY COMPANY
                                            TESORO SOUTH PACIFIC PETROLEUM
                                              COMPANY
                                            TESORO VOSTOK COMPANY

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                   Executive Vice President

                                            TESORO E&P COMPANY, L.P.

                                            By: Tesoro Exploration and
                                            Production Company
                                              as General Partner

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                   Executive Vice President

                                            TESORO PIPELINE COMPANY, L.P.

                                            By: Tesoro Natural Gas Company
                                              as General Partner

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                   Executive Vice President

                                            TESORO FINANCIAL SERVICES
                                              HOLDING COMPANY
                                            TESORO GAS RESOURCES COMPANY,
                                              INC.

                                            By:    /s/ JEFFERY B. FABIAN
                                              ----------------------------------
                                                      Jeffery B. Fabian
                                                          President

                                            VICTORY FINANCE COMPANY

                                            By:    /s/ JEFFERY B. FABIAN
                                              ----------------------------------
                                                      Jeffery B. Fabian
                                                          Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.

DIGICOMP, INC.
INTERIOR FUELS COMPANY
KENAI PIPE LINE COMPANY
TESORO ALASKA PETROLEUM COMPANY
TESORO ALASKA PIPELINE COMPANY
TESORO BOLIVIA PETROLEUM COMPANY
TESORO EXPLORATION AND PRODUCTION COMPANY
TESORO LATIN AMERICA COMPANY
TESORO NATURAL GAS COMPANY
TESORO NORTHSTORE COMPANY
TESORO PETROLEUM COMPANIES, INC.
TESORO REFINING, MARKETING & SUPPLY COMPANY
TESORO SOUTH PACIFIC PETROLEUM COMPANY
TESORO VOSTOK COMPANY

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                              July 24, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                 /s/ BRUCE A. SMITH                    Director                              July 24, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

              /s/ WILLIAM T. VAN KLEEF                 Director                              July 24, 1998
-----------------------------------------------------
               (William T. Van Kleef)

TESORO MARINE SERVICES HOLDING COMPANY
TESORO MARINE SERVICES, INC.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                              July 24, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                 /s/ BRUCE A. SMITH                    Director                              July 24, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

                                                       Director
-----------------------------------------------------
                 (Donald A. Nyberg)

              /s/ WILLIAM T. VAN KLEEF                 Director                              July 24, 1998
-----------------------------------------------------
               (William T. Van Kleef)

TESORO E&P COMPANY, L.P.

By: Tesoro Exploration and Production Company
    as General Partner

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                              July 24, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                 /s/ BRUCE A. SMITH                    Director                              July 24, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

              /s/ WILLIAM T. VAN KLEEF                 Director                              July 24, 1998
-----------------------------------------------------
               (William T. Van Kleef)

TESORO PIPELINE COMPANY, L.P.

By: Tesoro Natural Gas Company
    as General Partner

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                              July 24, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                 /s/ BRUCE A. SMITH                    Director                              July 24, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

              /s/ WILLIAM T. VAN KLEEF                 Director                              July 24, 1998
-----------------------------------------------------
               (William T. Van Kleef)

TESORO HAWAII CORPORATION

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                              July 24, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                 /s/ BRUCE A. SMITH                    Director                              July 24, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

              /s/ WILLIAM T. VAN KLEEF                 Director                              July 24, 1998
-----------------------------------------------------
               (William T. Van Kleef)

                 /s/ FAYE W. KURREN                    Director                              July 24, 1998
-----------------------------------------------------
                  (Faye W. Kurren)

VICTORY FINANCE COMPANY
TESORO FINANCIAL SERVICES
  HOLDING COMPANY

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                /s/ JEFFERY B. FABIAN                  Director                              July 24, 1998
-----------------------------------------------------
                 (Jeffery B. Fabian)

                 /s/ KAREN B. THOMAS                   Director                              July 24, 1998
-----------------------------------------------------
                  (Karen B. Thomas)

TESORO GAS RESOURCES COMPANY, INC.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ EDWARD J. JONES                   Director                              July 24, 1998
-----------------------------------------------------
                  (Edward J. Jones)

                 /s/ DARRYL E. SMITH                   Director                              July 24, 1998
-----------------------------------------------------
                  (Darryl E. Smith)

                                 EXHIBIT INDEX

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          *1.1           -- Purchase Agreement, dated June 29, 1998, among Tesoro
                            Petroleum Corporation, Lehman Brothers Inc., Bear,
                            Stearns & Co. Inc. and Salomon Smith Barney.
           1.2           -- Underwriting Agreement regarding Premium Income Equity
                            Securities, dated June 25, 1998, among the Company,
                            Lehman Brothers and Howard, Weil, Labouisse, Friedrichs
                            Incorporated (incorporated by reference to Exhibit 1.1 to
                            the Company's Current Report on Form 8-K filed on July 1,
                            1998, File No. 1-3473).
           1.3           -- Underwriting Agreement regarding Common Stock, dated June
                            25, 1998, among the Company, Lehman Brothers, CIBC
                            Oppenheimer, Credit Suisse First Boston, Merrill Lynch &
                            Co. and Salomon Smith Barney.
           2.1           -- Agreement and Plan of Merger dated as of November 20,
                            1995, between the Company, Coastwide Energy Services,
                            Inc. and CNRG Acquisition Corp. (incorporated by
                            reference herein to Registration Statement No.
                            333-00229).
           2.2           -- First Amendment to Agreement and Plan of Merger dated
                            effective February 19, 1996 between the Company,
                            Coastwide Energy Services, Inc. and CNRG Acquisition
                            Corp. (incorporated by reference herein to Exhibit 2(b)
                            to the Company's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1995, File No. 1-3473).
           2.3           -- Stock Sale Agreement, dated March 18, 1998, among the
                            Company, BHP Hawaii Inc. and BHP Petroleum Pacific
                            Islands Inc. (incorporated by reference herein to Exhibit
                            2.1 to Registration Statement No. 333-51789).
           2.4           -- Stock Sale Agreement, dated May 1, 1998, among Shell
                            Refining Holding Company, Shell Anacortes Refining
                            Company and the Company (incorporated by reference herein
                            to the Company's Form 10-Q for the period ended March 31,
                            1998).
           3.1           -- Restated Certificate of Incorporation of the Company
                            (incorporated by reference herein to Exhibit 3 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1993, File No. 1-3473.
           3.2           -- By-Laws of the Company, as amended through June 6, 1996
                            (incorporated by reference herein to Exhibit 3.2 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996, File No. 1-3473).
           3.3           -- Amendment to Restated Certificate of Incorporation of the
                            Company adding a new Article IX limiting Directors'
                            Liability (incorporated by reference herein to Exhibit
                            3(b) to the Company's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1993, File No. 1-3473).
           3.4           -- Certificate of Designation Establishing a Series of $2.20
                            Cumulative Convertible Preferred Stock, dated as of
                            January 26, 1983 (incorporated by reference herein to
                            Exhibit 3(c) to the Company's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1993, File No.
                            1-3473).
           3.5           -- Certificate of Designation Establishing a Series A
                            Participating Preferred Stock, dated as of December 16,
                            1985 (incorporated by reference herein to Exhibit 3(d) to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1993, File No. 1-3473).
           3.6           -- Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company
                            amending Article IV, Article V, Article VII and Article
                            VIII (incorporated by reference herein to Exhibit 3(e) to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1993, File No. 1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           3.7           -- Certificate of Designation of 7.25% Mandatorily
                            Convertible Preferred Stock (incorporated by reference
                            herein to Exhibit 4.1 to the Company's Current Report on
                            Form 8-K filed on July 1, 1998, File No. 1-3473).
           4.1           -- Form of Coastwide Energy Services Inc. 8% Convertible
                            Subordinated Debenture (incorporated by reference herein
                            to Exhibit 4.3 to Post-Effective Amendment No. 1 to
                            Registration No. 333-00229).
           4.2           -- Debenture Assumption and Conversion Agreement dated as of
                            February 20, 1996, between the Company, Coastwide Energy
                            Services, Inc. and CNRG Acquisition Corp. (incorporated
                            by reference herein to Exhibit 4.4 to Post-Effective
                            Amendment No. 1 to Registration No. 333-00229).
           4.3           -- Form of Cancellation/Substitution Agreement by and
                            between the Company, Coastwide Energy Services, Inc. and
                            Optionee (incorporated by reference herein to Exhibit 4.6
                            to Post-Effective Amendment No. 1 to Registration No.
                            333-00229).
          *4.4           -- Indenture, dated as of July 2, 1998, between Tesoro
                            Petroleum Corporation and U.S. Bank Trust National
                            Association, as Trustee.
          *4.5           -- Form of 9% Senior Subordinated Notes due 2008 and 9%
                            Senior Subordinated Notes due 2008, Series B (filed as
                            part of Exhibit 4.4 hereof).
          *4.6           -- Third Amended and Restated Credit Agreement ("Credit
                            Agreement"), dated as of July 2, 1998, among Tesoro
                            Petroleum Corporation, the Lenders parties thereto,
                            Lehman Brothers Inc., as Arranger, Lehman Commercial
                            Paper Inc., as Syndication Agent, the First National Bank
                            of Chicago, as Co-Administrative Agent and as General
                            Administrative Agent, Paribas, as Co-Administrative Agent
                            and as Collateral Agent and The Bank of Nova Scotia, as
                            Documentation Agent.
          *4.7           -- Consent and Confirmation, dated as of July 2, 1998, with respect to the Credit Agreement, dated as of July 2,
                            1998.
           4.8           -- Deposit Agreement among the Company, The Bank of New York and the holders from time to time of depository receipts
                            executed and delivered thereunder (incorporated by
                            reference to Exhibit 4.2 to the Company's Current Report
                            on Form 8-K filed on July 1, 1998, File No. 1-3473).
           4.9           -- Form of depository receipt evidencing ownership of
                            Premium Income Equity Securities (filed as a part of
                            Exhibit 4.8 hereof).
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P.
         *10.1           -- Registration Rights Agreement, dated as of July 2, 1998, among Tesoro Petroleum Corporation, Lehman Brothers Inc.,
                            Bear, Stearns & Co. Inc. and Salomon Smith Barney.
          10.2           -- The Company's Amended Executive Security Plan, as amended through November 13, 1989, and Funded Executive Security
                            Plan, as amended through February 28, 1990, for executive
                            officers and key personnel (incorporated by reference
                            herein to Exhibit 10(f) to the Company's Annual Report on
                            Form 10-K for the fiscal year ended September 30, 1990,
                            File No. 1-3473).
          10.3           -- Sixth Amendment to the Company's Amended Executive
                            Security Plan and Seventh Amendment to the Company's
                            Funded Executive Security Plan, both dated effective
                            March 6, 1991 (incorporated by reference herein to
                            Exhibit 10(g) to the Company's Annual Report on Form 10-K
                            for the fiscal year ended September 30, 1991, File No.
                            1-3473).
          10.4           -- Seventh Amendment to the Company's Amended Executive
                            Security Plan and Eighth Amendment to the Company's
                            Funded Executive Security Plan, both dated effective
                            December 8, 1994 (incorporated by reference herein to
                            Exhibit 10(f) to the Company's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1994, File No.
                            1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          10.5           -- Amended and Restated Employment Agreement between the
                            Company and Bruce A. Smith dated November 1, 1997
                            (incorporated by reference herein to Exhibit 10.4 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1997, File No. 1-3473).
          10.6           -- Amended and Restated Employment Agreement between the
                            Company and William T. Van Kleef dated as of December 12,
                            1996 (incorporated by reference herein to Exhibit 10.6 to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996, File No. 1-3473).
          10.7           -- Amended and Restated Employment Agreement between the
                            Company and James C. Reed, Jr. dated as of December 12,
                            1996 (incorporated by reference herein to Exhibit 10.5 to
                            the Company's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996, File No. 1-3473).
          10.8           -- Management Stability Agreement between the Company and
                            Donald A. Nyberg dated December 12, 1996 (incorporated by
                            reference herein to Exhibit 10.7 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1997, File No. 1-3473).
          10.9           -- Management Stability Agreement between the Company and
                            Robert W. Oliver dated September 27, 1995 (incorporated
                            by reference herein to Exhibit 10.8 to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1997, File No. 1-3473).
          10.10          -- Management Stability Agreement between the Company and
                            Steve Wormington dated September 27, 1995 (incorporated
                            by reference herein to Exhibit 10.9 to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1997, File No. 1-3473).
          10.11          -- Management Stability Agreement between the Company and
                            Don E. Beere dated December 14, 1994 (incorporated by
                            reference herein to Exhibit 10(o) to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1994, File No. 1-3473).
          10.12          -- Management Stability Agreement between the Company and
                            Thomas E. Reardon dated December 14, 1994 (incorporated
                            by reference herein to Exhibit 10(w) to Registration
                            Statement No. 333-00229).
          10.13          -- Management Stability Agreement between the Company and
                            Gregory A. Wright dated February 23, 1995 (incorporated
                            by reference herein to Exhibit 10(p) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1994, File No. 1-3473).
          10.14          -- The Company's Amended Incentive Stock Plan of 1982, as
                            amended through February 24, 1988 (incorporated by
                            reference herein to Exhibit 10(t) to the Company's Annual
                            Report on Form 10-K for the fiscal year ended September
                            30, 1988, File No. 1-3473).
          10.15          -- Resolution approved by the Company's stockholders on
                            April 30, 1992 extending the term of the Company's
                            Amended Incentive Stock Plan of 1982 to February 24, 1994
                            (incorporated by reference herein to Exhibit 10(o) to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1992, File No. 1-3473).
          10.16          -- Copy of the Company's Amended and Restated Executive
                            Long-Term Incentive Plan, as amended through June 6, 1996
                            (incorporated by reference herein to Exhibit 10.12 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996, File No. 1-3473).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          10.17          -- Copy of the Company's Non-Employee Director Retirement
                            Plan dated December 8, 1994 (incorporated by reference
                            herein to Exhibit 10(t) to the Company's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1994,
                            File No. 1-3473).
          10.18          -- Copy of the Company's Board of Directors Deferred
                            Compensation Plan dated February 23, 1995 (incorporated
                            by reference herein to Exhibit 10(u) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1994, File No. 1-3473).
          10.19          -- Copy of the Company's Board of Directors Deferred
                            Compensation Trust dated February 23, 1995 (incorporated
                            by reference herein to Exhibit 10(v) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1994, File No. 1-3473).
          10.20          -- Copy of the Company's Board of Directors Deferred Phantom
                            Stock Plan (incorporated by reference herein to Exhibit
                            10 to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended March 31, 1997, File No. 1-3473).
          10.21          -- Phantom Stock Option Agreement between the Company and
                            Bruce A. Smith dated effective October 29, 1997
                            (incorporated by reference herein to Exhibit 10.20 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1997, File No. 1-3473).
          10.22          -- Agreement for the Sale and Purchase of State Royalty Oil
                            dated as of April 21, 1995 by and between Tesoro Alaska
                            Petroleum Company and the State of Alaska (incorporated
                            by reference herein to Exhibit 10 to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1995, File No. 1-3473).
          10.23          -- Copy of Settlement Agreement dated effective January 19,
                            1993, between Tesoro Petroleum Corporation, Tesoro Alaska
                            Petroleum Company and the State of Alaska (incorporated
                            by reference herein to Exhibit 10(q) to the Company's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1992, File No. 1-3473).
          10.24          -- Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference
                            herein to Exhibit B to the Company's Proxy Statement for
                            the Annual Meeting of Stockholders held on February 25,
                            1987, File No. 1-3473).
          10.25          -- Settlement and Standstill Agreement, dated as of April 4,
                            1996, among Kevin S. Flannery, Alan Kaufman, Robert S.
                            Washburn, James H. Stone, George F. Baker, Douglas
                            Thompson, Gales E. Galloway, Whelan Management Corp.,
                            Ardsley Advisory Partners and Tesoro Petroleum
                            Corporation (incorporated by reference herein to Exhibit
                            99 to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended March 31, 1996, File No. 1-3473).
          10.26          -- Settlement Agreement and Release, entered into and
                            effective as of October 1, 1996, by and between Tesoro
                            E&P Company, L.P., acting through its General Partner,
                            Tesoro Exploration and Production Company, Coastal Oil &
                            Gas Corporation and Coastal Oil & Gas USA, L.P., and
                            Tennessee Gas Pipeline Company (incorporated by reference
                            herein to Exhibit 10.20 to the Company's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1996,
                            File No. 1-3473).
          10.27          -- Termination Agreement, entered into and effective as of
                            October 1, 1996, by and between Tesoro E&P Company, L.P.,
                            acting through its General Partner, Tesoro Exploration
                            and Production Company, Coastal Oil & Gas Corporation and
                            Coastal Oil & Gas USA, L.P., and Tennessee Gas Pipeline
                            Company (incorporated by reference herein to Exhibit
                            10.21 to the Company's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1996, File No. 1-3473).
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

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         *12.1           -- Statement re Computation of Ratios of Earnings to Fixed
                            Charges.
         *21             -- Subsidiaries of the Company.
         *23.1           -- Consent of Deloitte & Touche LLP.
         *23.2           -- Consent of PricewaterhouseCoopers LLP.
         *23.3           -- Consent of Arthur Andersen LLP.
         *23.4           -- Consent of Netherland, Sewell & Associates, Inc.
         *23.5           -- Consents of Fulbright & Jaworski L.L.P. (included in
                            their opinion filed as Exhibit 5.1).
         *24.1           -- Powers of Attorney of certain officers and directors of
                            Tesoro Petroleum Corporation and other Registrants
                            (included on the signature page).
         *25.1           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of U.S. Bank Trust National
                            Association.
         *99.1           -- Form of Letter of Transmittal and Consent.
         *99.2           -- Form of Notice of Guaranteed Delivery.

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* Filed herewith.